THE SARATOGA ADVANTAGE TRUST
                                  ANNUAL REPORT
                              AS OF AUGUST 31, 2002

                                 CLASS B SHARES


                                TABLE OF CONTENTS


Chairman's Letter.....................................................   Page 1

Investment Review.....................................................   Page 4

Schedules of Investments..............................................   Page 17

Statements of Assets and Liabilities..................................   Page 38

Statements of Operations..............................................   Page 39

Statements of Changes in Net Assets...................................   Page 40

Notes to Financial Statements.........................................   Page 42

Financial Highlights..................................................   Page 48

Independent Auditor's Report..........................................   Page 52

Tax Information.......................................................   Page 53

Management and Trustees Information...................................   Page 54


                 This report is authorized for distribution only
                     to shareholders and to others who have
                       received a copy of the prospectus.

                              TRUSTEES AND OFFICERS


Bruce E. Ventimiglia                    Trustee, Chairman, President & CEO

Patrick H. McCollough                   Trustee

Udo W. Koopmann                         Trustee

Floyd E. Seal                           Trustee

Stephen Ventimiglia                     Vice President & Secretary

William P. Marra                        Treasurer & Chief Financial Officer


Investment Manager                           Distributor

Saratoga Capital Management                  Funds Distributor, Inc.
1101 Stewart Avenue, Suite 207               60 State Street, Suite 1300
Garden City, NY  11530-4808                  Boston, MA  02109


Transfer and Shareholder Servicing Agent     Custodian

State Street Bank and Trust Company          State Street Bank and Trust Company
P.O. Box 8514                                P.O. Box 351
Boston, MA  02266                            Boston, MA  02101

                          THE SARATOGA ADVANTAGE TRUST

                          Annual Report to Shareholders

October 23, 2002


Dear Shareholder:

We are pleased to provide you with this annual report on the investment strategies and performance of the portfolios in the Saratoga Advantage Trust (the "Trust"). This report covers the twelve months from September 1, 2001 through August 31, 2002.

           Has Irrational Exuberance Turned Into Irrational Pessimism?

Unfortunately, negative stock market trends can cause emotion to dictate investment decisions instead of sound judgment. This appears to be occurring presently. In 1990 much of the headline news was focused on potential war in the Middle East and an economic downturn, as it is today. Some observations:

1) The economy seems to be on the right track as it was after March of 1991.

The economy from September 1990 through March 1991 was in a mild recession. After that recession ended, the Gross Domestic Product (GDP) advanced by quarterly growth rates of 2.6%, 1.3%, and 2.5%. Recently we experienced a mild recession in 2001, followed by quarterly GDP growth rates of 2.7%, 5%, and 1.3%.

2) Inflation seems to be under control as it was in 1992.

The inflation rate as measured by the Consumer Price Index (CPI) as of August 2002 (eleven months after the recent recession might have concluded) stands at 1.8%, down from 3.7% in January 2001. Eleven months after the recession of 1990/1991, the CPI declined to 2.6%, down from 6.3% in October 1990.

3) Retail sales appear to be heading in the right direction.

Personal Consumption Expenditures (PCE) accounts for about 70% of the growth of the GDP. Retail sales are a good proxy for PCE. January 1991 retail sales hit a year-to-year (y-t-y) low of -2% and, by February 1992, eleven months into that expansion, retail sales advanced by 4.4% y-t-y. Retail sales bottomed at .5% y-t-y as of September 2001, and as of August 2002 retail sales grew at a healthy rate of 5.2% y-t-y.

All of these statistics appear to be growing at a normal pace for eleven months into a recovery, so why is there so much fear and uncertainty? Is it the talk of war or a return to a government budget deficit? Historically, when war has been rumored the stock market has performed poorly. Leading up to the 1990/1991 Persian Gulf War the market declined sharply. However, when we started executing a plan to overwhelm the enemy the stock market began one of its longest bull (i.e., advancing) markets. In addition, historically budget deficits have not been a negative for the market. While there are no guarantees in the stock markets, and past performance is not a guarantee of future results, the stock market has usually performed better during times of deficit than surplus. From 1926 through 2000 there were 60 years of deficits and only 15 years of surpluses, nonetheless the Standard & Poor's 500(R) stock index advanced at an average annual rate of about +11%. The stock market during many periods of surplus produced only slight gains or negative returns. However, during times of deficits the market usually performed very well. John Maynard Keynes, the namesake of Keynesian Economics, might have greeted this news positively. We believe the economy is properly positioned for this stage of its recovery. We also believe that investors should approach the stock market with well thought out investment strategies, and should not cast their strategies out into the winds of emotion.

In light of recent stock market volatility, many investors are questioning what they should do with their investments going forward. Let's revisit some sound investment principles that can help you traverse both rising and falling markets.

                          Sound Investment Principles:

     1) A well-designed asset allocation strategy is the anchor for many successful investors. Establish an asset allocation strategy (for example, a strategy to diversify your assets amongst stock, bond and money market mutual funds) that you will be comfortable with in both advancing and declining markets. A sensible asset allocation strategy should take into consideration your: investment objectives, tolerance for risk, income needs and investment time horizon. Review your asset allocation strategy with your financial advisor. If you have implemented an asset allocation strategy that you are comfortable with, then don't let short-term stock and bond market fluctuations or investment manias change your long-term investment strategy - remain anchored. Remember, it is normal to lose money during various time periods when you invest in stocks and bonds; this is part of the price that investors pay to try to earn higher rates of return over the long haul than they might earn if they place money in investments that don't fluctuate in value.

     2) Many successful investors put professional money managers on their investment teams. We are proud to be able to offer you the ability to access multiple investment asset classes through the Saratoga Advantage Trust's portfolios. The Trust's portfolios are managed by some of the world's leading institutional investment advisory firms. These are the same investment advisory firms that manage money for some of the largest corporations, pension plans and foundations. Each of the advisors has been selected on the basis of their: research capabilities, long-term investment performance, organizational stability, investment philosophy, and other key factors. The Trust's diversity of portfolio structure is designed to give you the opportunity to efficiently implement your asset allocation strategy to create a balanced portfolio in accordance with your investment goals and objectives. For your serious, "core" assets, let full-time investment professionals purchase and sell securities on your behalf.

     3) Stay focused on your long-term investment goals. Monitor your investment results on a regular basis to determine if your long-term investment objectives are being met. When reviewing the performance of the institutional investment advisory firms that manage the portfolios of the Trust, and the performance of money managers in general, please remember that it is not unusual for managers' returns to vary significantly from their benchmark indices over short-term measurement periods such as several quarters. In fact, the more volatile the style of management the more likely it is to have significant deviations from the index it is being measured against over short-term measurement periods.

     4) Consider adding money to your investment portfolio when it declines in value. No one can tell you for sure when a market has reached bottom. It takes courage to be a successful investor.

     5) Be disciplined and patient with your investment strategy. Successful investing requires both discipline and patience.

Following you will find specific information on the investment strategy and performance of each of the Trust's portfolios. Please speak with your financial advisor if you have any questions about your investment in the Saratoga Advantage Trust or your allocation of assets among the portfolios.

We remain dedicated to serving your investment needs. Thank you for investing with us.


Best wishes,


Bruce E. Ventimiglia
Chairman, President and
Chief Executive Officer

                      LARGE CAPITALIZATION VALUE PORTFOLIO
                                   Advised by:
                                 OpCap Advisors
                               New York, New York

Objective: Seeks total return consisting of capital appreciation and dividend income by investing primarily in a diversified portfolio of common stocks that, in the Advisor's opinion, are believed to be undervalued in the market and offer above-average price appreciation potential.

                                                  Large
            Total Aggregate                   Capitalization          Morningstar             S & P/Barra
         Return for the Period               Value Portfolio          Large Value                Value
         Ended August 31, 2002                  (Class B)               Average(1)              Index(2)
----------------------------------------    -------------------    -------------------    --------------------
     1/4/99 (inception) - 8/31/02*                 -6.5%                  -2.3%                  -4.1%

           9/1/01 - 8/31/02                       -26.7%                 -15.1%                 -20.6%

           3/1/02 - 8/31/02                       -20.6%                 -14.0%                 -15.7%

*Annualized performance for periods greater than one year


The fiscal year ended August 31, 2002 was a difficult period for the stock market as prices fell due to investor concerns about the economy and corporate accounting scandals. The market finally showed some signs of stability in August, turning slightly higher in the month. The Saratoga Large Capitalization Value Portfolio trailed its benchmarks due primarily to our investments in telecommunication services stocks, which were down sharply. We did well relative to the market with our industrial stocks. Among individual holdings, the top contributor was Wells Fargo (banking), which rose 17% in the fiscal year on solid financial results. Our largest investment, Freddie Mac (mortgage securitization), was down slightly. The company continues to deliver strong earnings growth, and we believe this growth will drive the stock over time.

The Portfolio invests in stocks priced below our estimate of their intrinsic value. New positions in the second half of the year included pharmaceutical companies Pfizer and Eli Lilly. We like both stocks not only because of their attractive valuations but also because of their new product pipelines. Also new was News Corp., in our opinion an undervalued media company that stands to benefit as the economy strengthens and advertising sales recover. Looking ahead, we are generally optimistic about the stock market despite a continued high level of volatility. Economic expansion remains on track, and the cleanup of corporate accounting is continuing apace. As economic conditions improve, we believe that persistent corporate cost-cutting and ever-higher productivity levels are setting the stage for a sustained stock market rally.

                      LARGE CAPITALIZATION VALUE PORTFOLIO
                                   Advised by:
                                 OpCap Advisors
                               New York, New York

[THE FOLLOWING INFORMATION WAS REPRESENTED AS A LINE CHART IN THE PRINTED MATERIAL]

                            SARATOGA ADVANTAGE TRUST
                      LARGE CAPITALIZATION VALUE PORTFOLIO
                                 VERSUS INDICES

               Large Cap   Morningstar   S&P/Barra
                Value B    Large Value     Value

 1/1/1999       $10,000      $10,000      $10,000
8/31/1999       $10,142      $10,406      $10,765
8/31/2000       $10,007      $10,991      $11,768
8/31/2001       $10,671      $10,826      $10,804
8/31/2002        $7,820       $9,187       $8,582


1. The Morningstar Large Value Average, as of August 31, 2002, consisted of 816 mutual funds comprised of large market capitalization stocks. Investors may not invest in the Average directly.

2. The S&P/Barra Value Index is constructed by dividing the stocks in the S&P 500 Index according to price-to-book ratios. This unmanaged Index contains stocks with lower price-to-book ratios and is market capitalization weighted. The S&P/Barra Value Index does not include fees and expenses, and investors may not invest directly in the Index.

Past performance is not predictive of future performance.

                      LARGE CAPITALIZATION GROWTH PORTFOLIO
                                   Advised by:
                     Harris Bretall Sullivan & Smith, L.L.C.
                            San Francisco, California

Objective: Seeks capital appreciation by investing primarily in a diversified portfolio of common stocks that, in the Advisor's opinion, have faster earnings growth potential than the Standard & Poor's 500.

                                                 Large
           Total Aggregate                   Capitalization           Morningstar             S & P/Barra
        Return for the Period               Growth Portfolio         Large Growth               Growth
        Ended August 31, 2002                  (Class B)               Average(1)               Index(2)
---------------------------------------    -------------------    --------------------    --------------------
    1/4/99 (inception) - 8/31/02*                -15.6%                  -9.3%                   -9.5%

           9/1/01 - 8/31/02                      -25.3%                 -22.6%                  -16.1%

           3/1/02 - 8/31/02                      -23.6%                 -19.2%                  -17.9%

*Annualized performance for periods greater than one year

The bottom line for the last year: there has been a disconnect between the fundamentals of earnings growth and stock prices. For an earnings growth manager like Harris Bretall, basing our stock selection on the belief that prices follow earnings, this disconnect represents one of those times when historically, performance suffers. For the long-term investor, these periods have generally been better times to buy, rather than sell, high-quality growth stocks.

The big fall-off came in the period following the terrible attack on September 11th and in the last quarter following the long list of corporate announcements of financial accounting mistakes. This one-two punch to the market has taken every major index into bear market territory, and most equity investors seem to be suffering loses. It will take time, but we have faith that: investors will turn positive once again; that the positive fundamentals in the underlying economy will be met with rising equity prices; and that, once again, prices will follow earnings. Valuations, by most standard models, appear compelling at these levels. Additionally, with the underlying economic growth, inventories should be increasing, and earnings and profit growth should pick up.

Given our outlook for a continued strong economy with low inflation and low interest rates, we anticipate a period of solid earnings growth to return. We have positioned the Portfolio for an economic recovery, and each position in the Portfolio is there because we believe earnings growth will occur over the next economic cycle. We still believe in the powerful positive forces of globalization, technology, and demographics, and we maintain that these secular trends remain in place to help economic fundamentals and stock prices advance for years to come.

                      LARGE CAPITALIZATION GROWTH PORTFOLIO
                                   Advised by:
                     Harris Bretall Sullivan & Smith, L.L.C.
                            San Francisco, California

[THE FOLLOWING INFORMATION WAS REPRESENTED AS A LINE CHART IN THE PRINTED MATERIAL]

                            SARATOGA ADVANTAGE TRUST
                     LARGE CAPITALIZATION GROWTH PORTFOLIO
                                 VERSUS INDICES

               Large Cap    Morningstar  S&P/Barra
               Growth B    Large Growth   Growth

 1/1/1999       $10,000      $10,000      $10,000
8/31/1999       $10,812      $11,039      $10,896
8/31/2000       $14,079      $15,413      $13,299
8/31/2001        $7,211       $9,027       $8,270
8/31/2002        $5,388       $6,988       $6,941


1. The Morningstar Large Growth Average, as of August 31, 2002, consisted of 1,116 mutual funds comprised of large market capitalization growth stocks. Investors may not invest in the Average directly.

2. The S&P/Barra Growth Index is constructed by dividing the stocks in the S&P 500 Index according to price-to-book ratios. This unmanaged Index contains stocks with higher price-to-book ratios and is market capitalization weighted. The S&P/Barra Growth Index does not include fees and expenses, and investors may not invest directly in the Index.

Past performance is not predictive of future performance.

                         SMALL CAPITALIZATION PORTFOLIO
                                   Advised by:
                            Fox Asset Management LLC
                            Little Silver, New Jersey

Objective: Seeks maximum capital appreciation by investing in a diversified portfolio of the common stocks of small capitalization companies.

                                                  Small
           Total Aggregate                   Capitalization             Morningstar
        Return for the Period                   Portfolio               Small Blend                 Russell 2000
        Ended August 31, 2002                   (Class B)                Average(1)                    Index(2)
---------------------------------------    --------------------    ----------------------      -----------------------
    1/4/99 (inception) - 8/31/02*                  8.1%                     4.8%                        -0.8%

           9/1/01 - 8/31/02                       -6.4%                   -10.6%                       -15.4%

           3/1/02 - 8/31/02                       -8.2%                   -13.0%                       -16.2%

*Annualized performance for periods greater than one year


Results for the Saratoga Advantage Trust Small Capitalization Portfolio for the fiscal year ended August 31, 2002 were down modestly but handily outperformed the 15.4% decline posted by the small-cap Russell 2000 Index. The Portfolio's favorable relative performance is attributable to the reasonable valuations and higher-quality nature of our smaller companies during a tumultuous period that featured an historical attack on the U.S. and numerous scandals related to corporate governance.

Investor psychology is decidedly negative, as trillions of dollars of wealth have evaporated in recent years. Earnings and valuations of the overall market have been reset downward to better reflect reality, although scores of individual companies have been unduly punished in the process. Yet, as sensational as the scandals related to Arthur Andersen, Enron and WorldCom were, most managements continue to behave ethically. Additionally, the significant cost-cutting measures undertaken by many companies during the recent recession should result in healthy earnings gains with any sort of improvement in demand. The current low-interest-rate environment should help to stimulate demand and also act to improve stock valuations. At some point, this potential combination of improved earnings and higher valuations should lead to stronger stock prices.

In the meantime, we will continue to seek financially strong companies that demonstrate product leadership and can be purchased at discount valuations. Our commitment to sound analysis, discipline and prudence should bode well for your Portfolio, and we will continue to work hard to help you achieve your financial objectives.

                         SMALL CAPITALIZATION PORTFOLIO
                                   Advised by:
                            Fox Asset Management LLC
                            Little Silver, New Jersey

[THE FOLLOWING INFORMATION WAS REPRESENTED AS A LINE CHART IN THE PRINTED MATERIAL]

                            SARATOGA ADVANTAGE TRUST
                         SMALL CAPITALIZATION PORTFOLIO
                                 VERSUS INDICES

               Small Cap   Morningstar   Russell
                   B       Small Blend     2000

 1/1/1999       $10,000      $10,000     $10,000
8/31/1999       $10,763      $10,289     $10,235
8/31/2000       $13,796      $13,143     $13,014
8/31/2001       $14,157      $13,294     $11,502
8/31/2002       $13,249      $11,882      $9,727


1. The Morningstar Small Blend Average, as of August 31, 2002, consisted of 266 mutual funds comprised of small market capitalization stocks. Investors may not invest in the Average directly.

2. The Russell 2000 Index is comprised of the 2,000 smallest U.S. domiciled publicly traded common stocks which are included in the Russell 3000 Index. The common stocks included in the Russell 2000 Index represent approximately 10% of the U.S. equity market as measured by market capitalization. The Russell 3000 Index is an unmanaged index of the 3,000 largest U.S. domiciled publicly traded common stocks by market capitalization representing approximately 98% of the U.S. publicly traded equity market. The Russell 2000 Index is an unmanaged index which does not include fees and expenses, and whose performance reflects reinvested dividends. Investors may not invest in the Index directly.

Past performance is not predictive of future performance.

                         INTERNATIONAL EQUITY PORTFOLIO
                                   Advised by:
                            Friends Ivory & Sime plc
                               Edinburgh, Scotland

Objective: Seeks capital appreciation by investing primarily in a diversified portfolio of the securities of companies domiciled outside of the United States.

            Total Aggregate                     International          Morgan Stanley
         Return for the Period                Equity Portfolio           EAFE Index
         Ended August 31, 2002                    (Class B)           (U.S. Dollars)(1)
-----------------------------------------    --------------------    -------------------
     1/4/99 (inception) - 8/31/02*                 -12.0%                   -7.3%

            9/1/01 - 8/31/02                       -22.7%                  -15.0%

            3/1/02 - 8/31/02                       -13.3%                   -7.2%

*Annualized performance for periods greater than one year


Last September's terrorist attacks on the U.S. were the most startling events of the period. The immediate `flight to quality' that ensued was reflected in sharp declines by global equities. However, stock markets rallied strongly from the September 11th lows as aggressive monetary easing by the world's key central banks helped to reassure investors. Market sentiment was also buoyed by news of military successes in Afghanistan. Growth stocks in general, and technology stocks in particular, performed well.

In spite of an improvement in global economic data, the market rebound turned out to be short-lived. As we progressed throughout 2002, revelations of accounting irregularities amongst a number of large global corporations (including Enron and WorldCom) dented confidence in accounting numbers. This, coupled with concerns surrounding the sustainability of the U.S. economic recovery, weighed negatively on investor sentiment throughout the remainder of the reporting period, resulting in further losses by global equity markets.

Short-term we remain cautious favoring defensive investments in Europe while having reduced the Portfolio's exposure to Japan. However we continue to monitor Asia closely with a view to adding to our investments there.

As of August 31, 2002, the major weightings in the Portfolio were: Continental Europe, 44.8%; the United Kingdom, 21.7%; Japan, 16.9%; and Asia ex-Japan, 7.4%. Recent portfolio additions included: L'Air Liquide, the French chemical group that supplies industrial and medical gases to a range of industries and Kookmin Bank, a Korean bank.

                         INTERNATIONAL EQUITY PORTFOLIO
                                   Advised by:
                            Friends Ivory & Sime plc
                               Edinburgh, Scotland

[THE FOLLOWING INFORMATION WAS REPRESENTED AS A LINE CHART IN THE PRINTED MATERIAL]

                            SARATOGA ADVANTAGE TRUST
                         INTERNATIONAL EQUITY PORTFOLIO
                                  VERSUS INDEX

               International   MS EAFE
                 Equity B

 1/1/1999         $10,000      $10,000
8/31/1999         $10,651      $10,745
8/31/2000         $12,750      $11,771
8/31/2001          $8,109       $8,905
8/31/2002          $6,272       $7,574


1. The Europe, Australia, Far East Index (EAFE) is a widely recognized index prepared by Morgan Stanley Capital International. This unmanaged index consists of non-U.S. companies which are listed on one of twenty foreign markets and assumes the reinvestment of dividends. This Index does not include fees and expenses, and investors may not invest in the Index directly. The Gross Domestic Product (GDP) version of the Index is used.

Past performance is not predictive of future performance.

                        INVESTMENT QUALITY BOND PORTFOLIO
                                   Advised by:
                            Fox Asset Management LLC
                            Little Silver, New Jersey

Objective: Seeks current income and reasonable stability of principal through investment in a diversified portfolio of high quality, actively managed fixed income securities.

                                                                             Lipper                    Lehman
                                                                       Short-Intermediate           Intermediate
           Total Aggregate                  Investment Quality             Investment                Government/
        Return for the Period                 Bond Portfolio            Grade Debt Funds              Corporate
        Ended August 31, 2002                    (Class B)                   Index(1)                Bond Index(2)
---------------------------------------     --------------------       --------------------      --------------------
    1/4/99 (inception) - 8/31/02*                  5.5%                       6.0%                      6.9%

           9/1/01 - 8/31/02                        7.0%                       5.3%                      7.7%

           3/1/02 - 8/31/02                        4.4%                       3.0%                      4.7%

*Annualized performance for periods greater than one year


In the annual period ended August 31, 2002, the Portfolio distributed dividends of $0.41 per share. In addition, the Saratoga Investment Quality Bond Portfolio achieved positive results for the fiscal year ended August 31, 2002.

Investments in the Portfolio are normally divided approximately evenly between U.S. Treasury, U.S. Government Agency and Corporate securities. Due to the yield advantage available in Corporate securities, there is greater emphasis on Corporate bond holdings in the Portfolio at this time. We are also investing in Treasury Inflation Protected Securities because of their yield advantage and as a hedge against the potential for an increase in inflation.

Fox Asset Management will continue to focus on those instruments that offer improving credit quality and liquidity. Fox is maintaining a conservative investment posture with an average maturity of 5.9 years, and an average duration of 2.9 years in the Portfolio.

Other Portfolio statistics as of August 31, 2002 are as follows: Average yield-to-maturity was 4.2%, average coupon was 6.3% and the average Moody's Rating was Aa3 with 30 fixed income issues held.

                        INVESTMENT QUALITY BOND PORTFOLIO
                                   Advised by:
                            Fox Asset Management LLC
                            Little Silver, New Jersey

[THE FOLLOWING INFORMATION WAS REPRESENTED AS A LINE CHART IN THE PRINTED MATERIAL]

                            SARATOGA ADVANTAGE TRUST
                       INVESTMENT QUALITY BOND PORTFOLIO
                                 VERSUS INDICES

                Investment    Lipper Sh./Int.   Lehman Int.
               Qual. Bond B     Inv. Grade      Gov't/Corp

 1/1/1999        $10,000          $10,000         $10,000
8/31/1999         $9,896          $10,002          $9,941
8/31/2000        $10,379          $10,595         $10,562
8/31/2001        $11,396          $11,738         $11,861
8/31/2002        $12,198          $12,365         $12,780


1. The Lipper Short-Intermediate Investment Grade Debt Funds Index consists of the 30 largest mutual funds that invest at least 65% of their assets in investment grade debt issues (rated in the top four grades) with dollar-weighted average maturities of 1 to 5 years. Investors may not invest directly in the Index.

2. The Lehman Intermediate Government/Credit Bond Index is composed of the bonds in the Lehman Government/Credit Bond Index that have maturities between 1 and 9.99 years. The Lehman Government/Credit Bond Index consists of approximately 5,400 issues. The securities must be investment grade (BAA or higher) with amounts outstanding in excess of $1 million and have at least one year to maturity. The Lehman Index is an unmanaged index which does not include fees and expenses. Investors may not invest directly in the Index.

Past performance is not predictive of future performance.

                            MUNICIPAL BOND PORTFOLIO
                                   Advised by:
                                 OpCap Advisors
                               New York, New York

Objective: Seeks a high level of interest income exempt from federal income taxation, consistent with prudent investment management and the preservation of capital.

           Total Aggregate                    Municipal Bond             Lipper General                 Lehman
        Return for the Period                    Portfolio                 Municipal                  Municipal
        Ended August 31, 2002                    (Class B)             Debt Funds Index(1)           Bond Index(2)
---------------------------------------     --------------------      ---------------------       -------------------
    1/4/99 (inception) - 8/31/02*                  3.4%                       4.7%                       5.9%

           9/1/01 - 8/31/02                        2.9%                       4.7%                       6.2%

           3/1/02 - 8/31/02                        2.8%                       3.8%                       4.2%

*Annualized performance for periods greater than one year


High-quality municipal bonds provided positive returns in the fiscal year ended August 31, 2002. The market benefited throughout the year from low inflation, an uncertain economy and a flight to quality as a result of corporate accounting scandals which diminished investor interest in the stock market. Bond prices were aided further by interest rate reductions by the Federal Reserve early in the fiscal year and by indications late in the year that the Federal Reserve is unlikely to raise interest rates anytime soon. Bond prices normally move inversely to interest rates.

The Saratoga Municipal Bond Portfolio performed well, capturing some of the market's best opportunities. The Portfolio owned a sizable position in longer-term securities, which were among the top performers. Our emphasis on quality also paid off. About three-quarters of the Portfolio is invested in triple-A bonds (the highest rating), including insured securities. In addition, we had exposure to general obligation securities, one of the better-performing sectors. We believe that tax-exempt municipals currently offer attractive tax-adjusted yields relative to other securities. We also believe that the outlook for municipals remains favorable, assuming that inflation continues to be under control.

                            MUNICIPAL BOND PORTFOLIO
                                   Advised by:
                                 OpCap Advisors
                               New York, New York

[THE FOLLOWING INFORMATION WAS REPRESENTED AS A LINE CHART IN THE PRINTED MATERIAL]

                            SARATOGA ADVANTAGE TRUST
                            MUNICIPAL BOND PORTFOLIO
                                 VERSUS INDICES

               Municipal   Lipper Gen.     Lehman
                Bond B     Muni. Bond    Muni. Bond

 1/1/1999       $10,000      $10,000      $10,000
8/31/1999        $9,619       $9,754       $9,867
8/31/2000       $10,113      $10,278      $10,536
8/31/2001       $11,008      $11,310      $11,612
8/31/2002       $11,327      $11,840      $12,330


1. The Lipper General Municipal Debt Funds Index consists of the 30 largest mutual funds that invest at least 65% of their assets in municipal debt issues in the top four credit ratings. Investors may not invest directly in the Index.

2. The Lehman Brothers Municipal Bond Index consists of approximately 25,000 municipal bonds which are selected to be representative of the long-term, investment grade tax-exempt bond market. The bonds selected for the index have the following characteristics: a minimum credit rating of at least Baa; an original issue of at least $50 million; at least $3 million of the issue outstanding; issued within the last five years; and a maturity of at least one year. The Lehman Index is an unmanaged index which does not include fees and expenses. Investors may not invest directly in the Index.

Past performance is not predictive of future performance.

                     U.S. GOVERNMENT MONEY MARKET PORTFOLIO
                                   Advised by:
                           Sterling Capital Management
                            Charlotte, North Carolina

Objective: Seeks maximum current income, consistent with the maintenance of liquidity and the preservation of capital. The Portfolio invests exclusively in short-term securities issued by the United States Government, its agencies and instrumentalities and related repurchase agreements.

                                             U.S. Government Money            90 Day T-Bills
                7-Day                          Market Portfolio              Average Discount
            Compound Yield                         (Class B)                       Yield
---------------------------------------     ------------------------      ------------------------
               8/31/02                               0.1%                          1.6%

           Total Aggregate                   U.S. Government Money              Lipper U.S.
        Return for the Period                  Market Portfolio               Treasury Money
        Ended August 31, 2001                      (Class B)                   Market Index(1)           90 Day T-Bills
---------------------------------------     ------------------------      ------------------------     --------------------
    1/4/99 (inception) - 8/31/02*                    2.9%                          3.9%                       4.9%
           9/1/01 - 8/31/02                          0.7%                          1.6%                       2.0%
           3/1/02 - 8/31/02                          0.1%                          0.6%                       0.9%

*Annualized performance for periods greater than one year

By taking advantage of changes in short-term interest rates and utilizing a variety of sectors within the short-term government market, Sterling Capital Management seeks to maximize the Portfolio's yield while maintaining a constant net asset value of $1.00 per share.

The Portfolio was invested primarily in U.S. Government Agency notes as of August 31, 2002 and the average dollar-weighted Portfolio maturity was 72 days compared with a maximum allowable maturity of 90 days. During the last twelve months, the average dollar-weighted maturity of the Portfolio was 78 days. During the last four months of 2001, the Federal Reserve remained accommodative and continued lowering the cost of overnight bank borrowings by a cumulative
1.75 percentage points. Since December, the Fed Funds rate has remained steady at 1.75%. Sterling believes short-term rates are bottoming as the economy shows some signs of strengthening. However, we believe that the Federal Reserve has delayed raising short-term rates due to the volatility in the stock market.

An investment in the U.S. Government Money Market Portfolio is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the U.S. Government Money Market Portfolio seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Portfolio.

1. The Lipper U.S. Treasury Money Market Funds Index consists of the 30 largest mutual funds that invest principally in U.S. Treasury obligations with dollar-weighted average maturities of less than 90 days. These funds intend to keep a constant net asset value.

Past performance is not predictive of future performance.

                       This page intentionally left blank.

August 31, 2002
--------------------------------------------------------------------------------
SCHEDULES OF INVESTMENTS
--------------------------------------------------------------------------------
LARGE CAPITALIZATION VALUE PORTFOLIO

     Shares
       or
    Principal
     Amount                                                                                           Value
                      COMMON STOCKS  (92.87%):
                      Aerospace & Defense  (1.20%):
           19,700     Boeing Company                                                           $        730,279

                      Banking  (5.46%):
           78,807     FleetBoston Financial Corp.                                                     1,901,613
           54,200     J.P. Morgan Chase & Co.                                                         1,430,880
                                                                                                      3,332,493

                      Broadcast Services and Programming  (2.08%):
           37,200     Clear Channel Communications, Inc. *                                            1,271,496

                      Computer Hardware  (2.13%):
          192,400     EMC Corp. *                                                                     1,300,624

                      Computer Software  (1.08%):
           13,450     Microsoft Corp. *                                                                 660,126

                      Cosmetic/Toiletries  (1.76%):
           34,000     Gillette Co.                                                                    1,072,020

                      Drugs/Medical Products  (2.19%):
           25,800     Bristol Myers Squibb Co.                                                          643,710
           12,000     Eli Lilly & Co.                                                                   696,600
                                                                                                      1,340,310

                      Electric - Integrated  (0.51%):
           15,600     Nisource, Inc.                                                                    310,284

                      Electronic Components  (1.17%):
           75,600     Flextronics International Ltd. *                                                  715,932

                      Financial Services  (24.68%):
           36,000     Cit Group Inc. *                                                                  783,000
           68,200     Citigroup, Inc.                                                                 2,233,550
           79,300     Federal Home Loan Mortgage Corp.                                                5,083,130
           21,100     Federal National Mortgage Association                                           1,598,958
           37,500     Household International, Inc.                                                   1,354,125
           14,400     Morgan Stanley Dean Witter & Co.                                                  615,168
           65,360     Wells Fargo & Co.                                                               3,411,138
                                                                                                     15,079,069

August 31, 2002
--------------------------------------------------------------------------------
SCHEDULE OF INVESTMENTS
--------------------------------------------------------------------------------
LARGE CAPITALIZATION VALUE PORTFOLIO

     Shares
       or
    Principal
     Amount                                                                                           Value

                      Insurance  (5.46%):
           40,300     IMS Health, Inc.                                                          $       701,220
           64,200     John Hancock Financial Services, Inc.                                           1,948,471
                1     Travelers Property Casualty Corp. New CL A *                                            8
                1     Travelers Property Casualty Corp. New CL B *                                           13
           29,500     Unumprovident Corp.                                                               683,220
                                                                                                      3,332,932

                      Media/Broadcasting  (1.83%):
           62,700     EchoStar Communications Corp. *                                                 1,116,060

                      Metal - Aluminum  (3.25%):
           70,400     Alcan Aluminum, Ltd.                                                            1,982,464

                      Multimedia  (0.89%):
           42,800     AOL Time Warner, Inc. *                                                           541,420

                      Networking Products  (1.24%):
           54,700     Cisco Systems, Inc. *                                                             755,954

                      Oil and Gas  (3.80%):
           30,259     Chevrontexaco Corp.                                                             2,318,747

                      Oil and Gas Drilling  (1.56%):
           38,800     Transocean Sedco Forex, Inc.                                                      950,600

                      Oil and Gas Exploration Services  (6.53%):
           44,100     Anadarko Petroleum Corp.                                                        1,968,624
           16,200     Apache Corp.                                                                      891,972
           21,500     Conocophillips *                                                                1,130,470
                                                                                                      3,991,066

                      Pharmaceuticals  (2.37%):
           22,100     Pfizer, Inc.                                                                      731,068
           16,800     Wyeth                                                                             719,040
                                                                                                      1,450,108

                      Power/Utility  (4.96%):
           27,500     Duke Energy Corp.                                                                 737,825
           48,900     Exelon Corp.                                                                    2,289,498
                                                                                                      3,027,323

August 31, 2002
--------------------------------------------------------------------------------
SCHEDULES OF INVESTMENTS
--------------------------------------------------------------------------------
LARGE CAPITALIZATION VALUE PORTFOLIO

     Shares
       or
    Principal
     Amount                                                                                           Value

                      Restaurants  (2.58%):
           66,300     McDonalds Corp.                                                           $     1,575,288

                      Retail  (8.51%):
           79,500     CVS Corp.                                                                       2,336,505
           89,900     Dollar General Corp.                                                            1,346,702
           53,600     Kroger Co. *                                                                      969,088
           16,200     Target Corp.                                                                      554,040
                                                                                                      5,206,335

                      Satellite Telecommunications  (2.23%):
          132,600     General Motors Corp. - Class H *                                                1,364,454

                      Telecommunications  (5.40%):
           64,400     SBC Communications, Inc.                                                        1,593,256
           32,700     Sprint Corp.                                                                      379,320
           42,800     Verizon Communications, Inc.                                                    1,326,800
                                                                                                      3,299,376

Total Common Stocks (Cost $63,404,564)                                                          $    56,724,760

                      Preferred Stock  (1.00%):
                      Multi-Media  (1.00%):
                      Australia  (1.00%):
           33,500     News Corp. LTD, ADR                                                               613,050

Total Preferred Stock (Cost $778,768)                                                           $       613,050

                      Short-Term Government Notes  (4.80%):
                      Student Loan Marketing Association  (4.80%):
   $    2,935,000     1.79%, 9/3/02                                                                   2,934,708

Total Short-Term Government Notes (Cost $2,934,708)                                             $     2,934,708

Total Investments (Cost $67,118,040)                                                    98.67%  $    60,272,518
Other assets in excess of liabilities                                                    1.33%          812,883
NET ASSETS                                                                             100.00%  $    61,085,401

-----------
Percentages indicated are based on net assets of $61,085,401.

* Non-income producing securities.

See accompanying notes to financial statements

August 31, 2002
--------------------------------------------------------------------------------
SCHEDULES OF INVESTMENTS
--------------------------------------------------------------------------------
LARGE CAPITALIZATION GROWTH PORTFOLIO

       Shares
         or
     Principal
       Amount                                                                                            Value
                     COMMON STOCKS  (92.49%):
                     Beverages  (1.69%):
           20,000    PepsiCo, Inc.                                                                 $     791,000

                     Biomedical  (2.10%):
           30,000    Genentech, Inc. *                                                                   983,700

                     Computer Hardware  (4.25%):
           40,000    Dell Computer Corp. *                                                             1,064,400
           65,000    EMC Corp. *                                                                         439,400
           30,000    Veritas Software Corp. *                                                            485,700
                                                                                                       1,989,500

                     Computer Software  (7.67%):
           18,000    Electronic Arts, Inc. *                                                           1,138,680
           50,000    Microsoft Corp. *                                                                 2,454,000
                                                                                                       3,592,680

                     Data Processing Services  (1.94%):
           24,000    Automatic Data Processing, Inc.                                                     906,480

                     Electronics  (8.13%):
           22,000    Emerson Electric Co.                                                              1,073,160
          105,000    Intel Corp.                                                                       1,750,350
           50,000    Texas Instruments, Inc.                                                             985,000
                                                                                                       3,808,510

                     Financial Services  (7.27%):
           45,000    Citigroup, Inc.                                                                   1,473,750
           25,000    Goldman Sachs Group, Inc.                                                         1,932,500
                                                                                                       3,406,250

                     Insurance  (5.79%):
           20,000    American International Group, Inc.                                                1,256,000
           28,000    Marsh & McLennan Companies, Inc.                                                  1,362,199
            1,944    Travelers Property Casualty Corp. New CL A *                                         30,563
            3,994    Travelers Property Casualty Corp. New CL B *                                         65,070
                                                                                                       2,713,832

                     Manufacturing  (8.73%):
           97,000    General Electric Co.                                                              2,924,550
           17,000    Illinois Tool Works, Inc.                                                         1,164,840
                                                                                                       4,089,390

August 31, 2002
--------------------------------------------------------------------------------
SCHEDULES OF INVESTMENTS
--------------------------------------------------------------------------------
LARGE CAPITALIZATION GROWTH PORTFOLIO

       Shares
         or
     Principal
       Amount                                                                                            Value
                     Medical Instruments  (2.11%):
           24,000    Medtronic, Inc.                                                               $        988,320

                     Mining  (2.67%):
           10,000    Minnesota Mining & Manufacturing Co.                                                 1,249,500

                     Multimedia  (3.56%):
           45,000    AOL Time Warner, Inc. *                                                                569,250
           27,000    Viacom, Inc.  Class B *                                                              1,098,900
                                                                                                          1,668,150

                     Networking Products  (4.31%):
          146,000    Cisco Systems, Inc. *                                                                2,017,720

                     Oil/Gas  (1.89%):
           25,000    Exxon Mobil Corp.                                                                      886,250

                     Pharmaceuticals  (7.61%):
           23,000    Johnson & Johnson                                                                    1,249,130
           70,000    Pfizer, Inc.                                                                         2,315,600
                                                                                                          3,564,730

                     Restaurants  (2.15%):
           50,000    Starbucks Corp. *                                                                    1,005,000

                     Retail  (13.22%):
           35,000    Costco Wholesale Corp. *                                                             1,169,350
           32,000    Home Depot, Inc.                                                                     1,053,760
           15,000    Kohl's Corp. *                                                                       1,045,800
           30,000    Wal-Mart Stores, Inc.                                                                1,604,400
           38,000    Walgreen Co.                                                                         1,320,500
                                                                                                          6,193,810

                     Semiconductor  (3.99%):
           85,000    Applied Materials, Inc. *                                                            1,135,600
           30,000    Novellus Systems, Inc. *                                                               733,800
                                                                                                          1,869,400

                     Shipping/Transportation  (3.41%):
           25,000    United Parcel Service, Inc., Class B                                                 1,597,750

Total Common Stocks (Cost $46,270,651)                                                             $     43,321,972

August 31, 2002
--------------------------------------------------------------------------------
SCHEDULES OF INVESTMENTS
--------------------------------------------------------------------------------
LARGE CAPITALIZATION GROWTH PORTFOLIO

       Shares
         or
     Principal
       Amount                                                                                            Value

                     SHORT TERM CORPORATE NOTES  (5.34%):
                     Financial Services  (5.34%):
  $     2,500,000    General Electric Capital Corp.                                                $      2,500,000
                     Discount Note, 1.77% due 9/04/02

Total Short Term Corporate Notes (Cost $2,500,000)                                                 $      2,500,000


Total Investments (Cost $48,770,651)                                                     97.83%    $     45,821,972

Other assets in excess of liabilities                                                     2.17%           1,014,185

NET ASSETS                                                                              100.00%    $     46,836,157

------------
Percentages indicated are based on net assets of $46,836,157.


* Non-income producing securities.

See accompanying notes to financial statements.

August 31, 2002
--------------------------------------------------------------------------------
SCHEDULES OF INVESTMENTS
--------------------------------------------------------------------------------
SMALL CAPITALIZATION PORTFOLIO

   Shares
     or
 Principal
   Amount                                                                                    Value
-----------                                                                              ------------
                COMMON STOCKS (97.72%):
                Automotive Equipment & Manufactuing (2.36%):
     12,000     Borg Warner, Inc.                                                        $    722,880
                                                                                         ------------

                Biotechnology (2.56%):
     20,500     Cambrex Corp.                                                                 785,355
                                                                                         ------------

                Chemicals (2.54%):
     51,000     RPM, Inc.                                                                     779,280
                                                                                         ------------

                Construction (5.98%):
     33,800     Granite Construction, Inc.                                                    618,540
     27,000     Insituform Technologies Inc. - Class A*                                       431,190
     23,000     Lafarge S.A.                                                                  782,230
                                                                                         ------------
                                                                                            1,831,960
                                                                                         ------------

                Containers & Packaging (3.30%):
     31,500     AptarGroup, Inc.                                                            1,011,150
                                                                                         ------------

                Diversified Manufacturing (3.47%):
     22,000     Teleflex, Inc.                                                              1,064,140
                                                                                         ------------

                Electrical Products (6.04%):
     40,000     Baldor Electric Co.                                                           820,000
     46,000     Belden, Inc.                                                                  768,660
     40,600     Cable Design Technologies Corp.*                                              261,870
                                                                                         ------------
                                                                                            1,850,530
                                                                                         ------------

                Electronic Components (6.16%):
     44,500     Bel Fuse Inc., Class B                                                      1,050,200
     21,500     Excel Technology, Inc. *                                                      489,985
     17,500     Technitrol, Inc.                                                              348,425
                                                                                         ------------
                                                                                            1,888,610
                                                                                         ------------

                Energy & Utilities (6.58%):
     41,500     NUI Corp.                                                                     845,770
     47,000     Questar Corp.                                                               1,172,180
                                                                                         ------------
                                                                                            2,017,950
                                                                                         ------------

                Household Products (6.52%):
     42,000     Church & Dwight Co., Inc.                                                   1,314,600
     22,500     Libbey, Inc.                                                                  684,000
                                                                                         ------------
                                                                                            1,998,600
                                                                                         ------------

August 31, 2002
--------------------------------------------------------------------------------
SCHEDULES OF INVESTMENTS
--------------------------------------------------------------------------------
SMALL CAPITALIZATION PORTFOLIO

   Shares
     or
 Principal
   Amount                                                                                    Value
-----------                                                                              ------------
                Insurance - Life & Health (3.86%):
     36,000     Protective Life Corp.                                                    $  1,182,600
                                                                                         ------------

                Manufacturing (5.54%):
     38,000     Clarcor, Inc.                                                               1,166,600
     47,100     JAKKS Pacific, Inc. *                                                         532,696
                                                                                         ------------
                                                                                            1,699,296
                                                                                         ------------

                Medical Products (7.22%):
     11,000     Dentsply International, Inc.                                                  436,370
     22,200     Inamed Corp. *                                                                520,590
     33,000     PolyMedica, Corp. *                                                           805,860
     19,000     West Pharmaceutical Services, Inc.                                            454,860
                                                                                         ------------
                                                                                            2,217,680
                                                                                         ------------

                Oil/Gas (11.11%):
     28,000     Newfield Exploration Co. *                                                    949,200
     29,500     Piedmont Natural Gas Co., Inc..                                             1,061,705
     35,000     Vintage Petroleum, Inc.                                                       354,900
     51,500     XTO Energy, Inc.                                                            1,042,875
                                                                                         ------------
                                                                                            3,408,680
                                                                                         ------------

                Pharmacy Services (1.53%):
     43,400     MIM Corp. *                                                                   468,286
                                                                                         ------------

                Real Estate Investment Trusts (1.69%):
     15,400     Mack-Cali Realty Corp.                                                        516,670
                                                                                         ------------

                Restaurants (5.62%):
     40,500     Applebee's International, Inc.                                                899,505
     28,000     Outback Steakhouse, Inc. *                                                    822,080
                                                                                         ------------
                                                                                            1,721,585
                                                                                         ------------

                Retail (7.01%):
     44,000     Claire's Stores, Inc.                                                         936,320
     22,000     Footstar, Inc. *                                                              236,500
     26,000     ShopKo Stores, Inc. *                                                         373,360
     29,000     Supervalu, Inc.                                                               602,330
                                                                                         ------------
                                                                                            2,148,510
                                                                                         ------------

                Scientific & Technical Instruments (1.28%):
     30,000     Veeco Instruments Inc. *                                                      393,000
                                                                                         ------------

August 31, 2002
--------------------------------------------------------------------------------
SCHEDULES OF INVESTMENTS
--------------------------------------------------------------------------------
SMALL CAPITALIZATION PORTFOLIO

   Shares
     or
 Principal
   Amount                                                                                    Value
-----------                                                                              ------------
                Semiconductor Industry (3.26%):
     30,000     Actel Corp. *                                                            $    425,100
     26,400     International Rectifier Corp. *                                               574,464
                                                                                         ------------
                                                                                              999,564
                                                                                         ------------

                Trucking (4.09%):
     45,500     Arkansas Best Corp. *                                                         936,390
     13,500     Roadway Express, Inc.                                                         318,600
                                                                                         ------------
                                                                                            1,254,990
                                                                                         ------------

                                                                                         ------------
Total Common Stocks (Cost $31,297,446)                                                   $ 29,961,316
                                                                                         ------------

                REPURCHASE AGREEMENTS (8.18%):
$ 2,507,000     State Street Bank & Trust Company,                                          2,507,000
                0.65%, purchased on 8/30/02, due                                         ------------
                9/3/02 with a maturity value of $2,507,181
                (collateralized fully by U.S. Treasury Note,
                4.87%, 11/15/21, value $2,562,219)

                                                                                         ------------
Total Repurchase Agreements (Cost $2,507,000)                                            $  2,507,000
                                                                                         ------------

Total Investments (Cost $33,804,446)                                        105.90%      $ 32,468,316
                                                                                         ------------

Liabilities in excess of other assets                                        (5.90)%       (1,808,518)
                                                                                         ------------

NET ASSETS                                                                  100.00%      $ 30,659,798
                                                                            ======       ============

----------
Percentages indicated are based on net assets of $30,659,798.

* Non-income producing securities.

See accompanying notes to financial statements

August 31, 2002
--------------------------------------------------------------------------------
SCHEDULES OF INVESTMENTS
--------------------------------------------------------------------------------
INTERNATIONAL EQUITY PORTFOLIO

                Shares                                                                                              Value
                                    COMMON STOCKS  (98.13%):
                                    AUSTRALIA  (1.98%):
                                    Banking  (1.98%):
                 5,370              Australia & New Zealand Banking Group, Ltd., ADR                              $    279,884

                                    FINLAND  (3.01%):
                                    Telecommunications  (3.01%):
                31,840              Nokia Corp., Sponsored ADR                                                         425,274

                                    FRANCE  (12.40%):
                                    Insurance - Multi-Line  (1.73%):
                17,800              AXA, ADR                                                                           243,860

                                    Medical Supplies  (1.78%):
                 9,056              L'Air Liquide SA, ADR                                                              250,973

                                    Oil & Gas  (4.98%):
                 9,895              TotalFinaElf SA, Sponsored ADR                                                     705,712

                                    Pharmaceuticals  (3.91%):
                 9,380              Aventis, ADR                                                                       552,107

                                                                                                                     1,752,652

                                    GERMANY  (7.79%):
                                    Banking  (2.75%):
                 6,310              Deutsche Banc AG, ADR                                                              388,695

                                    Computer Software  (1.10%):
                 8,094              SAP AG, ADR                                                                        155,810

                                    Diversified Manufacturing Operations  (2.04%):
                 6,105              Siemens AG, ADR                                                                    288,571

                                    Insurance  (1.90%):
                21,092              Allianz AG, ADR                                                                    268,687

                                                                                                                     1,101,763

                                    HONG KONG  (1.77%):
                                    Exchange Traded Funds  (1.77%):
                32,000              iShares MSCI Hong Kong *                                                           250,240

                                    IRELAND  (2.75%):
                                    Building Products - Cement/Aggregate  (2.75%):
                27,100              CRH PLC, Sponsored ADR                                                             389,338

August 31, 2002
--------------------------------------------------------------------------------
SCHEDULES OF INVESTMENTS
--------------------------------------------------------------------------------
INTERNATIONAL EQUITY PORTFOLIO

                Shares                                                                                            Value
                                    ITALY  (2.61%):
                                    Telecommunications  (2.61%):
                 4,620              Telecom Italia SpA, ADR                                                       $    368,676

                                    JAPAN  (18.20%):
                                    Audio/Video Products  (1.30%):
                 4,210              Sony Corp., ADR                                                                    183,177

                                    Automobiles & Trucks  (1.60%):
                 4,531              Toyota Motor Corp., ADR                                                            226,731

                                    Banking & Finance  (1.64%):
                33,867              Mitsubishi Tokyo Financial Group, Inc., ADR                                        231,312

                                    Cosmetics/Toiletries  (2.58%):
                 1,597              Kao Corp., ADR                                                                     365,694

                                    Finance  (1.77%):
                 6,987              Orix Corp., ADR                                                                    249,785

                                    Identification Sys/Dev  (1.88%):
                 2,877              Secom Co., Ltd., ADR                                                               265,461

                                    Office Equipment  (2.36%):
                 9,749              Canon, Inc., ADR                                                                   333,806

                                    Retail  (2.58%):
                 9,924              Seven-Eleven Japan Ltd., ADR                                                       364,099

                                    Software & Computer Services  (0.99%):
                 5,441              Trend Micro, Inc., ADR *                                                           140,378

                                    Telecommunications  (1.50%):
                10,676              Nippon Telegraph and Telephone Corp., ADR                                          212,559

                                                                                                                     2,573,002

                                    KOREA  (2.47%):
                                    Banking  (2.47%):
                 7,600              Kookmin Bank, Sponsored ADR                                                        349,706

                                    NETHERLANDS  (6.61%):
                                    Electronics  (2.27%):
                15,874              Koninklijke Philips Electronics NV, ADR                                            320,656

August 31, 2002
--------------------------------------------------------------------------------
SCHEDULES OF INVESTMENTS
--------------------------------------------------------------------------------
INTERNATIONAL EQUITY PORTFOLIO

              Shares                                                                                              Value
                                    Multi-Media  (2.21%):
                12,750              VNU NV, ADR                                                                   $      312,585

                                    Transport - Air Freight  (2.13%):
                15,164              TPG NV, ADR                                                                          301,005

                                                                                                                         934,246

                                    SPAIN  (7.11%):
                                    Banking  (3.76%):
                20,750              Banco Bilbao Vizcaya Argentari, ADR                                                  202,935
                49,587              Banco Santander Central Hispano Americano, ADR                                       328,266
                                                                                                                         531,201

                                    Telecommunications  (3.35%):
                17,177              Telefonica, ADR *                                                                    473,398

                                                                                                                       1,004,599

                                    Switzerland  (6.24%):
                                    Food Products  (3.06%):
                 8,038              Nestle, ADR                                                                          431,198

                                    Human Services  (1.54%):
                19,950              Adecco, ADR                                                                          218,032

                                    Pharmaceuticals  (1.64%):
                 5,730              Novartis AG, ADR                                                                     232,543

                                                                                                                         881,773

                                    TAIWAN  (1.78%):
                                    Electronics  (0.82%):
                25,300              United Microelectronics, ADR                                                         115,601

                                    Semiconductors  (0.96%):
                16,621              Taiwan Semiconductor Manufacturing Co. Ltd., ADR *                                   135,793

                                                                                                                         251,394

                                    UNITED KINGDOM  (23.41%):
                                    Banking  (3.93%):
                19,200              Barclays PLC, ADR                                                                    554,879

                                    Beverages  (3.27%):
                 9,560              Diageo PLC, ADR                                                                      462,583

August 31, 2002
--------------------------------------------------------------------------------
SCHEDULES OF INVESTMENTS
--------------------------------------------------------------------------------
INTERNATIONAL EQUITY PORTFOLIO

              Shares                                                                                                 Value
                                    Financial Services  (4.38%):
                10,830              HSBC Holdings PLC, ADR                                                        $     619,042

                                    Oil & Gas  (4.83%):
                16,832              Shell Transport & Trading Co., ADR                                                  683,043

                                    Pharmaceuticals  (3.92%):
                14,638              GlaxoSmithKline PLC, ADR                                                            554,634

                                    Telecommunications  (3.08%):
                27,240              Vodafone Group PLC, ADR                                                             435,568

                                                                                                                      3,309,749

Total Common Stocks (Cost $19,679,066)                                                                            $  13,872,296




Total Investments (Cost $19,679,066)                                                                    98.13%    $  13,872,296
Other assets in excess of liabilities                                                                    1.87%          264,694
NET ASSETS                                                                                             100.00%    $  14,136,990

------------
Percentages indicated are based on net assets of $14,136,990.

*         Non-incoming producing securities.

Summary of Abbreviations:
ADR       American Depository Receipt
See accompanying notes to financial statements

August 31, 2002
--------------------------------------------------------------------------------
SCHEDULES OF INVESTMENTS
--------------------------------------------------------------------------------
INVESTMENT QUALITY BOND PORTFOLIO

    Principal
      Amount                                                                                              Value
-------------------                                                                                   ---------------
                        ASSET BACKED SECURITIES  (0.02%):
    $        5,889      Residential Asset Securities Corp., Series 1999-KS2,                        $          5,882
                        Class AI14, 6.795%, 10/25/23                                                  --------------

                                                                                                      ---------------
Total Asset Backed Securities (Cost $5,977)                                                                    5,882
                                                                                                      ---------------

                        U.S. GOVERNMENT AGENCIES  (20.19%):
                        Fannie Mae  (6.24%):
         1,900,000      6.00%, 5/15/08                                                                     2,103,395
                                                                                                      ---------------

                        Freddie Mac  (13.95%):
         1,000,000      5.125%, 10/15/08                                                                   1,060,290
         3,000,000      Series EA10, 7.625%, 5/14/10                                                       3,640,740
                                                                                                      ---------------
                                                                                                           4,701,030
                                                                                                      ---------------

                                                                                                      ---------------
Total U.S. Government Agencies (Cost $6,097,497)                                                           6,804,425
                                                                                                      ---------------

                        U.S. TREASURY OBLIGATIONS  (21.20%):
                        U.S. Treasury Notes  (21.20%):
         3,927,756      3.50%, 1/15/11                                                                     4,258,512
         2,700,000      5.00%, 8/15/11                                                                     2,888,136

                                                                                                      ---------------
Total U.S. Treasury Obligations (Cost $6,736,726)                                                          7,146,648
                                                                                                      ---------------

                        CORPORATE NOTES & BONDS  (53.43%):
                        Amusement parks  (1.51%):
           500,000      Walt Disney Co., 4.875%, 7/2/04                                                      507,715
                                                                                                      ---------------

                        Automotive  (4.60%):
         1,500,000      TRW, Inc., 6.05%, 1/15/05                                                          1,551,465
                                                                                                      ---------------

                        Bank, Insurance & Finance  (1.50%):
           210,571      PNC Mortgage Securities Corp., 6.75%, 10/25/28                                       220,506
           277,243      PNC Mortgage Securities Corp., 7.22%, 10/25/29                                       286,425
                                                                                                      ---------------
                                                                                                             506,931
                                                                                                      ---------------
                        Chemicals  (4.70%):
         1,500,000      ICI Wilmington, Inc., 6.95%, 9/15/04                                               1,584,000
                                                                                                      ---------------

                        Electric Utilities  (9.82%):
         1,000,000      Detroit Edison Co., 7.50%, 2/1/05                                                  1,084,270
         1,000,000      Jersey Central Power & Light, 6.375%, 5/1/03                                         996,570
           600,000      Public Service Electric & Gas Co., 8.875%, 6/1/03                                    622,650
           550,000      South Carolina Electric & Gas Co., 7.50%, 6/15/05                                    606,683
                                                                                                      ---------------
                                                                                                           3,310,173
                                                                                                      ---------------

August 31, 2002
--------------------------------------------------------------------------------
SCHEDULES OF INVESTMENTS
--------------------------------------------------------------------------------
INVESTMENT QUALITY BOND PORTFOLIO

    Principal
      Amount                                                                                              Value
-------------------                                                                                   ---------------
                        Electronic Components & Semiconductors  (3.82%):
    $    1,200,000      Avnet, Inc., 8.00%, 11/15/06                                                $      1,286,988
                                                                                                      ---------------

                        Financial Services  (10.93%):
         1,000,000      Associates Corp. North America, 6.625%, 6/15/05                                    1,075,929
                        Bellsouth Savings & Security Employee Stock                                          132,236
           128,316      Option Plan, MTNA, Series A, 9.125%, 7/1/03
            76,052      Option Plan, MTN1, Series A, 9.125%, 7/1/03                                           78,224
           750,000      BHP Finance USA, 7.875%, 12/1/02                                                     758,798
           600,000      Duke Capital Corp., 6.25%, 07/15/05                                                  604,368
           147,079      Guaranteed Export Trust, 6.28%, 6/15/04                                              152,419
           850,000      National Rural Utilities, 6.00%, 1/15/04                                             880,150
                                                                                                      ---------------
                                                                                                           3,682,124
                                                                                                      ---------------

                        Forest & Paper Products  (4.61%):
         1,500,000      Scott Paper Co., 7.00%, 8/15/23                                                    1,552,935
                                                                                                      ---------------

                        Oil/Gas  (0.83%):
           275,000      Amoco Canada Co., 7.25%, 12/1/02                                                     278,072
                                                                                                      ---------------

                        Pharmaceuticals  (3.22%):
         1,000,000      American Home Products, 7.90%, 2/15/2005                                           1,085,940
                                                                                                      ---------------

                        Technology  (3.02%):
         1,000,000      Lockheed Martin Corp., 6.75%, 3/15/2003                                            1,019,130
                                                                                                      ---------------

                        Telecommunications  (4.87%):
           500,000      Bell Atlantic West Virginia, 7.00%, 8/15/2004                                        525,315
           700,000      GTE Southwest Inc, 6.23%, 1/1/07                                                     715,596
           375,000      Pacific Bell, 7.00%, 7/15/04                                                         400,328
                                                                                                      ---------------
                                                                                                           1,641,239
                                                                                                      ---------------

                                                                                                      ---------------
Total Corporate Notes & Bonds (Cost $17,540,653)                                                          18,006,712
                                                                                                      ---------------

Total Investments (Cost $30,380,853)                                                      94.84%    $     31,963,667
                                                                                                      ---------------

Other assets in excess of liabilities                                                      5.16%           1,739,152
                                                                                                      ---------------

NET ASSETS                                                                               100.00%    $     33,702,819
                                                                                   ==============     ===============

------------
Percentages indicated are based on net assets of $33,702,819.

See accompanying notes to financial statements

August 31, 2002
--------------------------------------------------------------------------------
SCHEDULES OF INVESTMENTS
--------------------------------------------------------------------------------
MUNICIPAL BOND PORTFOLIO

    Principal
      Amount                                                                                                    Value
-------------------                                                                                         --------------

                      MUNICIPAL BONDS  (111.57%):
                      ARIZONA  (3.26%):
                      Water/Sewer  (3.26%):
    $      350,000    Sedona, Wastewater Municipal Property, Corporate                                    $       342,731
                      Excise Tax Revenue, 4.75%, 7/1/27, MBIA                                               --------------

                      CALIFORNIA  (16.05%):
                      Housing  (3.05%):
           310,000    State Housing Financing Agency, Revenue, Single                                             319,722
                      Family Mortgage Purchase Amount, Series A, Class I,                                   --------------
                      5.30%, 8/1/18, FHA

                      Pollution Control  (4.75%):
           500,000    Pollution Control Financing Authority, Floating, 1.81%, 9/1/20                              499,999
                                                                                                            --------------

                      Public Facilities  (2.52%):
           250,000    State Public Works Board Lease Revenue, State                                               264,650
                      University Projects, Series A, 5.375%, 10/1/17                                        --------------

                      Turnpike/Toll  (1.92%):
           200,000    Foothill/Eastern Corridor Agency, Toll                                                      201,280
                       Road Revenue, 5.75%, 1/15/40                                                         --------------

                      Water Utility  (3.81%):
           400,000    Irvine Ranch Water Distribution, Floating, 1.75%, 5/1/09                                    400,000
                                                                                                            --------------
                                                                                                                1,685,651
                                                                                                            --------------

                      COLORADO  (4.13%):
                      Health/Hospital  (1.52%):
           150,000    Denver, City & County Revenue, Children's Hospital                                          159,618
                      Association Project, 6.00%, 10/1/15, FGIC                                             --------------

                      Public Facilities  (2.61%):
           250,000    Denver, City & County, Excise Tax Revenue, Colorado                                         273,598
                      Convention Center Project, Series A, 5.50%, 9/1/17, FSA                               --------------

                                                                                                            --------------
                                                                                                                  433,216
                                                                                                            --------------
                      DISTRICT OF COLUMBIA  (2.25%):
                      Public Facilities  (2.25%):
           250,000    Washington, Convention Center Authority, Dedicated                                          235,828
                      Tax Revenue, 4.75%, 10/1/28, AMBAC                                                    --------------

                      FLORIDA  (5.70%):
                      Education  (0.36%):
            35,000    Dade County School Board Certification Participation,                                        37,729
                      Series A, 5.75%, 5/1/12                                                               --------------

August 31, 2002
--------------------------------------------------------------------------------
SCHEDULES OF INVESTMENTS
--------------------------------------------------------------------------------
MUNICIPAL BOND PORTFOLIO

    Principal
      Amount                                                                                                    Value
-------------------                                                                                         --------------

                      General Obligation  (2.00%):
    $      200,000    State Board Education Cap Outlay, 5.00%, 6/1/18                                     $       209,830
                                                                                                            --------------

                      Public Facilities  (3.34%):
           350,000    Miami Dade County Expwy, 4.375%, 7/1/2017                                                   350,731
                                                                                                            --------------
                                                                                                                  598,290
                                                                                                            --------------

                      HAWAII  (3.45%):
                      General Obligation  (3.45%):
           355,000    State, GO, Series CR, 4.75%, 4/1/18                                                         361,781
                                                                                                            --------------

                      KENTUCKY  (3.42%):
                      Airport  (3.42%):
           350,000    Louisville & Jefferson County, Airport Authority, Airport                                   359,499
                      System Revenue, Series A, 5.375%, 7/1/23                                              --------------

                      LOUISIANA  (1.59%):
                      General Obligation  (1.59%):
           150,000    New Orleans, GO, 6.125%, 10/1/16, AMBAC                                                     166,581
                                                                                                            --------------

                      MARYLAND  (3.10%):
                      Water/Sewer  (3.10%):
           300,000    State Energy Funding Administration, Solid Waste                                            325,875
                      Disposal, LO Revenue, 6.30%, 12/1/10                                                  --------------

                      MASSACHUSETTS (3.82%):
                      General Obligation  (3.82%):
           350,000    State, Series D, 5.50%, 11/1/14                                                             400,901
                                                                                                            --------------

                      MISSOURI  (0.19%):
                      Housing  (0.19%):
            20,000    State Housing Development Community Mortgage, Single                                         20,425
                      Family Housing Revenue, Series C, 6.90%, 7/1/18, GNMA                                 --------------

                      NEBRASKA  (0.43%):
                      Power/Utility  (0.43%):
            40,000    Omaha Public Power District, Electric Revenue,                                               45,657
                      Series C, 5.50%, 2/1/2014                                                             --------------

                      NEVADA  (3.44%):
                      Education  (3.44%):
           350,000    Clark County School District, 5.00%, 6/15/2018                                              360,742
                                                                                                            --------------

August 31, 2002
--------------------------------------------------------------------------------
SCHEDULES OF INVESTMENTS
--------------------------------------------------------------------------------
MUNICIPAL BOND PORTFOLIO

    Principal
      Amount                                                                                                    Value
-------------------                                                                                         --------------

                      NEW HAMPSHIRE  (2.51%):
                      Health/Hospital  (2.51%):
    $      250,000    State Health & Education Facilities Authority Revenue,                              $       263,148
                      Dartmouth-Hitchcock Obligation Group,                                                 --------------
                       Callable 8/1/12 @ 100, 5.50%, 8/1/2027

                      NEW YORK  (9.22%):
                      General Obligation  (5.71%):
           600,000    New York City, GO, Variable, Subseries A-10,                                                599,999
                      1.80%, 8/1/17, LOC:  Morgan Guaranty                                                  --------------

                      Public Facilities  (3.51%):
           325,000    Metro Transportation Authority Service Control, 5.50%, 7/1/15                               368,303
                                                                                                            --------------
                                                                                                                  968,302
                                                                                                            --------------

                      NORTH CAROLINA  (3.37%):
                      General Obligation  (3.37%):
           350,000    Mecklenburg County, Series B, 4.50%, 2/1/18                                                 354,011
                                                                                                            --------------

                      NORTH DAKOTA  (3.54%):
                      Housing  (3.54%):
           362,000    State Housing Financing Agency, Revenue, Housing                                            371,466
                      Financing Program, Series C, 5.50%, 7/1/18                                            --------------

                      OHIO  (3.91%):
                      Education  (3.35%):
           350,000    Jonathan Alder LOC School District, 4.40%, 12/1/17                                          352,107
                                                                                                            --------------

                      Health/Hospital  (0.56%):
            50,000    Lorain County, Hospital Revenue, Regional Medical                                            58,893
                      Center, 7.75%, 11/1/13, AMBAC                                                         --------------

                                                                                                                  411,000
                                                                                                            --------------
                      OREGON  (3.81%):
                      Revenue  (3.81%):
           400,000    Port Portland, Special Obligation, Horizon Air                                              400,000
                      Inspection Inc. Project, Revenue, 1.88%, 6/15/27                                      --------------

                      PENNSYLVANIA  (4.14%):
                      General Obligation  (3.38%):
           350,000    Philadelphia, 4.90%, 9/15/20                                                                355,537
                                                                                                            --------------

                      Revenue  (0.76%):
            75,000    Philadelphia, Municipal Authority                                                            79,458
                      Revenue, Series A, 5.625%, 11/15/14                                                   --------------

                                                                                                            --------------
                                                                                                                  434,995
                                                                                                            --------------

August 31, 2002
--------------------------------------------------------------------------------
SCHEDULES OF INVESTMENTS
--------------------------------------------------------------------------------
MUNICIPAL BOND PORTFOLIO

    Principal
      Amount                                                                                                    Value
-------------------                                                                                         --------------

                      PUERTO RICO  (0.70%):
                      Power/Utility  (0.70%):
    $       65,000    Electric Power Authority, Revenue, Series X, 6.00%, 7/1/15                          $        73,535
                                                                                                            --------------

                      SOUTH CAROLINA  (3.33%):
                      Power/Utility  (3.33%):
           350,000    Piedmont Municipal Power Agency                                                             350,081
                      Electric, Series A, 5.00%, 1/1/18                                                     --------------

                      Tennessee  (3.44%):
                      Education  (3.44%):
           350,000    State School Board Authority, 5.125%, 5/1/21                                                360,934
                                                                                                            --------------

                      TEXAS  (5.09%):
                      Education  (2.54%):
           250,000    State University, System Revenue, 5.375%, 3/15/17, FSA                                      266,652
                                                                                                            --------------

                      Housing  (2.07%):
           200,000    State Veterans Housing Assistance,                                                          217,499
                      GO, Series B, 5.75%, 12/1/13, FHA                                                     --------------

                      Power/Utility  (0.48%):
            50,000    Brazos River Authority Revenue, 5.80%, 8/1/15                                                50,167
                                                                                                            --------------
                                                                                                                  534,318
                                                                                                            --------------

                      UTAH  (1.43%):
                      General Obligation  (1.43%):
           150,000    Clearfield City, GO, 5.00%, 2/1/23, MBIA                                                    149,804
                                                                                                            --------------

                      VIRGINIA  (3.01%):
                      Housing  (3.01%):
           300,000    State Housing Development Authority, Revenue,                                               315,621
                      Commonwealth Mortgage, Series B, 5.40%, 1/1/15                                        --------------

                      WISCONSIN  (12.99%):
                      General Obligation  (3.34%):
           350,000    Milwaukee, Series Y, 4.625%, 9/1/2019                                                       350,973
                                                                                                            --------------

                      Health/Hospital  (6.78%):
           300,000    State Health & Educational Authority, Revenue, Aurora                                       302,967
                      Health Care, Inc., 5.25%, 8/15/27, MBIA
           400,000    State Health & Educational Facilities Authority, Revenue,                                   408,807
                      Waukesha Memorial Hospital, Series A, 5.25%,
                      8/15/19, AMBAC
                                                                                                            --------------
                                                                                                                  711,774
                                                                                                            --------------

August 31, 2002
--------------------------------------------------------------------------------
SCHEDULES OF INVESTMENTS
--------------------------------------------------------------------------------
MUNICIPAL BOND PORTFOLIO

    Principal
      Amount                                                                                                    Value
-------------------                                                                                         --------------

                      Housing  (1.19%):
    $      120,000    State Housing & Economic Development Authority,                                     $       124,717
                      Homeownership Revenue, Series F, 6.20%, 3/1/27                                        --------------

                      Revenue  (1.68%):
           175,000    State Transportation Revenue, 4.60%, 7/1/18                                                 176,729
                                                                                                            --------------
                                                                                                                1,364,193
                                                                                                            --------------
                      WYOMING  (0.25%):
                      Housing  (0.25%):
            25,000    Community Development Authority Housing Revenue,                                             25,893
                      Series 1, 6.65%, 12/1/2006                                                            --------------

                                                                                                            --------------
Total Municipal Bonds                                                                                          11,714,478
                                                                                                            --------------

                      DEMAND NOTES  (11.24%):
                      Nevada  (7.43%):
           780,000    Reno Hospital Revenue, 3.69%, 2/1/00, 1.88%, 5/15/23                                        780,000
                                                                                                            --------------

                      Wyoming  (3.81%):
           400,000    Lincoln County PCR, Series C, Exxon Co. Project,                                            400,000
                      3.65%, 2/1/00, 1.72%, 11/1/2014                                                       --------------

Total Demand Notes                                                                                              1,180,000
                                                                                                            --------------

Total Investments (Cost $12,619,231)                                                           122.81%    $    12,894,478
                                                                                                            ==============

Liabilities in excess of other assets                                                         (22.81)%        (2,394,857)
                                                                                                            ==============

NET ASSETS                                                                                     100.00%    $    10,499,621
                                                                                     ==================     ==============

----------------
Percentages indicated are based on net assets of $10,499,621.


AMBAC                 Insured by AMBAC Indemnity Corporation
FGIC                  Insured by Financial Guaranty Insurance Corporation
FHA                   Federal Housing Administration
FSA                   Insured by Federal Security Assurance
GNMA                  Insured by Government National Mortgage Association
GO                    General Obligation
LO                    Limited Obligation
LOC                   Letter of Credit
MBIA                  Insured by Municipal Bond Insurance Association

See notes to accompanying financial statements.

August 31, 2002
--------------------------------------------------------------------------------
SCHEDULES OF INVESTMENTS
--------------------------------------------------------------------------------
U.S. GOVERNMENT MONEY MARKET PORTFOLIO

    Principal
     Amount                                                                                                  Value
------------------                                                                                      -----------------
                      U.S. GOVERNMENT NOTES  (93.80%):

                      Federal Farm Credit Bank Discount Notes  (9.33%):
   $    3,637,000     1.68%, 10/1/02                                                                     $     3,631,908
                                                                                                        -----------------

                      Federal Home Loan Bank Discount Notes  (26.66%):
          235,000     1.72%, 10/2/02                                                                             234,652
        1,695,000     1.73%, 10/9/02                                                                           1,691,905
        1,250,000     1.72%, 10/11/02                                                                          1,247,611
        1,124,000     1.95%, 10/16/02                                                                          1,121,260
        3,000,000     1.63%, 11/20/02                                                                          2,989,133
        3,110,000     1.63%, 1/10/03                                                                           3,091,554
                                                                                                        -----------------
                                                                                                              10,376,115
                                                                                                        -----------------

                      Federal Home Loan Mortgage Discount Notes  (27.94%):
          175,000     1.68%, 9/10/02                                                                             174,927
        1,430,000     1.73%, 9/30/02                                                                           1,428,007
        3,500,000     1.67%, 10/15/02                                                                          3,492,856
        1,325,000     2.06%, 12/20/02                                                                          1,316,660
        1,990,000     1.70%, 12/30/02                                                                          1,978,723
        2,500,000     1.64%, 1/31/03                                                                           2,482,689
                                                                                                        -----------------
                                                                                                              10,873,862
                                                                                                        -----------------

                      Federal National Mortgage Association Discount Notes  (29.87%):
        2,280,000     1.82%, 2/20/02                                                                           2,276,427
        1,535,000     1.725%, 10/10/02                                                                         1,532,131
        2,245,000     1.61%, 10/23/02                                                                          2,239,779
        3,625,000     1.70%, 11/6/02                                                                           3,613,702
          380,000     1.88%, 11/27/02                                                                            378,274
          160,000     1.77%, 12/18/02                                                                            159,150
          420,000     1.60%, 2/12/03                                                                             416,939
        1,020,000     2.00%, 3/10/03                                                                           1,009,233
                                                                                                        -----------------
                                                                                                              11,625,635
                                                                                                        -----------------

                      Total U.S. Government Notes (Cost $36,507,520)                                     $    36,507,520
                                                                                                        -----------------

Total Investments (Cost $36,507,520)                                                             93.80%  $    36,507,520
                                                                                                        -----------------

Other assets in excess of liabilities                                                             6.20%        2,412,613
                                                                                                        -----------------

TOTAL NET ASSETS                                                                                100.00%  $    38,920,133
                                                                                                        =================

----------------------
Percentages indicated are based on net assets of $38,920,133.


See accompanying notes to financial statements.

August 31, 2002
--------------------------------------------------------------------------------
STATEMENTS OF ASSETS AND LIABILITIES
--------------------------------------------------------------------------------

                                                       Large         Large
                                                  Capitalization  Capitalization     Small       International
                                                       Value         Growth       Capitalization     Equity
                                                     Portfolio      Portfolio       Portfolio      Portfolio
                                                  ------------    ------------    ------------    ------------
Assets:
Investments, (including repurchase
Repurchase agreements, at cost
Agreements of $0, $0, $2,507,000, $0, $0,
$0, $0, respectively; note 1f), at value cost -
($67,118,040; $48,770,651; $33,804,446;
$19,679,066; $30,380,853; $12,619,231;
and $36,507,520, respectively; note 1a)           $ 60,272,518    $ 45,821,972    $ 32,468,316    $ 13,872,296
Cash                                                        --         985,555          25,831       1,425,862
Interest and dividends receivable                      138,951          43,010          39,686          39,525
Receivable for capital shares issued                     4,768           7,943           1,737           1,218
Receivable from brokers for investments sold         1,249,434              --         536,013         458,794
Prepaid expenses and other assets                      133,450          98,999          45,304         108,287
     Total Assets                                   61,799,121      46,957,479      33,116,887      15,905,982

Liabilities:
Payable to Manager                                      33,662          26,036          16,994          10,401
Payable for investments purchased                      486,593              --       1,007,795         465,306
Payable for shares of beneficial
     interest redeemed                                  88,535          59,337       1,366,972       1,269,075
Administration fee payable                               7,629           5,904           3,846           2,027
Other payables and accrued expenses                     17,244          30,045          61,482          26,368
Cash Overdraft                                          80,057              --              --              --
     Total Liabilities                                 713,720         121,322       2,457,089       1,773,177

Net Assets:
Shares of beneficial interest at par value              47,015          41,254          29,942          19,995
Paid-in-surplus                                     83,916,687      70,988,611      29,924,302      24,641,177
Accumulated undistributed net investment
     income (loss)                                       1,896           1,896           1,896          (2,289)
Accumulated net realized gains (losses)
     on investments                                (16,034,675)    (21,246,925)      2,039,788      (4,719,308)
Net unrealized appreciation (depreciation)
     on investments                                 (6,845,522)     (2,948,679)     (1,336,130)     (5,806,770)
     Total Net Assets                             $ 61,085,401    $ 46,836,157    $ 30,659,798    $ 14,132,805

Net Asset Value per Share
     Class I
     Net Assets                                   $ 57,693,907    $ 44,237,540    $ 29,037,282    $ 13,484,686
     Shares of Beneficial interest outstanding       4,432,862       3,888,647       2,829,941       1,904,817
     Net asset value and offering price per
         Share                                    $      13.02    $      11.38    $      10.26    $       7.08

Net Asset Value per Share
     Class B
     Net Assets                                   $    651,808    $    547,438    $    408,669    $    132,153
     Shares of Beneficial interest outstanding          51,613          49,943          41,441          19,259
     Net asset value and offering price per
         Share (a)                                $      12.63    $      10.96    $       9.86    $       6.86

Net Asset Value per Share
     Class C
     Net Assets                                   $  2,739,686    $  2,051,179    $  1,213,847    $    515,966
     Shares of Beneficial interest outstanding         216,958         186,735         122,743          75,341
     Net asset value and offering price per
         Share (a)                                $      12.63    $      10.98    $       9.89    $       6.85

                                                                                   U.S.
                                                  Investment                    Government
                                                   Quality         Municipal      Money
                                                     Bond            Bond         Market
                                                   Portfolio       Portfolio     Portfolio
                                                  ------------    -----------   -----------

Assets:
Investments, (including repurchase
Repurchase agreements, at cost
Agreements of $0, $0, $2,507,000, $0, $0,
$0, $0, respectively; note 1f), at value cost -
($67,118,040; $48,770,651; $33,804,446;
$19,679,066; $30,380,853; $12,619,231;
and $36,507,520, respectively; note 1a)           $ 31,963,667    $12,894,478   $36,507,520
Cash                                                   495,771        511,367            --
Interest and dividends receivable                      391,003        115,263            --
Receivable for capital shares issued                   849,113             --     2,410,198
Receivable from brokers for investments sold                --         80,000            --
Prepaid expenses and other assets                       50,788         16,869       133,465
     Total Assets                                   33,750,342     13,617,977    39,051,183

Liabilities:
Payable to Manager                                      15,037          3,642        14,734
Payable for investments purchased                           --      3,101,720            --
Payable for shares of beneficial
     interest redeemed                                  22,214              1        27,220
Administration fee payable                                  --             --            --
Other payables and accrued expenses                     10,272         12,993        61,428
Cash Overdraft                                              --             --        27,668
     Total Liabilities                                  47,523      3,118,356       131,050

Net Assets:
Shares of beneficial interest at par value              31,480          9,875       171,510
Paid-in-surplus                                     31,837,160     10,210,846    38,746,728
Accumulated undistributed net investment
     income (loss)                                     (41,490)         1,896         1,895
Accumulated net realized gains (losses)
     on investments                                    292,855          1,757            --
Net unrealized appreciation (depreciation)
     on investments                                  1,582,814        275,247            --
     Total Net Assets                             $ 33,702,819    $10,499,621   $38,920,133

Net Asset Value per Share
     Class I
     Net Assets                                   $ 30,847,032    $ 9,681,205   $37,480,716
     Shares of Beneficial interest outstanding       2,881,201        910,669    37,581,717
     Net asset value and offering price per
         Share                                    $      10.71    $     10.63   $      1.00

Net Asset Value per Share
     Class B
     Net Assets                                   $    453,038    $    23,918   $    97,028
     Shares of Beneficial interest outstanding          42,337          2,250        97,385
     Net asset value and offering price per
         Share (a)                                $      10.70    $     10.63   $      1.00

Net Asset Value per Share
     Class C
     Net Assets                                   $  2,402,749    $   794,498   $ 1,342,389
     Shares of Beneficial interest outstanding         224,366         74,533     1,344,827
     Net asset value and offering price per
         Share (a)                                $      10.71    $     10.66   $      1.00

----------
(a) Redemption price per Class B and Class C share varies based on length of time shares are held.

See accompanying notes to financial statements.

Year Ended August 31, 2002
--------------------------------------------------------------------------------
STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                                                Large            Large
                                            Capitalization   Capitalization       Small         International
                                                Value            Growth       Capitalization        Equity
                                              Portfolio         Portfolio        Portfolio         Portfolio
                                             ------------      ------------      -----------      -----------
Investment Income:
 Interest income                             $     41,462      $     16,841      $     9,006      $        --
 Dividend income (a)                            1,308,392           524,895          478,994          280,714
                                             ------------      ------------      -----------      -----------

 Total Investment Income                        1,349,854           541,736          488,000          280,714
                                             ------------      ------------      -----------      -----------

Operating Expenses:
Management fees (notes 2a, 2e)                    517,921           418,211          273,479          139,073
Administration fees (note 2c)                     108,677            92,685           58,532           26,499
Distribution & service fees (note 2d)
        Class B                                     9,701             7,962            4,498            1,984
        Class C                                    35,526            30,331           14,501            7,038
Custodian fees (note 2a)                           81,745            55,725           53,992           65,760
Professional fees                                  61,219            49,821           26,740           11,498
Trustees' fees                                     20,841            14,656            9,215            2,844
Transfer agent fees                               360,238           293,853          204,890          100,425
Registration and filing fees                       54,829            61,731           33,791           34,650
Other                                              22,892            14,320            7,075            5,750
                                             ------------      ------------      -----------      -----------
Total operating expenses                        1,273,589         1,039,295          686,713          395,521
        Less: Management fees waived
           and/or expenses assumed
           (note 2a)                              (99,232)          (76,305)         (74,548)         (56,393)
           Expense offset
           arrangement (note 2a)                   (1,527)          (22,911)          (2,408)         (35,080)
                                             ------------      ------------      -----------      -----------

Net Operating Expenses                          1,172,830           940,079          609,757          304,048
                                             ------------      ------------      -----------      -----------

Net Investment Income (Loss)                      177,024          (398,343)        (121,757)         (23,334)
                                             ------------      ------------      -----------      -----------

Realized / Unrealized Gains (Losses)
        From Investments and Futures:
Net realized gains (losses) on
        securities                            (13,729,678)      (18,041,622)       2,036,360       (3,348,650)
Net change in unrealized appreciation
        (depreciation) on investments          (8,627,992)        2,226,204       (2,078,696)        (667,373)
                                             ------------      ------------      -----------      -----------
Net realized/unrealized gains (losses)
        from investments and futures          (22,357,670)      (15,815,418)         (42,336)      (4,016,023)
                                             ------------      ------------      -----------      -----------
 Net increase (decrease) in
        assets resulting from operations     $(22,180,646)     $(16,213,761)     $  (164,093)     $(4,039,357)
                                             ============      ============      ===========      ===========

                                                                               U.S.
                                              Investment                    Government
                                              Quality         Municipal       Money
                                                Bond            Bond          Market
                                              Portfolio       Portfolio      Portfolio
                                             -----------      ---------      ---------
Investment Income:
 Interest income                             $ 1,902,254      $ 416,154      $ 846,490
 Dividend income (a)                                  --             --             --
                                             -----------      ---------      ---------

 Total Investment Income                       1,902,254        416,154        846,490
                                             -----------      ---------      ---------

Operating Expenses:
Management fees (notes 2a, 2e)                   175,475         43,913        168,076
Administration fees (note 2c)                     41,177          9,967         43,616
Distribution & service fees (note 2d)
        Class B                                    3,837            264          1,132
        Class C                                   18,208          3,788         13,098
Custodian fees (note 2a)                          45,759         65,898         64,754
Professional fees                                 21,230          2,128         24,002
Trustees' fees                                     9,597             --          8,911
Transfer agent fees                              135,652         32,907        163,655
Registration and filing fees                      35,702         35,100         41,029
Other                                              1,718          1,306          6,086
                                             -----------      ---------      ---------
Total operating expenses                         488,355        195,271        534,359
        Less: Management fees waived
           and/or expenses assumed
           (note 2a)                             (24,402)       (88,883)      (105,549)
           Expense offset
           arrangement (note 2a)                 (45,759)          (721)        (1,176)
                                             -----------      ---------      ---------

Net Operating Expenses                           418,194        105,667        427,634
                                             -----------      ---------      ---------

Net Investment Income (Loss)                   1,484,060        310,487        418,856
                                             -----------      ---------      ---------

Realized / Unrealized Gains (Losses)
        From Investments and Futures:
 Net realized gains (losses) on
         securities                              701,059         87,268         16,451
Net change in unrealized appreciation
        (depreciation) on investments            432,217       (129,660)            --
                                             -----------      ---------      ---------
Net realized/unrealized gains (losses)
        from investments and futures           1,133,276        (42,392)        16,451
                                             -----------      ---------      ---------
 Net increase (decrease) in
        assets resulting from operations     $ 2,617,336      $ 268,095      $ 435,307
                                             ===========      =========      =========

(a) Net foreign withholding taxes of $6,253, $2,097, $0 and $35,300 for Large Capitalization Value, Large Capitalization Growth, Small Capitalization and International Equity, respectively.

See accompanying notes to financial statements.

Year Ended August 31, 2002
--------------------------------------------------------------------------------
STATEMENTS OF CHANGES IN NET ASSETS
--------------------------------------------------------------------------------

                                                              Large Capitalization Value          Large Capitalization Growth
                                                                      Portfolio                            Portfolio
                                                            ------------------------------      -------------------------------


                                                             Year ended        Year ended        Year ended        Year ended
                                                           August 31, 2002   August 31, 2001  August 31, 2002    August 31, 2001
                                                            ------------      ------------      ------------      -------------

 Operations:
              Net investment income (loss)                  $    177,024      $    244,455      $   (398,343)     $    (618,441)
              Net realized gain (loss) on investments        (13,729,678)        6,682,983       (18,041,622)        (1,949,604)
              Net change in unrealized appreciation
              (depreciation) from investments                 (8,627,992)         (967,184)        2,226,204        (69,705,197)
                                                            ------------      ------------      ------------      -------------

              Net increase (decrease) in net assets
                  resulting from operations                  (22,180,646)        5,960,254       (16,213,761)       (72,273,242)
                                                            ------------      ------------      ------------      -------------

 Dividends and Distributions to
 Shareholders
            Net Investment income
                 Class I                                        (199,995)         (464,549)               --                 --
                 Class B                                              --            (8,907)               --                 --
                 Class C                                              --           (23,070)               --                 --
           Net realized gain
                 Class I                                      (7,185,156)       (1,882,532)         (182,110)       (13,255,670)
                 Class B                                        (106,304)          (36,095)           (2,793)          (290,194)
                 Class C                                        (343,333)          (93,487)           (9,463)          (704,533)
                                                            ------------      ------------      ------------      -------------
             Total dividends and distributions
                  to shareholders                             (7,834,788)       (2,508,640)         (194,366)       (14,250,397)
                                                            ------------      ------------      ------------      -------------

Share Transactions of
Beneficial Interest
             Net proceeds from shares sold
                 Class I                                      57,413,483        24,645,554        14,846,582         37,092,937
                 Class B                                         397,905           254,647           195,776            326,448
                 Class C                                       1,679,790           863,882           959,942          1,434,327
            Reinvestment of dividends and distributions
                 Class I                                       7,325,645         2,322,720           180,547         13,092,068
                 Class B                                         103,460            44,115             2,692            283,386
                 Class C                                         343,830           114,364             9,103            675,278
            Cost of shares redeemed
                 Class I                                     (55,280,339)      (29,197,422)      (25,483,114)       (41,956,878)
                 Class B                                        (671,719)         (448,506)         (602,208)          (581,590)
                 Class C                                      (1,472,266)       (1,095,176)       (1,640,095)        (1,485,063)
                                                            ------------      ------------      ------------      -------------
           Net increase (decrease) in net assets from
           share transactions of beneficial interest           9,839,789        (2,495,822)      (11,530,775)         8,880,913
                                                            ------------      ------------      ------------      -------------

           Total increase (decrease) in net assets           (20,175,645)          955,792       (27,938,902)       (77,642,726)
Net Assets:
            Beginning of period                               81,261,046        80,305,254        74,775,059        152,417,785
            End of period (including undistributed
            (overdistributed ) net investment income of
           $32,264, $1,896; $(396,447), $1,896;
           $(119,860), $1,896; $(17,253), $(2,289);
           $(17,778), $(41,490); $(2,267), $1,896;
           $(106,379), $1,895, respectively)                $ 61,085,401      $ 81,261,046      $ 46,836,157      $  74,775,059
                                                            ============      ============      ============      =============

                                                                 Small Capitalization
                                                                      Portfolio
                                                            ------------------------------


                                                             Year ended        Year ended
                                                           August 31, 2002   August 31, 2001
                                                            ------------      ------------

 Operations:
              Net investment income (loss)                  $   (121,757)     $    (85,553)
              Net realized gain (loss) on investments          2,036,360         7,056,737
              Net change in unrealized appreciation
              (depreciation) from investments                 (2,078,696)       (5,487,398)
                                                            ------------      ------------
              Net increase (decrease) in net assets
                  resulting from operations                     (164,093)        1,483,786
                                                            ------------      ------------

 Dividends and Distributions to
 Shareholders
            Net Investment income
                 Class I                                              --                --
                 Class B                                              --                --
                 Class C                                              --                --
           Net realized gain
                 Class I                                      (4,567,460)       (4,261,420)
                 Class B                                         (50,192)          (40,638)
                 Class C                                        (153,004)         (150,891)
                                                            ------------      ------------
             Total dividends and distributions
                  to shareholders                             (4,770,656)       (4,452,949)
                                                            ------------      ------------

Share Transactions of
Beneficial Interest
             Net proceeds from shares sold
                 Class I                                      61,391,404         9,226,950
                 Class B                                         164,638            57,104
                 Class C                                         638,324           245,981
            Reinvestment of dividends and distributions
                 Class I                                       4,537,722         4,227,358
                 Class B                                          49,442            40,060
                 Class C                                         152,564           150,741
            Cost of shares redeemed
                 Class I                                     (78,460,661)      (12,686,793)
                 Class B                                        (153,089)          (79,925)
                 Class C                                        (708,820)         (633,157)
                                                            ------------      ------------
           Net increase (decrease) in net assets from
           share transactions of beneficial interest         (12,388,476)          548,319
                                                            ------------      ------------

           Total increase (decrease) in net assets           (17,323,225)       (2,420,844)
Net Assets:
            Beginning of period                               47,983,023        50,403,867
            End of period (including undistributed
            (overdistributed ) net investment income of
           $32,264, $1,896; $(396,447), $1,896;
           $(119,860), $1,896; $(17,253), $(2,289);
           $(17,778), $(41,490); $(2,267), $1,896;
           $(106,379), $1,895, respectively)                $ 30,659,798      $ 47,983,023
                                                            ============      ============

See accompanying notes to financial statements.

Year Ended August 31, 2002
--------------------------------------------------------------------------------
STATEMENTS OF CHANGES IN NET ASSETS
--------------------------------------------------------------------------------

     International Equity                 Investment Quality Bond
         Portfolio                             Portfolio
--------------------------------      -------------------------------


  Year ended        Year ended         Year ended         Year ended
August 31, 2002   August 31, 2001    August 31, 2002    August 31, 2001
-------------      -------------      ------------      -------------


$     (23,334)     $    (114,613)     $  1,484,060      $   1,926,060
   (3,348,650)        (1,370,659)          701,059            357,026

     (667,373)       (12,523,385)          432,217          1,618,275
-------------      -------------      ------------      -------------

   (4,039,357)       (14,008,657)        2,617,336          3,901,361
-------------      -------------      ------------      -------------




           --                 --        (1,458,066)        (1,846,296)
           --                 --           (15,000)            (6,959)
           --                 --           (71,121)           (72,805)

           --         (2,840,645)          (67,622)                --
           --            (38,164)             (861)                --
           --           (127,101)           (3,680)                --
-------------      -------------      ------------      -------------

           --         (3,005,910)       (1,616,350)        (1,926,060)
-------------      -------------      ------------      -------------




  107,288,790        232,445,429        19,185,820        159,213,632
        8,508             83,033           183,623            225,476
      206,792          1,391,258         1,447,616            794,018

           --          2,807,083         1,445,839          1,716,609
           --             38,026            15,032              6,699
           --            126,884            73,487             70,867

 (111,999,707)      (232,979,473)      (31,170,995)      (155,537,930)
     (111,040)           (52,470)          (97,194)           (27,671)
     (430,742)        (1,476,934)       (1,191,132)          (311,859)
-------------      -------------      ------------      -------------

   (5,037,399)         2,382,836       (10,107,904)         6,149,841
-------------      -------------      ------------      -------------

   (9,076,756)       (14,631,731)       (9,106,918)         8,125,142

   23,209,561         37,841,292        42,809,737         34,684,595






$  14,132,805      $  23,209,561      $ 33,702,819      $  42,809,737
=============      =============      ============      =============


       Municipal Bond                  U.S. Government Money Market
         Portfolio                             Portfolio
--------------------------------      -------------------------------


  Year ended        Year ended        Year ended         Year ended
August 31, 2002   August 31, 2001   August 31, 2002    August 31, 2001
 ------------      ------------      -------------      -------------


 $    310,487      $    431,203      $     418,856      $   1,835,971
       87,268            36,720             16,451             31,680

     (129,660)          549,005                 --                 --
 ------------      ------------      -------------      -------------

      268,095         1,016,928            435,307          1,867,651
 ------------      ------------      -------------      -------------




     (303,320)         (423,954)          (512,484)        (1,784,987)
         (831)             (585)              (741)            (4,221)
      (10,499)           (7,165)           (13,328)           (47,340)

      (12,786)               --            (35,372)                --
          (38)               --               (163)                --
         (382)               --             (1,164)                --
 ------------      ------------      -------------      -------------

     (327,856)         (431,704)          (563,252)        (1,836,548)
 ------------      ------------      -------------      -------------




    4,847,709         7,848,104        224,028,302        164,862,688
           --            23,585            151,508             96,537
      594,511         1,567,322          1,230,033          4,972,997

      300,339           416,967            493,400          1,717,038
          808               586                864              3,950
        9,553             5,792             12,699             46,213

   (7,274,284)       (6,980,004)      (227,997,693)      (161,134,492)
      (15,886)           (2,682)          (164,005)          (106,281)
     (421,754)       (1,097,325)        (4,061,683)        (1,660,611)
 ------------      ------------      -------------      -------------

   (1,959,004)        1,782,345         (6,306,575)         8,798,039
 ------------      ------------      -------------      -------------

   (2,018,765)        2,367,569         (6,434,520)         8,829,142

   12,518,386        10,150,817         45,354,653         36,525,511





 $ 10,499,621      $ 12,518,386      $  38,920,133      $  45,354,653
 ============      ============      =============      =============

Year ended August 31, 2002
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

     The Saratoga Advantage Trust (the "Trust") was organized on April 8, 1994 as a Delaware Business Trust and is registered under the Investment Company Act of 1940, as amended, as a diversified, open-end management investment company. The Trust commenced investment operations on September 2, 1994. The Trust consists of seven portfolios: the Large Capitalization Value Portfolio; the Large Capitalization Growth Portfolio; the Small Capitalization Portfolio; the International Equity Portfolio; the Investment Quality Bond Portfolio; the Municipal Bond Portfolio and the U.S. Government Money Market Portfolio (collectively, the "Portfolios"). Saratoga Capital Management I, L L C (the "Manager") serves as the Trusts' manager. Each of the Portfolios are provided with discretionary advisory services of an Adviser identified, retained, supervised and compensated by the Manager. The following serve as Advisers (the "Advisers") to their respective portfolio(s): OpCap Advisors : Municipal Bond and Large Capitalization Value; Fox Asset Management, LLC: Investment Quality Bond; Harris Bretall Sullivan and Smith, L.L.C.: Large Capitalization Growth; Fox Asset Management, LLC: Small Capitalization; Sterling Capital Management
Co.: U.S. Government Money Market and Friend Ivory & Sime plc: International Equity. BISYS Fund Services Ohio, Inc. (the "Administrator"), who serves the Trust as administrator, is a wholly-owned subsidiary of The BISYS Group, Inc. Funds Distributor, Inc. (the "Distributor") serves as the Trust's distributor, and is a wholly-owned subsidiary of The BISYS Group, Inc. On August 19, 1994, U.S. Government Money Market issued 100,000 shares to the Manager for $100,000 to provide initial capital for the Trust.

     Currently, each Portfolio offers Class I, Class B, and Class C shares. Each class represents interest in the same assets of the applicable portfolio, and the classes are identical except for differences in their sales charge structures, ongoing service, distribution charges, and certain transfer agency expenses. In addition, Class B shares and all corresponding reinvested dividend shares automatically convert to Class I shares approximately eight years after issuance. All classes of shares have equal voting privileges except that each class has exclusive voting rights with respect to its service and/or distribution plan.

     The following is a summary of significant accounting policies consistently followed by each Portfolio:

     (a) Valuation of Investments

     Investment securities listed on a national securities exchange and securities traded in the over-the-counter National Market System are valued at the last reported sale price on the valuation date; if there are no such reported sales, the securities are valued at the last quoted bid price. Other securities traded over-the-counter and not part of the National Market System are valued at the last quoted bid price. Debt securities (other than short - term obligations) are valued each day by an independent pricing service approved by the Board of Trustees using methods which include current market quotations from a major market maker in the securities and trader-reviewed "matrix" prices. Short-term debt securities having a remaining maturity of sixty days or less are valued at amortized cost or amortized value, which approximates market value. Any securities or other assets for which market quotations are not readily available are valued at their fair value as determined in good faith under procedures established by the Board of Trustees. The ability of issuers of debt securities held by the portfolios to meet their obligations may be affected by economic or political developments in a specific state, industry or region. U.S. Government Money Market values all of its securities on the basis of amortized cost which approximates market value. Investments in countries in which International Equity may invest may involve certain considerations and risks not typically associated with domestic investments, including, but not limited to, the possibility of future political and economic developments and the level of governmental supervision and regulation of foreign securities markets.

     (b) Federal Income Tax

     It is each Portfolio's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable and tax-exempt income to shareholders. Therefore, no federal income tax provision is required.

     (c) Security Transactions and Other Income

     Security transactions are recorded on the trade date. In determining the gain or loss from the sale of securities, the cost of securities sold is determined on the basis of identified cost. Dividend income is recorded on the ex-dividend date and interest income is recorded on accrual basis. Discounts or premiums on debt securities purchased are accreted or amortized to interest income over the lives of the respective securities.

     (d) Dividends and Distributions

     The following table summarizes each Portfolio's dividend and capital gain declaration policy:

                                           Income
                                          Dividends   Capital Gains
          Large Capitalization Value      annually      annually
          Large Capitalization Growth     annually      annually
          Small Capitalization            annually      annually
          International Equity            annually      annually
          Investment Quality Bond          daily *      annually
          Municipal Bond                   daily *      annually
          U.S. Government Money Market     daily *      annually

            * paid monthly

     Each Portfolio records dividends and distributions to its shareholders on the ex-dividend date. The amount of dividends and distributions from net investment income and net realized gains are determined in accordance with federal income tax regulations, which may differ from accounting principles generally accepted in the United States. These "book-tax" differences are either permanent or temporary in nature. To the extent these differences are permanent in nature, such amounts are reclassified within the net asset accounts based on their federal tax-basis treatment; temporary differences do not require reclassification. To the extent dividends and distributions exceed current and accumulated earnings and profits for federal income tax purposes, they are reported as distributions of paid-in-surplus or tax return of capital.

Year ended August 31, 2002
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     (e) Allocation of Expenses

     Expenses specifically identifiable to a particular Portfolio are borne by that Portfolio. Other expenses are allocated to each Portfolio based on its net assets in relation to the total net assets of all the applicable Portfolios or another reasonable basis.

     (f) Repurchase Agreements

     The Trust, through its custodian, receives delivery of the underlying securities, the market value of which at the time of purchase is required to be in an amount at least equal to 101% of the resale price. The Manager is responsible for determining that the amount of these underlying securities is maintained at a level such that their market value is at all times equal to 101% of the resale price. In the event of default on the obligation to repurchase, the Trust has the right to liquidate the collateral and apply the proceeds toward satisfaction of the obligation.

     (g) Other

     The preparation of the financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements. Actual results could differ from those estimates.

2. MANAGEMENT FEE, ADMINISTRATION FEE AND OTHER TRANSACTIONS WITH AFFILIATES

     (a) The management fees are payable monthly by the Portfolio to the Manager and are computed daily at the following annual rates of each Portfolio's average daily net assets: .65% for Large Capitalization Value, Large Capitalization Growth and Small Capitalization; .75% for International Equity; .55% for Investment Quality Bond and Municipal Bond and .475% for U.S. Government Money Market.

     For the year ended August 31, 2002, the Manager contractually waived $99,232 for Large Capitalization Value, $76,305 for Large Capitalization Growth, $74,548 for Small Capitalization, $56,393 for International Equity, $24,402 for Investment Quality Bond, $88,883 for Municipal Bond Portfolio and $105,549 for U.S. Government Money Market Portfolio.

     The Portfolios also benefit from an expense offset arrangement with their custodian bank where uninvested cash balances earn credits that reduce monthly fees.

     (b) The Manager, not the Portfolios, pays a portion of its management fees to the Advisers at the following annual rates of each Portfolios' average daily net assets: .30% for Large Capitalization Value, Large Capitalization Growth and Small Capitalization; .40% for International Equity; .20% for Investment Quality Bond and Municipal Bond and .125% for U.S. Government Money Market.

     (c) The administration fee is accrued daily and payable monthly to the Administrator (exclusive of out of pocket administration fees).

      (d) The Portfolios have adopted a Plan of Distribution (the "Plan") pursuant to Rule 12b-1 under the 1940 Act with respect to the distribution of Class B and Class C shares of the Portfolios. The Plan provides that each Portfolio will pay the Distributor or other entities a fee, which is accrued daily and paid monthly, at the annual rate of 1.0% of the average net assets of Class B and Class C shares. Up to 0.25% of average daily net assets may be paid directly to the Manager for support services. A portion of the fee pursuant to the Plan, equal to 0.25% of the average daily net assets, is currently characterized as a service fee. A service fee is a payment made for personal service and/or the maintenance of shareholder accounts.

     (e) The Trust and the Manager have entered into an Excess Expense Agreement (the "Expense Agreement") effective January 1, 1999. In connection with the Expense Agreement, the Manager is currently waiving its management fees and/or assuming certain other operating expenses of certain Portfolios in order to maintain the expense ratios of each class of the Portfolios at or below predetermined levels (each an "Expense Cap"). The annual expense caps in effect August 31, 2002 for Class B were: 3.00% for Large Capitalization Value, Large Capitalization Growth and Small Capitalization; 3.30% for International Equity; 2.40% for Investment Quality Bond and Municipal Bond and 2.25% for U.S. Government Money Market. Under the terms of the Expense Agreement, expenses borne by the Manager are subject to reimbursement by the Portfolios up to five years from the date the fee or expense was incurred, but no reimbursement will be made by a Portfolio if it would result in the Portfolio exceeding its Expense Cap. The Expense Agreement can be terminated by either party, without penalty, upon 60 days prior notice. For the year ended August 31, 2002, no reimbursement payments were made by the Portfolios to the Manager under the terms of the Expense Agreement.

3. INVESTMENT TRANSACTIONS

     For the year ended August 31, 2002 purchases and sales of investment securities, other than short-term securities were as follows:

                                          Purchases        Sales
          Large Capitalization Value     $65,361,085    $63,674,096
          Large Capitalization Growth     19,732,088     32,856,307
          Small Capitalization             6,776,801     22,544,379
          International Equity             4,203,006      9,864,986
          Investment Quality Bond         14,280,593     21,342,590
          Municipal Bond                   3,865,126      5,912,235

Year ended August 31, 2002
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

At August 31, 2002, the composition of unrealized appreciation (depreciation) of investment securities were as follows:

                                Federal
                                Tax Cost      Appreciation   (Depreciation)        Net
Large Capitalization Value      $67,550,940    $2,791,854      $10,070,276     ($7,278,422)
Large Capitalization Growth      48,770,651     4,333,264        7,281,943      (2,948,679)
Small Capitalization             33,804,446     3,203,493        4,539,623      (1,336,130)
International Equity             19,798,960       497,015        6,423,679      (5,926,664)
Investment Quality Bond          30,380,853     1,622,648           39,834       1,582,814
Municipal Bond                   12,619,231       275,643              396         275,247

For U.S. federal income tax, the cost of securities owned at August 31, 2002 was substantially the same as the cost of securities for financial statement purposes.

4. AUTHORIZED SHARES OF BENEFICIAL INTEREST AND PAR VALUE PER SHARE

     Each Portfolio has unlimited Class I shares of beneficial interest authorized with $.01 par value per share. Transactions in capital stock for the I Class were as follows for the periods indicated:

                                             Year Ended           Year Ended
                                           August 31, 2002      August 31, 2001

Large Capitalization Value
    Issued                                      3,503,395            1,263,017
    Redeemed                                   (3,470,790)          (1,492,689)
    Reinvested from Dividends                     428,651              121,163
    Net Increase (Decrease) in Shares             461,256             (108,509)

Large Capitalization Growth
    Issued                                      1,060,255            1,747,007
    Redeemed                                   (1,822,966)          (1,947,095)
    Reinvested from Dividends                      11,771              596,447
    Net Increase (Decrease) in Shares            (750,940)             396,359

Small Capitalization
    Issued                                      5,505,610              778,010
    Redeemed                                   (6,943,376)          (1,073,977)
    Reinvested from Dividends                     426,478              396,246
    Net Increase (Decrease) in Shares          (1,011,288)             100,279

International Equity
    Issued                                     13,712,612           22,338,847
    Redeemed                                  (14,235,838)         (22,434,886)
    Reinvested from Dividends                          --              231,597
    Net Increase (Decrease) in Shares            (523,226)             135,558

Investment Quality Bond
    Issued                                      1,828,421           15,495,063
    Redeemed                                   (2,964,793)         (15,138,851)
    Reinvested from Dividends                     138,043              168,186
    Net Increase (Decrease) in Shares            (998,329)             524,398

Municipal Bond
    Issued                                        460,120              750,741
    Redeemed                                     (693,543)            (668,975)
    Reinvested from Dividends                      28,734               40,362
    Net Increase (Decrease) in Shares            (204,689)             122,128

U.S. Government Money Market
    Issued                                    224,028,302          164,862,687
    Redeemed                                 (227,997,693)        (161,134,490)
    Reinvested from Dividends                     493,400            1,717,038
    Net Increase (Decrease) in Shares          (3,475,991)           5,445,235

Year ended August 31, 2002
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Each Portfolio has unlimited Class B and Class C shares of beneficial interest authorized with $.01 par value per share. Transactions in capital stock for the Class B and Class C shares were as follows for the period indicated:

                                                       Class B                             Class C

                                             Year Ended        Year Ended        Year Ended        Year Ended
                                           August 31, 2002   August 31, 2001   August 31, 2002   August 31, 2001
Large Capitalization Value
    Issued                                         24,322            13,310           105,322            44,868
    Redeemed                                      (41,707)          (22,973)          (95,839)          (56,116)
    Reinvested from Dividends                       6,195             2,340            20,581             6,060
    Net Increase (Decrease) in Shares             (11,190)           (7,323)           30,064            (5,188)

Large Capitalization Growth
    Issued                                         14,698            14,143            73,362            65,700
    Redeemed                                      (42,396)          (34,815)         (125,129)          (71,589)
    Reinvested from Dividends                         181            13,244               610            31,452
    Net Increase (Decrease) in Shares             (27,517)           (7,448)          (51,157)           25,563

Small Capitalization
    Issued                                         14,623             4,832            59,297            19,387
    Redeemed                                      (13,953)           (7,039)          (62,788)          (55,302)
    Reinvested from Dividends                       4,795             3,833            14,755            14,384
    Net Increase (Decrease) in Shares               5,465             1,626            11,264           (21,531)

International Equity
    Issued                                          1,057             6,880            26,044           146,674
    Redeemed                                      (13,882)           (5,262)          (52,827)         (154,871)
    Reinvested from Dividends                          --             3,198                --            10,680
    Net Increase (Decrease) in Shares             (12,825)            4,816           (26,783)            2,483

Investment Quality Bond
    Issued                                         17,605            21,948           138,435            78,412
    Redeemed                                       (9,219)           (2,706)         (113,344)          (30,496)
    Reinvested from Dividends                       1,437               655             7,011             6,931
    Net Increase (Decrease) in Shares               9,823            19,897            32,102            54,847

Municipal Bond
    Issued                                             --             2,272            56,700           149,489
    Redeemed                                       (1,509)             (256)          (39,835)         (104,553)
    Reinvested from Dividends                          77                57               910               558
    Net Increase (Decrease) in Shares              (1,432)            2,073            17,775            45,494

U.S. Government Money Market
    Issued                                        151,508            96,537         1,230,033         4,972,997
    Redeemed                                     (164,005)         (106,281)       (4,061,683)       (1,660,611)
    Reinvested from Dividends                         864             3,950            12,699            46,213
    Net Increase (Decrease) in Shares             (11,634)           (5,794)       (2,818,950)        3,358,599

Year ended August 31, 2002
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

5. FEDERAL TAX INFORMATION

During the year ended August 31, 2002, as a result of permanent book to tax differences, the Portfolios incurred differences that affected undistributed net investment income (loss), accumulated net realized gain (loss) on investments and aggregate paid in capital by the amounts in the table that follows. Net assets were not affected by this reclassification.

                                               Increase           Increase
                                              (Decrease)         (Decrease)        Increase
                                             Undistributed       Accumulated      (Decrease)
                                            Net Investment      Net Realized       Paid in
                                                Income              Gain           Capital
Large Capitalization Value Portfolio           $ (7,397)          $88,903         $ (81,506)

Large Capitalization Growth Portfolio           398,343               (63)         (398,280)

Small Capitalization Portfolio                  121,756             3,409          (125,165)

International Equity Portfolio                   19,149                --           (19,149)

Investment Quality Bond Portfolio                16,742           (16,742)               --

Municipal Bond Portfolio                          4,163            (4,163)               --

U.S. Government Money Market Portfolio          108,274            (4,478)         (103,796)

The tax character of dividends and distributions paid during the year ended August 31, 2002 were as follows:

                                             Ordinary     Long-Term     Tax Exempt
                                              Income     Capital Gain     Income        Total
Large Capitalization Value Portfolio        $2,717,336    $5,117,452    $       --   $7,834,788

Large Capitalization Growth Portfolio               --       194,366            --      194,366

Small Capitalization Portfolio               4,306,519       464,137            --    4,770,656

International Equity Portfolio                      --            --            --           --

Investment Quality Bond Portfolio            1,524,514        88,905            --    1,613,419

Municipal Bond Portfolio                            --        17,369       310,487      327,856

U.S. Government Money Market Portfolio         567,366            --            --      567,366


As of August 31, 2002, the components of Distributable Earnings/(Accumulated Losses) on a tax basis were as follows:

                                          Undistributed   Undistributed     Capital                       Post-October
                                            Ordinary        Long-term         Loss         Post-October     Currency
                                             Income        Capital Gain   Carryforwards      Losses          Losses
Large Capitalization Value Portfolio         $    --      $         --    $         --    $(15,601,775)      $   --
Large Capitalization Growth Portfolio             --                --      (8,141,985)    (13,104,940)          --
Small Capitalization Portfolio                    --         2,039,788              --              --           --
International Equity Portfolio                    --                --      (2,295,338)     (2,304,077)          --
Investment Quality Bond Portfolio                 --           252,401              --              --           --
Municipal Bond Portfolio                          --             1,757              --              --           --
U.S. Government Money Market Portfolio            --                --              --              --           --

                                            Unrealized             Total
                                           Appreciation    Distributable Earnings
                                          (Depreciation)   (Accumulated Earnings)
Large Capitalization Value Portfolio       $(7,278,422)        $(22,880,197)
Large Capitalization Growth Portfolio       (2,948,679)         (24,195,604)
Small Capitalization Portfolio              (1,336,130)             703,658
International Equity Portfolio              (5,926,664)         (10,526,079)
Investment Quality Bond Portfolio            1,582,814            1,835,215
Municipal Bond Portfolio                       275,247              277,004
U.S. Government Money Market Portfolio              --

For Federal income tax purposes, capital loss carryforwards may be carried forward and applied against future capital gains. The Portfolios' capital loss carryforwards will expire between August 31, 2009 and August 31, 2010.

Post-October losses represent losses realized on investments and foreign currency transactions occurring after October 31, 2001 that, in accordance with Federal income tax regulations the Portfolios have elected to defer and treat as having arisen in the following fiscal year.

Year ended August 31, 2002
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

6. SUBSEQUENT EVENT (Unaudited)

On September 20, 2002, the Board of Trustees of the Saratoga Advantage Trust (the "Trust") voted to replace certain of the Trust's service providers with the following service providers:

Custodian (effective the close of business October 31, 2002):
Bank of New York
15 Broad Street
New York, NY 10286

Transfer Agent (effective the close of business January 31, 2003):
Orbitex Data Services, Inc.
4020 South 147th Street, Suite 2
Omaha, NE 68137

Distributor (effective the close of business November 22, 2002):
Orbitex Funds Distributor, Inc.
One Station Place, Suite 7S
Stanford, CT 06902

Administrator (effective the close of business November 22, 2002):
Orbitex Fund Services, Inc.
Hauppauge Corporate Center
150 Motor Parkway
Hauppauge, NY 11788

Fund Accounting (effective the close of business October 31, 2002):
Orbitex Fund Services, Inc.
Hauppauge Corporate Center
150 Motor Parkway
Hauppauge, NY 11788

--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS (For a share outstanding throughout each period)
--------------------------------------------------------------------------------

                                                           INCOME FROM                             DIVIDENDS AND
                                                      INVESTMENT OPERATIONS                        DISTRIBUTIONS
                                                      ---------------------                        -------------

                                                                                                          Distributions
                                                                      Net                                      To
                                                                   Realized                               Shareholders
                                                                      And                  Dividends to     from Net      Net
                                         Net Asset                Unrealized     Total     Shareholders     Realized     Asset
                                           Value,       Net       Gain(Loss)      from       from Net         Gains      Value,
                                         Beginning   Investment        on      Investment   Investment         on        End of
                                         of Period  Income(Loss)  Investments  Operations     Income      Investments    Period

Large Capitalization Value Portfolio (Class B)
Year Ended August 31, 2002                $18.89       $0.04        ($4.69)     ($4.65)          --          ($1.61)     $12.63
Year Ended August 31, 2001                 18.25       (0.10)         1.31        1.21        (0.11)          (0.46)      18.89
Year Ended August 31, 2000                 20.50        0.13         (0.41)      (0.28)       (0.17)          (1.80)      18.25
January 4, 1999 to August 31, 1999 (2)     20.21       (0.02)         0.31        0.29           --              --       20.50


                                                                      RATIOS
                                                                      ------




                                                    Net     Ratio of Net  Ratio of Net
                                                   Assets    Operating     Investment
                                                   End of     Expenses    Income(Loss)   Portfolio
                                          Total    Period    To Average    to Average     Turnover
                                         Return*   (000's)   Net Assets    Net Assets      Rate

Large Capitalization Value Portfolio (Class B)
Year Ended August 31, 2002               (26.71%)    $652    2.40%   (1)  (0.73%)  (1)      84%
Year Ended August 31, 2001                 6.63%    1,186    1.86%   (1)  (0.30)%  (1)      86%
Year Ended August 31, 2000                (1.33%)   1,280    1.78%   (1)  (0.03)%  (1)      90%
January 4, 1999 to August 31, 1999 (2)     1.43%      172    1.72% (1,3)  (0.53%) (1,3)     67%

(1) During the fiscal year ended August 31, 2001 and August 31, 2000 Saratoga did not waive any of its management fees. During the fiscal years ended August 31, 2002 and August 31, 1999, Saratoga Capital Management waived a portion of its management fees. Additionally, for the periods presented above, the Portfolio benefited from an expense offset arrangement with its custodian bank. If such waivers, assumptions and expense offsets had not been in effect for the respective periods, the ratios of net operating expenses to average daily net assets and of net investment income (loss) to average daily net assets would have been 2.50% and (0.83%) respectively, for the year ended August 31, 2002, 1.86% and (0.30%) respectively, for the year ended August 31, 2001, 1.78% and (0.03%) respectively, for the year ended August 31, 2000, 2.21% and 1.02% respectively, for the year ended August 31, 1999.

Large Capitalization Growth Portfolio (Class B)
Year Ended August 31, 2002                $14.71      ($0.10)       ($3.61)     ($3.71)          --          ($0.04)     $10.96
Year Ended August 31, 2001                 32.99       (0.32)       (14.78)     (15.10)          --           (3.18)      14.71
Year Ended August 31, 2000                 26.75       (0.13)         8.03        7.90           --           (1.66)      32.99
January 4, 1999 to August 31, 1999 (2)     24.74       (0.04)         2.05        2.01           --              --       26.75

Large Capitalization Growth Portfolio (Class B)
Year Ended August 31, 2002               (25.29%)    $547    2.40%   (1)  (1.55%)   (1)     32%
Year Ended August 31, 2001               (48.78%)   1,140    1.85%   (1)  (1.17)%   (1)     36%
Year Ended August 31, 2000                30.22%    2,801    1.67%   (1)  (1.16)%   (1)     33%
January 4, 1999 to August 31, 1999 (2)     8.12%      204    1.19% (1,3)  (0.73%) (1,3)     39%

(1) During the fiscal years ended August 31, 2001 Saratoga did not waive any of its management fees. During the fiscal years ended August 31, 2002, August 31, 2000, and August 31, 1999, Saratoga Capital Management waived a portion of its management fees. Additionally, for the periods presented above, the Portfolio benefited from an expense offset arrangement with its custodian bank. If such waivers, assumptions and expense offsets had not been in effect for the respective periods, the ratios of net operating expenses to average daily net assets and of net investment income (loss) to average daily net assets would have been 2.51% and (1.66%) respectively, for the year ended August 31, 2002, 1.90% and (1.17%) respectively, for the year ended August 31, 2001, 1.72% and (1.11%) respectively, for the year ended August 31, 2000, 3.31% and (2.86%) respectively, for the year ended August 31, 1999.

--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS (For a share outstanding throughout each period)
--------------------------------------------------------------------------------

                                                           INCOME FROM                             DIVIDENDS AND
                                                      INVESTMENT OPERATIONS                        DISTRIBUTIONS
                                                      ---------------------                        -------------

                                                                                                          Distributions
                                                                      Net                                      To
                                                                   Realized                               Shareholders
                                                                      And                  Dividends to     from Net      Net
                                         Net Asset                Unrealized     Total     Shareholders     Realized     Asset
                                           Value,       Net       Gain(Loss)      from       from Net         Gains      Value,
                                         Beginning   Investment        on      Investment   Investment         on        End of
                                         of Period  Income(Loss)  Investments  Operations     Income      Investments    Period

Small Capitalization Portfolio (Class B)
Year Ended August 31, 2002                $11.74      ($0.04)       ($0.66)     ($0.70)          --          ($1.18)      $9.86
Year Ended August 31, 2001                 12.70       (0.11)         0.30        0.19           --           (1.15)      11.74
Year Ended August 31, 2000                 10.04       (0.06)         2.84        2.78           --           (0.12)      12.70
January 4, 1999 to August 31, 1999 (2)      9.33       (0.02)         0.73        0.71           --              --       10.04


                                                                      RATIOS
                                                                      ------




                                                    Net     Ratio of Net  Ratio of Net
                                                   Assets    Operating     Investment
                                                   End of     Expenses    Income(Loss)   Portfolio
                                          Total    Period    To Average    to Average     Turnover
                                         Return*   (000's)   Net Assets    Net Assets      Rate

Small Capitalization Portfolio (Class B)
Year Ended August 31, 2002                (6.42%)    $409    2.43%   (1)  (1.26%)  (1)      17%
Year Ended August 31, 2001                 2.62%      422    2.08%   (1)  (0.92%)  (1)      96%
Year Ended August 31, 2000                28.17%      436    2.04%   (1)  (1.11%)  (1)      59%
January 4, 1999 to August 31, 1999 (2)     7.61%       73    1.42% (1,3)  (1.02%) (1,3)     32%

(1) During the year ended August 31, 2001 Saratoga did not waive any of its management fees. During the fiscal year ended August 31, 2002, August 31, 2000, and August 31, 1999, Saratoga Capital Management waived a portion of its management fees. Additionally, for the periods presented above, the Portfolio benefited from an expense offset arrangement with its custodian bank. If such waivers, assumptions and expense offsets had not been in effect for the respective periods, the ratios of net operating expenses to average daily net assets and of net investment income (loss) to average daily net assets would have been 2.61% and (1.44%) respectively, for the year ended August 31, 2002, 2.09% and (0.92%) respectively, for the year ended August 31, 2001, 0.02% and 0.01% respectively, for the year ended August 31, 2000, 1.43% and (1.02%) respectively, for the year ended August 31, 1999.

International Equity Portfolio (Class B)
Year Ended August 31, 2002                 $8.87      ($0.01)       ($2.00)     ($2.01)          --              --       $6.86
Year Ended August 31, 2001                 15.41       (0.10)        (5.19)      (5.29)          --           (1.25)       8.87
Year Ended August 31, 2000                 13.09          --          2.58        2.58        (0.08)          (0.18)      15.41
January 4, 1999 to August 31, 1999 (2)     12.29       (0.02)         0.82        0.80           --              --       13.09

International Equity Portfolio (Class B)
Year Ended August 31, 2002               (22.66%)    $132    2.51%   (1)  (1.03%)   (1)     24%
Year Ended August 31, 2001               (36.40%)     285    1.99%   (1)  (0.95%)   (1)     45%
Year Ended August 31, 2000                19.71%      420    2.02%   (1)  (0.67%)   (1)     45%
January 4, 1999 to August 31, 1999 (2)     6.51%       68    2.16% (1,3)  (0.77%) (1,3)     46%

(1) During the fiscal year ended August 31, 2001 and August 31, 2000 Saratoga did not waive any of its management fees. During the fiscal years ended August 31, 2002 and August 31, 1999, Saratoga Capital Management waived a portion of its management fees. Additionally, for the periods presented above, the Portfolio benefited from an expense offset arrangement with its custodian bank. If such waivers, assumptions and expense offsets had not been in effect for the respective periods, the ratios of net operating expenses to average daily net assets and of net investment income (loss) to average daily net assets would have been 3.01% and (1.53%) respectively, for the year ended August 31, 2002, 2.18% and (0.95%) respectively, for the year ended August 31, 2001, 2.18% and (0.51%) respectively, for the year ended August 31, 2000, 2.84% and (1.45%) respectively, for the year ended August 31, 1999.

--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS (For a share outstanding throughout each period)
--------------------------------------------------------------------------------

                                                           INCOME FROM                             DIVIDENDS AND
                                                      INVESTMENT OPERATIONS                        DISTRIBUTIONS
                                                      ---------------------                        -------------

                                                                                                          Distributions
                                                                      Net                                      To
                                                                   Realized                               Shareholders
                                                                      And                  Dividends to     from Net      Net
                                         Net Asset                Unrealized     Total     Shareholders     Realized     Asset
                                           Value,       Net       Gain(Loss)      from       from Net         Gains      Value,
                                         Beginning   Investment        on      Investment   Investment         on        End of
                                         of Period  Income(Loss)  Investments  Operations     Income      Investments    Period

Investment Quality Bond Portfolio (Class B)
Year Ended August 31, 2002                $10.42       $0.53         $0.18       $0.71       ($0.41)         ($0.02)     $10.70
Year Ended August 31, 2001                  9.89        0.42          0.53        0.95        (0.42)             --       10.42
Year Ended August 31, 2000                  9.88        0.46          0.01        0.47        (0.46)             --        9.89
January 4, 1999 to August 31, 1999 (2)     10.29        0.28         (0.41)      (0.13)       (0.28)             --        9.88


                                                                      RATIOS
                                                                      ------




                                                    Net     Ratio of Net  Ratio of Net
                                                   Assets    Operating     Investment
                                                   End of     Expenses    Income(Loss)   Portfolio
                                          Total    Period    To Average    to Average     Turnover
                                         Return*   (000's)   Net Assets    Net Assets      Rate

Investment Quality Bond Portfolio (Class B)
Year Ended August 31, 2002                 7.04%     $453    2.23%   (1)  3.87%   (1)       46%
Year Ended August 31, 2001                 9.80%      339    1.91%   (1)  4.06%   (1)       52%
Year Ended August 31, 2000                 4.88%      125    1.92%   (1)  4.68%   (1)       53%
January 4, 1999 to August 31, 1999 (2)    (1.32%)      64    1.07% (1,3)  2.23% (1,3)       62%

(1) During the fiscal year ended August 31, 2001 and August 31, 2000 Saratoga did not waive any of its management fees. During the fiscal years ended August 31, 2002 and August 31, 1999, Saratoga Capital Management waived a portion of its management fees. Additionally, for the periods presented above, the Portfolio benefited from an expense offset arrangement with its custodian bank. If such waivers, assumptions and expense offsets had not been in effect for the respective periods, the ratios of net operating expenses to average daily net assets and of net investment income (loss) to average daily net assets would have been 2.44% and 3.66% respectively, for the year ended August 31, 2002, 2.06% and 4.06% respectively, for the year ended August 31, 2001, 1.96% and 4.72% respectively, for the year ended August 31, 2000, 1.13% and 2.29% respectively, for the year ended August 31, 1999.

Municipal Bond Portfolio (Class B)
Year Ended August 31, 2002                $10.66       $0.26         $0.04       $0.30       ($0.31)         ($0.02)     $10.63
Year Ended August 31, 2001                 10.10        0.32          0.56        0.88        (0.32)             --       10.66
Year Ended August 31, 2000                 10.00        0.34          0.16        0.50        (0.34)          (0.06)      10.10
January 4, 1999 to August 31, 1999 (2)     10.66        0.25         (0.66)      (0.41)       (0.25)             --       10.00

Municipal Bond Portfolio (Class B)
Year Ended August 31, 2002                 2.89%      $24    2.27%   (1)  2.97%   (1)       48%
Year Ended August 31, 2001                 8.85%       39    2.19%   (1)  3.02%   (1)       21%
Year Ended August 31, 2000                 5.14%       16    2.19%   (1)  3.38%   (1)       12%
January 4, 1999 to August 31, 1999 (2)    (3.91%)       8    1.24% (1,3)  1.76% (1,3)       23%

(1) During the fiscal year ended August 31, 2002, August 31, 2001, August 31, 2000, and August 31, 1999, Saratoga Capital Management waived a portion of its management fees. Additionally, for the periods presented above, the Portfolio benefited from an expense offset arrangement with its custodian bank. If such waivers, assumptions and expense offsets had not been in effect for the respective periods, the ratios of net operating expenses to average daily net assets and of net investment income (loss) to average daily net assets would have been 3.38% and 1.86% respectively, for the year ended August 31, 2002, 2.54% and 3.02% respectively, for the year ended August 31, 2001, 3.11% and 2.78% respectively, for the year ended August 31, 2000, 1.44% and 1.96% respectively, for the year ended August 31, 1999.

--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS (For a share outstanding throughout each period)
--------------------------------------------------------------------------------

                                                           INCOME FROM                             DIVIDENDS AND
                                                      INVESTMENT OPERATIONS                        DISTRIBUTIONS
                                                      ---------------------                        -------------

                                                                                                          Distributions
                                                                      Net                                      To
                                                                   Realized                               Shareholders
                                                                      And                  Dividends to     from Net      Net
                                         Net Asset                Unrealized     Total     Shareholders     Realized     Asset
                                           Value,       Net       Gain(Loss)      from       from Net         Gains      Value,
                                         Beginning   Investment        on      Investment   Investment         on        End of
                                         of Period  Income(Loss)  Investments  Operations     Income      Investments    Period

U.S. Government Money Market Portfolio (Class B)
Year Ended August 31, 2002                 $1.00       $0.01            --       $0.01       ($0.01)             --       $1.00
Year Ended August 31, 2001                  1.00        0.04            --        0.04        (0.04)             --        1.00
Year Ended August 31, 2000                  1.00        0.04            --        0.04        (0.04)             --        1.00
January 4, 1999 to August 31, 1999 (2)      1.00        0.02            --        0.02        (0.02)             --        1.00


                                                                      RATIOS
                                                                      ------




                                                    Net     Ratio of Net  Ratio of Net
                                                   Assets    Operating     Investment
                                                   End of     Expenses    Income(Loss)   Portfolio
                                          Total    Period    To Average    to Average     Turnover
                                         Return*   (000's)   Net Assets    Net Assets      Rate

U.S. Government Money Market Portfolio (Class B)
Year Ended August 31, 2002                  0.73%     $97    2.07%   (1)  0.35%   (1)       N/A
Year Ended August 31, 2001                  3.67%     109    1.89%   (1)  3.56%   (1)       N/A
Year Ended August 31, 2000                  4.10%     115    1.87%   (1)  4.06%   (1)       N/A
January 4, 1999 to August 31, 1999 (2)      1.94%      70    1.06% (1,3)  1.82% (1,3)       N/A

(1) During the fiscal year ended August 31, 2000 Saratoga did not waive any of its management fees. During the fiscal years ended August 31, 2002, August 31, 2001 and August 31, 1999, Saratoga Capital Management waived a portion of its management fees. Additionally, for the periods presented above, the Portfolio benefited from an expense offset arrangement with its custodian bank. If such waivers, assumptions and expense offsets had not been in effect for the respective periods, the ratios of net operating expenses to average daily net assets and of net investment income (loss) to average daily net assets would have been 2.38% and 0.04% respectively, for the year ended August 31, 2002, 1.89% and 3.56% respectively, for the year ended August 31, 2001, 1.87% and 4.06% respectively, for the year ended August 31, 2000, 1.87% and 4.06% respectively, for the year ended August 31, 1999.


--------------------------------------------------------------------------------

(2)  Commencement of offering.
(3)  Not Annualized.

* Assumes reinvestment of all dividends and distributions. Aggregate (not annualized) total return is shown for any period shorter than one year. Total Return does not reflect the deduction of taxes that a shareholder would pay on Fund distributions or on the redemption of Fund shares.

                         REPORT OF INDEPENDENT AUDITORS


To the Shareholders and Board of Trustees of The Saratoga Advantage Trust:

We have audited the accompanying statements of assets and liabilities, including the schedules of investments, of The Saratoga Advantage Trust ("The Trust") (comprising, respectively, the Large Capitalization Value, Large Capitalization Growth, Small Capitalization, International Equity, Investment Quality Bond, Municipal Bond and U.S. Government Money Market Portfolios) as of August 31, 2002, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for the years indicated therein. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of August 31, 2002, by correspondence with the custodian and others. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the respective portfolios constituting The Saratoga Advantage Trust at August 31, 2002, and the results of their operations for the year then ended, and the changes in their net assets for each of the two years in the period then ended and the financial highlights for the indicated years, in conformity with accounting principles generally accepted in the United States.


                                                           ERNST & YOUNG LLP

New York, New York
October 9, 2002

--------------------------------------------------------------------------------
TAX INFORMATION (UNAUDITED)
--------------------------------------------------------------------------------


We are required by subchapter M of the Internal Revenue Code of 1986, as amended to advise you within 60 days of each portfolio's fiscal year end (August 31, 2002) as to the federal tax status of distributions received by shareholders during such fiscal year. Accordingly, we are advising you that the following distributions paid during the fiscal year by the Portfolios were derived from the following sources:





                                                                             Long-Term       Dividend*
                                                      Tax                  Capital Gains     Received
                                                     Exempt                 (20% Rate)       Deduction
                                            ---------------------------------------------------------------
Large Capitalization Value Portfolio                                         5,117,452        44.45%
Large Capitalization Growth Portfolio                                          194,366          0%
Small Capitalization Portfolio                                                 464,137        9.98%
International Equity Portfolio
Investment Quality Bond Portfolio                                               88,905
Municipal Bond Portfolio**                           310,487                    17,369
U.S. Government Money Market Portfolio




* Percentage of ordinary income dividends qualifying for the dividends received deduction available to corporate shareholders.

**       The Portfolio's net investment income is tax exempt.

Since each Portfolio's fiscal year is not the calendar year, another notification will be sent with respect to the calendar year 2002. Such notification, which will reflect the amount to be used by calendar year taxpayers on their federal income tax returns, will be made in conjunction with Form 1099 DIV and will be mailed in January 2003. Shareholders are advised to consult their own tax advisers with respect to the tax consequences of their investment in each of the Portfolios.

SARATOGA ADVANTAGE TRUST

Supplemental Information (unaudited)

Board of Trustees & Officers

The Trust is governed by a Board of Trustees which oversees the Portfolios' operations. Officers are appointed by the Trustees and serve at the pleasure of the Board. The table below shows, for each Trustee and Officer, his or her name, address, and age, the position held with the Trust, the length of time served as Trustee and Officer of the Trust, the Trustee's or Officer's principal occupations during the last five years, the number of portfolios in the Saratoga Family of Funds overseen by the Trustee or Officer, and other directorships held by the Trustee or Officer.

The Trust's Statement of Additional Information contains additional information about the Directors and Officers and is available without charge, upon request, by calling 1-800-807-FUND (3863).

Interested Trustees

------------------------------------------------------------------------------------------------------------------------------------
                        Position(s)       Term /                                        Number of
                         Held with      Length of     Principal Occupation(s)   Portfolios in Fund Complex     Other Directorships
Name, Age and Address      Trust       Time Served      During Past 5 Years        Overseen by Trustee           Held by Trustee
------------------------------------------------------------------------------------------------------------------------------------
Bruce E.               President,      Since 1994    Chairman, President and     7 Portfolios                    None
Ventimiglia, 47        CEO, and                      Chief Executive Officer
1101 Stewart Avenue,   Chairman of                   of Saratoga Capital
Suite 207              the Board of                  Management I, LLC
Garden City, NY 11530  Trustees *
------------------------------------------------------------------------------------------------------------------------------------


Independent Trustees

------------------------------------------------------------------------------------------------------------------------------------
Name, Age and Address   Position(s)       Term /                                        Number of
                         Held with      Length of     Principal Occupation(s)   Portfolios in Fund Complex     Other Directorships
                           Trust       Time Served      During Past 5 Years        Overseen by Trustee           Held by Trustee
------------------------------------------------------------------------------------------------------------------------------------
Patrick H.             Trustee         Since 1994    Partner with the law firm   7 Portfolios                    None
McCollough, 60                                       of Kelly Cawthorne
101 S. Washington
Square, 9th Floor
Lansing, MI 48933
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Udo Koopmann, 61       Trustee         Since 1997    Retired                     7 Portfolios                    None
11500 Governor's
Drive
Chapel Hill, NC 27514

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Floyd E. Seal, 53      Trustee         Since 1997    Chief Executive Officer     7 Portfolios                    None
7565 Industrial Court                                and 50% owner of
Alpharetta, GA 30004                                 TARAHILL, INC., d.b.a.
                                                     Pet Goods Manufacturing &
                                                     Imports, Alpharetta, GA;
                                                     Partner of S&W
                                                     Management, Gwinnet, GA
------------------------------------------------------------------------------------------------------------------------------------

Officers

------------------------------------------------------------------------------------------------------------------------------------
Name, Age and Address   Position(s)       Term /                                        Number of
                         Held with      Length of     Principal Occupation(s)   Portfolios in Fund Complex     Other Directorships
                           Trust       Time Served      During Past 5 Years        Overseen by Officer           Held by Officer
------------------------------------------------------------------------------------------------------------------------------------
Stephen Ventimiglia,   Vice            Since 1994    Vice Chairman and Chief     7 Portfolios                    None
46                     President And                 Investment Officer of
1101 Stewart           Secretary *                   Saratoga Capital
Avenue, Suite 207                                    Management I, LLC
Garden City, NY 11530
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
William P. Marra, 51   Treasurer and   Since 1997    Chief Financial Officer     7 Portfolios                    None
1101 Stewart Avenue,   Chief                         of Saratoga Capital
Suite 207 Garden       Financial                     Management I, LLC
City, NY 11530         Officer
------------------------------------------------------------------------------------------------------------------------------------

* Bruce E. Ventimiglia and Stephen Ventimiglia are brothers.

                          THE SARATOGA ADVANTAGE TRUST
                                  ANNUAL REPORT
                              AS OF AUGUST 31, 2002

                                 CLASS C SHARES


                                TABLE OF CONTENTS


Chairman's Letter.....................................................   Page 1

Investment Review.....................................................   Page 4

Schedules of Investments..............................................   Page 17

Statements of Assets and Liabilities..................................   Page 38

Statements of Operations..............................................   Page 39

Statements of Changes in Net Assets...................................   Page 40

Notes to Financial Statements.........................................   Page 42

Financial Highlights..................................................   Page 48

Independent Auditor's Report..........................................   Page 52

Tax Information.......................................................   Page 53

Management and Trustees Information...................................   Page 54


                 This report is authorized for distribution only
                     to shareholders and to others who have
                       received a copy of the prospectus.

                              TRUSTEES AND OFFICERS


Bruce E. Ventimiglia                    Trustee, Chairman, President & CEO

Patrick H. McCollough                   Trustee

Udo W. Koopmann                         Trustee

Floyd E. Seal                           Trustee

Stephen Ventimiglia                     Vice President & Secretary

William P. Marra                        Treasurer & Chief Financial Officer


Investment Manager                           Distributor

Saratoga Capital Management                  Funds Distributor, Inc.
1101 Stewart Avenue, Suite 207               60 State Street, Suite 1300
Garden City, NY  11530-4808                  Boston, MA  02109


Transfer and Shareholder Servicing Agent     Custodian

State Street Bank and Trust Company          State Street Bank and Trust Company
P.O. Box 8514                                P.O. Box 351
Boston, MA  02266                            Boston, MA  02101

                          THE SARATOGA ADVANTAGE TRUST

                          Annual Report to Shareholders

October 23, 2002


Dear Shareholder:

We are pleased to provide you with this annual report on the investment strategies and performance of the portfolios in the Saratoga Advantage Trust (the "Trust"). This report covers the twelve months from September 1, 2001 through August 31, 2002.

           Has Irrational Exuberance Turned Into Irrational Pessimism?

Unfortunately, negative stock market trends can cause emotion to dictate investment decisions instead of sound judgment. This appears to be occurring presently. In 1990 much of the headline news was focused on potential war in the Middle East and an economic downturn, as it is today. Some observations:

1) The economy seems to be on the right track as it was after March of 1991.

The economy from September 1990 through March 1991 was in a mild recession. After that recession ended, the Gross Domestic Product (GDP) advanced by quarterly growth rates of 2.6%, 1.3%, and 2.5%. Recently we experienced a mild recession in 2001, followed by quarterly GDP growth rates of 2.7%, 5%, and 1.3%.

2) Inflation seems to be under control as it was in 1992.

The inflation rate as measured by the Consumer Price Index (CPI) as of August 2002 (eleven months after the recent recession might have concluded) stands at 1.8%, down from 3.7% in January 2001. Eleven months after the recession of 1990/1991, the CPI declined to 2.6%, down from 6.3% in October 1990.

3) Retail sales appear to be heading in the right direction.

Personal Consumption Expenditures (PCE) accounts for about 70% of the growth of the GDP. Retail sales are a good proxy for PCE. January 1991 retail sales hit a year-to-year (y-t-y) low of -2% and, by February 1992, eleven months into that expansion, retail sales advanced by 4.4% y-t-y. Retail sales bottomed at .5% y-t-y as of September 2001, and as of August 2002 retail sales grew at a healthy rate of 5.2% y-t-y.

All of these statistics appear to be growing at a normal pace for eleven months into a recovery, so why is there so much fear and uncertainty? Is it the talk of war or a return to a government budget deficit? Historically, when war has been rumored the stock market has performed poorly. Leading up to the 1990/1991 Persian Gulf War the market declined sharply. However, when we started executing a plan to overwhelm the enemy the stock market began one of its longest bull (i.e., advancing) markets. In addition, historically budget deficits have not been a negative for the market. While there are no guarantees in the stock markets, and past performance is not a guarantee of future results, the stock market has usually performed better during times of deficit than surplus. From 1926 through 2000 there were 60 years of deficits and only 15 years of surpluses, nonetheless the Standard & Poor's 500(R) stock index advanced at an average annual rate of about +11%. The stock market during many periods of surplus produced only slight gains or negative returns. However, during times of deficits the market usually performed very well. John Maynard Keynes, the namesake of Keynesian Economics, might have greeted this news positively. We believe the economy is properly positioned for this stage of its recovery. We also believe that investors should approach the stock market with well thought out investment strategies, and should not cast their strategies out into the winds of emotion.

In light of recent stock market volatility, many investors are questioning what they should do with their investments going forward. Let's revisit some sound investment principles that can help you traverse both rising and falling markets.

                          Sound Investment Principles:

     1) A well-designed asset allocation strategy is the anchor for many successful investors. Establish an asset allocation strategy (for example, a strategy to diversify your assets amongst stock, bond and money market mutual funds) that you will be comfortable with in both advancing and declining markets. A sensible asset allocation strategy should take into consideration your: investment objectives, tolerance for risk, income needs and investment time horizon. Review your asset allocation strategy with your financial advisor. If you have implemented an asset allocation strategy that you are comfortable with, then don't let short-term stock and bond market fluctuations or investment manias change your long-term investment strategy - remain anchored. Remember, it is normal to lose money during various time periods when you invest in stocks and bonds; this is part of the price that investors pay to try to earn higher rates of return over the long haul than they might earn if they place money in investments that don't fluctuate in value.

     2) Many successful investors put professional money managers on their investment teams. We are proud to be able to offer you the ability to access multiple investment asset classes through the Saratoga Advantage Trust's portfolios. The Trust's portfolios are managed by some of the world's leading institutional investment advisory firms. These are the same investment advisory firms that manage money for some of the largest corporations, pension plans and foundations. Each of the advisors has been selected on the basis of their: research capabilities, long-term investment performance, organizational stability, investment philosophy, and other key factors. The Trust's diversity of portfolio structure is designed to give you the opportunity to efficiently implement your asset allocation strategy to create a balanced portfolio in accordance with your investment goals and objectives. For your serious, "core" assets, let full-time investment professionals purchase and sell securities on your behalf.

     3) Stay focused on your long-term investment goals. Monitor your investment results on a regular basis to determine if your long-term investment objectives are being met. When reviewing the performance of the institutional investment advisory firms that manage the portfolios of the Trust, and the performance of money managers in general, please remember that it is not unusual for managers' returns to vary significantly from their benchmark indices over short-term measurement periods such as several quarters. In fact, the more volatile the style of management the more likely it is to have significant deviations from the index it is being measured against over short-term measurement periods.

     4) Consider adding money to your investment portfolio when it declines in value. No one can tell you for sure when a market has reached bottom. It takes courage to be a successful investor.

     5) Be disciplined and patient with your investment strategy. Successful investing requires both discipline and patience.

Following you will find specific information on the investment strategy and performance of each of the Trust's portfolios. Please speak with your financial advisor if you have any questions about your investment in the Saratoga Advantage Trust or your allocation of assets among the portfolios.

We remain dedicated to serving your investment needs. Thank you for investing with us.


Best wishes,


Bruce E. Ventimiglia
Chairman, President and
Chief Executive Officer

                      LARGE CAPITALIZATION VALUE PORTFOLIO
                                   Advised by:
                                 OpCap Advisors
                               New York, New York

Objective: Seeks total return consisting of capital appreciation and dividend income by investing primarily in a diversified portfolio of common stocks that, in the Advisor's opinion, are believed to be undervalued in the market and offer above-average price appreciation potential.

                                                  Large
            Total Aggregate                   Capitalization          Morningstar             S & P/Barra
         Return for the Period               Value Portfolio          Large Value                Value
         Ended August 31, 2002                  (Class C)               Average(1)              Index(2)
----------------------------------------    -------------------    -------------------    --------------------
     1/4/99 (inception) - 8/31/02*                 -6.5%                  -2.3%                  -4.1%

           9/1/01 - 8/31/02                       -26.8%                 -15.1%                 -20.6%

           3/1/02 - 8/31/02                       -20.6%                 -14.0%                 -15.7%

*Annualized performance for periods greater than one year


The fiscal year ended August 31, 2002 was a difficult period for the stock market as prices fell due to investor concerns about the economy and corporate accounting scandals. The market finally showed some signs of stability in August, turning slightly higher in the month. The Saratoga Large Capitalization Value Portfolio trailed its benchmarks due primarily to our investments in telecommunication services stocks, which were down sharply. We did well relative to the market with our industrial stocks. Among individual holdings, the top contributor was Wells Fargo (banking), which rose 17% in the fiscal year on solid financial results. Our largest investment, Freddie Mac (mortgage securitization), was down slightly. The company continues to deliver strong earnings growth, and we believe this growth will drive the stock over time.

The Portfolio invests in stocks priced below our estimate of their intrinsic value. New positions in the second half of the year included pharmaceutical companies Pfizer and Eli Lilly. We like both stocks not only because of their attractive valuations but also because of their new product pipelines. Also new was News Corp., in our opinion an undervalued media company that stands to benefit as the economy strengthens and advertising sales recover. Looking ahead, we are generally optimistic about the stock market despite a continued high level of volatility. Economic expansion remains on track, and the cleanup of corporate accounting is continuing apace. As economic conditions improve, we believe that persistent corporate cost-cutting and ever-higher productivity levels are setting the stage for a sustained stock market rally.

                      LARGE CAPITALIZATION VALUE PORTFOLIO
                                   Advised by:
                                 OpCap Advisors
                               New York, New York

[THE FOLLOWING INFORMATION WAS REPRESENTED AS A LINE CHART IN THE PRINTED MATERIAL]

                            SARATOGA ADVANTAGE TRUST
                      LARGE CAPITALIZATION VALUE PORTFOLIO
                                 VERSUS INDICES

               Large Cap   Morningstar   S&P/Barra
                Value C    Large Value     Value

 1/1/1999       $10,000      $10,000      $10,000
8/31/1999       $10,154      $10,406      $10,765
8/31/2000       $10,014      $10,991      $11,768
8/31/2001       $10,677      $10,826      $10,804
8/31/2002        $7,821       $9,187       $8,582


1. The Morningstar Large Value Average, as of August 31, 2002, consisted of 816 mutual funds comprised of large market capitalization stocks. Investors may not invest in the Average directly.

2. The S&P/Barra Value Index is constructed by dividing the stocks in the S&P 500 Index according to price-to-book ratios. This unmanaged Index contains stocks with lower price-to-book ratios and is market capitalization weighted. The S&P/Barra Value Index does not include fees and expenses, and investors may not invest directly in the Index.

Past performance is not predictive of future performance.

                      LARGE CAPITALIZATION GROWTH PORTFOLIO
                                   Advised by:
                     Harris Bretall Sullivan & Smith, L.L.C.
                            San Francisco, California

Objective: Seeks capital appreciation by investing primarily in a diversified portfolio of common stocks that, in the Advisor's opinion, have faster earnings growth potential than the Standard & Poor's 500.

                                                 Large
           Total Aggregate                   Capitalization           Morningstar             S & P/Barra
        Return for the Period               Growth Portfolio         Large Growth               Growth
        Ended August 31, 2002                  (Class C)               Average(1)               Index(2)
---------------------------------------    -------------------    --------------------    --------------------
    1/4/99 (inception) - 8/31/02*                -15.5%                  -9.3%                   -9.5%

           9/1/01 - 8/31/02                      -25.3%                 -22.6%                  -16.1%

           3/1/02 - 8/31/02                      -23.7%                 -19.2%                  -17.9%

*Annualized performance for periods greater than one year

The bottom line for the last year: there has been a disconnect between the fundamentals of earnings growth and stock prices. For an earnings growth manager like Harris Bretall, basing our stock selection on the belief that prices follow earnings, this disconnect represents one of those times when historically, performance suffers. For the long-term investor, these periods have generally been better times to buy, rather than sell, high-quality growth stocks.

The big fall-off came in the period following the terrible attack on September 11th and in the last quarter following the long list of corporate announcements of financial accounting mistakes. This one-two punch to the market has taken every major index into bear market territory, and most equity investors seem to be suffering loses. It will take time, but we have faith that: investors will turn positive once again; that the positive fundamentals in the underlying economy will be met with rising equity prices; and that, once again, prices will follow earnings. Valuations, by most standard models, appear compelling at these levels. Additionally, with the underlying economic growth, inventories should be increasing, and earnings and profit growth should pick up.

Given our outlook for a continued strong economy with low inflation and low interest rates, we anticipate a period of solid earnings growth to return. We have positioned the Portfolio for an economic recovery, and each position in the Portfolio is there because we believe earnings growth will occur over the next economic cycle. We still believe in the powerful positive forces of globalization, technology, and demographics, and we maintain that these secular trends remain in place to help economic fundamentals and stock prices advance for years to come.

                      LARGE CAPITALIZATION GROWTH PORTFOLIO
                                   Advised by:
                     Harris Bretall Sullivan & Smith, L.L.C.
                            San Francisco, California

[THE FOLLOWING INFORMATION WAS REPRESENTED AS A LINE CHART IN THE PRINTED MATERIAL]

                            SARATOGA ADVANTAGE TRUST
                      LARGE CAPITALIZATION GROWTH PORTFOLIO
                                 VERSUS INDICES

               Large Cap    Morningstar   S&P/Barra
               Growth C    Large Growth    Growth

 1/1/1999       $10,000       $10,000      $10,000
8/31/1999       $10,825       $11,039      $10,896
8/31/2000       $14,105       $15,413      $13,299
8/31/2001        $7,225        $9,027       $8,270
8/31/2002        $5,397        $6,988       $6,941


1. The Morningstar Large Growth Average, as of August 31, 2002, consisted of 1,116 mutual funds comprised of large market capitalization growth stocks. Investors may not invest in the Average directly.

2. The S&P/Barra Growth Index is constructed by dividing the stocks in the S&P 500 Index according to price-to-book ratios. This unmanaged Index contains stocks with higher price-to-book ratios and is market capitalization weighted. The S&P/Barra Growth Index does not include fees and expenses, and investors may not invest directly in the Index.

Past performance is not predictive of future performance.

                         SMALL CAPITALIZATION PORTFOLIO
                                   Advised by:
                            Fox Asset Management LLC
                            Little Silver, New Jersey

Objective: Seeks maximum capital appreciation by investing in a diversified portfolio of the common stocks of small capitalization companies.

                                                  Small
           Total Aggregate                   Capitalization             Morningstar
        Return for the Period                   Portfolio               Small Blend                 Russell 2000
        Ended August 31, 2002                   (Class C)                Average(1)                    Index(2)
---------------------------------------    --------------------    ----------------------      -----------------------
    1/4/99 (inception) - 8/31/02*                  8.1%                     4.8%                        -0.8%

           9/1/01 - 8/31/02                       -6.4%                   -10.6%                       -15.4%

           3/1/02 - 8/31/02                       -8.2%                   -13.0%                       -16.2%

*Annualized performance for periods greater than one year


Results for the Saratoga Advantage Trust Small Capitalization Portfolio for the fiscal year ended August 31, 2002 were down modestly but handily outperformed the 15.4% decline posted by the small-cap Russell 2000 Index. The Portfolio's favorable relative performance is attributable to the reasonable valuations and higher-quality nature of our smaller companies during a tumultuous period that featured an historical attack on the U.S. and numerous scandals related to corporate governance.

Investor psychology is decidedly negative, as trillions of dollars of wealth have evaporated in recent years. Earnings and valuations of the overall market have been reset downward to better reflect reality, although scores of individual companies have been unduly punished in the process. Yet, as sensational as the scandals related to Arthur Andersen, Enron and WorldCom were, most managements continue to behave ethically. Additionally, the significant cost-cutting measures undertaken by many companies during the recent recession should result in healthy earnings gains with any sort of improvement in demand. The current low-interest-rate environment should help to stimulate demand and also act to improve stock valuations. At some point, this potential combination of improved earnings and higher valuations should lead to stronger stock prices.

In the meantime, we will continue to seek financially strong companies that demonstrate product leadership and can be purchased at discount valuations. Our commitment to sound analysis, discipline and prudence should bode well for your Portfolio, and we will continue to work hard to help you achieve your financial objectives.

                         SMALL CAPITALIZATION PORTFOLIO
                                   Advised by:
                            Fox Asset Management LLC
                            Little Silver, New Jersey

[THE FOLLOWING INFORMATION WAS REPRESENTED AS A LINE CHART IN THE PRINTED MATERIAL]

                            SARATOGA ADVANTAGE TRUST
                         SMALL CAPITALIZATION PORTFOLIO
                                 VERSUS INDICES

              Small Cap   Morningstar   Russell
                  C       Small Blend     2000

 1/1/1999      $10,000      $10,000     $10,000
8/31/1999      $10,782      $10,289     $10,235
8/31/2000      $13,825      $13,143     $13,014
8/31/2001      $14,186      $13,294     $11,502
8/31/2002      $13,278      $11,882      $9,727


1. The Morningstar Small Blend Average, as of August 31, 2002, consisted of 266 mutual funds comprised of small market capitalization stocks. Investors may not invest in the Average directly.

2. The Russell 2000 Index is comprised of the 2,000 smallest U.S. domiciled publicly traded common stocks which are included in the Russell 3000 Index. The common stocks included in the Russell 2000 Index represent approximately 10% of the U.S. equity market as measured by market capitalization. The Russell 3000 Index is an unmanaged index of the 3,000 largest U.S. domiciled publicly traded common stocks by market capitalization representing approximately 98% of the U.S. publicly traded equity market. The Russell 2000 Index is an unmanaged index which does not include fees and expenses, and whose performance reflects reinvested dividends. Investors may not invest in the Index directly.

Past performance is not predictive of future performance.

                         INTERNATIONAL EQUITY PORTFOLIO
                                   Advised by:
                            Friends Ivory & Sime plc
                               Edinburgh, Scotland

Objective: Seeks capital appreciation by investing primarily in a diversified portfolio of the securities of companies domiciled outside of the United States.

            Total Aggregate                     International          Morgan Stanley
         Return for the Period                Equity Portfolio           EAFE Index
         Ended August 31, 2002                    (Class C)           (U.S. Dollars)(1)
-----------------------------------------    --------------------    -------------------
     1/4/99 (inception) - 8/31/02*                 -12.0%                   -7.3%

            9/1/01 - 8/31/02                       -22.7%                  -15.0%

            3/1/02 - 8/31/02                       -13.3%                   -7.2%

*Annualized performance for periods greater than one year

Last September's terrorist attacks on the U.S. were the most startling events of the period. The immediate `flight to quality' that ensued was reflected in sharp declines by global equities. However, stock markets rallied strongly from the September 11th lows as aggressive monetary easing by the world's key central banks helped to reassure investors. Market sentiment was also buoyed by news of military successes in Afghanistan. Growth stocks in general, and technology stocks in particular, performed well.

In spite of an improvement in global economic data, the market rebound turned out to be short-lived. As we progressed throughout 2002, revelations of accounting irregularities amongst a number of large global corporations (including Enron and WorldCom) dented confidence in accounting numbers. This, coupled with concerns surrounding the sustainability of the U.S. economic recovery, weighed negatively on investor sentiment throughout the remainder of the reporting period, resulting in further losses by global equity markets.

Short-term we remain cautious favoring defensive investments in Europe while having reduced the Portfolio's exposure to Japan. However we continue to monitor Asia closely with a view to adding to our investments there.

As of August 31, 2002, the major weightings in the Portfolio were: Continental Europe, 44.8%; the United Kingdom, 21.7%; Japan, 16.9%; and Asia ex-Japan, 7.4%. Recent portfolio additions included: L'Air Liquide, the French chemical group that supplies industrial and medical gases to a range of industries and Kookmin Bank, a Korean bank.

                         INTERNATIONAL EQUITY PORTFOLIO
                                   Advised by:
                            Friends Ivory & Sime plc
                               Edinburgh, Scotland

[THE FOLLOWING INFORMATION WAS REPRESENTED AS A LINE CHART IN THE PRINTED MATERIAL]

                            SARATOGA ADVANTAGE TRUST
                         INTERNATIONAL EQUITY PORTFOLIO
                                  VERSUS INDEX

               International   MS EAFE
                 Equity C

 1/1/1999         $10,000      $10,000
8/31/1999         $10,658      $10,745
8/31/2000         $12,741      $11,771
8/31/2001          $8,100       $8,905
8/31/2002          $6,262       $7,574


1. The Europe, Australia, Far East Index (EAFE) is a widely recognized index prepared by Morgan Stanley Capital International. This unmanaged index consists of non-U.S. companies which are listed on one of twenty foreign markets and assumes the reinvestment of dividends. This Index does not include fees and expenses, and investors may not invest in the Index directly. The Gross Domestic Product (GDP) version of the Index is used.

Past performance is not predictive of future performance.

                        INVESTMENT QUALITY BOND PORTFOLIO
                                   Advised by:
                            Fox Asset Management LLC
                            Little Silver, New Jersey

Objective: Seeks current income and reasonable stability of principal through investment in a diversified portfolio of high quality, actively managed fixed income securities.

                                                                             Lipper                    Lehman
                                                                       Short-Intermediate           Intermediate
           Total Aggregate                  Investment Quality             Investment                Government/
        Return for the Period                 Bond Portfolio            Grade Debt Funds              Corporate
        Ended August 31, 2002                    (Class C)                   Index(1)                Bond Index(2)
---------------------------------------     --------------------       --------------------      --------------------
    1/4/99 (inception) - 8/31/02*                  5.5%                       6.0%                      6.9%

           9/1/01 - 8/31/02                        6.9%                       5.3%                      7.7%

           3/1/02 - 8/31/02                        4.4%                       3.0%                      4.7%

*Annualized performance for periods greater than one year


In the annual period ended August 31, 2002, the Portfolio distributed dividends of $0.41 per share. In addition, the Saratoga Investment Quality Bond Portfolio achieved positive results for the fiscal year ended August 31, 2002.

Investments in the Portfolio are normally divided approximately evenly between U.S. Treasury, U.S. Government Agency and Corporate securities. Due to the yield advantage available in Corporate securities, there is greater emphasis on Corporate bond holdings in the Portfolio at this time. We are also investing in Treasury Inflation Protected Securities because of their yield advantage and as a hedge against the potential for an increase in inflation.

Fox Asset Management will continue to focus on those instruments that offer improving credit quality and liquidity. Fox is maintaining a conservative investment posture with an average maturity of 5.9 years, and an average duration of 2.9 years in the Portfolio.

Other Portfolio statistics as of August 31, 2002 are as follows: Average yield-to-maturity was 4.2%, average coupon was 6.3% and the average Moody's Rating was Aa3 with 30 fixed income issues held.

                        INVESTMENT QUALITY BOND PORTFOLIO
                                   Advised by:
                            Fox Asset Management LLC
                            Little Silver, New Jersey

[THE FOLLOWING INFORMATION WAS REPRESENTED AS A LINE CHART IN THE PRINTED MATERIAL]

                            SARATOGA ADVANTAGE TRUST
                        INVESTMENT QUALITY BOND PORTFOLIO
                                 VERSUS INDICES

               Investment    Lipper Sh./Int.   Lehman Int.
              Qual. Bond C     Inv. Grade      Gov't/Corp

 1/1/1999        $10,000         $10,000         $10,000
8/31/1999         $9,908         $10,002          $9,941
8/31/2000        $10,392         $10,595         $10,562
8/31/2001        $11,421         $11,738         $11,861
8/31/2002        $12,213         $12,365         $12,780


1. The Lipper Short-Intermediate Investment Grade Debt Funds Index consists of the 30 largest mutual funds that invest at least 65% of their assets in investment grade debt issues (rated in the top four grades) with dollar-weighted average maturities of 1 to 5 years. Investors may not invest directly in the Index.

2. The Lehman Intermediate Government/Credit Bond Index is composed of the bonds in the Lehman Government/Credit Bond Index that have maturities between 1 and 9.99 years. The Lehman Government/Credit Bond Index consists of approximately 5,400 issues. The securities must be investment grade (BAA or higher) with amounts outstanding in excess of $1 million and have at least one year to maturity. The Lehman Index is an unmanaged index which does not include fees and expenses. Investors may not invest directly in the Index.

Past performance is not predictive of future performance.

                            MUNICIPAL BOND PORTFOLIO
                                   Advised by:
                                 OpCap Advisors
                               New York, New York

Objective: Seeks a high level of interest income exempt from federal income taxation, consistent with prudent investment management and the preservation of capital.

           Total Aggregate                    Municipal Bond             Lipper General                 Lehman
        Return for the Period                    Portfolio                 Municipal                  Municipal
        Ended August 31, 2002                    (Class C)             Debt Funds Index(1)           Bond Index(2)
---------------------------------------     --------------------      ---------------------       -------------------
    1/4/99 (inception) - 8/31/02*                  3.4%                       4.7%                       5.9%

           9/1/01 - 8/31/02                        3.0%                       4.7%                       6.2%

           3/1/02 - 8/31/02                        2.5%                       3.8%                       4.2%

*Annualized performance for periods greater than one year

High-quality municipal bonds provided positive returns in the fiscal year ended August 31, 2002. The market benefited throughout the year from low inflation, an uncertain economy and a flight to quality as a result of corporate accounting scandals which diminished investor interest in the stock market. Bond prices were aided further by interest rate reductions by the Federal Reserve early in the fiscal year and by indications late in the year that the Federal Reserve is unlikely to raise interest rates anytime soon. Bond prices normally move inversely to interest rates.

The Saratoga Municipal Bond Portfolio performed well, capturing some of the market's best opportunities. The Portfolio owned a sizable position in longer-term securities, which were among the top performers. Our emphasis on quality also paid off. About three-quarters of the Portfolio is invested in triple-A bonds (the highest rating), including insured securities. In addition, we had exposure to general obligation securities, one of the better-performing sectors. We believe that tax-exempt municipals currently offer attractive tax-adjusted yields relative to other securities. We also believe that the outlook for municipals remains favorable, assuming that inflation continues to be under control.

                            MUNICIPAL BOND PORTFOLIO
                                   Advised by:
                                 OpCap Advisors
                               New York, New York

[THE FOLLOWING INFORMATION WAS REPRESENTED AS A LINE CHART IN THE PRINTED MATERIAL]

                            SARATOGA ADVANTAGE TRUST
                            MUNICIPAL BOND PORTFOLIO
                                 VERSUS INDICES

               Municipal   Lipper Gen.     Lehman
                Bond C     Muni. Bond    Muni. Bond

 1/1/1999       $10,000      $10,000      $10,000
8/31/1999        $9,606       $9,754       $9,867
8/31/2000       $10,083      $10,278      $10,536
8/31/2001       $10,988      $11,310      $11,612
8/31/2002       $11,320      $11,840      $12,330


1. The Lipper General Municipal Debt Funds Index consists of the 30 largest mutual funds that invest at least 65% of their assets in municipal debt issues in the top four credit ratings Investors may not invest directly in the Index..

2. The Lehman Brothers Municipal Bond Index consists of approximately 25,000 municipal bonds which are selected to be representative of the long-term, investment grade tax-exempt bond market. The bonds selected for the index have the following characteristics: a minimum credit rating of at least Baa; an original issue of at least $50 million; at least $3 million of the issue outstanding; issued within the last five years; and a maturity of at least one year. The Lehman Index is an unmanaged index which does not include fees and expenses. Investors may not invest directly in the Index.

Past performance is not predictive of future performance.

                     U.S. GOVERNMENT MONEY MARKET PORTFOLIO
                                   Advised by:
                           Sterling Capital Management
                            Charlotte, North Carolina

Objective: Seeks maximum current income, consistent with the maintenance of liquidity and the preservation of capital. The Portfolio invests exclusively in short-term securities issued by the United States Government, its agencies and instrumentalities and related repurchase agreements.

                                             U.S. Government Money            90 Day T-Bills
                7-Day                          Market Portfolio              Average Discount
            Compound Yield                         (Class C)                       Yield
---------------------------------------     ------------------------      ------------------------
               8/31/02                               0.1%                          1.6%

           Total Aggregate                   U.S. Government Money              Lipper U.S.
        Return for the Period                  Market Portfolio               Treasury Money
        Ended August 31, 2002                      (Class C)                   Market Index(1)           90 Day T-Bills
---------------------------------------     ------------------------      ------------------------     --------------------
    1/4/99 (inception) - 8/31/02*                    2.9%                          3.9%                       4.4%
           9/1/01 - 8/31/02                          0.7%                          1.6%                       2.0%
           3/1/02 - 8/31/02                          0.1%                          0.6%                       0.9%

*Annualized performance for periods greater than one year

By taking advantage of changes in short-term interest rates and utilizing a variety of sectors within the short-term government market, Sterling Capital Management seeks to maximize the Portfolio's yield while maintaining a constant net asset value of $1.00 per share.

The Portfolio was invested primarily in U.S. Government Agency notes as of August 31, 2002 and the average dollar-weighted Portfolio maturity was 72 days compared with a maximum allowable maturity of 90 days. During the last twelve months, the average dollar-weighted maturity of the Portfolio was 78 days. During the last four months of 2001, the Federal Reserve remained accommodative and continued lowering the cost of overnight bank borrowings by a cumulative
1.75 percentage points. Since December, the Fed Funds rate has remained steady at 1.75%. Sterling believes short-term rates are bottoming as the economy shows some signs of strengthening. However, we believe that the Federal Reserve has delayed raising short-term rates due to the volatility in the stock market.

An investment in the U.S. Government Money Market Portfolio is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the U.S. Government Money Market Portfolio seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Portfolio.

1. The Lipper U.S. Treasury Money Market Funds Index consists of the 30 largest mutual funds that invest principally in U.S. Treasury obligations with dollar-weighted average maturities of less than 90 days. These funds intend to keep a constant net asset value.

Past performance is not predictive of future performance.

                       This page intentionally left blank.

August 31, 2002
--------------------------------------------------------------------------------
SCHEDULES OF INVESTMENTS
--------------------------------------------------------------------------------
LARGE CAPITALIZATION VALUE PORTFOLIO

     Shares
       or
    Principal
     Amount                                                                                           Value
                      COMMON STOCKS  (92.87%):
                      Aerospace & Defense  (1.20%):
           19,700     Boeing Company                                                           $        730,279

                      Banking  (5.46%):
           78,807     FleetBoston Financial Corp.                                                     1,901,613
           54,200     J.P. Morgan Chase & Co.                                                         1,430,880
                                                                                                      3,332,493

                      Broadcast Services and Programming  (2.08%):
           37,200     Clear Channel Communications, Inc. *                                            1,271,496

                      Computer Hardware  (2.13%):
          192,400     EMC Corp. *                                                                     1,300,624

                      Computer Software  (1.08%):
           13,450     Microsoft Corp. *                                                                 660,126

                      Cosmetic/Toiletries  (1.76%):
           34,000     Gillette Co.                                                                    1,072,020

                      Drugs/Medical Products  (2.19%):
           25,800     Bristol Myers Squibb Co.                                                          643,710
           12,000     Eli Lilly & Co.                                                                   696,600
                                                                                                      1,340,310

                      Electric - Integrated  (0.51%):
           15,600     Nisource, Inc.                                                                    310,284

                      Electronic Components  (1.17%):
           75,600     Flextronics International Ltd. *                                                  715,932

                      Financial Services  (24.68%):
           36,000     Cit Group Inc. *                                                                  783,000
           68,200     Citigroup, Inc.                                                                 2,233,550
           79,300     Federal Home Loan Mortgage Corp.                                                5,083,130
           21,100     Federal National Mortgage Association                                           1,598,958
           37,500     Household International, Inc.                                                   1,354,125
           14,400     Morgan Stanley Dean Witter & Co.                                                  615,168
           65,360     Wells Fargo & Co.                                                               3,411,138
                                                                                                     15,079,069

August 31, 2002
--------------------------------------------------------------------------------
SCHEDULE OF INVESTMENTS
--------------------------------------------------------------------------------
LARGE CAPITALIZATION VALUE PORTFOLIO

     Shares
       or
    Principal
     Amount                                                                                           Value

                      Insurance  (5.46%):
           40,300     IMS Health, Inc.                                                          $       701,220
           64,200     John Hancock Financial Services, Inc.                                           1,948,471
                1     Travelers Property Casualty Corp. New CL A *                                            8
                1     Travelers Property Casualty Corp. New CL B *                                           13
           29,500     Unumprovident Corp.                                                               683,220
                                                                                                      3,332,932

                      Media/Broadcasting  (1.83%):
           62,700     EchoStar Communications Corp. *                                                 1,116,060

                      Metal - Aluminum  (3.25%):
           70,400     Alcan Aluminum, Ltd.                                                            1,982,464

                      Multimedia  (0.89%):
           42,800     AOL Time Warner, Inc. *                                                           541,420

                      Networking Products  (1.24%):
           54,700     Cisco Systems, Inc. *                                                             755,954

                      Oil and Gas  (3.80%):
           30,259     Chevrontexaco Corp.                                                             2,318,747

                      Oil and Gas Drilling  (1.56%):
           38,800     Transocean Sedco Forex, Inc.                                                      950,600

                      Oil and Gas Exploration Services  (6.53%):
           44,100     Anadarko Petroleum Corp.                                                        1,968,624
           16,200     Apache Corp.                                                                      891,972
           21,500     Conocophillips *                                                                1,130,470
                                                                                                      3,991,066

                      Pharmaceuticals  (2.37%):
           22,100     Pfizer, Inc.                                                                      731,068
           16,800     Wyeth                                                                             719,040
                                                                                                      1,450,108

                      Power/Utility  (4.96%):
           27,500     Duke Energy Corp.                                                                 737,825
           48,900     Exelon Corp.                                                                    2,289,498
                                                                                                      3,027,323

August 31, 2002
--------------------------------------------------------------------------------
SCHEDULES OF INVESTMENTS
--------------------------------------------------------------------------------
LARGE CAPITALIZATION VALUE PORTFOLIO

     Shares
       or
    Principal
     Amount                                                                                           Value

                      Restaurants  (2.58%):
           66,300     McDonalds Corp.                                                           $     1,575,288

                      Retail  (8.51%):
           79,500     CVS Corp.                                                                       2,336,505
           89,900     Dollar General Corp.                                                            1,346,702
           53,600     Kroger Co. *                                                                      969,088
           16,200     Target Corp.                                                                      554,040
                                                                                                      5,206,335

                      Satellite Telecommunications  (2.23%):
          132,600     General Motors Corp. - Class H *                                                1,364,454

                      Telecommunications  (5.40%):
           64,400     SBC Communications, Inc.                                                        1,593,256
           32,700     Sprint Corp.                                                                      379,320
           42,800     Verizon Communications, Inc.                                                    1,326,800
                                                                                                      3,299,376

Total Common Stocks (Cost $63,404,564)                                                          $    56,724,760

                      Preferred Stock  (1.00%):
                      Multi-Media  (1.00%):
                      Australia  (1.00%):
           33,500     News Corp. LTD, ADR                                                               613,050

Total Preferred Stock (Cost $778,768)                                                           $       613,050

                      Short-Term Government Notes  (4.80%):
                      Student Loan Marketing Association  (4.80%):
   $    2,935,000     1.79%, 9/3/02                                                                   2,934,708

Total Short-Term Government Notes (Cost $2,934,708)                                             $     2,934,708

Total Investments (Cost $67,118,040)                                                    98.67%  $    60,272,518
Other assets in excess of liabilities                                                    1.33%          812,883
NET ASSETS                                                                             100.00%  $    61,085,401

-----------
Percentages indicated are based on net assets of $61,085,401.

* Non-income producing securities.

See accompanying notes to financial statements

August 31, 2002
--------------------------------------------------------------------------------
SCHEDULES OF INVESTMENTS
--------------------------------------------------------------------------------
LARGE CAPITALIZATION GROWTH PORTFOLIO

       Shares
         or
     Principal
       Amount                                                                                            Value
                     COMMON STOCKS  (92.49%):
                     Beverages  (1.69%):
           20,000    PepsiCo, Inc.                                                                 $     791,000

                     Biomedical  (2.10%):
           30,000    Genentech, Inc. *                                                                   983,700

                     Computer Hardware  (4.25%):
           40,000    Dell Computer Corp. *                                                             1,064,400
           65,000    EMC Corp. *                                                                         439,400
           30,000    Veritas Software Corp. *                                                            485,700
                                                                                                       1,989,500

                     Computer Software  (7.67%):
           18,000    Electronic Arts, Inc. *                                                           1,138,680
           50,000    Microsoft Corp. *                                                                 2,454,000
                                                                                                       3,592,680

                     Data Processing Services  (1.94%):
           24,000    Automatic Data Processing, Inc.                                                     906,480

                     Electronics  (8.13%):
           22,000    Emerson Electric Co.                                                              1,073,160
          105,000    Intel Corp.                                                                       1,750,350
           50,000    Texas Instruments, Inc.                                                             985,000
                                                                                                       3,808,510

                     Financial Services  (7.27%):
           45,000    Citigroup, Inc.                                                                   1,473,750
           25,000    Goldman Sachs Group, Inc.                                                         1,932,500
                                                                                                       3,406,250

                     Insurance  (5.79%):
           20,000    American International Group, Inc.                                                1,256,000
           28,000    Marsh & McLennan Companies, Inc.                                                  1,362,199
            1,944    Travelers Property Casualty Corp. New CL A *                                         30,563
            3,994    Travelers Property Casualty Corp. New CL B *                                         65,070
                                                                                                       2,713,832

                     Manufacturing  (8.73%):
           97,000    General Electric Co.                                                              2,924,550
           17,000    Illinois Tool Works, Inc.                                                         1,164,840
                                                                                                       4,089,390

August 31, 2002
--------------------------------------------------------------------------------
SCHEDULES OF INVESTMENTS
--------------------------------------------------------------------------------
LARGE CAPITALIZATION GROWTH PORTFOLIO

       Shares
         or
     Principal
       Amount                                                                                            Value
                     Medical Instruments  (2.11%):
           24,000    Medtronic, Inc.                                                               $        988,320

                     Mining  (2.67%):
           10,000    Minnesota Mining & Manufacturing Co.                                                 1,249,500

                     Multimedia  (3.56%):
           45,000    AOL Time Warner, Inc. *                                                                569,250
           27,000    Viacom, Inc.  Class B *                                                              1,098,900
                                                                                                          1,668,150

                     Networking Products  (4.31%):
          146,000    Cisco Systems, Inc. *                                                                2,017,720

                     Oil/Gas  (1.89%):
           25,000    Exxon Mobil Corp.                                                                      886,250

                     Pharmaceuticals  (7.61%):
           23,000    Johnson & Johnson                                                                    1,249,130
           70,000    Pfizer, Inc.                                                                         2,315,600
                                                                                                          3,564,730

                     Restaurants  (2.15%):
           50,000    Starbucks Corp. *                                                                    1,005,000

                     Retail  (13.22%):
           35,000    Costco Wholesale Corp. *                                                             1,169,350
           32,000    Home Depot, Inc.                                                                     1,053,760
           15,000    Kohl's Corp. *                                                                       1,045,800
           30,000    Wal-Mart Stores, Inc.                                                                1,604,400
           38,000    Walgreen Co.                                                                         1,320,500
                                                                                                          6,193,810

                     Semiconductor  (3.99%):
           85,000    Applied Materials, Inc. *                                                            1,135,600
           30,000    Novellus Systems, Inc. *                                                               733,800
                                                                                                          1,869,400

                     Shipping/Transportation  (3.41%):
           25,000    United Parcel Service, Inc., Class B                                                 1,597,750

Total Common Stocks (Cost $46,270,651)                                                             $     43,321,972

August 31, 2002
--------------------------------------------------------------------------------
SCHEDULES OF INVESTMENTS
--------------------------------------------------------------------------------
LARGE CAPITALIZATION GROWTH PORTFOLIO

       Shares
         or
     Principal
       Amount                                                                                            Value

                     SHORT TERM CORPORATE NOTES  (5.34%):
                     Financial Services  (5.34%):
  $     2,500,000    General Electric Capital Corp.                                                $      2,500,000
                     Discount Note, 1.77% due 9/04/02

Total Short Term Corporate Notes (Cost $2,500,000)                                                 $      2,500,000


Total Investments (Cost $48,770,651)                                                     97.83%    $     45,821,972

Other assets in excess of liabilities                                                     2.17%           1,014,185

NET ASSETS                                                                              100.00%    $     46,836,157

------------
Percentages indicated are based on net assets of $46,836,157.


* Non-income producing securities.

See accompanying notes to financial statements.

August 31, 2002
--------------------------------------------------------------------------------
SCHEDULES OF INVESTMENTS
--------------------------------------------------------------------------------
SMALL CAPITALIZATION PORTFOLIO

   Shares
     or
 Principal
   Amount                                                                                    Value
-----------                                                                              ------------
                COMMON STOCKS (97.72%):
                Automotive Equipment & Manufactuing (2.36%):
     12,000     Borg Warner, Inc.                                                        $    722,880
                                                                                         ------------

                Biotechnology (2.56%):
     20,500     Cambrex Corp.                                                                 785,355
                                                                                         ------------

                Chemicals (2.54%):
     51,000     RPM, Inc.                                                                     779,280
                                                                                         ------------

                Construction (5.98%):
     33,800     Granite Construction, Inc.                                                    618,540
     27,000     Insituform Technologies Inc. - Class A*                                       431,190
     23,000     Lafarge S.A.                                                                  782,230
                                                                                         ------------
                                                                                            1,831,960
                                                                                         ------------

                Containers & Packaging (3.30%):
     31,500     AptarGroup, Inc.                                                            1,011,150
                                                                                         ------------

                Diversified Manufacturing (3.47%):
     22,000     Teleflex, Inc.                                                              1,064,140
                                                                                         ------------

                Electrical Products (6.04%):
     40,000     Baldor Electric Co.                                                           820,000
     46,000     Belden, Inc.                                                                  768,660
     40,600     Cable Design Technologies Corp.*                                              261,870
                                                                                         ------------
                                                                                            1,850,530
                                                                                         ------------

                Electronic Components (6.16%):
     44,500     Bel Fuse Inc., Class B                                                      1,050,200
     21,500     Excel Technology, Inc. *                                                      489,985
     17,500     Technitrol, Inc.                                                              348,425
                                                                                         ------------
                                                                                            1,888,610
                                                                                         ------------

                Energy & Utilities (6.58%):
     41,500     NUI Corp.                                                                     845,770
     47,000     Questar Corp.                                                               1,172,180
                                                                                         ------------
                                                                                            2,017,950
                                                                                         ------------

                Household Products (6.52%):
     42,000     Church & Dwight Co., Inc.                                                   1,314,600
     22,500     Libbey, Inc.                                                                  684,000
                                                                                         ------------
                                                                                            1,998,600
                                                                                         ------------

August 31, 2002
--------------------------------------------------------------------------------
SCHEDULES OF INVESTMENTS
--------------------------------------------------------------------------------
SMALL CAPITALIZATION PORTFOLIO

   Shares
     or
 Principal
   Amount                                                                                    Value
-----------                                                                              ------------
                Insurance - Life & Health (3.86%):
     36,000     Protective Life Corp.                                                    $  1,182,600
                                                                                         ------------

                Manufacturing (5.54%):
     38,000     Clarcor, Inc.                                                               1,166,600
     47,100     JAKKS Pacific, Inc. *                                                         532,696
                                                                                         ------------
                                                                                            1,699,296
                                                                                         ------------

                Medical Products (7.22%):
     11,000     Dentsply International, Inc.                                                  436,370
     22,200     Inamed Corp. *                                                                520,590
     33,000     PolyMedica, Corp. *                                                           805,860
     19,000     West Pharmaceutical Services, Inc.                                            454,860
                                                                                         ------------
                                                                                            2,217,680
                                                                                         ------------

                Oil/Gas (11.11%):
     28,000     Newfield Exploration Co. *                                                    949,200
     29,500     Piedmont Natural Gas Co., Inc..                                             1,061,705
     35,000     Vintage Petroleum, Inc.                                                       354,900
     51,500     XTO Energy, Inc.                                                            1,042,875
                                                                                         ------------
                                                                                            3,408,680
                                                                                         ------------

                Pharmacy Services (1.53%):
     43,400     MIM Corp. *                                                                   468,286
                                                                                         ------------

                Real Estate Investment Trusts (1.69%):
     15,400     Mack-Cali Realty Corp.                                                        516,670
                                                                                         ------------

                Restaurants (5.62%):
     40,500     Applebee's International, Inc.                                                899,505
     28,000     Outback Steakhouse, Inc. *                                                    822,080
                                                                                         ------------
                                                                                            1,721,585
                                                                                         ------------

                Retail (7.01%):
     44,000     Claire's Stores, Inc.                                                         936,320
     22,000     Footstar, Inc. *                                                              236,500
     26,000     ShopKo Stores, Inc. *                                                         373,360
     29,000     Supervalu, Inc.                                                               602,330
                                                                                         ------------
                                                                                            2,148,510
                                                                                         ------------

                Scientific & Technical Instruments (1.28%):
     30,000     Veeco Instruments Inc. *                                                      393,000
                                                                                         ------------

August 31, 2002
--------------------------------------------------------------------------------
SCHEDULES OF INVESTMENTS
--------------------------------------------------------------------------------
SMALL CAPITALIZATION PORTFOLIO

   Shares
     or
 Principal
   Amount                                                                                    Value
-----------                                                                              ------------
                Semiconductor Industry (3.26%):
     30,000     Actel Corp. *                                                            $    425,100
     26,400     International Rectifier Corp. *                                               574,464
                                                                                         ------------
                                                                                              999,564
                                                                                         ------------

                Trucking (4.09%):
     45,500     Arkansas Best Corp. *                                                         936,390
     13,500     Roadway Express, Inc.                                                         318,600
                                                                                         ------------
                                                                                            1,254,990
                                                                                         ------------

                                                                                         ------------
Total Common Stocks (Cost $31,297,446)                                                   $ 29,961,316
                                                                                         ------------

                REPURCHASE AGREEMENTS (8.18%):
$ 2,507,000     State Street Bank & Trust Company,                                          2,507,000
                0.65%, purchased on 8/30/02, due                                         ------------
                9/3/02 with a maturity value of $2,507,181
                (collateralized fully by U.S. Treasury Note,
                4.87%, 11/15/21, value $2,562,219)

                                                                                         ------------
Total Repurchase Agreements (Cost $2,507,000)                                            $  2,507,000
                                                                                         ------------

Total Investments (Cost $33,804,446)                                        105.90%      $ 32,468,316
                                                                                         ------------

Liabilities in excess of other assets                                        (5.90)%       (1,808,518)
                                                                                         ------------

NET ASSETS                                                                  100.00%      $ 30,659,798
                                                                            ======       ============

----------
Percentages indicated are based on net assets of $30,659,798.

* Non-income producing securities.

See accompanying notes to financial statements

August 31, 2002
--------------------------------------------------------------------------------
SCHEDULES OF INVESTMENTS
--------------------------------------------------------------------------------
INTERNATIONAL EQUITY PORTFOLIO

                Shares                                                                                              Value
                                    COMMON STOCKS  (98.13%):
                                    AUSTRALIA  (1.98%):
                                    Banking  (1.98%):
                 5,370              Australia & New Zealand Banking Group, Ltd., ADR                              $    279,884

                                    FINLAND  (3.01%):
                                    Telecommunications  (3.01%):
                31,840              Nokia Corp., Sponsored ADR                                                         425,274

                                    FRANCE  (12.40%):
                                    Insurance - Multi-Line  (1.73%):
                17,800              AXA, ADR                                                                           243,860

                                    Medical Supplies  (1.78%):
                 9,056              L'Air Liquide SA, ADR                                                              250,973

                                    Oil & Gas  (4.98%):
                 9,895              TotalFinaElf SA, Sponsored ADR                                                     705,712

                                    Pharmaceuticals  (3.91%):
                 9,380              Aventis, ADR                                                                       552,107

                                                                                                                     1,752,652

                                    GERMANY  (7.79%):
                                    Banking  (2.75%):
                 6,310              Deutsche Banc AG, ADR                                                              388,695

                                    Computer Software  (1.10%):
                 8,094              SAP AG, ADR                                                                        155,810

                                    Diversified Manufacturing Operations  (2.04%):
                 6,105              Siemens AG, ADR                                                                    288,571

                                    Insurance  (1.90%):
                21,092              Allianz AG, ADR                                                                    268,687

                                                                                                                     1,101,763

                                    HONG KONG  (1.77%):
                                    Exchange Traded Funds  (1.77%):
                32,000              iShares MSCI Hong Kong *                                                           250,240

                                    IRELAND  (2.75%):
                                    Building Products - Cement/Aggregate  (2.75%):
                27,100              CRH PLC, Sponsored ADR                                                             389,338

August 31, 2002
--------------------------------------------------------------------------------
SCHEDULES OF INVESTMENTS
--------------------------------------------------------------------------------
INTERNATIONAL EQUITY PORTFOLIO

                Shares                                                                                            Value
                                    ITALY  (2.61%):
                                    Telecommunications  (2.61%):
                 4,620              Telecom Italia SpA, ADR                                                       $    368,676

                                    JAPAN  (18.20%):
                                    Audio/Video Products  (1.30%):
                 4,210              Sony Corp., ADR                                                                    183,177

                                    Automobiles & Trucks  (1.60%):
                 4,531              Toyota Motor Corp., ADR                                                            226,731

                                    Banking & Finance  (1.64%):
                33,867              Mitsubishi Tokyo Financial Group, Inc., ADR                                        231,312

                                    Cosmetics/Toiletries  (2.58%):
                 1,597              Kao Corp., ADR                                                                     365,694

                                    Finance  (1.77%):
                 6,987              Orix Corp., ADR                                                                    249,785

                                    Identification Sys/Dev  (1.88%):
                 2,877              Secom Co., Ltd., ADR                                                               265,461

                                    Office Equipment  (2.36%):
                 9,749              Canon, Inc., ADR                                                                   333,806

                                    Retail  (2.58%):
                 9,924              Seven-Eleven Japan Ltd., ADR                                                       364,099

                                    Software & Computer Services  (0.99%):
                 5,441              Trend Micro, Inc., ADR *                                                           140,378

                                    Telecommunications  (1.50%):
                10,676              Nippon Telegraph and Telephone Corp., ADR                                          212,559

                                                                                                                     2,573,002

                                    KOREA  (2.47%):
                                    Banking  (2.47%):
                 7,600              Kookmin Bank, Sponsored ADR                                                        349,706

                                    NETHERLANDS  (6.61%):
                                    Electronics  (2.27%):
                15,874              Koninklijke Philips Electronics NV, ADR                                            320,656

August 31, 2002
--------------------------------------------------------------------------------
SCHEDULES OF INVESTMENTS
--------------------------------------------------------------------------------
INTERNATIONAL EQUITY PORTFOLIO

              Shares                                                                                              Value
                                    Multi-Media  (2.21%):
                12,750              VNU NV, ADR                                                                   $      312,585

                                    Transport - Air Freight  (2.13%):
                15,164              TPG NV, ADR                                                                          301,005

                                                                                                                         934,246

                                    SPAIN  (7.11%):
                                    Banking  (3.76%):
                20,750              Banco Bilbao Vizcaya Argentari, ADR                                                  202,935
                49,587              Banco Santander Central Hispano Americano, ADR                                       328,266
                                                                                                                         531,201

                                    Telecommunications  (3.35%):
                17,177              Telefonica, ADR *                                                                    473,398

                                                                                                                       1,004,599

                                    Switzerland  (6.24%):
                                    Food Products  (3.06%):
                 8,038              Nestle, ADR                                                                          431,198

                                    Human Services  (1.54%):
                19,950              Adecco, ADR                                                                          218,032

                                    Pharmaceuticals  (1.64%):
                 5,730              Novartis AG, ADR                                                                     232,543

                                                                                                                         881,773

                                    TAIWAN  (1.78%):
                                    Electronics  (0.82%):
                25,300              United Microelectronics, ADR                                                         115,601

                                    Semiconductors  (0.96%):
                16,621              Taiwan Semiconductor Manufacturing Co. Ltd., ADR *                                   135,793

                                                                                                                         251,394

                                    UNITED KINGDOM  (23.41%):
                                    Banking  (3.93%):
                19,200              Barclays PLC, ADR                                                                    554,879

                                    Beverages  (3.27%):
                 9,560              Diageo PLC, ADR                                                                      462,583

August 31, 2002
--------------------------------------------------------------------------------
SCHEDULES OF INVESTMENTS
--------------------------------------------------------------------------------
INTERNATIONAL EQUITY PORTFOLIO

              Shares                                                                                                 Value
                                    Financial Services  (4.38%):
                10,830              HSBC Holdings PLC, ADR                                                        $     619,042

                                    Oil & Gas  (4.83%):
                16,832              Shell Transport & Trading Co., ADR                                                  683,043

                                    Pharmaceuticals  (3.92%):
                14,638              GlaxoSmithKline PLC, ADR                                                            554,634

                                    Telecommunications  (3.08%):
                27,240              Vodafone Group PLC, ADR                                                             435,568

                                                                                                                      3,309,749

Total Common Stocks (Cost $19,679,066)                                                                            $  13,872,296




Total Investments (Cost $19,679,066)                                                                    98.13%    $  13,872,296
Other assets in excess of liabilities                                                                    1.87%          264,694
NET ASSETS                                                                                             100.00%    $  14,136,990

------------
Percentages indicated are based on net assets of $14,136,990.

*         Non-incoming producing securities.

Summary of Abbreviations:
ADR       American Depository Receipt
See accompanying notes to financial statements

August 31, 2002
--------------------------------------------------------------------------------
SCHEDULES OF INVESTMENTS
--------------------------------------------------------------------------------
INVESTMENT QUALITY BOND PORTFOLIO

    Principal
      Amount                                                                                              Value
-------------------                                                                                   ---------------
                        ASSET BACKED SECURITIES  (0.02%):
    $        5,889      Residential Asset Securities Corp., Series 1999-KS2,                        $          5,882
                        Class AI14, 6.795%, 10/25/23                                                  --------------

                                                                                                      ---------------
Total Asset Backed Securities (Cost $5,977)                                                                    5,882
                                                                                                      ---------------

                        U.S. GOVERNMENT AGENCIES  (20.19%):
                        Fannie Mae  (6.24%):
         1,900,000      6.00%, 5/15/08                                                                     2,103,395
                                                                                                      ---------------

                        Freddie Mac  (13.95%):
         1,000,000      5.125%, 10/15/08                                                                   1,060,290
         3,000,000      Series EA10, 7.625%, 5/14/10                                                       3,640,740
                                                                                                      ---------------
                                                                                                           4,701,030
                                                                                                      ---------------

                                                                                                      ---------------
Total U.S. Government Agencies (Cost $6,097,497)                                                           6,804,425
                                                                                                      ---------------

                        U.S. TREASURY OBLIGATIONS  (21.20%):
                        U.S. Treasury Notes  (21.20%):
         3,927,756      3.50%, 1/15/11                                                                     4,258,512
         2,700,000      5.00%, 8/15/11                                                                     2,888,136

                                                                                                      ---------------
Total U.S. Treasury Obligations (Cost $6,736,726)                                                          7,146,648
                                                                                                      ---------------

                        CORPORATE NOTES & BONDS  (53.43%):
                        Amusement parks  (1.51%):
           500,000      Walt Disney Co., 4.875%, 7/2/04                                                      507,715
                                                                                                      ---------------

                        Automotive  (4.60%):
         1,500,000      TRW, Inc., 6.05%, 1/15/05                                                          1,551,465
                                                                                                      ---------------

                        Bank, Insurance & Finance  (1.50%):
           210,571      PNC Mortgage Securities Corp., 6.75%, 10/25/28                                       220,506
           277,243      PNC Mortgage Securities Corp., 7.22%, 10/25/29                                       286,425
                                                                                                      ---------------
                                                                                                             506,931
                                                                                                      ---------------
                        Chemicals  (4.70%):
         1,500,000      ICI Wilmington, Inc., 6.95%, 9/15/04                                               1,584,000
                                                                                                      ---------------

                        Electric Utilities  (9.82%):
         1,000,000      Detroit Edison Co., 7.50%, 2/1/05                                                  1,084,270
         1,000,000      Jersey Central Power & Light, 6.375%, 5/1/03                                         996,570
           600,000      Public Service Electric & Gas Co., 8.875%, 6/1/03                                    622,650
           550,000      South Carolina Electric & Gas Co., 7.50%, 6/15/05                                    606,683
                                                                                                      ---------------
                                                                                                           3,310,173
                                                                                                      ---------------

August 31, 2002
--------------------------------------------------------------------------------
SCHEDULES OF INVESTMENTS
--------------------------------------------------------------------------------
INVESTMENT QUALITY BOND PORTFOLIO

    Principal
      Amount                                                                                              Value
-------------------                                                                                   ---------------
                        Electronic Components & Semiconductors  (3.82%):
    $    1,200,000      Avnet, Inc., 8.00%, 11/15/06                                                $      1,286,988
                                                                                                      ---------------

                        Financial Services  (10.93%):
         1,000,000      Associates Corp. North America, 6.625%, 6/15/05                                    1,075,929
                        Bellsouth Savings & Security Employee Stock                                          132,236
           128,316      Option Plan, MTNA, Series A, 9.125%, 7/1/03
            76,052      Option Plan, MTN1, Series A, 9.125%, 7/1/03                                           78,224
           750,000      BHP Finance USA, 7.875%, 12/1/02                                                     758,798
           600,000      Duke Capital Corp., 6.25%, 07/15/05                                                  604,368
           147,079      Guaranteed Export Trust, 6.28%, 6/15/04                                              152,419
           850,000      National Rural Utilities, 6.00%, 1/15/04                                             880,150
                                                                                                      ---------------
                                                                                                           3,682,124
                                                                                                      ---------------

                        Forest & Paper Products  (4.61%):
         1,500,000      Scott Paper Co., 7.00%, 8/15/23                                                    1,552,935
                                                                                                      ---------------

                        Oil/Gas  (0.83%):
           275,000      Amoco Canada Co., 7.25%, 12/1/02                                                     278,072
                                                                                                      ---------------

                        Pharmaceuticals  (3.22%):
         1,000,000      American Home Products, 7.90%, 2/15/2005                                           1,085,940
                                                                                                      ---------------

                        Technology  (3.02%):
         1,000,000      Lockheed Martin Corp., 6.75%, 3/15/2003                                            1,019,130
                                                                                                      ---------------

                        Telecommunications  (4.87%):
           500,000      Bell Atlantic West Virginia, 7.00%, 8/15/2004                                        525,315
           700,000      GTE Southwest Inc, 6.23%, 1/1/07                                                     715,596
           375,000      Pacific Bell, 7.00%, 7/15/04                                                         400,328
                                                                                                      ---------------
                                                                                                           1,641,239
                                                                                                      ---------------

                                                                                                      ---------------
Total Corporate Notes & Bonds (Cost $17,540,653)                                                          18,006,712
                                                                                                      ---------------

Total Investments (Cost $30,380,853)                                                      94.84%    $     31,963,667
                                                                                                      ---------------

Other assets in excess of liabilities                                                      5.16%           1,739,152
                                                                                                      ---------------

NET ASSETS                                                                               100.00%    $     33,702,819
                                                                                   ==============     ===============

------------
Percentages indicated are based on net assets of $33,702,819.

See accompanying notes to financial statements

August 31, 2002
--------------------------------------------------------------------------------
SCHEDULES OF INVESTMENTS
--------------------------------------------------------------------------------
MUNICIPAL BOND PORTFOLIO

    Principal
      Amount                                                                                                    Value
-------------------                                                                                         --------------

                      MUNICIPAL BONDS  (111.57%):
                      ARIZONA  (3.26%):
                      Water/Sewer  (3.26%):
    $      350,000    Sedona, Wastewater Municipal Property, Corporate                                    $       342,731
                      Excise Tax Revenue, 4.75%, 7/1/27, MBIA                                               --------------

                      CALIFORNIA  (16.05%):
                      Housing  (3.05%):
           310,000    State Housing Financing Agency, Revenue, Single                                             319,722
                      Family Mortgage Purchase Amount, Series A, Class I,                                   --------------
                      5.30%, 8/1/18, FHA

                      Pollution Control  (4.75%):
           500,000    Pollution Control Financing Authority, Floating, 1.81%, 9/1/20                              499,999
                                                                                                            --------------

                      Public Facilities  (2.52%):
           250,000    State Public Works Board Lease Revenue, State                                               264,650
                      University Projects, Series A, 5.375%, 10/1/17                                        --------------

                      Turnpike/Toll  (1.92%):
           200,000    Foothill/Eastern Corridor Agency, Toll                                                      201,280
                       Road Revenue, 5.75%, 1/15/40                                                         --------------

                      Water Utility  (3.81%):
           400,000    Irvine Ranch Water Distribution, Floating, 1.75%, 5/1/09                                    400,000
                                                                                                            --------------
                                                                                                                1,685,651
                                                                                                            --------------

                      COLORADO  (4.13%):
                      Health/Hospital  (1.52%):
           150,000    Denver, City & County Revenue, Children's Hospital                                          159,618
                      Association Project, 6.00%, 10/1/15, FGIC                                             --------------

                      Public Facilities  (2.61%):
           250,000    Denver, City & County, Excise Tax Revenue, Colorado                                         273,598
                      Convention Center Project, Series A, 5.50%, 9/1/17, FSA                               --------------

                                                                                                            --------------
                                                                                                                  433,216
                                                                                                            --------------
                      DISTRICT OF COLUMBIA  (2.25%):
                      Public Facilities  (2.25%):
           250,000    Washington, Convention Center Authority, Dedicated                                          235,828
                      Tax Revenue, 4.75%, 10/1/28, AMBAC                                                    --------------

                      FLORIDA  (5.70%):
                      Education  (0.36%):
            35,000    Dade County School Board Certification Participation,                                        37,729
                      Series A, 5.75%, 5/1/12                                                               --------------

August 31, 2002
--------------------------------------------------------------------------------
SCHEDULES OF INVESTMENTS
--------------------------------------------------------------------------------
MUNICIPAL BOND PORTFOLIO

    Principal
      Amount                                                                                                    Value
-------------------                                                                                         --------------

                      General Obligation  (2.00%):
    $      200,000    State Board Education Cap Outlay, 5.00%, 6/1/18                                     $       209,830
                                                                                                            --------------

                      Public Facilities  (3.34%):
           350,000    Miami Dade County Expwy, 4.375%, 7/1/2017                                                   350,731
                                                                                                            --------------
                                                                                                                  598,290
                                                                                                            --------------

                      HAWAII  (3.45%):
                      General Obligation  (3.45%):
           355,000    State, GO, Series CR, 4.75%, 4/1/18                                                         361,781
                                                                                                            --------------

                      KENTUCKY  (3.42%):
                      Airport  (3.42%):
           350,000    Louisville & Jefferson County, Airport Authority, Airport                                   359,499
                      System Revenue, Series A, 5.375%, 7/1/23                                              --------------

                      LOUISIANA  (1.59%):
                      General Obligation  (1.59%):
           150,000    New Orleans, GO, 6.125%, 10/1/16, AMBAC                                                     166,581
                                                                                                            --------------

                      MARYLAND  (3.10%):
                      Water/Sewer  (3.10%):
           300,000    State Energy Funding Administration, Solid Waste                                            325,875
                      Disposal, LO Revenue, 6.30%, 12/1/10                                                  --------------

                      MASSACHUSETTS (3.82%):
                      General Obligation  (3.82%):
           350,000    State, Series D, 5.50%, 11/1/14                                                             400,901
                                                                                                            --------------

                      MISSOURI  (0.19%):
                      Housing  (0.19%):
            20,000    State Housing Development Community Mortgage, Single                                         20,425
                      Family Housing Revenue, Series C, 6.90%, 7/1/18, GNMA                                 --------------

                      NEBRASKA  (0.43%):
                      Power/Utility  (0.43%):
            40,000    Omaha Public Power District, Electric Revenue,                                               45,657
                      Series C, 5.50%, 2/1/2014                                                             --------------

                      NEVADA  (3.44%):
                      Education  (3.44%):
           350,000    Clark County School District, 5.00%, 6/15/2018                                              360,742
                                                                                                            --------------

August 31, 2002
--------------------------------------------------------------------------------
SCHEDULES OF INVESTMENTS
--------------------------------------------------------------------------------
MUNICIPAL BOND PORTFOLIO

    Principal
      Amount                                                                                                    Value
-------------------                                                                                         --------------

                      NEW HAMPSHIRE  (2.51%):
                      Health/Hospital  (2.51%):
    $      250,000    State Health & Education Facilities Authority Revenue,                              $       263,148
                      Dartmouth-Hitchcock Obligation Group,                                                 --------------
                       Callable 8/1/12 @ 100, 5.50%, 8/1/2027

                      NEW YORK  (9.22%):
                      General Obligation  (5.71%):
           600,000    New York City, GO, Variable, Subseries A-10,                                                599,999
                      1.80%, 8/1/17, LOC:  Morgan Guaranty                                                  --------------

                      Public Facilities  (3.51%):
           325,000    Metro Transportation Authority Service Control, 5.50%, 7/1/15                               368,303
                                                                                                            --------------
                                                                                                                  968,302
                                                                                                            --------------

                      NORTH CAROLINA  (3.37%):
                      General Obligation  (3.37%):
           350,000    Mecklenburg County, Series B, 4.50%, 2/1/18                                                 354,011
                                                                                                            --------------

                      NORTH DAKOTA  (3.54%):
                      Housing  (3.54%):
           362,000    State Housing Financing Agency, Revenue, Housing                                            371,466
                      Financing Program, Series C, 5.50%, 7/1/18                                            --------------

                      OHIO  (3.91%):
                      Education  (3.35%):
           350,000    Jonathan Alder LOC School District, 4.40%, 12/1/17                                          352,107
                                                                                                            --------------

                      Health/Hospital  (0.56%):
            50,000    Lorain County, Hospital Revenue, Regional Medical                                            58,893
                      Center, 7.75%, 11/1/13, AMBAC                                                         --------------

                                                                                                                  411,000
                                                                                                            --------------
                      OREGON  (3.81%):
                      Revenue  (3.81%):
           400,000    Port Portland, Special Obligation, Horizon Air                                              400,000
                      Inspection Inc. Project, Revenue, 1.88%, 6/15/27                                      --------------

                      PENNSYLVANIA  (4.14%):
                      General Obligation  (3.38%):
           350,000    Philadelphia, 4.90%, 9/15/20                                                                355,537
                                                                                                            --------------

                      Revenue  (0.76%):
            75,000    Philadelphia, Municipal Authority                                                            79,458
                      Revenue, Series A, 5.625%, 11/15/14                                                   --------------

                                                                                                            --------------
                                                                                                                  434,995
                                                                                                            --------------

August 31, 2002
--------------------------------------------------------------------------------
SCHEDULES OF INVESTMENTS
--------------------------------------------------------------------------------
MUNICIPAL BOND PORTFOLIO

    Principal
      Amount                                                                                                    Value
-------------------                                                                                         --------------

                      PUERTO RICO  (0.70%):
                      Power/Utility  (0.70%):
    $       65,000    Electric Power Authority, Revenue, Series X, 6.00%, 7/1/15                          $        73,535
                                                                                                            --------------

                      SOUTH CAROLINA  (3.33%):
                      Power/Utility  (3.33%):
           350,000    Piedmont Municipal Power Agency                                                             350,081
                      Electric, Series A, 5.00%, 1/1/18                                                     --------------

                      Tennessee  (3.44%):
                      Education  (3.44%):
           350,000    State School Board Authority, 5.125%, 5/1/21                                                360,934
                                                                                                            --------------

                      TEXAS  (5.09%):
                      Education  (2.54%):
           250,000    State University, System Revenue, 5.375%, 3/15/17, FSA                                      266,652
                                                                                                            --------------

                      Housing  (2.07%):
           200,000    State Veterans Housing Assistance,                                                          217,499
                      GO, Series B, 5.75%, 12/1/13, FHA                                                     --------------

                      Power/Utility  (0.48%):
            50,000    Brazos River Authority Revenue, 5.80%, 8/1/15                                                50,167
                                                                                                            --------------
                                                                                                                  534,318
                                                                                                            --------------

                      UTAH  (1.43%):
                      General Obligation  (1.43%):
           150,000    Clearfield City, GO, 5.00%, 2/1/23, MBIA                                                    149,804
                                                                                                            --------------

                      VIRGINIA  (3.01%):
                      Housing  (3.01%):
           300,000    State Housing Development Authority, Revenue,                                               315,621
                      Commonwealth Mortgage, Series B, 5.40%, 1/1/15                                        --------------

                      WISCONSIN  (12.99%):
                      General Obligation  (3.34%):
           350,000    Milwaukee, Series Y, 4.625%, 9/1/2019                                                       350,973
                                                                                                            --------------

                      Health/Hospital  (6.78%):
           300,000    State Health & Educational Authority, Revenue, Aurora                                       302,967
                      Health Care, Inc., 5.25%, 8/15/27, MBIA
           400,000    State Health & Educational Facilities Authority, Revenue,                                   408,807
                      Waukesha Memorial Hospital, Series A, 5.25%,
                      8/15/19, AMBAC
                                                                                                            --------------
                                                                                                                  711,774
                                                                                                            --------------

August 31, 2002
--------------------------------------------------------------------------------
SCHEDULES OF INVESTMENTS
--------------------------------------------------------------------------------
MUNICIPAL BOND PORTFOLIO

    Principal
      Amount                                                                                                    Value
-------------------                                                                                         --------------

                      Housing  (1.19%):
    $      120,000    State Housing & Economic Development Authority,                                     $       124,717
                      Homeownership Revenue, Series F, 6.20%, 3/1/27                                        --------------

                      Revenue  (1.68%):
           175,000    State Transportation Revenue, 4.60%, 7/1/18                                                 176,729
                                                                                                            --------------
                                                                                                                1,364,193
                                                                                                            --------------
                      WYOMING  (0.25%):
                      Housing  (0.25%):
            25,000    Community Development Authority Housing Revenue,                                             25,893
                      Series 1, 6.65%, 12/1/2006                                                            --------------

                                                                                                            --------------
Total Municipal Bonds                                                                                          11,714,478
                                                                                                            --------------

                      DEMAND NOTES  (11.24%):
                      Nevada  (7.43%):
           780,000    Reno Hospital Revenue, 3.69%, 2/1/00, 1.88%, 5/15/23                                        780,000
                                                                                                            --------------

                      Wyoming  (3.81%):
           400,000    Lincoln County PCR, Series C, Exxon Co. Project,                                            400,000
                      3.65%, 2/1/00, 1.72%, 11/1/2014                                                       --------------

Total Demand Notes                                                                                              1,180,000
                                                                                                            --------------

Total Investments (Cost $12,619,231)                                                           122.81%    $    12,894,478
                                                                                                            ==============

Liabilities in excess of other assets                                                         (22.81)%        (2,394,857)
                                                                                                            ==============

NET ASSETS                                                                                     100.00%    $    10,499,621
                                                                                     ==================     ==============

----------------
Percentages indicated are based on net assets of $10,499,621.


AMBAC                 Insured by AMBAC Indemnity Corporation
FGIC                  Insured by Financial Guaranty Insurance Corporation
FHA                   Federal Housing Administration
FSA                   Insured by Federal Security Assurance
GNMA                  Insured by Government National Mortgage Association
GO                    General Obligation
LO                    Limited Obligation
LOC                   Letter of Credit
MBIA                  Insured by Municipal Bond Insurance Association

See notes to accompanying financial statements.

August 31, 2002
--------------------------------------------------------------------------------
SCHEDULES OF INVESTMENTS
--------------------------------------------------------------------------------
U.S. GOVERNMENT MONEY MARKET PORTFOLIO

    Principal
     Amount                                                                                                  Value
------------------                                                                                      -----------------
                      U.S. GOVERNMENT NOTES  (93.80%):

                      Federal Farm Credit Bank Discount Notes  (9.33%):
   $    3,637,000     1.68%, 10/1/02                                                                     $     3,631,908
                                                                                                        -----------------

                      Federal Home Loan Bank Discount Notes  (26.66%):
          235,000     1.72%, 10/2/02                                                                             234,652
        1,695,000     1.73%, 10/9/02                                                                           1,691,905
        1,250,000     1.72%, 10/11/02                                                                          1,247,611
        1,124,000     1.95%, 10/16/02                                                                          1,121,260
        3,000,000     1.63%, 11/20/02                                                                          2,989,133
        3,110,000     1.63%, 1/10/03                                                                           3,091,554
                                                                                                        -----------------
                                                                                                              10,376,115
                                                                                                        -----------------

                      Federal Home Loan Mortgage Discount Notes  (27.94%):
          175,000     1.68%, 9/10/02                                                                             174,927
        1,430,000     1.73%, 9/30/02                                                                           1,428,007
        3,500,000     1.67%, 10/15/02                                                                          3,492,856
        1,325,000     2.06%, 12/20/02                                                                          1,316,660
        1,990,000     1.70%, 12/30/02                                                                          1,978,723
        2,500,000     1.64%, 1/31/03                                                                           2,482,689
                                                                                                        -----------------
                                                                                                              10,873,862
                                                                                                        -----------------

                      Federal National Mortgage Association Discount Notes  (29.87%):
        2,280,000     1.82%, 2/20/02                                                                           2,276,427
        1,535,000     1.725%, 10/10/02                                                                         1,532,131
        2,245,000     1.61%, 10/23/02                                                                          2,239,779
        3,625,000     1.70%, 11/6/02                                                                           3,613,702
          380,000     1.88%, 11/27/02                                                                            378,274
          160,000     1.77%, 12/18/02                                                                            159,150
          420,000     1.60%, 2/12/03                                                                             416,939
        1,020,000     2.00%, 3/10/03                                                                           1,009,233
                                                                                                        -----------------
                                                                                                              11,625,635
                                                                                                        -----------------

                      Total U.S. Government Notes (Cost $36,507,520)                                     $    36,507,520
                                                                                                        -----------------

Total Investments (Cost $36,507,520)                                                             93.80%  $    36,507,520
                                                                                                        -----------------

Other assets in excess of liabilities                                                             6.20%        2,412,613
                                                                                                        -----------------

TOTAL NET ASSETS                                                                                100.00%  $    38,920,133
                                                                                                        =================

----------------------
Percentages indicated are based on net assets of $38,920,133.


See accompanying notes to financial statements.

August 31, 2002
--------------------------------------------------------------------------------
STATEMENTS OF ASSETS AND LIABILITIES
--------------------------------------------------------------------------------

                                                       Large         Large
                                                  Capitalization  Capitalization     Small       International
                                                       Value         Growth       Capitalization     Equity
                                                     Portfolio      Portfolio       Portfolio      Portfolio
                                                  ------------    ------------    ------------    ------------
Assets:
Investments, (including repurchase
Repurchase agreements, at cost
Agreements of $0, $0, $2,507,000, $0, $0,
$0, $0, respectively; note 1f), at value cost -
($67,118,040; $48,770,651; $33,804,446;
$19,679,066; $30,380,853; $12,619,231;
and $36,507,520, respectively; note 1a)           $ 60,272,518    $ 45,821,972    $ 32,468,316    $ 13,872,296
Cash                                                        --         985,555          25,831       1,425,862
Interest and dividends receivable                      138,951          43,010          39,686          39,525
Receivable for capital shares issued                     4,768           7,943           1,737           1,218
Receivable from brokers for investments sold         1,249,434              --         536,013         458,794
Prepaid expenses and other assets                      133,450          98,999          45,304         108,287
     Total Assets                                   61,799,121      46,957,479      33,116,887      15,905,982

Liabilities:
Payable to Manager                                      33,662          26,036          16,994          10,401
Payable for investments purchased                      486,593              --       1,007,795         465,306
Payable for shares of beneficial
     interest redeemed                                  88,535          59,337       1,366,972       1,269,075
Administration fee payable                               7,629           5,904           3,846           2,027
Other payables and accrued expenses                     17,244          30,045          61,482          26,368
Cash Overdraft                                          80,057              --              --              --
     Total Liabilities                                 713,720         121,322       2,457,089       1,773,177

Net Assets:
Shares of beneficial interest at par value              47,015          41,254          29,942          19,995
Paid-in-surplus                                     83,916,687      70,988,611      29,924,302      24,641,177
Accumulated undistributed net investment
     income (loss)                                       1,896           1,896           1,896          (2,289)
Accumulated net realized gains (losses)
     on investments                                (16,034,675)    (21,246,925)      2,039,788      (4,719,308)
Net unrealized appreciation (depreciation)
     on investments                                 (6,845,522)     (2,948,679)     (1,336,130)     (5,806,770)
     Total Net Assets                             $ 61,085,401    $ 46,836,157    $ 30,659,798    $ 14,132,805

Net Asset Value per Share
     Class I
     Net Assets                                   $ 57,693,907    $ 44,237,540    $ 29,037,282    $ 13,484,686
     Shares of Beneficial interest outstanding       4,432,862       3,888,647       2,829,941       1,904,817
     Net asset value and offering price per
         Share                                    $      13.02    $      11.38    $      10.26    $       7.08

Net Asset Value per Share
     Class B
     Net Assets                                   $    651,808    $    547,438    $    408,669    $    132,153
     Shares of Beneficial interest outstanding          51,613          49,943          41,441          19,259
     Net asset value and offering price per
         Share (a)                                $      12.63    $      10.96    $       9.86    $       6.86

Net Asset Value per Share
     Class C
     Net Assets                                   $  2,739,686    $  2,051,179    $  1,213,847    $    515,966
     Shares of Beneficial interest outstanding         216,958         186,735         122,743          75,341
     Net asset value and offering price per
         Share (a)                                $      12.63    $      10.98    $       9.89    $       6.85

                                                                                   U.S.
                                                  Investment                    Government
                                                   Quality         Municipal      Money
                                                     Bond            Bond         Market
                                                   Portfolio       Portfolio     Portfolio
                                                  ------------    -----------   -----------

Assets:
Investments, (including repurchase
Repurchase agreements, at cost
Agreements of $0, $0, $2,507,000, $0, $0,
$0, $0, respectively; note 1f), at value cost -
($67,118,040; $48,770,651; $33,804,446;
$19,679,066; $30,380,853; $12,619,231;
and $36,507,520, respectively; note 1a)           $ 31,963,667    $12,894,478   $36,507,520
Cash                                                   495,771        511,367            --
Interest and dividends receivable                      391,003        115,263            --
Receivable for capital shares issued                   849,113             --     2,410,198
Receivable from brokers for investments sold                --         80,000            --
Prepaid expenses and other assets                       50,788         16,869       133,465
     Total Assets                                   33,750,342     13,617,977    39,051,183

Liabilities:
Payable to Manager                                      15,037          3,642        14,734
Payable for investments purchased                           --      3,101,720            --
Payable for shares of beneficial
     interest redeemed                                  22,214              1        27,220
Administration fee payable                                  --             --            --
Other payables and accrued expenses                     10,272         12,993        61,428
Cash Overdraft                                              --             --        27,668
     Total Liabilities                                  47,523      3,118,356       131,050

Net Assets:
Shares of beneficial interest at par value              31,480          9,875       171,510
Paid-in-surplus                                     31,837,160     10,210,846    38,746,728
Accumulated undistributed net investment
     income (loss)                                     (41,490)         1,896         1,895
Accumulated net realized gains (losses)
     on investments                                    292,855          1,757            --
Net unrealized appreciation (depreciation)
     on investments                                  1,582,814        275,247            --
     Total Net Assets                             $ 33,702,819    $10,499,621   $38,920,133

Net Asset Value per Share
     Class I
     Net Assets                                   $ 30,847,032    $ 9,681,205   $37,480,716
     Shares of Beneficial interest outstanding       2,881,201        910,669    37,581,717
     Net asset value and offering price per
         Share                                    $      10.71    $     10.63   $      1.00

Net Asset Value per Share
     Class B
     Net Assets                                   $    453,038    $    23,918   $    97,028
     Shares of Beneficial interest outstanding          42,337          2,250        97,385
     Net asset value and offering price per
         Share (a)                                $      10.70    $     10.63   $      1.00

Net Asset Value per Share
     Class C
     Net Assets                                   $  2,402,749    $   794,498   $ 1,342,389
     Shares of Beneficial interest outstanding         224,366         74,533     1,344,827
     Net asset value and offering price per
         Share (a)                                $      10.71    $     10.66   $      1.00

----------
(a) Redemption price per Class B and Class C share varies based on length of time shares are held.

See accompanying notes to financial statements.

Year Ended August 31, 2002
--------------------------------------------------------------------------------
STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                                                Large            Large
                                            Capitalization   Capitalization       Small         International
                                                Value            Growth       Capitalization        Equity
                                              Portfolio         Portfolio        Portfolio         Portfolio
                                             ------------      ------------      -----------      -----------
Investment Income:
 Interest income                             $     41,462      $     16,841      $     9,006      $        --
 Dividend income (a)                            1,308,392           524,895          478,994          280,714
                                             ------------      ------------      -----------      -----------

 Total Investment Income                        1,349,854           541,736          488,000          280,714
                                             ------------      ------------      -----------      -----------

Operating Expenses:
Management fees (notes 2a, 2e)                    517,921           418,211          273,479          139,073
Administration fees (note 2c)                     108,677            92,685           58,532           26,499
Distribution & service fees (note 2d)
        Class B                                     9,701             7,962            4,498            1,984
        Class C                                    35,526            30,331           14,501            7,038
Custodian fees (note 2a)                           81,745            55,725           53,992           65,760
Professional fees                                  61,219            49,821           26,740           11,498
Trustees' fees                                     20,841            14,656            9,215            2,844
Transfer agent fees                               360,238           293,853          204,890          100,425
Registration and filing fees                       54,829            61,731           33,791           34,650
Other                                              22,892            14,320            7,075            5,750
                                             ------------      ------------      -----------      -----------
Total operating expenses                        1,273,589         1,039,295          686,713          395,521
        Less: Management fees waived
           and/or expenses assumed
           (note 2a)                              (99,232)          (76,305)         (74,548)         (56,393)
           Expense offset
           arrangement (note 2a)                   (1,527)          (22,911)          (2,408)         (35,080)
                                             ------------      ------------      -----------      -----------

Net Operating Expenses                          1,172,830           940,079          609,757          304,048
                                             ------------      ------------      -----------      -----------

Net Investment Income (Loss)                      177,024          (398,343)        (121,757)         (23,334)
                                             ------------      ------------      -----------      -----------

Realized / Unrealized Gains (Losses)
        From Investments and Futures:
Net realized gains (losses) on
        securities                            (13,729,678)      (18,041,622)       2,036,360       (3,348,650)
Net change in unrealized appreciation
        (depreciation) on investments          (8,627,992)        2,226,204       (2,078,696)        (667,373)
                                             ------------      ------------      -----------      -----------
Net realized/unrealized gains (losses)
        from investments and futures          (22,357,670)      (15,815,418)         (42,336)      (4,016,023)
                                             ------------      ------------      -----------      -----------
 Net increase (decrease) in
        assets resulting from operations     $(22,180,646)     $(16,213,761)     $  (164,093)     $(4,039,357)
                                             ============      ============      ===========      ===========

                                                                               U.S.
                                              Investment                    Government
                                              Quality         Municipal       Money
                                                Bond            Bond          Market
                                              Portfolio       Portfolio      Portfolio
                                             -----------      ---------      ---------
Investment Income:
 Interest income                             $ 1,902,254      $ 416,154      $ 846,490
 Dividend income (a)                                  --             --             --
                                             -----------      ---------      ---------

 Total Investment Income                       1,902,254        416,154        846,490
                                             -----------      ---------      ---------

Operating Expenses:
Management fees (notes 2a, 2e)                   175,475         43,913        168,076
Administration fees (note 2c)                     41,177          9,967         43,616
Distribution & service fees (note 2d)
        Class B                                    3,837            264          1,132
        Class C                                   18,208          3,788         13,098
Custodian fees (note 2a)                          45,759         65,898         64,754
Professional fees                                 21,230          2,128         24,002
Trustees' fees                                     9,597             --          8,911
Transfer agent fees                              135,652         32,907        163,655
Registration and filing fees                      35,702         35,100         41,029
Other                                              1,718          1,306          6,086
                                             -----------      ---------      ---------
Total operating expenses                         488,355        195,271        534,359
        Less: Management fees waived
           and/or expenses assumed
           (note 2a)                             (24,402)       (88,883)      (105,549)
           Expense offset
           arrangement (note 2a)                 (45,759)          (721)        (1,176)
                                             -----------      ---------      ---------

Net Operating Expenses                           418,194        105,667        427,634
                                             -----------      ---------      ---------

Net Investment Income (Loss)                   1,484,060        310,487        418,856
                                             -----------      ---------      ---------

Realized / Unrealized Gains (Losses)
        From Investments and Futures:
 Net realized gains (losses) on
         securities                              701,059         87,268         16,451
Net change in unrealized appreciation
        (depreciation) on investments            432,217       (129,660)            --
                                             -----------      ---------      ---------
Net realized/unrealized gains (losses)
        from investments and futures           1,133,276        (42,392)        16,451
                                             -----------      ---------      ---------
 Net increase (decrease) in
        assets resulting from operations     $ 2,617,336      $ 268,095      $ 435,307
                                             ===========      =========      =========

(a) Net foreign withholding taxes of $6,253, $2,097, $0 and $35,300 for Large Capitalization Value, Large Capitalization Growth, Small Capitalization and International Equity, respectively.

See accompanying notes to financial statements.

Year Ended August 31, 2002
--------------------------------------------------------------------------------
STATEMENTS OF CHANGES IN NET ASSETS
--------------------------------------------------------------------------------

                                                              Large Capitalization Value          Large Capitalization Growth
                                                                      Portfolio                            Portfolio
                                                            ------------------------------      -------------------------------


                                                             Year ended        Year ended        Year ended        Year ended
                                                           August 31, 2002   August 31, 2001  August 31, 2002    August 31, 2001
                                                            ------------      ------------      ------------      -------------

 Operations:
              Net investment income (loss)                  $    177,024      $    244,455      $   (398,343)     $    (618,441)
              Net realized gain (loss) on investments        (13,729,678)        6,682,983       (18,041,622)        (1,949,604)
              Net change in unrealized appreciation
              (depreciation) from investments                 (8,627,992)         (967,184)        2,226,204        (69,705,197)
                                                            ------------      ------------      ------------      -------------

              Net increase (decrease) in net assets
                  resulting from operations                  (22,180,646)        5,960,254       (16,213,761)       (72,273,242)
                                                            ------------      ------------      ------------      -------------

 Dividends and Distributions to
 Shareholders
            Net Investment income
                 Class I                                        (199,995)         (464,549)               --                 --
                 Class B                                              --            (8,907)               --                 --
                 Class C                                              --           (23,070)               --                 --
           Net realized gain
                 Class I                                      (7,185,156)       (1,882,532)         (182,110)       (13,255,670)
                 Class B                                        (106,304)          (36,095)           (2,793)          (290,194)
                 Class C                                        (343,333)          (93,487)           (9,463)          (704,533)
                                                            ------------      ------------      ------------      -------------
             Total dividends and distributions
                  to shareholders                             (7,834,788)       (2,508,640)         (194,366)       (14,250,397)
                                                            ------------      ------------      ------------      -------------

Share Transactions of
Beneficial Interest
             Net proceeds from shares sold
                 Class I                                      57,413,483        24,645,554        14,846,582         37,092,937
                 Class B                                         397,905           254,647           195,776            326,448
                 Class C                                       1,679,790           863,882           959,942          1,434,327
            Reinvestment of dividends and distributions
                 Class I                                       7,325,645         2,322,720           180,547         13,092,068
                 Class B                                         103,460            44,115             2,692            283,386
                 Class C                                         343,830           114,364             9,103            675,278
            Cost of shares redeemed
                 Class I                                     (55,280,339)      (29,197,422)      (25,483,114)       (41,956,878)
                 Class B                                        (671,719)         (448,506)         (602,208)          (581,590)
                 Class C                                      (1,472,266)       (1,095,176)       (1,640,095)        (1,485,063)
                                                            ------------      ------------      ------------      -------------
           Net increase (decrease) in net assets from
           share transactions of beneficial interest           9,839,789        (2,495,822)      (11,530,775)         8,880,913
                                                            ------------      ------------      ------------      -------------

           Total increase (decrease) in net assets           (20,175,645)          955,792       (27,938,902)       (77,642,726)
Net Assets:
            Beginning of period                               81,261,046        80,305,254        74,775,059        152,417,785
            End of period (including undistributed
            (overdistributed ) net investment income of
           $32,264, $1,896; $(396,447), $1,896;
           $(119,860), $1,896; $(17,253), $(2,289);
           $(17,778), $(41,490); $(2,267), $1,896;
           $(106,379), $1,895, respectively)                $ 61,085,401      $ 81,261,046      $ 46,836,157      $  74,775,059
                                                            ============      ============      ============      =============

                                                                 Small Capitalization
                                                                      Portfolio
                                                            ------------------------------


                                                             Year ended        Year ended
                                                           August 31, 2002   August 31, 2001
                                                            ------------      ------------

 Operations:
              Net investment income (loss)                  $   (121,757)     $    (85,553)
              Net realized gain (loss) on investments          2,036,360         7,056,737
              Net change in unrealized appreciation
              (depreciation) from investments                 (2,078,696)       (5,487,398)
                                                            ------------      ------------
              Net increase (decrease) in net assets
                  resulting from operations                     (164,093)        1,483,786
                                                            ------------      ------------

 Dividends and Distributions to
 Shareholders
            Net Investment income
                 Class I                                              --                --
                 Class B                                              --                --
                 Class C                                              --                --
           Net realized gain
                 Class I                                      (4,567,460)       (4,261,420)
                 Class B                                         (50,192)          (40,638)
                 Class C                                        (153,004)         (150,891)
                                                            ------------      ------------
             Total dividends and distributions
                  to shareholders                             (4,770,656)       (4,452,949)
                                                            ------------      ------------

Share Transactions of
Beneficial Interest
             Net proceeds from shares sold
                 Class I                                      61,391,404         9,226,950
                 Class B                                         164,638            57,104
                 Class C                                         638,324           245,981
            Reinvestment of dividends and distributions
                 Class I                                       4,537,722         4,227,358
                 Class B                                          49,442            40,060
                 Class C                                         152,564           150,741
            Cost of shares redeemed
                 Class I                                     (78,460,661)      (12,686,793)
                 Class B                                        (153,089)          (79,925)
                 Class C                                        (708,820)         (633,157)
                                                            ------------      ------------
           Net increase (decrease) in net assets from
           share transactions of beneficial interest         (12,388,476)          548,319
                                                            ------------      ------------

           Total increase (decrease) in net assets           (17,323,225)       (2,420,844)
Net Assets:
            Beginning of period                               47,983,023        50,403,867
            End of period (including undistributed
            (overdistributed ) net investment income of
           $32,264, $1,896; $(396,447), $1,896;
           $(119,860), $1,896; $(17,253), $(2,289);
           $(17,778), $(41,490); $(2,267), $1,896;
           $(106,379), $1,895, respectively)                $ 30,659,798      $ 47,983,023
                                                            ============      ============

See accompanying notes to financial statements.

Year Ended August 31, 2002
--------------------------------------------------------------------------------
STATEMENTS OF CHANGES IN NET ASSETS
--------------------------------------------------------------------------------

     International Equity                 Investment Quality Bond
         Portfolio                             Portfolio
--------------------------------      -------------------------------


  Year ended        Year ended         Year ended         Year ended
August 31, 2002   August 31, 2001    August 31, 2002    August 31, 2001
-------------      -------------      ------------      -------------


$     (23,334)     $    (114,613)     $  1,484,060      $   1,926,060
   (3,348,650)        (1,370,659)          701,059            357,026

     (667,373)       (12,523,385)          432,217          1,618,275
-------------      -------------      ------------      -------------

   (4,039,357)       (14,008,657)        2,617,336          3,901,361
-------------      -------------      ------------      -------------




           --                 --        (1,458,066)        (1,846,296)
           --                 --           (15,000)            (6,959)
           --                 --           (71,121)           (72,805)

           --         (2,840,645)          (67,622)                --
           --            (38,164)             (861)                --
           --           (127,101)           (3,680)                --
-------------      -------------      ------------      -------------

           --         (3,005,910)       (1,616,350)        (1,926,060)
-------------      -------------      ------------      -------------




  107,288,790        232,445,429        19,185,820        159,213,632
        8,508             83,033           183,623            225,476
      206,792          1,391,258         1,447,616            794,018

           --          2,807,083         1,445,839          1,716,609
           --             38,026            15,032              6,699
           --            126,884            73,487             70,867

 (111,999,707)      (232,979,473)      (31,170,995)      (155,537,930)
     (111,040)           (52,470)          (97,194)           (27,671)
     (430,742)        (1,476,934)       (1,191,132)          (311,859)
-------------      -------------      ------------      -------------

   (5,037,399)         2,382,836       (10,107,904)         6,149,841
-------------      -------------      ------------      -------------

   (9,076,756)       (14,631,731)       (9,106,918)         8,125,142

   23,209,561         37,841,292        42,809,737         34,684,595






$  14,132,805      $  23,209,561      $ 33,702,819      $  42,809,737
=============      =============      ============      =============


       Municipal Bond                  U.S. Government Money Market
         Portfolio                             Portfolio
--------------------------------      -------------------------------


  Year ended        Year ended        Year ended         Year ended
August 31, 2002   August 31, 2001   August 31, 2002    August 31, 2001
 ------------      ------------      -------------      -------------


 $    310,487      $    431,203      $     418,856      $   1,835,971
       87,268            36,720             16,451             31,680

     (129,660)          549,005                 --                 --
 ------------      ------------      -------------      -------------

      268,095         1,016,928            435,307          1,867,651
 ------------      ------------      -------------      -------------




     (303,320)         (423,954)          (512,484)        (1,784,987)
         (831)             (585)              (741)            (4,221)
      (10,499)           (7,165)           (13,328)           (47,340)

      (12,786)               --            (35,372)                --
          (38)               --               (163)                --
         (382)               --             (1,164)                --
 ------------      ------------      -------------      -------------

     (327,856)         (431,704)          (563,252)        (1,836,548)
 ------------      ------------      -------------      -------------




    4,847,709         7,848,104        224,028,302        164,862,688
           --            23,585            151,508             96,537
      594,511         1,567,322          1,230,033          4,972,997

      300,339           416,967            493,400          1,717,038
          808               586                864              3,950
        9,553             5,792             12,699             46,213

   (7,274,284)       (6,980,004)      (227,997,693)      (161,134,492)
      (15,886)           (2,682)          (164,005)          (106,281)
     (421,754)       (1,097,325)        (4,061,683)        (1,660,611)
 ------------      ------------      -------------      -------------

   (1,959,004)        1,782,345         (6,306,575)         8,798,039
 ------------      ------------      -------------      -------------

   (2,018,765)        2,367,569         (6,434,520)         8,829,142

   12,518,386        10,150,817         45,354,653         36,525,511





 $ 10,499,621      $ 12,518,386      $  38,920,133      $  45,354,653
 ============      ============      =============      =============

Year ended August 31, 2002
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

     The Saratoga Advantage Trust (the "Trust") was organized on April 8, 1994 as a Delaware Business Trust and is registered under the Investment Company Act of 1940, as amended, as a diversified, open-end management investment company. The Trust commenced investment operations on September 2, 1994. The Trust consists of seven portfolios: the Large Capitalization Value Portfolio; the Large Capitalization Growth Portfolio; the Small Capitalization Portfolio; the International Equity Portfolio; the Investment Quality Bond Portfolio; the Municipal Bond Portfolio and the U.S. Government Money Market Portfolio (collectively, the "Portfolios"). Saratoga Capital Management I, L L C (the "Manager") serves as the Trusts' manager. Each of the Portfolios are provided with discretionary advisory services of an Adviser identified, retained, supervised and compensated by the Manager. The following serve as Advisers (the "Advisers") to their respective portfolio(s): OpCap Advisors : Municipal Bond and Large Capitalization Value; Fox Asset Management, LLC: Investment Quality Bond; Harris Bretall Sullivan and Smith, L.L.C.: Large Capitalization Growth; Fox Asset Management, LLC: Small Capitalization; Sterling Capital Management
Co.: U.S. Government Money Market and Friend Ivory & Sime plc: International Equity. BISYS Fund Services Ohio, Inc. (the "Administrator"), who serves the Trust as administrator, is a wholly-owned subsidiary of The BISYS Group, Inc. Funds Distributor, Inc. (the "Distributor") serves as the Trust's distributor, and is a wholly-owned subsidiary of The BISYS Group, Inc. On August 19, 1994, U.S. Government Money Market issued 100,000 shares to the Manager for $100,000 to provide initial capital for the Trust.

     Currently, each Portfolio offers Class I, Class B, and Class C shares. Each class represents interest in the same assets of the applicable portfolio, and the classes are identical except for differences in their sales charge structures, ongoing service, distribution charges, and certain transfer agency expenses. In addition, Class B shares and all corresponding reinvested dividend shares automatically convert to Class I shares approximately eight years after issuance. All classes of shares have equal voting privileges except that each class has exclusive voting rights with respect to its service and/or distribution plan.

     The following is a summary of significant accounting policies consistently followed by each Portfolio:

     (a) Valuation of Investments

     Investment securities listed on a national securities exchange and securities traded in the over-the-counter National Market System are valued at the last reported sale price on the valuation date; if there are no such reported sales, the securities are valued at the last quoted bid price. Other securities traded over-the-counter and not part of the National Market System are valued at the last quoted bid price. Debt securities (other than short - term obligations) are valued each day by an independent pricing service approved by the Board of Trustees using methods which include current market quotations from a major market maker in the securities and trader-reviewed "matrix" prices. Short-term debt securities having a remaining maturity of sixty days or less are valued at amortized cost or amortized value, which approximates market value. Any securities or other assets for which market quotations are not readily available are valued at their fair value as determined in good faith under procedures established by the Board of Trustees. The ability of issuers of debt securities held by the portfolios to meet their obligations may be affected by economic or political developments in a specific state, industry or region. U.S. Government Money Market values all of its securities on the basis of amortized cost which approximates market value. Investments in countries in which International Equity may invest may involve certain considerations and risks not typically associated with domestic investments, including, but not limited to, the possibility of future political and economic developments and the level of governmental supervision and regulation of foreign securities markets.

     (b) Federal Income Tax

     It is each Portfolio's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable and tax-exempt income to shareholders. Therefore, no federal income tax provision is required.

     (c) Security Transactions and Other Income

     Security transactions are recorded on the trade date. In determining the gain or loss from the sale of securities, the cost of securities sold is determined on the basis of identified cost. Dividend income is recorded on the ex-dividend date and interest income is recorded on accrual basis. Discounts or premiums on debt securities purchased are accreted or amortized to interest income over the lives of the respective securities.

     (d) Dividends and Distributions

     The following table summarizes each Portfolio's dividend and capital gain declaration policy:

                                           Income
                                          Dividends   Capital Gains
                                         ----------------------------
          Large Capitalization Value      annually      annually
          Large Capitalization Growth     annually      annually
          Small Capitalization            annually      annually
          International Equity            annually      annually
          Investment Quality Bond          daily *      annually
          Municipal Bond                   daily *      annually
          U.S. Government Money Market     daily *      annually

            * paid monthly

     Each Portfolio records dividends and distributions to its shareholders on the ex-dividend date. The amount of dividends and distributions from net investment income and net realized gains are determined in accordance with federal income tax regulations, which may differ from accounting principles generally accepted in the United States. These "book-tax" differences are either permanent or temporary in nature. To the extent these differences are permanent in nature, such amounts are reclassified within the net asset accounts based on their federal tax-basis treatment; temporary differences do not require reclassification. To the extent dividends and distributions exceed current and accumulated earnings and profits for federal income tax purposes, they are reported as distributions of paid-in-surplus or tax return of capital.

Year ended August 31, 2002
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     (e) Allocation of Expenses

     Expenses specifically identifiable to a particular Portfolio are borne by that Portfolio. Other expenses are allocated to each Portfolio based on its net assets in relation to the total net assets of all the applicable Portfolios or another reasonable basis.

     (f) Repurchase Agreements

     The Trust, through its custodian, receives delivery of the underlying securities, the market value of which at the time of purchase is required to be in an amount at least equal to 101% of the resale price. The Manager is responsible for determining that the amount of these underlying securities is maintained at a level such that their market value is at all times equal to 101% of the resale price. In the event of default on the obligation to repurchase, the Trust has the right to liquidate the collateral and apply the proceeds toward satisfaction of the obligation.

     (g) Other

     The preparation of the financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements. Actual results could differ from those estimates.

2. MANAGEMENT FEE, ADMINISTRATION FEE AND OTHER TRANSACTIONS WITH AFFILIATES

     (a) The management fees are payable monthly by the Portfolio to the Manager and are computed daily at the following annual rates of each Portfolio's average daily net assets: .65% for Large Capitalization Value, Large Capitalization Growth and Small Capitalization; .75% for International Equity; .55% for Investment Quality Bond and Municipal Bond and .475% for U.S. Government Money Market.

     For the year ended August 31, 2002, the Manager contractually waived $99,232 for Large Capitalization Value, $76,305 for Large Capitalization Growth, $74,548 for Small Capitalization, $56,393 for International Equity, $24,402 for Investment Quality Bond, $88,883 for Municipal Bond Portfolio and $105,549 for U.S. Government Money Market Portfolio.

     The Portfolios also benefit from an expense offset arrangement with their custodian bank where uninvested cash balances earn credits that reduce monthly fees.

     (b) The Manager, not the Portfolios, pays a portion of its management fees to the Advisers at the following annual rates of each Portfolios' average daily net assets: .30% for Large Capitalization Value, Large Capitalization Growth and Small Capitalization; .40% for International Equity; .20% for Investment Quality Bond and Municipal Bond and .125% for U.S. Government Money Market.

     (c) The administration fee is accrued daily and payable monthly to the Administrator (exclusive of out of pocket administration fees).

     (d) The Portfolios have adopted a Plan of Distribution (the "Plan") pursuant to Rule 12b-1 under the 1940 Act with respect to the distribution of Class B and Class C shares of the Portfolios. The Plan provides that each Portfolio will pay the Distributor or other entities a fee, which is accrued daily and paid monthly, at the annual rate of 1.0% of the average net assets of Class B and Class C shares. Up to 0.25% of average daily net assets may be paid directly to the Manager for support services. A portion of the fee pursuant to the Plan, equal to 0.25% of the average daily net assets, is currently characterized as a service fee. A service fee is a payment made for personal service and/or the maintenance of shareholder accounts.

     (e) The Trust and the Manager have entered into an Excess Expense Agreement (the "Expense Agreement") effective January 1, 1999. In connection with the Expense Agreement, the Manager is currently waiving its management fees and/or assuming certain other operating expenses of certain Portfolios in order to maintain the expense ratios of each class of the Portfolios at or below predetermined levels (each an "Expense Cap"). The annual expense caps in effect August 31, 2002 for Class C were: 3.00% for Large Capitalization Value, Large Capitalization Growth and Small Capitalization; 3.30% for International Equity; 2.40% for Investment Quality Bond and Municipal Bond and 2.25% for U.S. Government Money Market. Under the terms of the Expense Agreement, expenses borne by the Manager are subject to reimbursement by the Portfolios up to five years from the date the fee or expense was incurred, but no reimbursement will be made by a Portfolio if it would result in the Portfolio exceeding its Expense Cap. The Expense Agreement can be terminated by either party, without penalty, upon 60 days prior notice. For the year ended August 31, 2002, no reimbursement payments were made by the Portfolios to the Manager under the terms of the Expense Agreement.

3. INVESTMENT TRANSACTIONS

     For the year ended August 31, 2002 purchases and sales of investment securities, other than short-term securities were as follows:

                                          Purchases        Sales
                                        ----------------------------
          Large Capitalization Value     $65,361,085    $63,674,096
          Large Capitalization Growth     19,732,088     32,856,307
          Small Capitalization             6,776,801     22,544,379
          International Equity             4,203,006      9,864,986
          Investment Quality Bond         14,280,593     21,342,590
          Municipal Bond                   3,865,126      5,912,235

Year ended August 31, 2002
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

At August 31, 2002, the composition of unrealized appreciation (depreciation) of investment securities were as follows:

                                Federal
                                Tax Cost      Appreciation   (Depreciation)        Net
                             --------------------------------------------------------------
Large Capitalization Value      $67,550,940    $2,791,854      $10,070,276     ($7,278,422)
Large Capitalization Growth      48,770,651     4,333,264        7,281,943      (2,948,679)
Small Capitalization             33,804,446     3,203,493        4,539,623      (1,336,130)
International Equity             19,798,960       497,015        6,423,679      (5,926,664)
Investment Quality Bond          30,380,853     1,622,648           39,834       1,582,814
Municipal Bond                   12,619,231       275,643              396         275,247

For U.S. federal income tax, the cost of securities owned at August 31, 2002 was substantially the same as the cost of securities for financial statement purposes.

4. AUTHORIZED SHARES OF BENEFICIAL INTEREST AND PAR VALUE PER SHARE

     Each Portfolio has unlimited Class I shares of beneficial interest authorized with $.01 par value per share. Transactions in capital stock for the I Class were as follows for the periods indicated:

                                             Year Ended           Year Ended
                                           August 31, 2002      August 31, 2001
                                           ---------------      ---------------
Large Capitalization Value
    Issued                                      3,503,395            1,263,017
    Redeemed                                   (3,470,790)          (1,492,689)
    Reinvested from Dividends                     428,651              121,163
                                           ---------------      ---------------
    Net Increase (Decrease) in Shares             461,256            (108,509)
                                           ---------------      ---------------

Large Capitalization Growth
    Issued                                      1,060,255            1,747,007
    Redeemed                                   (1,822,966)          (1,947,095)
    Reinvested from Dividends                      11,771              596,447
                                           ---------------      ---------------
    Net Increase (Decrease) in Shares            (750,940)             396,359
                                           ---------------      ---------------

Small Capitalization
    Issued                                      5,505,610              778,010
    Redeemed                                   (6,943,376)          (1,073,977)
    Reinvested from Dividends                     426,478              396,246
                                           ---------------      ---------------
    Net Increase (Decrease) in Shares          (1,011,288)             100,279
                                           ---------------      ---------------

International Equity
    Issued                                     13,712,612           22,338,847
    Redeemed                                  (14,235,838)         (22,434,886)
    Reinvested from Dividends                          --              231,597
                                           ---------------      ---------------
    Net Increase (Decrease) in Shares            (523,226)             135,558
                                           ---------------      ---------------

Investment Quality Bond
    Issued                                      1,828,421           15,495,063
    Redeemed                                   (2,964,793)         (15,138,851)
    Reinvested from Dividends                     138,043              168,186
                                           ---------------      ---------------
    Net Increase (Decrease) in Shares            (998,329)             524,398
                                           ---------------      ---------------

Municipal Bond
    Issued                                        460,120              750,741
    Redeemed                                     (693,543)            (668,975)
    Reinvested from Dividends                      28,734               40,362
                                           ---------------      ---------------
    Net Increase (Decrease) in Shares            (204,689)             122,128
                                           ---------------      ---------------

U.S. Government Money Market
    Issued                                    224,028,302          164,862,687
    Redeemed                                 (227,997,693)        (161,134,490)
    Reinvested from Dividends                     493,400            1,717,038
                                           ---------------      ---------------
    Net Increase (Decrease) in Shares          (3,475,991)           5,445,235
                                           ---------------      ---------------

Year ended August 31, 2002
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Each Portfolio has unlimited Class B and Class C shares of beneficial interest authorized with $.01 par value per share. Transactions in capital stock for the Class B and Class C shares were as follows for the period indicated:

                                                       Class B                             Class C

                                             Year Ended        Year Ended        Year Ended        Year Ended
                                           August 31, 2002   August 31, 2001   August 31, 2002   August 31, 2001
                                           ---------------------------------   ---------------------------------
Large Capitalization Value
    Issued                                         24,322            13,310           105,322            44,868
    Redeemed                                      (41,707)          (22,973)          (95,839)          (56,116)
    Reinvested from Dividends                       6,195             2,340            20,581             6,060
                                           --------------------------------    --------------------------------
    Net Increase (Decrease) in Shares             (11,190)           (7,323)           30,064            (5,188)
                                           --------------------------------    --------------------------------

Large Capitalization Growth
    Issued                                         14,698            14,143            73,362            65,700
    Redeemed                                      (42,396)          (34,815)         (125,129)          (71,589)
    Reinvested from Dividends                         181            13,244               610            31,452
                                           --------------------------------    --------------------------------
    Net Increase (Decrease) in Shares             (27,517)           (7,448)          (51,157)           25,563
                                           --------------------------------    --------------------------------

Small Capitalization
    Issued                                         14,623             4,832            59,297            19,387
    Redeemed                                      (13,953)           (7,039)          (62,788)          (55,302)
    Reinvested from Dividends                       4,795             3,833            14,755            14,384
                                           --------------------------------    --------------------------------
    Net Increase (Decrease) in Shares               5,465             1,626            11,264           (21,531)
                                           --------------------------------    --------------------------------

International Equity
    Issued                                          1,057             6,880            26,044           146,674
    Redeemed                                      (13,882)           (5,262)          (52,827)         (154,871)
    Reinvested from Dividends                          --             3,198                --            10,680
                                           --------------------------------    --------------------------------
    Net Increase (Decrease) in Shares             (12,825)            4,816           (26,783)            2,483
                                           --------------------------------    --------------------------------

Investment Quality Bond
    Issued                                         17,605            21,948           138,435            78,412
    Redeemed                                       (9,219)           (2,706)         (113,344)          (30,496)
    Reinvested from Dividends                       1,437               655             7,011             6,931
                                           --------------------------------    --------------------------------
    Net Increase (Decrease) in Shares               9,823            19,897            32,102            54,847
                                           --------------------------------    --------------------------------

Municipal Bond
    Issued                                             --             2,272            56,700           149,489
    Redeemed                                       (1,509)             (256)          (39,835)          (104,553)
    Reinvested from Dividends                          77               57                910               558
                                           --------------------------------    --------------------------------
    Net Increase (Decrease) in Shares              (1,432)            2,073            17,775            45,494
                                           --------------------------------    --------------------------------

U.S. Government Money Market
    Issued                                        151,508            96,537         1,230,033         4,972,997
    Redeemed                                     (164,005)         (106,281)       (4,061,683)       (1,660,611)
    Reinvested from Dividends                         864             3,950            12,699            46,213
                                           --------------------------------    --------------------------------
    Net Increase (Decrease) in Shares             (11,634)           (5,794)       (2,818,950)        3,358,599
                                           --------------------------------    --------------------------------

Year ended August 31, 2002
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

5. FEDERAL TAX INFORMATION

During the year ended August 31, 2002, as a result of permanent book to tax differences, the Portfolios incurred differences that affected undistributed net investment income (loss), accumulated net realized gain (loss) on investments and aggregate paid in capital by the amounts in the table that follows. Net assets were not affected by this reclassification.

                                               Increase           Increase
                                              (Decrease)         (Decrease)        Increase
                                             Undistributed       Accumulated      (Decrease)
                                            Net Investment      Net Realized       Paid in
                                                Income              Gain           Capital
                                          ------------------   --------------    ------------
Large Capitalization Value Portfolio           $ (7,397)         $ 88,903         $ (81,506)

Large Capitalization Growth Portfolio           398,343               (63)         (398,280)

Small Capitalization Portfolio                  121,756             3,409          (125,165)

International Equity Portfolio                   19,149                --           (19,149)

Investment Quality Bond Portfolio                16,742           (16,742)               --

Municipal Bond Portfolio                          4,163            (4,163)               --

U.S. Government Money Market Portfolio          108,274            (4,478)         (103,796)

The tax character of dividends and distributions paid during the year ended August 31, 2002 were as follows:

                                             Ordinary     Long-Term     Tax Exempt
                                              Income     Capital Gain     Income        Total
                                           -----------  -------------- ------------  ----------
Large Capitalization Value Portfolio        $2,717,336    $5,117,452      $     --   $7,834,788

Large Capitalization Growth Portfolio               --       194,366            --      194,366

Small Capitalization Portfolio               4,306,519       464,137            --    4,770,656

International Equity Portfolio                      --            --            --           --

Investment Quality Bond Portfolio            1,524,514        88,905            --    1,613,419

Municipal Bond Portfolio                            --        17,369       310,487      327,856

U.S. Government Money Market Portfolio         567,366            --            --      567,366

As of August 31, 2002, the components of Distributable Earnings/(Accumulated Losses) on a tax basis were as follows:

                                          Undistributed   Undistributed     Capital                       Post-October
                                            Ordinary        Long-term         Loss         Post-October     Currency
                                             Income        Capital Gain   Carryforwards      Losses          Losses
                                          -------------   -------------   -------------    ------------   ------------
Large Capitalization Value Portfolio         $    --      $         --    $         --    $(15,601,775)      $   --

Large Capitalization Growth Portfolio             --                --      (8,141,985)    (13,104,940)          --

Small Capitalization Portfolio                    --         2,039,788              --              --           --
International Equity Portfolio                    --                --      (2,295,338)     (2,304,077)          --
Investment Quality Bond Portfolio                 --           252,401              --              --           --
Municipal Bond Portfolio                          --             1,757              --              --           --
U.S. Government Money Market Portfolio            --                --              --              --           --

                                            Unrealized             Total
                                           Appreciation    Distributable Earnings
                                          (Depreciation)   (Accumulated Earnings)
                                          --------------   ----------------------
Large Capitalization Value Portfolio       $(7,278,422)        $(22,880,197)

Large Capitalization Growth Portfolio       (2,948,679)         (24,195,604)

Small Capitalization Portfolio              (1,336,130)             703,658
International Equity Portfolio              (5,926,664)         (10,526,079)
Investment Quality Bond Portfolio            1,582,814            1,835,215
Municipal Bond Portfolio                       275,247              277,004
U.S. Government Money Market Portfolio              --

For Federal income tax purposes, capital loss carryforwards may be carried forward and applied against future capital gains. The Portfolios' capital loss carryforwards will expire between August 31, 2009 and August 31, 2010.

Post-October losses represent losses realized on investments and foreign currency transactions occurring after October 31, 2001 that, in accordance with Federal income tax regulations the Portfolios have elected to defer and treat as having arisen in the following fiscal year.

Year ended August 31, 2002
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

6. SUBSEQUENT EVENT (Unaudited)

On September 20, 2002, the Board of Trustees of the Saratoga Advantage Trust (the "Trust") voted to replace certain of the Trust's service providers with the following service providers:

Custodian (effective the close of business October 31, 2002):
Bank of New York
15 Broad Street
New York, NY 10286

Transfer Agent (effective the close of business January 31, 2003):
Orbitex Data Services, Inc.
4020 South 147th Street, Suite 2
Omaha, NE 68137

Distributor (effective the close of business November 22, 2002):
Orbitex Funds Distributor, Inc.
One Station Place, Suite 7S
Stanford, CT 06902

Administrator (effective the close of business November 22, 2002):
Orbitex Fund Services, Inc.
Hauppauge Corporate Center
150 Motor Parkway
Hauppauge, NY 11788

Fund Accounting (effective the close of business October 31, 2002):
Orbitex Fund Services, Inc.
Hauppauge Corporate Center
150 Motor Parkway
Hauppauge, NY 11788

--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS (For a share outstanding throughout each period)
--------------------------------------------------------------------------------

                                                           INCOME FROM                             DIVIDENDS AND
                                                      INVESTMENT OPERATIONS                        DISTRIBUTIONS
                                                      ---------------------                        -------------

                                                                                                          Distributions
                                                                      Net                                      To
                                                                   Realized                               Shareholders
                                                                      And                  Dividends to     from Net      Net
                                         Net Asset                Unrealized     Total     Shareholders     Realized     Asset
                                           Value,       Net       Gain(Loss)      from       from Net         Gains      Value,
                                         Beginning   Investment        on      Investment   Investment         on        End of
                                         of Period  Income(Loss)  Investments  Operations     Income      Investments    Period

Large Capitalization Value Portfolio (Class C)
Year Ended August 31, 2002                $18.90       $0.03        ($4.69)     ($4.66)          --          ($1.61)     $12.63
Year Ended August 31, 2001                 18.27       (0.08)         1.28        1.20        (0.11)          (0.46)      18.90
Year Ended August 31, 2000                 20.52        0.05         (0.33)      (0.28)       (0.17)          (1.80)      18.27
January 4, 1999 to August 31, 1999 (2)     20.21        0.04          0.27        0.31           --              --       20.52


                                                                      RATIOS
                                                                      ------




                                                    Net     Ratio of Net  Ratio of Net
                                                   Assets    Operating     Investment
                                                   End of     Expenses    Income(Loss)   Portfolio
                                          Total    Period    To Average    to Average     Turnover
                                         Return*   (000's)   Net Assets    Net Assets      Rate

Large Capitalization Value Portfolio (Class C)
Year Ended August 31, 2002               (26.75%)  $2,740    2.41%   (1)  (0.72%)  (1)      84%
Year Ended August 31, 2001                 6.62%    3,532    1.86%   (1)  (0.30%)  (1)      86%
Year Ended August 31, 2000                (1.39%)   3,509    1.85%   (1)  (0.13%)  (1)      90%
January 4, 1999 to August 31, 1999 (2)     1.53%    1,138    0.61% (1,3)   0.56% (1,3)      67%

(1) During the fiscal year ended August 31, 2001 and August 31, 2000 Saratoga did not waive any of its management fees. During the fiscal years ended August 31, 2002 and August 31, 1999, Saratoga Capital Management waived a portion of its management fees. Additionally, for the periods presented above, the Portfolio benefited from an expense offset arrangement with its custodian bank. If such waivers, assumptions and expense offsets had not been in effect for the respective periods, the ratios of net operating expenses to average daily net assets and of net investment income (loss) to average daily net assets would have been 2.52% and (0.83%) respectively, for the year ended August 31, 2002, 1.86% and (0.30%) respectively, for the year ended August 31, 2001, 1.85% and (0.13%) respectively, for the year ended August 31, 2000, 1.41% and 1.36% respectively, for the year ended August 31, 1999.

Large Capitalization Growth Portfolio (Class C)
Year Ended August 31, 2002                $14.74      ($0.10)       ($3.62)     ($3.72)          --          ($0.04)     $10.98
Year Ended August 31, 2001                 33.05       (0.21)       (14.92)     (15.13)          --           (3.18)      14.74
Year Ended August 31, 2000                 26.78       (0.26)         8.19        7.93           --           (1.66)      33.05
January 4, 1999 to August 31, 1999 (2)     24.74       (0.10)         2.14        2.04           --              --       26.78

Large Capitalization Growth Portfolio (Class C)
Year Ended August 31, 2002               (25.30%)  $2,051    2.40%   (1)  (1.56%)   (1)     32%
Year Ended August 31, 2001               (48.78%)   3,506    1.85%   (1)  (1.17%)   (1)     36%
Year Ended August 31, 2000                 30.30%   7,017    1.59%   (1)  (1.06%)   (1)     33%
January 4, 1999 to August 31, 1999 (2)      8.25%   2,209    1.22% (1,3)  (0.82%) (1,3)     39%

(1) During the fiscal year ended August 31, 2001 Saratoga did not waive any of its management fees. During the fiscal years ended August 31, 2002, August 31, 2000, and August 31, 1999, Saratoga Capital Management waived a portion of its management fees. Additionally, for the periods presented above, the Portfolio benefited from an expense offset arrangement with its custodian bank. If such waivers, assumptions and expense offsets had not been in effect for the respective periods, the ratios of net operating expenses to average daily net assets and of net investment income (loss) to average daily net assets would have been 2.52% and (1.68%) respectively, for the year ended August 31, 2002, 1.90% and (1.17%) respectively, for the year ended August 31, 2001, 1.63% and (1.02%) respectively, for the year ended August 31, 2000, 1.34% and 0.94% respectively, for the year ended August 31, 1999.

--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS (For a share outstanding throughout each period)
--------------------------------------------------------------------------------

                                                           INCOME FROM                             DIVIDENDS AND
                                                      INVESTMENT OPERATIONS                        DISTRIBUTIONS
                                                      ---------------------                        -------------

                                                                                                          Distributions
                                                                      Net                                      To
                                                                   Realized                               Shareholders
                                                                      And                  Dividends to     from Net      Net
                                         Net Asset                Unrealized     Total     Shareholders     Realized     Asset
                                           Value,       Net       Gain(Loss)      from       from Net         Gains      Value,
                                         Beginning   Investment        on      Investment   Investment         on        End of
                                         of Period  Income(Loss)  Investments  Operations     Income      Investments    Period

Small Capitalization Portfolio (Class C)
Year Ended August 31, 2002                $11.77       (0.04)       ($0.66)     ($0.70)          --          ($1.18)      $9.89
Year Ended August 31, 2001                 12.73       (0.13)         0.32        0.19           --           (1.15)      11.77
Year Ended August 31, 2000                 10.06       (0.07)         2.86        2.79           --           (0.12)      12.73
January 4, 1999 to August 31, 1999 (2)      9.33       (0.02)         0.75        0.73           --              --       10.06


                                                                      RATIOS
                                                                      ------




                                                    Net     Ratio of Net  Ratio of Net
                                                   Assets    Operating     Investment
                                                   End of     Expenses    Income(Loss)   Portfolio
                                          Total    Period    To Average    to Average     Turnover
                                         Return*   (000's)   Net Assets    Net Assets      Rate

Small Capitalization Portfolio (Class C)
Year Ended August 31, 2002                (6.40%)  $1,214    2.42%   (1)  (1.25%)  (1)      17%
Year Ended August 31, 2001                 2.61%    1,312    2.08%   (1)  (0.96%)  (1)      96%
Year Ended August 31, 2000                28.22%    1,693    1.72%   (1)  (0.79%)  (1)      59%
January 4, 1999 to August 31, 1999 (2)     7.82%      243    1.46% (1,3)  (1.09%) (1,3)     32%

(1) During the year ended August 31, 2001 Saratoga did not waive any of its management fees. During the fiscal year ended August 31, 2002, August 31, 2000, and August 31, 1999, Saratoga Capital Management waived a portion of its management fees. Additionally, for the periods presented above, the Portfolio benefited from an expense offset arrangement with its custodian bank. If such waivers, assumptions and expense offsets had not been in effect for the respective periods, the ratios of net operating expenses to average daily net assets and of net investment income (loss) to average daily net assets would have been 2.60% and (1.43%) respectively, for the year ended August 31, 2002, 2.09% and (0.96%) respectively, for the year ended August 31, 2001, 1.74% and (0.76%) respectively, for the year ended August 31, 2000, 1.56% and (1.19%) respectively, for the year ended August 31, 1999.

International Equity Portfolio (Class C)
Year Ended August 31, 2002                 $8.86      ($0.01)       ($2.00)     ($2.01)          --              --       $6.85
Year Ended August 31, 2001                 15.40       (0.11)        (5.18)      (5.29)          --           (1.25)       8.86
Year Ended August 31, 2000                 13.10          --          2.56        2.56        (0.08)          (0.18)      15.40
January 4, 1999 to August 31, 1999 (2)     12.29        0.02          0.79        0.81           --              --       13.10

International Equity Portfolio (Class C)
Year Ended August 31, 2002               (22.69%)    $516    2.52%   (1)  (1.01%)  (1)      24%
Year Ended August 31, 2001               (36.42%)     905    1.99%   (1)  (0.97%)  (1)      45%
Year Ended August 31, 2000                19.54%    1,534    1.82%   (1)  (0.45%)  (1)      45%
January 4, 1999 to August 31, 1999 (2)     6.59%      380    1.15% (1,3)   0.20% (1,3)      46%

(1) During the fiscal year ended August 31, 2001 and August 31, 2000 Saratoga did not waive any of its management fees. During the fiscal years ended August 31, 2002 and August 31, 1999, Saratoga Capital Management waived a portion of its management fees. Additionally, for the periods presented above, the Portfolio benefited from an expense offset arrangement with its custodian bank. If such waivers, assumptions and expense offsets had not been in effect for the respective periods, the ratios of net operating expenses to average daily net assets and of net investment income (loss) to average daily net assets would have been 3.03% and (1.52) respectively, for the year ended August 31, 2002, 2.18% and (0.97%) respectively, for the year ended August 31, 2001, 1.98% and (0.29%) respectively, for the year ended August 31, 2000, 1.29% and 0.34% respectively, for the year ended August 31, 1999.

--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS (For a share outstanding throughout each period)
--------------------------------------------------------------------------------

                                                           INCOME FROM                             DIVIDENDS AND
                                                      INVESTMENT OPERATIONS                        DISTRIBUTIONS
                                                      ---------------------                        -------------

                                                                                                          Distributions
                                                                      Net                                      To
                                                                   Realized                               Shareholders
                                                                      And                  Dividends to     from Net      Net
                                         Net Asset                Unrealized     Total     Shareholders     Realized     Asset
                                           Value,       Net       Gain(Loss)      from       from Net         Gains      Value,
                                         Beginning   Investment        on      Investment   Investment         on        End of
                                         of Period  Income(Loss)  Investments  Operations     Income      Investments    Period

Investment Quality Bond Portfolio (Class C)
Year Ended August 31, 2002                $10.44       $0.56         $0.14       $0.70       ($0.41)         ($0.02)     $10.71
Year Ended August 31, 2001                  9.90        0.42          0.54        0.96        (0.42)             --       10.44
Year Ended August 31, 2000                  9.89        0.46          0.01        0.47        (0.46)             --        9.90
January 4, 1999 to August 31, 1999 (2)     10.29        0.28         (0.40)      (0.12)       (0.28)             --        9.89


                                                                      RATIOS
                                                                      ------




                                                    Net     Ratio of Net  Ratio of Net
                                                   Assets    Operating     Investment
                                                   End of     Expenses    Income(Loss)   Portfolio
                                          Total    Period    To Average    to Average     Turnover
                                         Return*   (000's)   Net Assets    Net Assets      Rate

Investment Quality Bond Portfolio (Class C)
Year Ended August 31, 2002                 6.93%   $2,403    2.23%   (1)  3.84%  (1)        46%
Year Ended August 31, 2001                 9.80%    2,006    1.90%   (1)  4.13%  (1)        52%
Year Ended August 31, 2000                 4.88%    1,361    1.92%   (1)  4.69%  (1)        53%
January 4, 1999 to August 31, 1999 (2)    (1.21%)     284    1.26% (1,3)  2.69% (1,3)       62%

(1) During the fiscal year ended August 31, 2001 and August 31, 2000 Saratoga did not waive any of its management fees. During the fiscal years ended August 31, 2002 and August 31, 1999, Saratoga Capital Management waived a portion of its management fees. Additionally, for the periods presented above, the Portfolio benefited from an expense offset arrangement with its custodian bank. If such waivers, assumptions and expense offsets had not been in effect for the respective periods, the ratios of net operating expenses to average daily net assets and of net investment income (loss) to average daily net assets would have been 2.43% and 3.64% respectively for the year ended August 31, 2002, 2.05% and 4.13% respectively, for the year ended August 31, 2001, 1.97% and 4.74% respectively, for the year ended August 31, 2000, 1.30% and 2.73% respectively, for the year ended August 31, 1999.

Municipal Bond Portfolio (Class C)
Year Ended August 31, 2002                $10.67       $0.47        ($0.16)      $0.31       ($0.30)         ($0.02)     $10.66
Year Ended August 31, 2001                 10.09        0.30          0.59        0.89        (0.31)             --       10.67
Year Ended August 31, 2000                 10.00        0.35          0.13        0.48        (0.33)          (0.06)      10.09
January 4, 1999 to August 31, 1999 (2)     10.66        0.25         (0.68)      (0.43)       (0.23)             --       10.00

Municipal Bond Portfolio (Class C)
Year Ended August 31, 2002                 3.02%     $794    2.35%   (1)  2.77%  (1)        48%
Year Ended August 31, 2001                 8.97%      605    2.20%   (1)  2.90%  (1)        21%
Year Ended August 31, 2000                 4.97%      114    2.20%   (1)  3.40%  (1)        12%
January 4, 1999 to August 31, 1999 (2)    (4.12%)      38    0.68% (1,3)  2.64% (1,3)       23%

(1) During the fiscal year ended August 31, 2002, August 31, 2001, August 31, 2000, and August 31, 1999, Saratoga Capital Management waived a portion of its management fees. Additionally, for the periods presented above, the Portfolio benefited from an expense offset arrangement with its custodian bank. If such waivers, assumptions and expense offsets had not been in effect for the respective periods, the ratios of net operating expenses to average daily net assets and of net investment income (loss) to average daily net assets would have been 3.31% and 1.81% respectively, for the year ended August 31, 2002, 2.52% and 2.90% respectively, for the year ended August 31, 2001, 2.84% and 2.76% respectively, for the year ended August 31, 2000, 1.82% and 3.78% respectively, for the year ended August 31, 1999.

--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS (For a share outstanding throughout each period)
--------------------------------------------------------------------------------

                                                           INCOME FROM                             DIVIDENDS AND
                                                      INVESTMENT OPERATIONS                        DISTRIBUTIONS
                                                      ---------------------                        -------------

                                                                                                          Distributions
                                                                      Net                                      To
                                                                   Realized                               Shareholders
                                                                      And                  Dividends to     from Net      Net
                                         Net Asset                Unrealized     Total     Shareholders     Realized     Asset
                                           Value,       Net       Gain(Loss)      from       from Net         Gains      Value,
                                         Beginning   Investment        on      Investment   Investment         on        End of
                                         of Period  Income(Loss)  Investments  Operations     Income      Investments    Period

U.S. Government Money Market Portfolio (Class C)
Year Ended August 31, 2002                 $1.00       $0.01            --       $0.01       ($0.01)             --       $1.00
Year Ended August 31, 2001                  1.00        0.04            --        0.04        (0.04)             --        1.00
Year Ended August 31, 2000                  1.00        0.04            --        0.04        (0.04)             --        1.00
January 4, 1999 to August 31, 1999 (2)      1.00        0.02            --        0.02        (0.02)             --        1.00


                                                                      RATIOS
                                                                      ------




                                                    Net     Ratio of Net  Ratio of Net
                                                   Assets    Operating     Investment
                                                   End of     Expenses    Income(Loss)   Portfolio
                                          Total    Period    To Average    to Average     Turnover
                                         Return*   (000's)   Net Assets    Net Assets      Rate

U.S. Government Money Market Portfolio (Class C)
Year Ended August 31, 2002                 0.72%   $1,342    2.01%   (1)  0.73%  (1)        N/A
Year Ended August 31, 2001                 3.68%    4,165    1.89%   (1)  3.42%  (1)        N/A
Year Ended August 31, 2000                 4.10%      805    1.87%   (1)  4.11%  (1)        N/A
January 4, 1999 to August 31, 1999 (2)     1.99%      295    1.22% (1,3)  2.03% (1,3)       N/A

(1) During the fiscal year ended August 31, 2000 Saratoga did not waive any of its management fees. During the fiscal years ended August 31, 2002, August 31, 2001 and August 31, 1999, Saratoga Capital Management waived a portion of its management fees. Additionally, for the periods presented above, the Portfolio benefited from an expense offset arrangement with its custodian bank. If such waivers, assumptions and expense offsets had not been in effect for the respective periods, the ratios of net operating expenses to average daily net assets and of net investment income (loss) to average daily net assets would have been 2.26% and 0.48% respectively, for the year ended August 31, 2002, 1.90% and 3.42% respectively, for the year ended August 31, 2001, 1.87% and 4.11% respectively, for the year ended August 31, 2000, 1.26% and 2.07% respectively, for the year ended August 31, 1999.


--------------------------------------------------------------------------------

(2) Commencement of offering.
(3) Not Annualized.


* Assumes reinvestment of all dividends and distributions. Aggregate (not annualized) total return is shown for any period shorter than one year. Total Return does not reflect the deduction of taxes that a shareholder would pay on Fund distributions or on the redemption of Fund shares.

                         REPORT OF INDEPENDENT AUDITORS


To the Shareholders and Board of Trustees of The Saratoga Advantage Trust:

We have audited the accompanying statements of assets and liabilities, including the schedules of investments, of The Saratoga Advantage Trust ("The Trust") (comprising, respectively, the Large Capitalization Value, Large Capitalization Growth, Small Capitalization, International Equity, Investment Quality Bond, Municipal Bond and U.S. Government Money Market Portfolios) as of August 31, 2002, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for the years indicated therein. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of August 31, 2002, by correspondence with the custodian and others. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the respective portfolios constituting The Saratoga Advantage Trust at August 31, 2002, and the results of their operations for the year then ended, and the changes in their net assets for each of the two years in the period then ended and the financial highlights for the indicated years, in conformity with accounting principles generally accepted in the United States.


                                                           ERNST & YOUNG LLP

New York, New York
October 9, 2002

--------------------------------------------------------------------------------
TAX INFORMATION (UNAUDITED)
--------------------------------------------------------------------------------


We are required by subchapter M of the Internal Revenue Code of 1986, as amended to advise you within 60 days of each portfolio's fiscal year end (August 31, 2002) as to the federal tax status of distributions received by shareholders during such fiscal year. Accordingly, we are advising you that the following distributions paid during the fiscal year by the Portfolios were derived from the following sources:





                                                                             Long-Term       Dividend*
                                                      Tax                  Capital Gains     Received
                                                     Exempt                 (20% Rate)       Deduction
                                            ---------------------------------------------------------------
Large Capitalization Value Portfolio                                         5,117,452        44.45%
Large Capitalization Growth Portfolio                                          194,366          0%
Small Capitalization Portfolio                                                 464,137        9.98%
International Equity Portfolio
Investment Quality Bond Portfolio                                               88,905
Municipal Bond Portfolio**                           310,487                    17,369
U.S. Government Money Market Portfolio




* Percentage of ordinary income dividends qualifying for the dividends received deduction available to corporate shareholders.

**       The Portfolio's net investment income is tax exempt.

Since each Portfolio's fiscal year is not the calendar year, another notification will be sent with respect to the calendar year 2002. Such notification, which will reflect the amount to be used by calendar year taxpayers on their federal income tax returns, will be made in conjunction with Form 1099 DIV and will be mailed in January 2003. Shareholders are advised to consult their own tax advisers with respect to the tax consequences of their investment in each of the Portfolios.

SARATOGA ADVANTAGE TRUST

Supplemental Information (unaudited)

Board of Trustees & Officers

The Trust is governed by a Board of Trustees which oversees the Portfolios' operations. Officers are appointed by the Trustees and serve at the pleasure of the Board. The table below shows, for each Trustee and Officer, his or her name, address, and age, the position held with the Trust, the length of time served as Trustee and Officer of the Trust, the Trustee's or Officer's principal occupations during the last five years, the number of portfolios in the Saratoga Family of Funds overseen by the Trustee or Officer, and other directorships held by the Trustee or Officer.

The Trust's Statement of Additional Information contains additional information about the Directors and Officers and is available without charge, upon request, by calling 1-800-807-FUND (3863).

Interested Trustees

------------------------------------------------------------------------------------------------------------------------------------
                        Position(s)       Term /                                        Number of
                         Held with      Length of     Principal Occupation(s)   Portfolios in Fund Complex     Other Directorships
Name, Age and Address      Trust       Time Served      During Past 5 Years        Overseen by Trustee           Held by Trustee
------------------------------------------------------------------------------------------------------------------------------------
Bruce E.               President,      Since 1994    Chairman, President and     7 Portfolios                    None
Ventimiglia, 47        CEO, and                      Chief Executive Officer
1101 Stewart Avenue,   Chairman of                   of Saratoga Capital
Suite 207              the Board of                  Management I, LLC
Garden City, NY 11530  Trustees *
------------------------------------------------------------------------------------------------------------------------------------


Independent Trustees

------------------------------------------------------------------------------------------------------------------------------------
Name, Age and Address   Position(s)       Term /                                        Number of
                         Held with      Length of     Principal Occupation(s)   Portfolios in Fund Complex     Other Directorships
                           Trust       Time Served      During Past 5 Years        Overseen by Trustee           Held by Trustee
------------------------------------------------------------------------------------------------------------------------------------
Patrick H.             Trustee         Since 1994    Partner with the law firm   7 Portfolios                    None
McCollough, 60                                       of Kelly Cawthorne
101 S. Washington
Square, 9th Floor
Lansing, MI 48933
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Udo Koopmann, 61       Trustee         Since 1997    Retired                     7 Portfolios                    None
11500 Governor's
Drive
Chapel Hill, NC 27514

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Floyd E. Seal, 53      Trustee         Since 1997    Chief Executive Officer     7 Portfolios                    None
7565 Industrial Court                                and 50% owner of
Alpharetta, GA 30004                                 TARAHILL, INC., d.b.a.
                                                     Pet Goods Manufacturing &
                                                     Imports, Alpharetta, GA;
                                                     Partner of S&W
                                                     Management, Gwinnet, GA
------------------------------------------------------------------------------------------------------------------------------------

Officers

------------------------------------------------------------------------------------------------------------------------------------
Name, Age and Address   Position(s)       Term /                                        Number of
                         Held with      Length of     Principal Occupation(s)   Portfolios in Fund Complex     Other Directorships
                           Trust       Time Served      During Past 5 Years        Overseen by Officer           Held by Officer
------------------------------------------------------------------------------------------------------------------------------------
Stephen Ventimiglia,   Vice            Since 1994    Vice Chairman and Chief     7 Portfolios                    None
46                     President And                 Investment Officer of
1101 Stewart           Secretary *                   Saratoga Capital
Avenue, Suite 207                                    Management I, LLC
Garden City, NY 11530
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
William P. Marra, 51   Treasurer and   Since 1997    Chief Financial Officer     7 Portfolios                    None
1101 Stewart Avenue,   Chief                         of Saratoga Capital
Suite 207 Garden       Financial                     Management I, LLC
City, NY 11530         Officer
------------------------------------------------------------------------------------------------------------------------------------

* Bruce E. Ventimiglia and Stephen Ventimiglia are brothers.

                          THE SARATOGA ADVANTAGE TRUST
                                  ANNUAL REPORT
                              AS OF AUGUST 31, 2002

                                 CLASS I SHARES


                                TABLE OF CONTENTS


Chairman's Letter.....................................................   Page 1

Investment Review.....................................................   Page 4

Schedules of Investments..............................................   Page 17

Statements of Assets and Liabilities..................................   Page 38

Statements of Operations..............................................   Page 39

Statements of Changes in Net Assets...................................   Page 40

Notes to Financial Statements.........................................   Page 42

Financial Highlights..................................................   Page 48

Independent Auditor's Report..........................................   Page 52

Tax Information.......................................................   Page 53

Management and Trustees' Information..................................   Page 54


                 This report is authorized for distribution only
                     to shareholders and to others who have
                       received a copy of the prospectus.

                              TRUSTEES AND OFFICERS


Bruce E. Ventimiglia                    Trustee, Chairman, President & CEO

Patrick H. McCollough                   Trustee

Udo W. Koopmann                         Trustee

Floyd E. Seal                           Trustee

Stephen Ventimiglia                     Vice President & Secretary

William P. Marra                        Treasurer & Chief Financial Officer


Investment Manager                           Distributor

Saratoga Capital Management                  Funds Distributor, Inc.
1101 Stewart Avenue, Suite 207               60 State Street, Suite 1300
Garden City, NY  11530-4808                  Boston, MA  02109


Transfer and Shareholder Servicing Agent     Custodian

State Street Bank and Trust Company          State Street Bank and Trust Company
P.O. Box 8514                                P.O. Box 351
Boston, MA  02266                            Boston, MA  02101

                          THE SARATOGA ADVANTAGE TRUST

                          Annual Report to Shareholders

October 23, 2002


Dear Shareholder:

We are pleased to provide you with this annual report on the investment strategies and performance of the portfolios in the Saratoga Advantage Trust (the "Trust"). This report covers the twelve months from September 1, 2001 through August 31, 2002.

           Has Irrational Exuberance Turned Into Irrational Pessimism?

Unfortunately, negative stock market trends can cause emotion to dictate investment decisions instead of sound judgment. This appears to be occurring presently. In 1990 much of the headline news was focused on potential war in the Middle East and an economic downturn, as it is today. Some observations:

1) The economy seems to be on the right track as it was after March of 1991.

The economy from September 1990 through March 1991 was in a mild recession. After that recession ended, the Gross Domestic Product (GDP) advanced by quarterly growth rates of 2.6%, 1.3%, and 2.5%. Recently we experienced a mild recession in 2001, followed by quarterly GDP growth rates of 2.7%, 5%, and 1.3%.

2) Inflation seems to be under control as it was in 1992.

The inflation rate as measured by the Consumer Price Index (CPI) as of August 2002 (eleven months after the recent recession might have concluded) stands at 1.8%, down from 3.7% in January 2001. Eleven months after the recession of 1990/1991, the CPI declined to 2.6%, down from 6.3% in October 1990.

3) Retail sales appear to be heading in the right direction.

Personal Consumption Expenditures (PCE) accounts for about 70% of the growth of the GDP. Retail sales are a good proxy for PCE. January 1991 retail sales hit a year-to-year (y-t-y) low of -2% and, by February 1992, eleven months into that expansion, retail sales advanced by 4.4% y-t-y. Retail sales bottomed at .5% y-t-y as of September 2001, and as of August 2002 retail sales grew at a healthy rate of 5.2% y-t-y.

All of these statistics appear to be growing at a normal pace for eleven months into a recovery, so why is there so much fear and uncertainty? Is it the talk of war or a return to a government budget deficit? Historically, when war has been rumored the stock market has performed poorly. Leading up to the 1990/1991 Persian Gulf War the market declined sharply. However, when we started executing a plan to overwhelm the enemy the stock market began one of its longest bull (i.e., advancing) markets. In addition, historically budget deficits have not been a negative for the market. While there are no guarantees in the stock markets, and past performance is not a guarantee of future results, the stock market has usually performed better during times of deficit than surplus. From 1926 through 2000 there were 60 years of deficits and only 15 years of surpluses, nonetheless the Standard & Poor's 500(R) stock index advanced at an average annual rate of about +11%. The stock market during many periods of surplus produced only slight gains or negative returns. However, during times of deficits the market usually performed very well. John Maynard Keynes, the namesake of Keynesian Economics, might have greeted this news positively. We believe the economy is properly positioned for this stage of its recovery. We also believe that investors should approach the stock market with well thought out investment strategies, and should not cast their strategies out into the winds of emotion.

In light of recent stock market volatility, many investors are questioning what they should do with their investments going forward. Let's revisit some sound investment principles that can help you traverse both rising and falling markets.

                          Sound Investment Principles:

     1) A well-designed asset allocation strategy is the anchor for many successful investors. Establish an asset allocation strategy (for example, a strategy to diversify your assets amongst stock, bond and money market mutual funds) that you will be comfortable with in both advancing and declining markets. A sensible asset allocation strategy should take into consideration your: investment objectives, tolerance for risk, income needs and investment time horizon. Review your asset allocation strategy with your financial advisor. If you have implemented an asset allocation strategy that you are comfortable with, then don't let short-term stock and bond market fluctuations or investment manias change your long-term investment strategy - remain anchored. Remember, it is normal to lose money during various time periods when you invest in stocks and bonds; this is part of the price that investors pay to try to earn higher rates of return over the long haul than they might earn if they place money in investments that don't fluctuate in value.

     2) Many successful investors put professional money managers on their investment teams. We are proud to be able to offer you the ability to access multiple investment asset classes through the Saratoga Advantage Trust's portfolios. The Trust's portfolios are managed by some of the world's leading institutional investment advisory firms. These are the same investment advisory firms that manage money for some of the largest corporations, pension plans and foundations. Each of the advisors has been selected on the basis of their: research capabilities, long-term investment performance, organizational stability, investment philosophy, and other key factors. The Trust's diversity of portfolio structure is designed to give you the opportunity to efficiently implement your asset allocation strategy to create a balanced portfolio in accordance with your investment goals and objectives. For your serious, "core" assets, let full-time investment professionals purchase and sell securities on your behalf.

     3) Stay focused on your long-term investment goals. Monitor your investment results on a regular basis to determine if your long-term investment objectives are being met. When reviewing the performance of the institutional investment advisory firms that manage the portfolios of the Trust, and the performance of money managers in general, please remember that it is not unusual for managers' returns to vary significantly from their benchmark indices over short-term measurement periods such as several quarters. In fact, the more volatile the style of management the more likely it is to have significant deviations from the index it is being measured against over short-term measurement periods.

     4) Consider adding money to your investment portfolio when it declines in value. No one can tell you for sure when a market has reached bottom. It takes courage to be a successful investor.

     5) Be disciplined and patient with your investment strategy. Successful investing requires both discipline and patience.

Following you will find specific information on the investment strategy and performance of each of the Trust's portfolios. Please speak with your financial advisor if you have any questions about your investment in the Saratoga Advantage Trust or your allocation of assets among the portfolios.

We remain dedicated to serving your investment needs. Thank you for investing with us.


Best wishes,


Bruce E. Ventimiglia
Chairman, President and
Chief Executive Officer

                      LARGE CAPITALIZATION VALUE PORTFOLIO
                                   Advised by:
                                 OpCap Advisors
                               New York, New York

Objective: Seeks total return consisting of capital appreciation and dividend income by investing primarily in a diversified portfolio of common stocks that, in the Advisor's opinion, are believed to be undervalued in the market and offer above-average price appreciation potential.

                                                  Large
            Total Aggregate                   Capitalization          Morningstar             S & P/Barra
         Return for the Period               Value Portfolio          Large Value                Value
         Ended August 31, 2002                  (Class I)               Average(1)              Index(2)
----------------------------------------    -------------------    -------------------    --------------------
     9/1/94 (inception) - 8/31/02*                  8.1%                   9.1%                   9.4%

           9/1/01 - 8/31/02                       -26.2%                 -15.1%                 -20.6%

           3/1/02 - 8/31/02                       -20.2%                 -14.0%                 -15.7%

*Annualized performance for periods greater than one year

The fiscal year ended August 31, 2002 was a difficult period for the stock market as prices fell due to investor concerns about the economy and corporate accounting scandals. The market finally showed some signs of stability in August, turning slightly higher in the month. The Saratoga Large Capitalization Value Portfolio trailed its benchmarks due primarily to our investments in telecommunication services stocks, which were down sharply. We did well relative to the market with our industrial stocks. Among individual holdings, the top contributor was Wells Fargo (banking), which rose 17% in the fiscal year on solid financial results. Our largest investment, Freddie Mac (mortgage securitization), was down slightly. The company continues to deliver strong earnings growth, and we believe this growth will drive the stock over time.

The Portfolio invests in stocks priced below our estimate of their intrinsic value. New positions in the second half of the year included pharmaceutical companies Pfizer and Eli Lilly. We like both stocks not only because of their attractive valuations but also because of their new product pipelines. Also new was News Corp., in our opinion an undervalued media company that stands to benefit as the economy strengthens and advertising sales recover. Looking ahead, we are generally optimistic about the stock market despite a continued high level of volatility. Economic expansion remains on track, and the cleanup of corporate accounting is continuing apace. As economic conditions improve, we believe that persistent corporate cost-cutting and ever-higher productivity levels are setting the stage for a sustained stock market rally.

                      LARGE CAPITALIZATION VALUE PORTFOLIO
                                   Advised by:
                                 OpCap Advisors
                               New York, New York

[THE FOLLOWING INFORMATION WAS REPRESENTED AS A LINE CHART IN THE PRINTED MATERIAL]

                            SARATOGA ADVANTAGE TRUST
                      LARGE CAPITALIZATION VALUE PORTFOLIO
                                 VERSUS INDICES

               Large Cap   Morningstar   S&P/Barra
                 Value     Large Value     Value

 9/1/1994       $10,000      $10,000      $10,000
8/31/1995       $12,360      $13,239      $11,910
8/31/1996       $14,798      $16,028      $14,018
8/31/1997       $19,440      $20,366      $19,223
8/31/1998       $19,627      $23,034      $19,148
8/31/1999       $23,521      $24,593      $25,679
8/31/2000       $23,406      $25,655      $28,072
8/31/2001       $25,180      $24,708      $25,770
8/31/2002       $18,583      $20,072      $20,469


1. The Morningstar Large Value Average, as of August 31, 2002, consisted of 816 mutual funds comprised of large market capitalization value stocks. Investors may not invest in the Average directly.

2. The S&P/Barra Value Index is constructed by dividing the stocks in the S&P 500 Index according to price-to-book ratios. This unmanaged Index contains stocks with lower price-to-book ratios and is market capitalization weighted. The S&P/Barra Value Index does not include fees and expenses, and investors may not invest directly in the Index.

Past performance is not predictive of future performance.

                      LARGE CAPITALIZATION GROWTH PORTFOLIO
                                   Advised by:
                     Harris Bretall Sullivan & Smith, L.L.C.
                            San Francisco, California

Objective: Seeks capital appreciation by investing primarily in a diversified portfolio of common stocks that, in the Advisor's opinion, have faster earnings growth potential than the Standard & Poor's 500.

                                                 Large
           Total Aggregate                   Capitalization           Morningstar             S & P/Barra
        Return for the Period               Growth Portfolio         Large Growth               Growth
        Ended August 31, 2002                  (Class I)               Average(1)               Index(2)
---------------------------------------    -------------------    --------------------    --------------------
    9/1/94 (inception) - 8/31/02*                  4.9%                   7.6%                   10.9%

           9/1/01 - 8/31/02                      -24.8%                 -22.6%                  -16.1%

           3/1/02 - 8/31/02                      -23.2%                 -19.2%                  -17.9%

*Annualized performance for periods greater than one year

The bottom line for the last year: there has been a disconnect between the fundamentals of earnings growth and stock prices. For an earnings growth manager like Harris Bretall, basing our stock selection on the belief that prices follow earnings, this disconnect represents one of those times when historically, performance suffers. For the long-term investor, these periods have generally been better times to buy, rather than sell, high-quality growth stocks.

The big fall-off came in the period following the terrible attack on September 11th and in the last quarter following the long list of corporate announcements of financial accounting mistakes. This one-two punch to the market has taken every major index into bear market territory, and most equity investors seem to be suffering loses. It will take time, but we have faith that: investors will turn positive once again; that the positive fundamentals in the underlying economy will be met with rising equity prices; and that, once again, prices will follow earnings. Valuations, by most standard models, appear compelling at these levels. Additionally, with the underlying economic growth, inventories should be increasing, and earnings and profit growth should pick up.

Given our outlook for a continued strong economy with low inflation and low interest rates, we anticipate a period of solid earnings growth to return. We have positioned the Portfolio for an economic recovery, and each position in the Portfolio is there because we believe earnings growth will occur over the next economic cycle. We still believe in the powerful positive forces of globalization, technology, and demographics, and we maintain that these secular trends remain in place to help economic fundamentals and stock prices advance for years to come.

                      LARGE CAPITALIZATION GROWTH PORTFOLIO
                                   Advised by:
                     Harris Bretall Sullivan & Smith, L.L.C.
                            San Francisco, California

[THE FOLLOWING INFORMATION WAS REPRESENTED AS A LINE CHART IN THE PRINTED MATERIAL]

                            SARATOGA ADVANTAGE TRUST
                     LARGE CAPITALIZATION GROWTH PORTFOLIO
                                 VERSUS INDICES

               Large Cap    Morningstar   S&P/Barra
                Growth     Large Growth    Growth

 9/1/1994       $10,000       $10,000      $10,000
8/31/1995       $12,877       $13,218      $12,368
8/31/1996       $13,206       $15,723      $14,816
8/31/1997       $17,932       $19,646      $21,329
8/31/1998       $18,633       $26,294      $24,827
8/31/1999       $28,700       $37,095      $35,942
8/31/2000       $37,726       $40,612      $43,867
8/31/2001       $19,497       $24,030      $27,285
8/31/2002       $14,666       $17,968      $22,898


1. The Morningstar Large Growth Average, as of August 31, 2002, consisted of 1,116 mutual funds comprised of large market capitalization growth stocks. Investors may not invest in the Average directly.

2. The S&P/Barra Growth Index is constructed by dividing the stocks in the S&P 500 Index according to price-to-book ratios. This unmanaged Index contains stocks with higher price-to-book ratios and is market capitalization weighted. The S&P/Barra Growth Index does not include fees and expenses, and investors may not invest directly in the Index.

Past performance is not predictive of future performance.

                         SMALL CAPITALIZATION PORTFOLIO
                                   Advised by:
                            Fox Asset Management LLC
                            Little Silver, New Jersey

Objective: Seeks maximum capital appreciation by investing in a diversified portfolio of the common stocks of small capitalization companies.

                                                  Small
           Total Aggregate                   Capitalization             Morningstar
        Return for the Period                   Portfolio               Small Blend                 Russell 2000
        Ended August 31, 2002                   (Class I)                Average(1)                    Index(2)
---------------------------------------    --------------------    ----------------------      -----------------------
    9/1/94 (inception) - 8/31/02*                  8.8%                     9.9%                         6.8%

           9/1/01 - 8/31/02                       -5.4%                   -10.6%                       -15.4%

           3/1/02 - 8/31/02                       -7.7%                   -13.0%                       -16.2%

*Annualized performance for periods greater than one year

Results for the Saratoga Advantage Trust Small Capitalization Portfolio for the fiscal year ended August 31, 2002 were down modestly but handily outperformed the 15.4% decline posted by the small-cap Russell 2000 Index. The Portfolio's favorable relative performance is attributable to the reasonable valuations and higher-quality nature of our smaller companies during a tumultuous period that featured an historical attack on the U.S. and numerous scandals related to corporate governance.

Investor psychology is decidedly negative, as trillions of dollars of wealth have evaporated in recent years. Earnings and valuations of the overall market have been reset downward to better reflect reality, although scores of individual companies have been unduly punished in the process. Yet, as sensational as the scandals related to Arthur Andersen, Enron and WorldCom were, most managements continue to behave ethically. Additionally, the significant cost-cutting measures undertaken by many companies during the recent recession should result in healthy earnings gains with any sort of improvement in demand. The current low-interest-rate environment should help to stimulate demand and also act to improve stock valuations. At some point, this potential combination of improved earnings and higher valuations should lead to stronger stock prices.

In the meantime, we will continue to seek financially strong companies that demonstrate product leadership and can be purchased at discount valuations. Our commitment to sound analysis, discipline and prudence should bode well for your Portfolio, and we will continue to work hard to help you achieve your financial objectives.

                         SMALL CAPITALIZATION PORTFOLIO
                                   Advised by:
                            Fox Asset Management LLC
                            Little Silver, New Jersey

[THE FOLLOWING INFORMATION WAS REPRESENTED AS A LINE CHART IN THE PRINTED MATERIAL]

                            SARATOGA ADVANTAGE TRUST
                         SMALL CAPITALIZATION PORTFOLIO
                                 VERSUS INDICES

                           Morningstar   Russell
               Small Cap   Small Blend    2000

 9/1/1994       $10,000      $10,000     $10,000
8/31/1995       $12,638      $11,963     $12,080
8/31/1996       $14,031      $13,595     $13,391
8/31/1997       $16,566      $18,288     $17,268
8/31/1998       $11,497      $15,020     $13,918
8/31/1999       $15,511      $18,581     $17,865
8/31/2000       $20,073      $23,490     $22,715
8/31/2001       $20,774      $23,264     $20,076
8/31/2002       $19,646      $21,280     $16,978


1. The Morningstar Small Blend Average, as of August 31, 2002, consisted of 266 mutual funds comprised of small market capitalization stocks. Investors may not invest in the Average directly.

2. The Russell 2000 Index is comprised of the 2,000 smallest U.S. domiciled publicly traded common stocks which are included in the Russell 3000 Index. The common stocks included in the Russell 2000 Index represent approximately 10% of the U.S. equity market as measured by market capitalization. The Russell 3000 Index is an unmanaged index of the 3,000 largest U.S. domiciled publicly traded common stocks by market capitalization representing approximately 98% of the U.S. publicly traded equity market. The Russell 2000 Index is an unmanaged index which does not include fees and expenses, and whose performance reflects reinvested dividends. Investors may not invest in the Index directly.

Past performance is not predictive of future performance.

                         INTERNATIONAL EQUITY PORTFOLIO
                                   Advised by:
                            Friends Ivory & Sime plc
                               Edinburgh, Scotland

Objective: Seeks capital appreciation by investing primarily in a diversified portfolio of the securities of companies domiciled outside of the United States.

            Total Aggregate                     International          Morgan Stanley
         Return for the Period                Equity Portfolio           EAFE Index
         Ended August 31, 2002                    (Class I)           (U.S. Dollars)(1)
-----------------------------------------    --------------------    -------------------
     9/1/94 (inception) - 8/31/02*                  -2.3%                    0.6%

            9/1/01 - 8/31/02                       -22.2%                  -15.0%

            3/1/02 - 8/31/02                       -12.8%                   -7.2%

*Annualized performance for periods greater than one year

Last September's terrorist attacks on the U.S. were the most startling events of the period. The immediate `flight to quality' that ensued was reflected in sharp declines by global equities. However, stock markets rallied strongly from the September 11th lows as aggressive monetary easing by the world's key central banks helped to reassure investors. Market sentiment was also buoyed by news of military successes in Afghanistan. Growth stocks in general, and technology stocks in particular, performed well.

In spite of an improvement in global economic data, the market rebound turned out to be short-lived. As we progressed throughout 2002, revelations of accounting irregularities amongst a number of large global corporations (including Enron and WorldCom) dented confidence in accounting numbers. This, coupled with concerns surrounding the sustainability of the U.S. economic recovery, weighed negatively on investor sentiment throughout the remainder of the reporting period, resulting in further losses by global equity markets.

Short-term we remain cautious favoring defensive investments in Europe while having reduced the Portfolio's exposure to Japan. However we continue to monitor Asia closely with a view to adding to our investments there.

As of August 31, 2002, the major weightings in the Portfolio were: Continental Europe, 44.8%; the United Kingdom, 21.7%; Japan, 16.9%; and Asia ex-Japan, 7.4%. Recent portfolio additions included: L'Air Liquide, the French chemical group that supplies industrial and medical gases to a range of industries and Kookmin Bank, a Korean bank.

                         INTERNATIONAL EQUITY PORTFOLIO
                                   Advised by:
                            Friends Ivory & Sime plc
                               Edinburgh, Scotland

[THE FOLLOWING INFORMATION WAS REPRESENTED AS A LINE CHART IN THE PRINTED MATERIAL]

                            SARATOGA ADVANTAGE TRUST
                         INTERNATIONAL EQUITY PORTFOLIO
                                  VERSUS INDEX

               International   MS EAFE
                  Equity

 9/1/1994         $10,000      $10,000
8/31/1995          $9,339      $10,050
8/31/1996          $9,683      $10,840
8/31/1997         $11,076      $11,821
8/31/1998         $11,296      $11,804
8/31/1999         $13,747      $14,835
8/31/2000         $16,595      $16,256
8/31/2001         $10,644      $12,296
8/31/2002          $8,281      $10,458


1. The Europe, Australia, Far East Index (EAFE) is a widely recognized index prepared by Morgan Stanley Capital International. This unmanaged index consists of non-U.S. companies which are listed on one of twenty foreign markets and assumes the reinvestment of dividends. This Index does not include fees and expenses, and investors may not invest in the Index directly. The Gross Domestic Product (GDP) version of the Index is used.

Past performance is not predictive of future performance.

                        INVESTMENT QUALITY BOND PORTFOLIO
                                   Advised by:
                            Fox Asset Management LLC
                            Little Silver, New Jersey

Objective: Seeks current income and reasonable stability of principal through investment in a diversified portfolio of high quality, actively managed fixed income securities.

                                                                             Lipper                    Lehman
                                                                       Short-Intermediate           Intermediate
           Total Aggregate                  Investment Quality             Investment                Government/
        Return for the Period                 Bond Portfolio            Grade Debt Funds               Credit
        Ended August 31, 2002                    (Class I)                   Index(1)                Bond Index(2)
---------------------------------------     --------------------       --------------------      --------------------
    9/1/94 (inception) - 8/31/02*                  6.3%                       6.5%                      7.4%

           9/1/01 - 8/31/02                        8.1%                       5.3%                      7.7%

           3/1/02 - 8/31/02                        5.0%                       3.0%                      4.7%

*Annualized performance for periods greater than one year

In the annual period ended August 31, 2002, the Portfolio distributed dividends of $0.51 per share. In addition, the Saratoga Investment Quality Bond Portfolio achieved positive results for the fiscal year ended August 31, 2002.

Investments in the Portfolio are normally divided approximately evenly between U.S. Treasury, U.S. Government Agency and Corporate securities. Due to the yield advantage available in Corporate securities, there is greater emphasis on Corporate bond holdings in the Portfolio at this time. We are also investing in Treasury Inflation Protected Securities because of their yield advantage and as a hedge against the potential for an increase in inflation.

Fox Asset Management will continue to focus on those instruments that offer improving credit quality and liquidity. Fox is maintaining a conservative investment posture with an average maturity of 5.9 years, and an average duration of 2.9 years in the Portfolio.

Other Portfolio statistics as of August 31, 2002 are as follows: Average yield-to-maturity was 4.2%, average coupon was 6.3% and the average Moody's Rating was Aa3 with 30 fixed income issues held.

                        INVESTMENT QUALITY BOND PORTFOLIO
                                   Advised by:
                            Fox Asset Management LLC
                            Little Silver, New Jersey

[THE FOLLOWING INFORMATION WAS REPRESENTED AS A LINE CHART IN THE PRINTED MATERIAL]

                            SARATOGA ADVANTAGE TRUST
                        INVESTMENT QUALITY BOND PORTFOLIO
                                 VERSUS INDICES

               Investment   Lipper Sh./Int.   Lehman Int.
               Qual. Bond     Inv. Grade      Gov't/Corp

 9/1/1994        $10,000        $10,000         $10,000
8/31/1995        $10,712        $10,825         $10,946
8/31/1996        $11,058        $11,314         $11,433
8/31/1997        $11,849        $12,146         $12,398
8/31/1998        $12,703        $13,084         $13,510
8/31/1999        $12,872        $13,359         $13,807
8/31/2000        $13,622        $14,151         $14,670
8/31/2001        $15,080        $15,678         $16,474
8/31/2002        $16,297        $16,515         $17,749


1. The Lipper Short-Intermediate Investment Grade Debt Funds Index consists of the 30 largest mutual funds that invest at least 65% of their assets in investment grade debt issues (rated in the top four grades) with dollar-weighted average maturities of 1 to 5 years. Investors may not invest directly in the Index.

2. The Lehman Intermediate Government/Credit Bond Index is composed of the bonds in the Lehman Government/Credit Bond Index that have maturities between 1 and 9.99 years. The Lehman Government/Credit Bond Index consists of approximately 5,400 issues. The securities must be investment grade (BAA or higher) with amounts outstanding in excess of $1 million and have at least one year to maturity. The Lehman Index is an unmanaged index which does not include fees and expenses. Investors may not invest directly in the Index.

Past performance is not predictive of future performance.

                            MUNICIPAL BOND PORTFOLIO
                                   Advised by:
                                 OpCap Advisors
                               New York, New York

Objective: Seeks a high level of interest income exempt from federal income taxation consistent with prudent investment management and the preservation of capital.

           Total Aggregate                    Municipal Bond             Lipper General                 Lehman
        Return for the Period                    Portfolio                 Municipal                  Municipal
        Ended August 31, 2002                    (Class I)             Debt Funds Index(1)           Bond Index(2)
---------------------------------------     --------------------      ---------------------       -------------------
    9/1/94 (inception) - 8/31/02*                  5.3%                       6.1%                       6.9%

           9/1/01 - 8/31/02                        4.0%                       4.7%                       6.2%

           3/1/02 - 8/31/02                        2.9%                       3.8%                       4.2%

*Annualized performance for periods greater than one year

High-quality municipal bonds provided positive returns in the fiscal year ended August 31, 2002. The market benefited throughout the year from low inflation, an uncertain economy and a flight to quality as a result of corporate accounting scandals which diminished investor interest in the stock market. Bond prices were aided further by interest rate reductions by the Federal Reserve early in the fiscal year and by indications late in the year that the Federal Reserve is unlikely to raise interest rates anytime soon. Bond prices normally move inversely to interest rates.

The Saratoga Municipal Bond Portfolio performed well, capturing some of the market's best opportunities. The Portfolio owned a sizable position in longer-term securities, which were among the top performers. Our emphasis on quality also paid off. About three-quarters of the Portfolio is invested in triple-A bonds (the highest rating), including insured securities. In addition, we had exposure to general obligation securities, one of the better-performing sectors. We believe that tax-exempt municipals currently offer attractive tax-adjusted yields relative to other securities. We also believe that the outlook for municipals remains favorable, assuming that inflation continues to be under control.

                            MUNICIPAL BOND PORTFOLIO
                                   Advised by:
                                 OpCap Advisors
                               New York, New York

[THE FOLLOWING INFORMATION WAS REPRESENTED AS A LINE CHART IN THE PRINTED MATERIAL]

                            SARATOGA ADVANTAGE TRUST
                            MUNICIPAL BOND PORTFOLIO
                                 VERSUS INDICES

               Municipal   Lipper Gen.     Lehman
                 Bond      Muni. Bond    Muni. Bond

 9/1/1994       $10,000      $10,000       $10,000
8/31/1995       $10,465      $10,768       $10,890
8/31/1996       $10,976      $11,299       $11,457
8/31/1997       $11,818      $12,290       $12,517
8/31/1998       $12,813      $13,347       $13,600
8/31/1999       $12,486      $13,192       $13,668
8/31/2000       $13,245      $13,900       $14,593
8/31/2001       $14,564      $15,296       $16,080
8/31/2002       $15,148      $16,013       $17,075


1. The Lipper General Municipal Debt Funds Index consists of the 30 largest mutual funds that invest at least 65% of their assets in municipal debt issues in the top four credit ratings. Investors may not invest directly in the Index.

2. The Lehman Brothers Municipal Bond Index consists of approximately 25,000 municipal bonds which are selected to be representative of the long-term, investment grade tax-exempt bond market. The bonds selected for the index have the following characteristics: a minimum credit rating of at least Baa; an original issue of at least $50 million; at least $3 million of the issue outstanding; issued within the last five years; and a maturity of at least one year. The Lehman Index is an unmanaged index which does not include fees and expenses. Investors may not invest directly in the Index.

Past performance is not predictive of future performance.

                     U.S. GOVERNMENT MONEY MARKET PORTFOLIO
                                   Advised by:
                           Sterling Capital Management
                            Charlotte, North Carolina

Objective: Seeks maximum current income, consistent with the maintenance of liquidity and the preservation of capital. The Portfolio invests exclusively in short-term securities issued by the United States Government, its agencies and instrumentalities and related repurchase agreements.

                                             U.S. Government Money            90 Day T-Bills
                7-Day                          Market Portfolio              Average Discount
            Compound Yield                         (Class I)                       Yield
---------------------------------------     ------------------------      ------------------------
               8/31/02                               0.5%                          1.6%

           Total Aggregate                   U.S. Government Money              Lipper U.S.
        Return for the Period                  Market Portfolio               Treasury Money
        Ended August 31, 2002                      (Class I)                   Market Index(1)           90 Day T-Bills
---------------------------------------     ------------------------      ------------------------     --------------------
    9/1/94 (inception) - 8/31/02*                    4.2%                          4.4%                       4.9%
           9/1/01 - 8/31/02                          1.6%                          1.6%                       2.0%
           3/1/02 - 8/31/02                          0.5%                          0.6%                       0.9%

*Annualized performance for periods greater than one year

By taking advantage of changes in short-term interest rates and utilizing a variety of sectors within the short-term government market, Sterling Capital Management seeks to maximize the Portfolio's yield while maintaining a constant net asset value of $1.00 per share.

The Portfolio was invested primarily in U.S. Government Agency notes as of August 31, 2002 and the average dollar-weighted Portfolio maturity was 72 days compared with a maximum allowable maturity of 90 days. During the last twelve months, the average dollar-weighted maturity of the Portfolio was 78 days. During the last four months of 2001, the Federal Reserve remained accommodative and continued lowering the cost of overnight bank borrowings by a cumulative
1.75 percentage points. Since December, the Fed Funds rate has remained steady at 1.75%. Sterling believes short-term rates are bottoming as the economy shows some signs of strengthening. However, we believe that the Federal Reserve has delayed raising short-term rates due to the volatility in the stock market.

An investment in the U.S. Government Money Market Portfolio is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the U.S. Government Money Market Portfolio seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Portfolio.

1. The Lipper U.S. Treasury Money Market Funds Index consists of the 30 largest mutual funds that invest principally in U.S. Treasury obligations with dollar-weighted average maturities of less than 90 days. These funds intend to keep a constant net asset value.

Past performance is not predictive of future performance.

                       This page intentionally left blank.

August 31, 2002
--------------------------------------------------------------------------------
SCHEDULES OF INVESTMENTS
--------------------------------------------------------------------------------
LARGE CAPITALIZATION VALUE PORTFOLIO

     Shares
       or
    Principal
     Amount                                                                                           Value
                      COMMON STOCKS  (92.87%):
                      Aerospace & Defense  (1.20%):
           19,700     Boeing Company                                                           $        730,279

                      Banking  (5.46%):
           78,807     FleetBoston Financial Corp.                                                     1,901,613
           54,200     J.P. Morgan Chase & Co.                                                         1,430,880
                                                                                                      3,332,493

                      Broadcast Services and Programming  (2.08%):
           37,200     Clear Channel Communications, Inc. *                                            1,271,496

                      Computer Hardware  (2.13%):
          192,400     EMC Corp. *                                                                     1,300,624

                      Computer Software  (1.08%):
           13,450     Microsoft Corp. *                                                                 660,126

                      Cosmetic/Toiletries  (1.76%):
           34,000     Gillette Co.                                                                    1,072,020

                      Drugs/Medical Products  (2.19%):
           25,800     Bristol Myers Squibb Co.                                                          643,710
           12,000     Eli Lilly & Co.                                                                   696,600
                                                                                                      1,340,310

                      Electric - Integrated  (0.51%):
           15,600     Nisource, Inc.                                                                    310,284

                      Electronic Components  (1.17%):
           75,600     Flextronics International Ltd. *                                                  715,932

                      Financial Services  (24.68%):
           36,000     Cit Group Inc. *                                                                  783,000
           68,200     Citigroup, Inc.                                                                 2,233,550
           79,300     Federal Home Loan Mortgage Corp.                                                5,083,130
           21,100     Federal National Mortgage Association                                           1,598,958
           37,500     Household International, Inc.                                                   1,354,125
           14,400     Morgan Stanley Dean Witter & Co.                                                  615,168
           65,360     Wells Fargo & Co.                                                               3,411,138
                                                                                                     15,079,069

August 31, 2002
--------------------------------------------------------------------------------
SCHEDULE OF INVESTMENTS
--------------------------------------------------------------------------------
LARGE CAPITALIZATION VALUE PORTFOLIO

     Shares
       or
    Principal
     Amount                                                                                           Value

                      Insurance  (5.46%):
           40,300     IMS Health, Inc.                                                          $       701,220
           64,200     John Hancock Financial Services, Inc.                                           1,948,471
                1     Travelers Property Casualty Corp. New CL A *                                            8
                1     Travelers Property Casualty Corp. New CL B *                                           13
           29,500     Unumprovident Corp.                                                               683,220
                                                                                                      3,332,932

                      Media/Broadcasting  (1.83%):
           62,700     EchoStar Communications Corp. *                                                 1,116,060

                      Metal - Aluminum  (3.25%):
           70,400     Alcan Aluminum, Ltd.                                                            1,982,464

                      Multimedia  (0.89%):
           42,800     AOL Time Warner, Inc. *                                                           541,420

                      Networking Products  (1.24%):
           54,700     Cisco Systems, Inc. *                                                             755,954

                      Oil and Gas  (3.80%):
           30,259     Chevrontexaco Corp.                                                             2,318,747

                      Oil and Gas Drilling  (1.56%):
           38,800     Transocean Sedco Forex, Inc.                                                      950,600

                      Oil and Gas Exploration Services  (6.53%):
           44,100     Anadarko Petroleum Corp.                                                        1,968,624
           16,200     Apache Corp.                                                                      891,972
           21,500     Conocophillips *                                                                1,130,470
                                                                                                      3,991,066

                      Pharmaceuticals  (2.37%):
           22,100     Pfizer, Inc.                                                                      731,068
           16,800     Wyeth                                                                             719,040
                                                                                                      1,450,108

                      Power/Utility  (4.96%):
           27,500     Duke Energy Corp.                                                                 737,825
           48,900     Exelon Corp.                                                                    2,289,498
                                                                                                      3,027,323

August 31, 2002
--------------------------------------------------------------------------------
SCHEDULES OF INVESTMENTS
--------------------------------------------------------------------------------
LARGE CAPITALIZATION VALUE PORTFOLIO

     Shares
       or
    Principal
     Amount                                                                                           Value

                      Restaurants  (2.58%):
           66,300     McDonalds Corp.                                                           $     1,575,288

                      Retail  (8.51%):
           79,500     CVS Corp.                                                                       2,336,505
           89,900     Dollar General Corp.                                                            1,346,702
           53,600     Kroger Co. *                                                                      969,088
           16,200     Target Corp.                                                                      554,040
                                                                                                      5,206,335

                      Satellite Telecommunications  (2.23%):
          132,600     General Motors Corp. - Class H *                                                1,364,454

                      Telecommunications  (5.40%):
           64,400     SBC Communications, Inc.                                                        1,593,256
           32,700     Sprint Corp.                                                                      379,320
           42,800     Verizon Communications, Inc.                                                    1,326,800
                                                                                                      3,299,376

Total Common Stocks (Cost $63,404,564)                                                          $    56,724,760

                      Preferred Stock  (1.00%):
                      Multi-Media  (1.00%):
                      Australia  (1.00%):
           33,500     News Corp. LTD, ADR                                                               613,050

Total Preferred Stock (Cost $778,768)                                                           $       613,050

                      Short-Term Government Notes  (4.80%):
                      Student Loan Marketing Association  (4.80%):
   $    2,935,000     1.79%, 9/3/02                                                                   2,934,708

Total Short-Term Government Notes (Cost $2,934,708)                                             $     2,934,708

Total Investments (Cost $67,118,040)                                                    98.67%  $    60,272,518
Other assets in excess of liabilities                                                    1.33%          812,883
NET ASSETS                                                                             100.00%  $    61,085,401

-----------
Percentages indicated are based on net assets of $61,085,401.

* Non-income producing securities.

See accompanying notes to financial statements

August 31, 2002
--------------------------------------------------------------------------------
SCHEDULES OF INVESTMENTS
--------------------------------------------------------------------------------
LARGE CAPITALIZATION GROWTH PORTFOLIO

       Shares
         or
     Principal
       Amount                                                                                            Value
                     COMMON STOCKS  (92.49%):
                     Beverages  (1.69%):
           20,000    PepsiCo, Inc.                                                                 $     791,000

                     Biomedical  (2.10%):
           30,000    Genentech, Inc. *                                                                   983,700

                     Computer Hardware  (4.25%):
           40,000    Dell Computer Corp. *                                                             1,064,400
           65,000    EMC Corp. *                                                                         439,400
           30,000    Veritas Software Corp. *                                                            485,700
                                                                                                       1,989,500

                     Computer Software  (7.67%):
           18,000    Electronic Arts, Inc. *                                                           1,138,680
           50,000    Microsoft Corp. *                                                                 2,454,000
                                                                                                       3,592,680

                     Data Processing Services  (1.94%):
           24,000    Automatic Data Processing, Inc.                                                     906,480

                     Electronics  (8.13%):
           22,000    Emerson Electric Co.                                                              1,073,160
          105,000    Intel Corp.                                                                       1,750,350
           50,000    Texas Instruments, Inc.                                                             985,000
                                                                                                       3,808,510

                     Financial Services  (7.27%):
           45,000    Citigroup, Inc.                                                                   1,473,750
           25,000    Goldman Sachs Group, Inc.                                                         1,932,500
                                                                                                       3,406,250

                     Insurance  (5.79%):
           20,000    American International Group, Inc.                                                1,256,000
           28,000    Marsh & McLennan Companies, Inc.                                                  1,362,199
            1,944    Travelers Property Casualty Corp. New CL A *                                         30,563
            3,994    Travelers Property Casualty Corp. New CL B *                                         65,070
                                                                                                       2,713,832

                     Manufacturing  (8.73%):
           97,000    General Electric Co.                                                              2,924,550
           17,000    Illinois Tool Works, Inc.                                                         1,164,840
                                                                                                       4,089,390

August 31, 2002
--------------------------------------------------------------------------------
SCHEDULES OF INVESTMENTS
--------------------------------------------------------------------------------
LARGE CAPITALIZATION GROWTH PORTFOLIO

       Shares
         or
     Principal
       Amount                                                                                            Value
                     Medical Instruments  (2.11%):
           24,000    Medtronic, Inc.                                                               $        988,320

                     Mining  (2.67%):
           10,000    Minnesota Mining & Manufacturing Co.                                                 1,249,500

                     Multimedia  (3.56%):
           45,000    AOL Time Warner, Inc. *                                                                569,250
           27,000    Viacom, Inc.  Class B *                                                              1,098,900
                                                                                                          1,668,150

                     Networking Products  (4.31%):
          146,000    Cisco Systems, Inc. *                                                                2,017,720

                     Oil/Gas  (1.89%):
           25,000    Exxon Mobil Corp.                                                                      886,250

                     Pharmaceuticals  (7.61%):
           23,000    Johnson & Johnson                                                                    1,249,130
           70,000    Pfizer, Inc.                                                                         2,315,600
                                                                                                          3,564,730

                     Restaurants  (2.15%):
           50,000    Starbucks Corp. *                                                                    1,005,000

                     Retail  (13.22%):
           35,000    Costco Wholesale Corp. *                                                             1,169,350
           32,000    Home Depot, Inc.                                                                     1,053,760
           15,000    Kohl's Corp. *                                                                       1,045,800
           30,000    Wal-Mart Stores, Inc.                                                                1,604,400
           38,000    Walgreen Co.                                                                         1,320,500
                                                                                                          6,193,810

                     Semiconductor  (3.99%):
           85,000    Applied Materials, Inc. *                                                            1,135,600
           30,000    Novellus Systems, Inc. *                                                               733,800
                                                                                                          1,869,400

                     Shipping/Transportation  (3.41%):
           25,000    United Parcel Service, Inc., Class B                                                 1,597,750

Total Common Stocks (Cost $46,270,651)                                                             $     43,321,972

August 31, 2002
--------------------------------------------------------------------------------
SCHEDULES OF INVESTMENTS
--------------------------------------------------------------------------------
LARGE CAPITALIZATION GROWTH PORTFOLIO

       Shares
         or
     Principal
       Amount                                                                                            Value

                     SHORT TERM CORPORATE NOTES  (5.34%):
                     Financial Services  (5.34%):
  $     2,500,000    General Electric Capital Corp.                                                $      2,500,000
                     Discount Note, 1.77% due 9/04/02

Total Short Term Corporate Notes (Cost $2,500,000)                                                 $      2,500,000


Total Investments (Cost $48,770,651)                                                     97.83%    $     45,821,972

Other assets in excess of liabilities                                                     2.17%           1,014,185

NET ASSETS                                                                              100.00%    $     46,836,157

------------
Percentages indicated are based on net assets of $46,836,157.


* Non-income producing securities.

See accompanying notes to financial statements.

August 31, 2002
--------------------------------------------------------------------------------
SCHEDULES OF INVESTMENTS
--------------------------------------------------------------------------------
SMALL CAPITALIZATION PORTFOLIO

   Shares
     or
 Principal
   Amount                                                                                    Value
-----------                                                                              ------------
                COMMON STOCKS (97.72%):
                Automotive Equipment & Manufactuing (2.36%):
     12,000     Borg Warner, Inc.                                                        $    722,880
                                                                                         ------------

                Biotechnology (2.56%):
     20,500     Cambrex Corp.                                                                 785,355
                                                                                         ------------

                Chemicals (2.54%):
     51,000     RPM, Inc.                                                                     779,280
                                                                                         ------------

                Construction (5.98%):
     33,800     Granite Construction, Inc.                                                    618,540
     27,000     Insituform Technologies Inc. - Class A*                                       431,190
     23,000     Lafarge S.A.                                                                  782,230
                                                                                         ------------
                                                                                            1,831,960
                                                                                         ------------

                Containers & Packaging (3.30%):
     31,500     AptarGroup, Inc.                                                            1,011,150
                                                                                         ------------

                Diversified Manufacturing (3.47%):
     22,000     Teleflex, Inc.                                                              1,064,140
                                                                                         ------------

                Electrical Products (6.04%):
     40,000     Baldor Electric Co.                                                           820,000
     46,000     Belden, Inc.                                                                  768,660
     40,600     Cable Design Technologies Corp.*                                              261,870
                                                                                         ------------
                                                                                            1,850,530
                                                                                         ------------

                Electronic Components (6.16%):
     44,500     Bel Fuse Inc., Class B                                                      1,050,200
     21,500     Excel Technology, Inc. *                                                      489,985
     17,500     Technitrol, Inc.                                                              348,425
                                                                                         ------------
                                                                                            1,888,610
                                                                                         ------------

                Energy & Utilities (6.58%):
     41,500     NUI Corp.                                                                     845,770
     47,000     Questar Corp.                                                               1,172,180
                                                                                         ------------
                                                                                            2,017,950
                                                                                         ------------

                Household Products (6.52%):
     42,000     Church & Dwight Co., Inc.                                                   1,314,600
     22,500     Libbey, Inc.                                                                  684,000
                                                                                         ------------
                                                                                            1,998,600
                                                                                         ------------

August 31, 2002
--------------------------------------------------------------------------------
SCHEDULES OF INVESTMENTS
--------------------------------------------------------------------------------
SMALL CAPITALIZATION PORTFOLIO

   Shares
     or
 Principal
   Amount                                                                                    Value
-----------                                                                              ------------
                Insurance - Life & Health (3.86%):
     36,000     Protective Life Corp.                                                    $  1,182,600
                                                                                         ------------

                Manufacturing (5.54%):
     38,000     Clarcor, Inc.                                                               1,166,600
     47,100     JAKKS Pacific, Inc. *                                                         532,696
                                                                                         ------------
                                                                                            1,699,296
                                                                                         ------------

                Medical Products (7.22%):
     11,000     Dentsply International, Inc.                                                  436,370
     22,200     Inamed Corp. *                                                                520,590
     33,000     PolyMedica, Corp. *                                                           805,860
     19,000     West Pharmaceutical Services, Inc.                                            454,860
                                                                                         ------------
                                                                                            2,217,680
                                                                                         ------------

                Oil/Gas (11.11%):
     28,000     Newfield Exploration Co. *                                                    949,200
     29,500     Piedmont Natural Gas Co., Inc..                                             1,061,705
     35,000     Vintage Petroleum, Inc.                                                       354,900
     51,500     XTO Energy, Inc.                                                            1,042,875
                                                                                         ------------
                                                                                            3,408,680
                                                                                         ------------

                Pharmacy Services (1.53%):
     43,400     MIM Corp. *                                                                   468,286
                                                                                         ------------

                Real Estate Investment Trusts (1.69%):
     15,400     Mack-Cali Realty Corp.                                                        516,670
                                                                                         ------------

                Restaurants (5.62%):
     40,500     Applebee's International, Inc.                                                899,505
     28,000     Outback Steakhouse, Inc. *                                                    822,080
                                                                                         ------------
                                                                                            1,721,585
                                                                                         ------------

                Retail (7.01%):
     44,000     Claire's Stores, Inc.                                                         936,320
     22,000     Footstar, Inc. *                                                              236,500
     26,000     ShopKo Stores, Inc. *                                                         373,360
     29,000     Supervalu, Inc.                                                               602,330
                                                                                         ------------
                                                                                            2,148,510
                                                                                         ------------

                Scientific & Technical Instruments (1.28%):
     30,000     Veeco Instruments Inc. *                                                      393,000
                                                                                         ------------

August 31, 2002
--------------------------------------------------------------------------------
SCHEDULES OF INVESTMENTS
--------------------------------------------------------------------------------
SMALL CAPITALIZATION PORTFOLIO

   Shares
     or
 Principal
   Amount                                                                                    Value
-----------                                                                              ------------
                Semiconductor Industry (3.26%):
     30,000     Actel Corp. *                                                            $    425,100
     26,400     International Rectifier Corp. *                                               574,464
                                                                                         ------------
                                                                                              999,564
                                                                                         ------------

                Trucking (4.09%):
     45,500     Arkansas Best Corp. *                                                         936,390
     13,500     Roadway Express, Inc.                                                         318,600
                                                                                         ------------
                                                                                            1,254,990
                                                                                         ------------

                                                                                         ------------
Total Common Stocks (Cost $31,297,446)                                                   $ 29,961,316
                                                                                         ------------

                REPURCHASE AGREEMENTS (8.18%):
$ 2,507,000     State Street Bank & Trust Company,                                          2,507,000
                0.65%, purchased on 8/30/02, due                                         ------------
                9/3/02 with a maturity value of $2,507,181
                (collateralized fully by U.S. Treasury Note,
                4.87%, 11/15/21, value $2,562,219)

                                                                                         ------------
Total Repurchase Agreements (Cost $2,507,000)                                            $  2,507,000
                                                                                         ------------

Total Investments (Cost $33,804,446)                                        105.90%      $ 32,468,316
                                                                                         ------------

Liabilities in excess of other assets                                        (5.90)%       (1,808,518)
                                                                                         ------------

NET ASSETS                                                                  100.00%      $ 30,659,798
                                                                            ======       ============

----------
Percentages indicated are based on net assets of $30,659,798.

* Non-income producing securities.

See accompanying notes to financial statements

August 31, 2002
--------------------------------------------------------------------------------
SCHEDULES OF INVESTMENTS
--------------------------------------------------------------------------------
INTERNATIONAL EQUITY PORTFOLIO

                Shares                                                                                              Value
                                    COMMON STOCKS  (98.13%):
                                    AUSTRALIA  (1.98%):
                                    Banking  (1.98%):
                 5,370              Australia & New Zealand Banking Group, Ltd., ADR                              $    279,884

                                    FINLAND  (3.01%):
                                    Telecommunications  (3.01%):
                31,840              Nokia Corp., Sponsored ADR                                                         425,274

                                    FRANCE  (12.40%):
                                    Insurance - Multi-Line  (1.73%):
                17,800              AXA, ADR                                                                           243,860

                                    Medical Supplies  (1.78%):
                 9,056              L'Air Liquide SA, ADR                                                              250,973

                                    Oil & Gas  (4.98%):
                 9,895              TotalFinaElf SA, Sponsored ADR                                                     705,712

                                    Pharmaceuticals  (3.91%):
                 9,380              Aventis, ADR                                                                       552,107

                                                                                                                     1,752,652

                                    GERMANY  (7.79%):
                                    Banking  (2.75%):
                 6,310              Deutsche Banc AG, ADR                                                              388,695

                                    Computer Software  (1.10%):
                 8,094              SAP AG, ADR                                                                        155,810

                                    Diversified Manufacturing Operations  (2.04%):
                 6,105              Siemens AG, ADR                                                                    288,571

                                    Insurance  (1.90%):
                21,092              Allianz AG, ADR                                                                    268,687

                                                                                                                     1,101,763

                                    HONG KONG  (1.77%):
                                    Exchange Traded Funds  (1.77%):
                32,000              iShares MSCI Hong Kong *                                                           250,240

                                    IRELAND  (2.75%):
                                    Building Products - Cement/Aggregate  (2.75%):
                27,100              CRH PLC, Sponsored ADR                                                             389,338

August 31, 2002
--------------------------------------------------------------------------------
SCHEDULES OF INVESTMENTS
--------------------------------------------------------------------------------
INTERNATIONAL EQUITY PORTFOLIO

                Shares                                                                                            Value
                                    ITALY  (2.61%):
                                    Telecommunications  (2.61%):
                 4,620              Telecom Italia SpA, ADR                                                       $    368,676

                                    JAPAN  (18.20%):
                                    Audio/Video Products  (1.30%):
                 4,210              Sony Corp., ADR                                                                    183,177

                                    Automobiles & Trucks  (1.60%):
                 4,531              Toyota Motor Corp., ADR                                                            226,731

                                    Banking & Finance  (1.64%):
                33,867              Mitsubishi Tokyo Financial Group, Inc., ADR                                        231,312

                                    Cosmetics/Toiletries  (2.58%):
                 1,597              Kao Corp., ADR                                                                     365,694

                                    Finance  (1.77%):
                 6,987              Orix Corp., ADR                                                                    249,785

                                    Identification Sys/Dev  (1.88%):
                 2,877              Secom Co., Ltd., ADR                                                               265,461

                                    Office Equipment  (2.36%):
                 9,749              Canon, Inc., ADR                                                                   333,806

                                    Retail  (2.58%):
                 9,924              Seven-Eleven Japan Ltd., ADR                                                       364,099

                                    Software & Computer Services  (0.99%):
                 5,441              Trend Micro, Inc., ADR *                                                           140,378

                                    Telecommunications  (1.50%):
                10,676              Nippon Telegraph and Telephone Corp., ADR                                          212,559

                                                                                                                     2,573,002

                                    KOREA  (2.47%):
                                    Banking  (2.47%):
                 7,600              Kookmin Bank, Sponsored ADR                                                        349,706

                                    NETHERLANDS  (6.61%):
                                    Electronics  (2.27%):
                15,874              Koninklijke Philips Electronics NV, ADR                                            320,656

August 31, 2002
--------------------------------------------------------------------------------
SCHEDULES OF INVESTMENTS
--------------------------------------------------------------------------------
INTERNATIONAL EQUITY PORTFOLIO

              Shares                                                                                              Value
                                    Multi-Media  (2.21%):
                12,750              VNU NV, ADR                                                                   $      312,585

                                    Transport - Air Freight  (2.13%):
                15,164              TPG NV, ADR                                                                          301,005

                                                                                                                         934,246

                                    SPAIN  (7.11%):
                                    Banking  (3.76%):
                20,750              Banco Bilbao Vizcaya Argentari, ADR                                                  202,935
                49,587              Banco Santander Central Hispano Americano, ADR                                       328,266
                                                                                                                         531,201

                                    Telecommunications  (3.35%):
                17,177              Telefonica, ADR *                                                                    473,398

                                                                                                                       1,004,599

                                    Switzerland  (6.24%):
                                    Food Products  (3.06%):
                 8,038              Nestle, ADR                                                                          431,198

                                    Human Services  (1.54%):
                19,950              Adecco, ADR                                                                          218,032

                                    Pharmaceuticals  (1.64%):
                 5,730              Novartis AG, ADR                                                                     232,543

                                                                                                                         881,773

                                    TAIWAN  (1.78%):
                                    Electronics  (0.82%):
                25,300              United Microelectronics, ADR                                                         115,601

                                    Semiconductors  (0.96%):
                16,621              Taiwan Semiconductor Manufacturing Co. Ltd., ADR *                                   135,793

                                                                                                                         251,394

                                    UNITED KINGDOM  (23.41%):
                                    Banking  (3.93%):
                19,200              Barclays PLC, ADR                                                                    554,879

                                    Beverages  (3.27%):
                 9,560              Diageo PLC, ADR                                                                      462,583

August 31, 2002
--------------------------------------------------------------------------------
SCHEDULES OF INVESTMENTS
--------------------------------------------------------------------------------
INTERNATIONAL EQUITY PORTFOLIO

              Shares                                                                                                 Value
                                    Financial Services  (4.38%):
                10,830              HSBC Holdings PLC, ADR                                                        $     619,042

                                    Oil & Gas  (4.83%):
                16,832              Shell Transport & Trading Co., ADR                                                  683,043

                                    Pharmaceuticals  (3.92%):
                14,638              GlaxoSmithKline PLC, ADR                                                            554,634

                                    Telecommunications  (3.08%):
                27,240              Vodafone Group PLC, ADR                                                             435,568

                                                                                                                      3,309,749

Total Common Stocks (Cost $19,679,066)                                                                            $  13,872,296




Total Investments (Cost $19,679,066)                                                                    98.13%    $  13,872,296
Other assets in excess of liabilities                                                                    1.87%          264,694
NET ASSETS                                                                                             100.00%    $  14,136,990

------------
Percentages indicated are based on net assets of $14,136,990.

*         Non-incoming producing securities.

Summary of Abbreviations:
ADR       American Depository Receipt
See accompanying notes to financial statements

August 31, 2002
--------------------------------------------------------------------------------
SCHEDULES OF INVESTMENTS
--------------------------------------------------------------------------------
INVESTMENT QUALITY BOND PORTFOLIO

    Principal
      Amount                                                                                              Value
-------------------                                                                                   ---------------
                        ASSET BACKED SECURITIES  (0.02%):
    $        5,889      Residential Asset Securities Corp., Series 1999-KS2,                        $          5,882
                        Class AI14, 6.795%, 10/25/23                                                  --------------

                                                                                                      ---------------
Total Asset Backed Securities (Cost $5,977)                                                                    5,882
                                                                                                      ---------------

                        U.S. GOVERNMENT AGENCIES  (20.19%):
                        Fannie Mae  (6.24%):
         1,900,000      6.00%, 5/15/08                                                                     2,103,395
                                                                                                      ---------------

                        Freddie Mac  (13.95%):
         1,000,000      5.125%, 10/15/08                                                                   1,060,290
         3,000,000      Series EA10, 7.625%, 5/14/10                                                       3,640,740
                                                                                                      ---------------
                                                                                                           4,701,030
                                                                                                      ---------------

                                                                                                      ---------------
Total U.S. Government Agencies (Cost $6,097,497)                                                           6,804,425
                                                                                                      ---------------

                        U.S. TREASURY OBLIGATIONS  (21.20%):
                        U.S. Treasury Notes  (21.20%):
         3,927,756      3.50%, 1/15/11                                                                     4,258,512
         2,700,000      5.00%, 8/15/11                                                                     2,888,136

                                                                                                      ---------------
Total U.S. Treasury Obligations (Cost $6,736,726)                                                          7,146,648
                                                                                                      ---------------

                        CORPORATE NOTES & BONDS  (53.43%):
                        Amusement parks  (1.51%):
           500,000      Walt Disney Co., 4.875%, 7/2/04                                                      507,715
                                                                                                      ---------------

                        Automotive  (4.60%):
         1,500,000      TRW, Inc., 6.05%, 1/15/05                                                          1,551,465
                                                                                                      ---------------

                        Bank, Insurance & Finance  (1.50%):
           210,571      PNC Mortgage Securities Corp., 6.75%, 10/25/28                                       220,506
           277,243      PNC Mortgage Securities Corp., 7.22%, 10/25/29                                       286,425
                                                                                                      ---------------
                                                                                                             506,931
                                                                                                      ---------------
                        Chemicals  (4.70%):
         1,500,000      ICI Wilmington, Inc., 6.95%, 9/15/04                                               1,584,000
                                                                                                      ---------------

                        Electric Utilities  (9.82%):
         1,000,000      Detroit Edison Co., 7.50%, 2/1/05                                                  1,084,270
         1,000,000      Jersey Central Power & Light, 6.375%, 5/1/03                                         996,570
           600,000      Public Service Electric & Gas Co., 8.875%, 6/1/03                                    622,650
           550,000      South Carolina Electric & Gas Co., 7.50%, 6/15/05                                    606,683
                                                                                                      ---------------
                                                                                                           3,310,173
                                                                                                      ---------------

August 31, 2002
--------------------------------------------------------------------------------
SCHEDULES OF INVESTMENTS
--------------------------------------------------------------------------------
INVESTMENT QUALITY BOND PORTFOLIO

    Principal
      Amount                                                                                              Value
-------------------                                                                                   ---------------
                        Electronic Components & Semiconductors  (3.82%):
    $    1,200,000      Avnet, Inc., 8.00%, 11/15/06                                                $      1,286,988
                                                                                                      ---------------

                        Financial Services  (10.93%):
         1,000,000      Associates Corp. North America, 6.625%, 6/15/05                                    1,075,929
                        Bellsouth Savings & Security Employee Stock                                          132,236
           128,316      Option Plan, MTNA, Series A, 9.125%, 7/1/03
            76,052      Option Plan, MTN1, Series A, 9.125%, 7/1/03                                           78,224
           750,000      BHP Finance USA, 7.875%, 12/1/02                                                     758,798
           600,000      Duke Capital Corp., 6.25%, 07/15/05                                                  604,368
           147,079      Guaranteed Export Trust, 6.28%, 6/15/04                                              152,419
           850,000      National Rural Utilities, 6.00%, 1/15/04                                             880,150
                                                                                                      ---------------
                                                                                                           3,682,124
                                                                                                      ---------------

                        Forest & Paper Products  (4.61%):
         1,500,000      Scott Paper Co., 7.00%, 8/15/23                                                    1,552,935
                                                                                                      ---------------

                        Oil/Gas  (0.83%):
           275,000      Amoco Canada Co., 7.25%, 12/1/02                                                     278,072
                                                                                                      ---------------

                        Pharmaceuticals  (3.22%):
         1,000,000      American Home Products, 7.90%, 2/15/2005                                           1,085,940
                                                                                                      ---------------

                        Technology  (3.02%):
         1,000,000      Lockheed Martin Corp., 6.75%, 3/15/2003                                            1,019,130
                                                                                                      ---------------

                        Telecommunications  (4.87%):
           500,000      Bell Atlantic West Virginia, 7.00%, 8/15/2004                                        525,315
           700,000      GTE Southwest Inc, 6.23%, 1/1/07                                                     715,596
           375,000      Pacific Bell, 7.00%, 7/15/04                                                         400,328
                                                                                                      ---------------
                                                                                                           1,641,239
                                                                                                      ---------------

                                                                                                      ---------------
Total Corporate Notes & Bonds (Cost $17,540,653)                                                          18,006,712
                                                                                                      ---------------

Total Investments (Cost $30,380,853)                                                      94.84%    $     31,963,667
                                                                                                      ---------------

Other assets in excess of liabilities                                                      5.16%           1,739,152
                                                                                                      ---------------

NET ASSETS                                                                               100.00%    $     33,702,819
                                                                                   ==============     ===============

------------
Percentages indicated are based on net assets of $33,702,819.

See accompanying notes to financial statements

August 31, 2002
--------------------------------------------------------------------------------
SCHEDULES OF INVESTMENTS
--------------------------------------------------------------------------------
MUNICIPAL BOND PORTFOLIO

    Principal
      Amount                                                                                                    Value
-------------------                                                                                         --------------

                      MUNICIPAL BONDS  (111.57%):
                      ARIZONA  (3.26%):
                      Water/Sewer  (3.26%):
    $      350,000    Sedona, Wastewater Municipal Property, Corporate                                    $       342,731
                      Excise Tax Revenue, 4.75%, 7/1/27, MBIA                                               --------------

                      CALIFORNIA  (16.05%):
                      Housing  (3.05%):
           310,000    State Housing Financing Agency, Revenue, Single                                             319,722
                      Family Mortgage Purchase Amount, Series A, Class I,                                   --------------
                      5.30%, 8/1/18, FHA

                      Pollution Control  (4.75%):
           500,000    Pollution Control Financing Authority, Floating, 1.81%, 9/1/20                              499,999
                                                                                                            --------------

                      Public Facilities  (2.52%):
           250,000    State Public Works Board Lease Revenue, State                                               264,650
                      University Projects, Series A, 5.375%, 10/1/17                                        --------------

                      Turnpike/Toll  (1.92%):
           200,000    Foothill/Eastern Corridor Agency, Toll                                                      201,280
                       Road Revenue, 5.75%, 1/15/40                                                         --------------

                      Water Utility  (3.81%):
           400,000    Irvine Ranch Water Distribution, Floating, 1.75%, 5/1/09                                    400,000
                                                                                                            --------------
                                                                                                                1,685,651
                                                                                                            --------------

                      COLORADO  (4.13%):
                      Health/Hospital  (1.52%):
           150,000    Denver, City & County Revenue, Children's Hospital                                          159,618
                      Association Project, 6.00%, 10/1/15, FGIC                                             --------------

                      Public Facilities  (2.61%):
           250,000    Denver, City & County, Excise Tax Revenue, Colorado                                         273,598
                      Convention Center Project, Series A, 5.50%, 9/1/17, FSA                               --------------

                                                                                                            --------------
                                                                                                                  433,216
                                                                                                            --------------
                      DISTRICT OF COLUMBIA  (2.25%):
                      Public Facilities  (2.25%):
           250,000    Washington, Convention Center Authority, Dedicated                                          235,828
                      Tax Revenue, 4.75%, 10/1/28, AMBAC                                                    --------------

                      FLORIDA  (5.70%):
                      Education  (0.36%):
            35,000    Dade County School Board Certification Participation,                                        37,729
                      Series A, 5.75%, 5/1/12                                                               --------------

August 31, 2002
--------------------------------------------------------------------------------
SCHEDULES OF INVESTMENTS
--------------------------------------------------------------------------------
MUNICIPAL BOND PORTFOLIO

    Principal
      Amount                                                                                                    Value
-------------------                                                                                         --------------

                      General Obligation  (2.00%):
    $      200,000    State Board Education Cap Outlay, 5.00%, 6/1/18                                     $       209,830
                                                                                                            --------------

                      Public Facilities  (3.34%):
           350,000    Miami Dade County Expwy, 4.375%, 7/1/2017                                                   350,731
                                                                                                            --------------
                                                                                                                  598,290
                                                                                                            --------------

                      HAWAII  (3.45%):
                      General Obligation  (3.45%):
           355,000    State, GO, Series CR, 4.75%, 4/1/18                                                         361,781
                                                                                                            --------------

                      KENTUCKY  (3.42%):
                      Airport  (3.42%):
           350,000    Louisville & Jefferson County, Airport Authority, Airport                                   359,499
                      System Revenue, Series A, 5.375%, 7/1/23                                              --------------

                      LOUISIANA  (1.59%):
                      General Obligation  (1.59%):
           150,000    New Orleans, GO, 6.125%, 10/1/16, AMBAC                                                     166,581
                                                                                                            --------------

                      MARYLAND  (3.10%):
                      Water/Sewer  (3.10%):
           300,000    State Energy Funding Administration, Solid Waste                                            325,875
                      Disposal, LO Revenue, 6.30%, 12/1/10                                                  --------------

                      MASSACHUSETTS (3.82%):
                      General Obligation  (3.82%):
           350,000    State, Series D, 5.50%, 11/1/14                                                             400,901
                                                                                                            --------------

                      MISSOURI  (0.19%):
                      Housing  (0.19%):
            20,000    State Housing Development Community Mortgage, Single                                         20,425
                      Family Housing Revenue, Series C, 6.90%, 7/1/18, GNMA                                 --------------

                      NEBRASKA  (0.43%):
                      Power/Utility  (0.43%):
            40,000    Omaha Public Power District, Electric Revenue,                                               45,657
                      Series C, 5.50%, 2/1/2014                                                             --------------

                      NEVADA  (3.44%):
                      Education  (3.44%):
           350,000    Clark County School District, 5.00%, 6/15/2018                                              360,742
                                                                                                            --------------

August 31, 2002
--------------------------------------------------------------------------------
SCHEDULES OF INVESTMENTS
--------------------------------------------------------------------------------
MUNICIPAL BOND PORTFOLIO

    Principal
      Amount                                                                                                    Value
-------------------                                                                                         --------------

                      NEW HAMPSHIRE  (2.51%):
                      Health/Hospital  (2.51%):
    $      250,000    State Health & Education Facilities Authority Revenue,                              $       263,148
                      Dartmouth-Hitchcock Obligation Group,                                                 --------------
                       Callable 8/1/12 @ 100, 5.50%, 8/1/2027

                      NEW YORK  (9.22%):
                      General Obligation  (5.71%):
           600,000    New York City, GO, Variable, Subseries A-10,                                                599,999
                      1.80%, 8/1/17, LOC:  Morgan Guaranty                                                  --------------

                      Public Facilities  (3.51%):
           325,000    Metro Transportation Authority Service Control, 5.50%, 7/1/15                               368,303
                                                                                                            --------------
                                                                                                                  968,302
                                                                                                            --------------

                      NORTH CAROLINA  (3.37%):
                      General Obligation  (3.37%):
           350,000    Mecklenburg County, Series B, 4.50%, 2/1/18                                                 354,011
                                                                                                            --------------

                      NORTH DAKOTA  (3.54%):
                      Housing  (3.54%):
           362,000    State Housing Financing Agency, Revenue, Housing                                            371,466
                      Financing Program, Series C, 5.50%, 7/1/18                                            --------------

                      OHIO  (3.91%):
                      Education  (3.35%):
           350,000    Jonathan Alder LOC School District, 4.40%, 12/1/17                                          352,107
                                                                                                            --------------

                      Health/Hospital  (0.56%):
            50,000    Lorain County, Hospital Revenue, Regional Medical                                            58,893
                      Center, 7.75%, 11/1/13, AMBAC                                                         --------------

                                                                                                                  411,000
                                                                                                            --------------
                      OREGON  (3.81%):
                      Revenue  (3.81%):
           400,000    Port Portland, Special Obligation, Horizon Air                                              400,000
                      Inspection Inc. Project, Revenue, 1.88%, 6/15/27                                      --------------

                      PENNSYLVANIA  (4.14%):
                      General Obligation  (3.38%):
           350,000    Philadelphia, 4.90%, 9/15/20                                                                355,537
                                                                                                            --------------

                      Revenue  (0.76%):
            75,000    Philadelphia, Municipal Authority                                                            79,458
                      Revenue, Series A, 5.625%, 11/15/14                                                   --------------

                                                                                                            --------------
                                                                                                                  434,995
                                                                                                            --------------

August 31, 2002
--------------------------------------------------------------------------------
SCHEDULES OF INVESTMENTS
--------------------------------------------------------------------------------
MUNICIPAL BOND PORTFOLIO

    Principal
      Amount                                                                                                    Value
-------------------                                                                                         --------------

                      PUERTO RICO  (0.70%):
                      Power/Utility  (0.70%):
    $       65,000    Electric Power Authority, Revenue, Series X, 6.00%, 7/1/15                          $        73,535
                                                                                                            --------------

                      SOUTH CAROLINA  (3.33%):
                      Power/Utility  (3.33%):
           350,000    Piedmont Municipal Power Agency                                                             350,081
                      Electric, Series A, 5.00%, 1/1/18                                                     --------------

                      Tennessee  (3.44%):
                      Education  (3.44%):
           350,000    State School Board Authority, 5.125%, 5/1/21                                                360,934
                                                                                                            --------------

                      TEXAS  (5.09%):
                      Education  (2.54%):
           250,000    State University, System Revenue, 5.375%, 3/15/17, FSA                                      266,652
                                                                                                            --------------

                      Housing  (2.07%):
           200,000    State Veterans Housing Assistance,                                                          217,499
                      GO, Series B, 5.75%, 12/1/13, FHA                                                     --------------

                      Power/Utility  (0.48%):
            50,000    Brazos River Authority Revenue, 5.80%, 8/1/15                                                50,167
                                                                                                            --------------
                                                                                                                  534,318
                                                                                                            --------------

                      UTAH  (1.43%):
                      General Obligation  (1.43%):
           150,000    Clearfield City, GO, 5.00%, 2/1/23, MBIA                                                    149,804
                                                                                                            --------------

                      VIRGINIA  (3.01%):
                      Housing  (3.01%):
           300,000    State Housing Development Authority, Revenue,                                               315,621
                      Commonwealth Mortgage, Series B, 5.40%, 1/1/15                                        --------------

                      WISCONSIN  (12.99%):
                      General Obligation  (3.34%):
           350,000    Milwaukee, Series Y, 4.625%, 9/1/2019                                                       350,973
                                                                                                            --------------

                      Health/Hospital  (6.78%):
           300,000    State Health & Educational Authority, Revenue, Aurora                                       302,967
                      Health Care, Inc., 5.25%, 8/15/27, MBIA
           400,000    State Health & Educational Facilities Authority, Revenue,                                   408,807
                      Waukesha Memorial Hospital, Series A, 5.25%,
                      8/15/19, AMBAC
                                                                                                            --------------
                                                                                                                  711,774
                                                                                                            --------------

August 31, 2002
--------------------------------------------------------------------------------
SCHEDULES OF INVESTMENTS
--------------------------------------------------------------------------------
MUNICIPAL BOND PORTFOLIO

    Principal
      Amount                                                                                                    Value
-------------------                                                                                         --------------

                      Housing  (1.19%):
    $      120,000    State Housing & Economic Development Authority,                                     $       124,717
                      Homeownership Revenue, Series F, 6.20%, 3/1/27                                        --------------

                      Revenue  (1.68%):
           175,000    State Transportation Revenue, 4.60%, 7/1/18                                                 176,729
                                                                                                            --------------
                                                                                                                1,364,193
                                                                                                            --------------
                      WYOMING  (0.25%):
                      Housing  (0.25%):
            25,000    Community Development Authority Housing Revenue,                                             25,893
                      Series 1, 6.65%, 12/1/2006                                                            --------------

                                                                                                            --------------
Total Municipal Bonds                                                                                          11,714,478
                                                                                                            --------------

                      DEMAND NOTES  (11.24%):
                      Nevada  (7.43%):
           780,000    Reno Hospital Revenue, 3.69%, 2/1/00, 1.88%, 5/15/23                                        780,000
                                                                                                            --------------

                      Wyoming  (3.81%):
           400,000    Lincoln County PCR, Series C, Exxon Co. Project,                                            400,000
                      3.65%, 2/1/00, 1.72%, 11/1/2014                                                       --------------

Total Demand Notes                                                                                              1,180,000
                                                                                                            --------------

Total Investments (Cost $12,619,231)                                                           122.81%    $    12,894,478
                                                                                                            ==============

Liabilities in excess of other assets                                                         (22.81)%        (2,394,857)
                                                                                                            ==============

NET ASSETS                                                                                     100.00%    $    10,499,621
                                                                                     ==================     ==============

----------------
Percentages indicated are based on net assets of $10,499,621.


AMBAC                 Insured by AMBAC Indemnity Corporation
FGIC                  Insured by Financial Guaranty Insurance Corporation
FHA                   Federal Housing Administration
FSA                   Insured by Federal Security Assurance
GNMA                  Insured by Government National Mortgage Association
GO                    General Obligation
LO                    Limited Obligation
LOC                   Letter of Credit
MBIA                  Insured by Municipal Bond Insurance Association

See notes to accompanying financial statements.

August 31, 2002
--------------------------------------------------------------------------------
SCHEDULES OF INVESTMENTS
--------------------------------------------------------------------------------
U.S. GOVERNMENT MONEY MARKET PORTFOLIO

    Principal
     Amount                                                                                                  Value
------------------                                                                                      -----------------
                      U.S. GOVERNMENT NOTES  (93.80%):

                      Federal Farm Credit Bank Discount Notes  (9.33%):
   $    3,637,000     1.68%, 10/1/02                                                                     $     3,631,908
                                                                                                        -----------------

                      Federal Home Loan Bank Discount Notes  (26.66%):
          235,000     1.72%, 10/2/02                                                                             234,652
        1,695,000     1.73%, 10/9/02                                                                           1,691,905
        1,250,000     1.72%, 10/11/02                                                                          1,247,611
        1,124,000     1.95%, 10/16/02                                                                          1,121,260
        3,000,000     1.63%, 11/20/02                                                                          2,989,133
        3,110,000     1.63%, 1/10/03                                                                           3,091,554
                                                                                                        -----------------
                                                                                                              10,376,115
                                                                                                        -----------------

                      Federal Home Loan Mortgage Discount Notes  (27.94%):
          175,000     1.68%, 9/10/02                                                                             174,927
        1,430,000     1.73%, 9/30/02                                                                           1,428,007
        3,500,000     1.67%, 10/15/02                                                                          3,492,856
        1,325,000     2.06%, 12/20/02                                                                          1,316,660
        1,990,000     1.70%, 12/30/02                                                                          1,978,723
        2,500,000     1.64%, 1/31/03                                                                           2,482,689
                                                                                                        -----------------
                                                                                                              10,873,862
                                                                                                        -----------------

                      Federal National Mortgage Association Discount Notes  (29.87%):
        2,280,000     1.82%, 2/20/02                                                                           2,276,427
        1,535,000     1.725%, 10/10/02                                                                         1,532,131
        2,245,000     1.61%, 10/23/02                                                                          2,239,779
        3,625,000     1.70%, 11/6/02                                                                           3,613,702
          380,000     1.88%, 11/27/02                                                                            378,274
          160,000     1.77%, 12/18/02                                                                            159,150
          420,000     1.60%, 2/12/03                                                                             416,939
        1,020,000     2.00%, 3/10/03                                                                           1,009,233
                                                                                                        -----------------
                                                                                                              11,625,635
                                                                                                        -----------------

                      Total U.S. Government Notes (Cost $36,507,520)                                     $    36,507,520
                                                                                                        -----------------

Total Investments (Cost $36,507,520)                                                             93.80%  $    36,507,520
                                                                                                        -----------------

Other assets in excess of liabilities                                                             6.20%        2,412,613
                                                                                                        -----------------

TOTAL NET ASSETS                                                                                100.00%  $    38,920,133
                                                                                                        =================

----------------------
Percentages indicated are based on net assets of $38,920,133.


See accompanying notes to financial statements.

August 31, 2002
--------------------------------------------------------------------------------
STATEMENTS OF ASSETS AND LIABILITIES
--------------------------------------------------------------------------------

                                                       Large         Large
                                                  Capitalization  Capitalization     Small       International
                                                       Value         Growth       Capitalization     Equity
                                                     Portfolio      Portfolio       Portfolio      Portfolio
                                                  ------------    ------------    ------------    ------------
Assets:
Investments, (including repurchase
Repurchase agreements, at cost
Agreements of $0, $0, $2,507,000, $0, $0,
$0, $0, respectively; note 1f), at value cost -
($67,118,040; $48,770,651; $33,804,446;
$19,679,066; $30,380,853; $12,619,231;
and $36,507,520, respectively; note 1a)           $ 60,272,518    $ 45,821,972    $ 32,468,316    $ 13,872,296
Cash                                                        --         985,555          25,831       1,425,862
Interest and dividends receivable                      138,951          43,010          39,686          39,525
Receivable for capital shares issued                     4,768           7,943           1,737           1,218
Receivable from brokers for investments sold         1,249,434              --         536,013         458,794
Prepaid expenses and other assets                      133,450          98,999          45,304         108,287
     Total Assets                                   61,799,121      46,957,479      33,116,887      15,905,982

Liabilities:
Payable to Manager                                      33,662          26,036          16,994          10,401
Payable for investments purchased                      486,593              --       1,007,795         465,306
Payable for shares of beneficial
     interest redeemed                                  88,535          59,337       1,366,972       1,269,075
Administration fee payable                               7,629           5,904           3,846           2,027
Other payables and accrued expenses                     17,244          30,045          61,482          26,368
Cash Overdraft                                          80,057              --              --              --
     Total Liabilities                                 713,720         121,322       2,457,089       1,773,177

Net Assets:
Shares of beneficial interest at par value              47,015          41,254          29,942          19,995
Paid-in-surplus                                     83,916,687      70,988,611      29,924,302      24,641,177
Accumulated undistributed net investment
     income (loss)                                       1,896           1,896           1,896          (2,289)
Accumulated net realized gains (losses)
     on investments                                (16,034,675)    (21,246,925)      2,039,788      (4,719,308)
Net unrealized appreciation (depreciation)
     on investments                                 (6,845,522)     (2,948,679)     (1,336,130)     (5,806,770)
     Total Net Assets                             $ 61,085,401    $ 46,836,157    $ 30,659,798    $ 14,132,805

Net Asset Value per Share
     Class I
     Net Assets                                   $ 57,693,907    $ 44,237,540    $ 29,037,282    $ 13,484,686
     Shares of Beneficial interest outstanding       4,432,862       3,888,647       2,829,941       1,904,817
     Net asset value and offering price per
         Share                                    $      13.02    $      11.38    $      10.26    $       7.08

Net Asset Value per Share
     Class B
     Net Assets                                   $    651,808    $    547,438    $    408,669    $    132,153
     Shares of Beneficial interest outstanding          51,613          49,943          41,441          19,259
     Net asset value and offering price per
         Share (a)                                $      12.63    $      10.96    $       9.86    $       6.86

Net Asset Value per Share
     Class C
     Net Assets                                   $  2,739,686    $  2,051,179    $  1,213,847    $    515,966
     Shares of Beneficial interest outstanding         216,958         186,735         122,743          75,341
     Net asset value and offering price per
         Share (a)                                $      12.63    $      10.98    $       9.89    $       6.85

                                                                                   U.S.
                                                  Investment                    Government
                                                   Quality         Municipal      Money
                                                     Bond            Bond         Market
                                                   Portfolio       Portfolio     Portfolio
                                                  ------------    -----------   -----------

Assets:
Investments, (including repurchase
Repurchase agreements, at cost
Agreements of $0, $0, $2,507,000, $0, $0,
$0, $0, respectively; note 1f), at value cost -
($67,118,040; $48,770,651; $33,804,446;
$19,679,066; $30,380,853; $12,619,231;
and $36,507,520, respectively; note 1a)           $ 31,963,667    $12,894,478   $36,507,520
Cash                                                   495,771        511,367            --
Interest and dividends receivable                      391,003        115,263            --
Receivable for capital shares issued                   849,113             --     2,410,198
Receivable from brokers for investments sold                --         80,000            --
Prepaid expenses and other assets                       50,788         16,869       133,465
     Total Assets                                   33,750,342     13,617,977    39,051,183

Liabilities:
Payable to Manager                                      15,037          3,642        14,734
Payable for investments purchased                           --      3,101,720            --
Payable for shares of beneficial
     interest redeemed                                  22,214              1        27,220
Administration fee payable                                  --             --            --
Other payables and accrued expenses                     10,272         12,993        61,428
Cash Overdraft                                              --             --        27,668
     Total Liabilities                                  47,523      3,118,356       131,050

Net Assets:
Shares of beneficial interest at par value              31,480          9,875       171,510
Paid-in-surplus                                     31,837,160     10,210,846    38,746,728
Accumulated undistributed net investment
     income (loss)                                     (41,490)         1,896         1,895
Accumulated net realized gains (losses)
     on investments                                    292,855          1,757            --
Net unrealized appreciation (depreciation)
     on investments                                  1,582,814        275,247            --
     Total Net Assets                             $ 33,702,819    $10,499,621   $38,920,133

Net Asset Value per Share
     Class I
     Net Assets                                   $ 30,847,032    $ 9,681,205   $37,480,716
     Shares of Beneficial interest outstanding       2,881,201        910,669    37,581,717
     Net asset value and offering price per
         Share                                    $      10.71    $     10.63   $      1.00

Net Asset Value per Share
     Class B
     Net Assets                                   $    453,038    $    23,918   $    97,028
     Shares of Beneficial interest outstanding          42,337          2,250        97,385
     Net asset value and offering price per
         Share (a)                                $      10.70    $     10.63   $      1.00

Net Asset Value per Share
     Class C
     Net Assets                                   $  2,402,749    $   794,498   $ 1,342,389
     Shares of Beneficial interest outstanding         224,366         74,533     1,344,827
     Net asset value and offering price per
         Share (a)                                $      10.71    $     10.66   $      1.00

----------
(a) Redemption price per Class B and Class C share varies based on length of time shares are held.

See accompanying notes to financial statements.

Year Ended August 31, 2002
--------------------------------------------------------------------------------
STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                                                Large            Large
                                            Capitalization   Capitalization       Small         International
                                                Value            Growth       Capitalization        Equity
                                              Portfolio         Portfolio        Portfolio         Portfolio
                                             ------------      ------------      -----------      -----------
Investment Income:
 Interest income                             $     41,462      $     16,841      $     9,006      $        --
 Dividend income (a)                            1,308,392           524,895          478,994          280,714
                                             ------------      ------------      -----------      -----------

 Total Investment Income                        1,349,854           541,736          488,000          280,714
                                             ------------      ------------      -----------      -----------

Operating Expenses:
Management fees (notes 2a, 2e)                    517,921           418,211          273,479          139,073
Administration fees (note 2c)                     108,677            92,685           58,532           26,499
Distribution & service fees (note 2d)
        Class B                                     9,701             7,962            4,498            1,984
        Class C                                    35,526            30,331           14,501            7,038
Custodian fees (note 2a)                           81,745            55,725           53,992           65,760
Professional fees                                  61,219            49,821           26,740           11,498
Trustees' fees                                     20,841            14,656            9,215            2,844
Transfer agent fees                               360,238           293,853          204,890          100,425
Registration and filing fees                       54,829            61,731           33,791           34,650
Other                                              22,892            14,320            7,075            5,750
                                             ------------      ------------      -----------      -----------
Total operating expenses                        1,273,589         1,039,295          686,713          395,521
        Less: Management fees waived
           and/or expenses assumed
           (note 2a)                              (99,232)          (76,305)         (74,548)         (56,393)
           Expense offset
           arrangement (note 2a)                   (1,527)          (22,911)          (2,408)         (35,080)
                                             ------------      ------------      -----------      -----------

Net Operating Expenses                          1,172,830           940,079          609,757          304,048
                                             ------------      ------------      -----------      -----------

Net Investment Income (Loss)                      177,024          (398,343)        (121,757)         (23,334)
                                             ------------      ------------      -----------      -----------

Realized / Unrealized Gains (Losses)
        From Investments and Futures:
Net realized gains (losses) on
        securities                            (13,729,678)      (18,041,622)       2,036,360       (3,348,650)
Net change in unrealized appreciation
        (depreciation) on investments          (8,627,992)        2,226,204       (2,078,696)        (667,373)
                                             ------------      ------------      -----------      -----------
Net realized/unrealized gains (losses)
        from investments and futures          (22,357,670)      (15,815,418)         (42,336)      (4,016,023)
                                             ------------      ------------      -----------      -----------
 Net increase (decrease) in
        assets resulting from operations     $(22,180,646)     $(16,213,761)     $  (164,093)     $(4,039,357)
                                             ============      ============      ===========      ===========

                                                                               U.S.
                                              Investment                    Government
                                              Quality         Municipal       Money
                                                Bond            Bond          Market
                                              Portfolio       Portfolio      Portfolio
                                             -----------      ---------      ---------
Investment Income:
 Interest income                             $ 1,902,254      $ 416,154      $ 846,490
 Dividend income (a)                                  --             --             --
                                             -----------      ---------      ---------

 Total Investment Income                       1,902,254        416,154        846,490
                                             -----------      ---------      ---------

Operating Expenses:
Management fees (notes 2a, 2e)                   175,475         43,913        168,076
Administration fees (note 2c)                     41,177          9,967         43,616
Distribution & service fees (note 2d)
        Class B                                    3,837            264          1,132
        Class C                                   18,208          3,788         13,098
Custodian fees (note 2a)                          45,759         65,898         64,754
Professional fees                                 21,230          2,128         24,002
Trustees' fees                                     9,597             --          8,911
Transfer agent fees                              135,652         32,907        163,655
Registration and filing fees                      35,702         35,100         41,029
Other                                              1,718          1,306          6,086
                                             -----------      ---------      ---------
Total operating expenses                         488,355        195,271        534,359
        Less: Management fees waived
           and/or expenses assumed
           (note 2a)                             (24,402)       (88,883)      (105,549)
           Expense offset
           arrangement (note 2a)                 (45,759)          (721)        (1,176)
                                             -----------      ---------      ---------

Net Operating Expenses                           418,194        105,667        427,634
                                             -----------      ---------      ---------

Net Investment Income (Loss)                   1,484,060        310,487        418,856
                                             -----------      ---------      ---------

Realized / Unrealized Gains (Losses)
        From Investments and Futures:
 Net realized gains (losses) on
         securities                              701,059         87,268         16,451
Net change in unrealized appreciation
        (depreciation) on investments            432,217       (129,660)            --
                                             -----------      ---------      ---------
Net realized/unrealized gains (losses)
        from investments and futures           1,133,276        (42,392)        16,451
                                             -----------      ---------      ---------
 Net increase (decrease) in
        assets resulting from operations     $ 2,617,336      $ 268,095      $ 435,307
                                             ===========      =========      =========

(a) Net foreign withholding taxes of $6,253, $2,097, $0 and $35,300 for Large Capitalization Value, Large Capitalization Growth, Small Capitalization and International Equity, respectively.

See accompanying notes to financial statements.

Year Ended August 31, 2002
--------------------------------------------------------------------------------
STATEMENTS OF CHANGES IN NET ASSETS
--------------------------------------------------------------------------------

                                                              Large Capitalization Value          Large Capitalization Growth
                                                                      Portfolio                            Portfolio
                                                            ------------------------------      -------------------------------


                                                             Year ended        Year ended        Year ended        Year ended
                                                           August 31, 2002   August 31, 2001  August 31, 2002    August 31, 2001
                                                            ------------      ------------      ------------      -------------

 Operations:
              Net investment income (loss)                  $    177,024      $    244,455      $   (398,343)     $    (618,441)
              Net realized gain (loss) on investments        (13,729,678)        6,682,983       (18,041,622)        (1,949,604)
              Net change in unrealized appreciation
              (depreciation) from investments                 (8,627,992)         (967,184)        2,226,204        (69,705,197)
                                                            ------------      ------------      ------------      -------------

              Net increase (decrease) in net assets
                  resulting from operations                  (22,180,646)        5,960,254       (16,213,761)       (72,273,242)
                                                            ------------      ------------      ------------      -------------

 Dividends and Distributions to
 Shareholders
            Net Investment income
                 Class I                                        (199,995)         (464,549)               --                 --
                 Class B                                              --            (8,907)               --                 --
                 Class C                                              --           (23,070)               --                 --
           Net realized gain
                 Class I                                      (7,185,156)       (1,882,532)         (182,110)       (13,255,670)
                 Class B                                        (106,304)          (36,095)           (2,793)          (290,194)
                 Class C                                        (343,333)          (93,487)           (9,463)          (704,533)
                                                            ------------      ------------      ------------      -------------
             Total dividends and distributions
                  to shareholders                             (7,834,788)       (2,508,640)         (194,366)       (14,250,397)
                                                            ------------      ------------      ------------      -------------

Share Transactions of
Beneficial Interest
             Net proceeds from shares sold
                 Class I                                      57,413,483        24,645,554        14,846,582         37,092,937
                 Class B                                         397,905           254,647           195,776            326,448
                 Class C                                       1,679,790           863,882           959,942          1,434,327
            Reinvestment of dividends and distributions
                 Class I                                       7,325,645         2,322,720           180,547         13,092,068
                 Class B                                         103,460            44,115             2,692            283,386
                 Class C                                         343,830           114,364             9,103            675,278
            Cost of shares redeemed
                 Class I                                     (55,280,339)      (29,197,422)      (25,483,114)       (41,956,878)
                 Class B                                        (671,719)         (448,506)         (602,208)          (581,590)
                 Class C                                      (1,472,266)       (1,095,176)       (1,640,095)        (1,485,063)
                                                            ------------      ------------      ------------      -------------
           Net increase (decrease) in net assets from
           share transactions of beneficial interest           9,839,789        (2,495,822)      (11,530,775)         8,880,913
                                                            ------------      ------------      ------------      -------------

           Total increase (decrease) in net assets           (20,175,645)          955,792       (27,938,902)       (77,642,726)
Net Assets:
            Beginning of period                               81,261,046        80,305,254        74,775,059        152,417,785
            End of period (including undistributed
            (overdistributed ) net investment income of
           $32,264, $1,896; $(396,447), $1,896;
           $(119,860), $1,896; $(17,253), $(2,289);
           $(17,778), $(41,490); $(2,267), $1,896;
           $(106,379), $1,895, respectively)                $ 61,085,401      $ 81,261,046      $ 46,836,157      $  74,775,059
                                                            ============      ============      ============      =============

                                                                 Small Capitalization
                                                                      Portfolio
                                                            ------------------------------


                                                             Year ended        Year ended
                                                           August 31, 2002   August 31, 2001
                                                            ------------      ------------

 Operations:
              Net investment income (loss)                  $   (121,757)     $    (85,553)
              Net realized gain (loss) on investments          2,036,360         7,056,737
              Net change in unrealized appreciation
              (depreciation) from investments                 (2,078,696)       (5,487,398)
                                                            ------------      ------------
              Net increase (decrease) in net assets
                  resulting from operations                     (164,093)        1,483,786
                                                            ------------      ------------

 Dividends and Distributions to
 Shareholders
            Net Investment income
                 Class I                                              --                --
                 Class B                                              --                --
                 Class C                                              --                --
           Net realized gain
                 Class I                                      (4,567,460)       (4,261,420)
                 Class B                                         (50,192)          (40,638)
                 Class C                                        (153,004)         (150,891)
                                                            ------------      ------------
             Total dividends and distributions
                  to shareholders                             (4,770,656)       (4,452,949)
                                                            ------------      ------------

Share Transactions of
Beneficial Interest
             Net proceeds from shares sold
                 Class I                                      61,391,404         9,226,950
                 Class B                                         164,638            57,104
                 Class C                                         638,324           245,981
            Reinvestment of dividends and distributions
                 Class I                                       4,537,722         4,227,358
                 Class B                                          49,442            40,060
                 Class C                                         152,564           150,741
            Cost of shares redeemed
                 Class I                                     (78,460,661)      (12,686,793)
                 Class B                                        (153,089)          (79,925)
                 Class C                                        (708,820)         (633,157)
                                                            ------------      ------------
           Net increase (decrease) in net assets from
           share transactions of beneficial interest         (12,388,476)          548,319
                                                            ------------      ------------

           Total increase (decrease) in net assets           (17,323,225)       (2,420,844)
Net Assets:
            Beginning of period                               47,983,023        50,403,867
            End of period (including undistributed
            (overdistributed ) net investment income of
           $32,264, $1,896; $(396,447), $1,896;
           $(119,860), $1,896; $(17,253), $(2,289);
           $(17,778), $(41,490); $(2,267), $1,896;
           $(106,379), $1,895, respectively)                $ 30,659,798      $ 47,983,023
                                                            ============      ============

See accompanying notes to financial statements.

Year Ended August 31, 2002
--------------------------------------------------------------------------------
STATEMENTS OF CHANGES IN NET ASSETS
--------------------------------------------------------------------------------

     International Equity                 Investment Quality Bond
         Portfolio                             Portfolio
--------------------------------      -------------------------------


  Year ended        Year ended         Year ended         Year ended
August 31, 2002   August 31, 2001    August 31, 2002    August 31, 2001
-------------      -------------      ------------      -------------


$     (23,334)     $    (114,613)     $  1,484,060      $   1,926,060
   (3,348,650)        (1,370,659)          701,059            357,026

     (667,373)       (12,523,385)          432,217          1,618,275
-------------      -------------      ------------      -------------

   (4,039,357)       (14,008,657)        2,617,336          3,901,361
-------------      -------------      ------------      -------------




           --                 --        (1,458,066)        (1,846,296)
           --                 --           (15,000)            (6,959)
           --                 --           (71,121)           (72,805)

           --         (2,840,645)          (67,622)                --
           --            (38,164)             (861)                --
           --           (127,101)           (3,680)                --
-------------      -------------      ------------      -------------

           --         (3,005,910)       (1,616,350)        (1,926,060)
-------------      -------------      ------------      -------------




  107,288,790        232,445,429        19,185,820        159,213,632
        8,508             83,033           183,623            225,476
      206,792          1,391,258         1,447,616            794,018

           --          2,807,083         1,445,839          1,716,609
           --             38,026            15,032              6,699
           --            126,884            73,487             70,867

 (111,999,707)      (232,979,473)      (31,170,995)      (155,537,930)
     (111,040)           (52,470)          (97,194)           (27,671)
     (430,742)        (1,476,934)       (1,191,132)          (311,859)
-------------      -------------      ------------      -------------

   (5,037,399)         2,382,836       (10,107,904)         6,149,841
-------------      -------------      ------------      -------------

   (9,076,756)       (14,631,731)       (9,106,918)         8,125,142

   23,209,561         37,841,292        42,809,737         34,684,595






$  14,132,805      $  23,209,561      $ 33,702,819      $  42,809,737
=============      =============      ============      =============


       Municipal Bond                  U.S. Government Money Market
         Portfolio                             Portfolio
--------------------------------      -------------------------------


  Year ended        Year ended        Year ended         Year ended
August 31, 2002   August 31, 2001   August 31, 2002    August 31, 2001
 ------------      ------------      -------------      -------------


 $    310,487      $    431,203      $     418,856      $   1,835,971
       87,268            36,720             16,451             31,680

     (129,660)          549,005                 --                 --
 ------------      ------------      -------------      -------------

      268,095         1,016,928            435,307          1,867,651
 ------------      ------------      -------------      -------------




     (303,320)         (423,954)          (512,484)        (1,784,987)
         (831)             (585)              (741)            (4,221)
      (10,499)           (7,165)           (13,328)           (47,340)

      (12,786)               --            (35,372)                --
          (38)               --               (163)                --
         (382)               --             (1,164)                --
 ------------      ------------      -------------      -------------

     (327,856)         (431,704)          (563,252)        (1,836,548)
 ------------      ------------      -------------      -------------




    4,847,709         7,848,104        224,028,302        164,862,688
           --            23,585            151,508             96,537
      594,511         1,567,322          1,230,033          4,972,997

      300,339           416,967            493,400          1,717,038
          808               586                864              3,950
        9,553             5,792             12,699             46,213

   (7,274,284)       (6,980,004)      (227,997,693)      (161,134,492)
      (15,886)           (2,682)          (164,005)          (106,281)
     (421,754)       (1,097,325)        (4,061,683)        (1,660,611)
 ------------      ------------      -------------      -------------

   (1,959,004)        1,782,345         (6,306,575)         8,798,039
 ------------      ------------      -------------      -------------

   (2,018,765)        2,367,569         (6,434,520)         8,829,142

   12,518,386        10,150,817         45,354,653         36,525,511





 $ 10,499,621      $ 12,518,386      $  38,920,133      $  45,354,653
 ============      ============      =============      =============

Year ended August 31, 2002
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

     The Saratoga Advantage Trust (the "Trust") was organized on April 8, 1994 as a Delaware Business Trust and is registered under the Investment Company Act of 1940, as amended, as a diversified, open-end management investment company. The Trust commenced investment operations on September 2, 1994. The Trust consists of seven portfolios: the Large Capitalization Value Portfolio; the Large Capitalization Growth Portfolio; the Small Capitalization Portfolio; the International Equity Portfolio; the Investment Quality Bond Portfolio; the Municipal Bond Portfolio and the U.S. Government Money Market Portfolio (collectively, the "Portfolios"). Saratoga Capital Management I, L L C (the "Manager") serves as the Trusts' manager. Each of the Portfolios are provided with discretionary advisory services of an Adviser identified, retained, supervised and compensated by the Manager. The following serve as Advisers (the "Advisers") to their respective portfolio(s): OpCap Advisors : Municipal Bond and Large Capitalization Value; Fox Asset Management, LLC: Investment Quality Bond; Harris Bretall Sullivan and Smith, L.L.C.: Large Capitalization Growth; Fox Asset Management, LLC: Small Capitalization; Sterling Capital Management
Co.: U.S. Government Money Market and Friend Ivory & Sime plc: International Equity. BISYS Fund Services Ohio, Inc. (the "Administrator"), who serves the Trust as administrator, is a wholly-owned subsidiary of The BISYS Group, Inc. Funds Distributor, Inc. (the "Distributor") serves as the Trust's distributor, and is a wholly-owned subsidiary of The BISYS Group, Inc. On August 19, 1994, U.S. Government Money Market issued 100,000 shares to the Manager for $100,000 to provide initial capital for the Trust.

     Currently, each Portfolio offers Class I, Class B, and Class C shares. Each class represents interest in the same assets of the applicable portfolio, and the classes are identical except for differences in their sales charge structures, ongoing service, distribution charges, and certain transfer agency expenses. In addition, Class B shares and all corresponding reinvested dividend shares automatically convert to Class I shares approximately eight years after issuance. All classes of shares have equal voting privileges except that each class has exclusive voting rights with respect to its service and/or distribution plan.

     The following is a summary of significant accounting policies consistently followed by each Portfolio:

     (a) Valuation of Investments

     Investment securities listed on a national securities exchange and securities traded in the over-the-counter National Market System are valued at the last reported sale price on the valuation date; if there are no such reported sales, the securities are valued at the last quoted bid price. Other securities traded over-the-counter and not part of the National Market System are valued at the last quoted bid price. Debt securities (other than short - term obligations) are valued each day by an independent pricing service approved by the Board of Trustees using methods which include current market quotations from a major market maker in the securities and trader-reviewed "matrix" prices. Short-term debt securities having a remaining maturity of sixty days or less are valued at amortized cost or amortized value, which approximates market value. Any securities or other assets for which market quotations are not readily available are valued at their fair value as determined in good faith under procedures established by the Board of Trustees. The ability of issuers of debt securities held by the portfolios to meet their obligations may be affected by economic or political developments in a specific state, industry or region. U.S. Government Money Market values all of its securities on the basis of amortized cost which approximates market value. Investments in countries in which International Equity may invest may involve certain considerations and risks not typically associated with domestic investments, including, but not limited to, the possibility of future political and economic developments and the level of governmental supervision and regulation of foreign securities markets.

     (b) Federal Income Tax

     It is each Portfolio's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable and tax-exempt income to shareholders. Therefore, no federal income tax provision is required.

     (c) Security Transactions and Other Income

     Security transactions are recorded on the trade date. In determining the gain or loss from the sale of securities, the cost of securities sold is determined on the basis of identified cost. Dividend income is recorded on the ex-dividend date and interest income is recorded on accrual basis. Discounts or premiums on debt securities purchased are accreted or amortized to interest income over the lives of the respective securities.

     (d) Dividends and Distributions

     The following table summarizes each Portfolio's dividend and capital gain declaration policy:

                                           Income
                                          Dividends   Capital Gains
                                         ---------------------------
          Large Capitalization Value      annually      annually
          Large Capitalization Growth     annually      annually
          Small Capitalization            annually      annually
          International Equity            annually      annually
          Investment Quality Bond          daily *      annually
          Municipal Bond                   daily *      annually
          U.S. Government Money Market     daily *      annually

              * paid monthly

     Each Portfolio records dividends and distributions to its shareholders on the ex-dividend date. The amount of dividends and distributions from net investment income and net realized gains are determined in accordance with federal income tax regulations, which may differ from accounting principles generally accepted in the United States. These "book-tax" differences are either permanent or temporary in nature. To the extent these differences are permanent in nature, such amounts are reclassified within the net asset accounts based on their federal tax-basis treatment; temporary differences do not require reclassification. To the extent dividends and distributions exceed current and accumulated earnings and profits for federal income tax purposes, they are reported as distributions of paid-in-surplus or tax return of capital.

Year ended August 31, 2002
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     (e) Allocation of Expenses

     Expenses specifically identifiable to a particular Portfolio are borne by that Portfolio. Other expenses are allocated to each Portfolio based on its net assets in relation to the total net assets of all the applicable Portfolios or another reasonable basis.

     (f) Repurchase Agreements

     The Trust, through its custodian, receives delivery of the underlying securities, the market value of which at the time of purchase is required to be in an amount at least equal to 101% of the resale price. The Manager is responsible for determining that the amount of these underlying securities is maintained at a level such that their market value is at all times equal to 101% of the resale price. In the event of default on the obligation to repurchase, the Trust has the right to liquidate the collateral and apply the proceeds toward satisfaction of the obligation.

     (g) Other

     The preparation of the financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements. Actual results could differ from those estimates.

2. MANAGEMENT FEE, ADMINISTRATION FEE AND OTHER TRANSACTIONS WITH AFFILIATES

     (a) The management fees are payable monthly by the Portfolio to the Manager and are computed daily at the following annual rates of each Portfolio's average daily net assets: .65% for Large Capitalization Value, Large Capitalization Growth and Small Capitalization; .75% for International Equity; .55% for Investment Quality Bond and Municipal Bond and .475% for U.S. Government Money Market.

     For the year ended August 31, 2002, the Manager contractually waived $99,232 for Large Capitalization Value, $76,305 for Large Capitalization Growth, $74,548 for Small Capitalization, $56,393 for International Equity, $24,402 for Investment Quality Bond, $88,883 for Municipal Bond Portfolio and $105,549 for U.S. Government Money Market Portfolio.

     The Portfolios also benefit from an expense offset arrangement with their custodian bank where uninvested cash balances earn credits that reduce monthly fees.

     (b) The Manager, not the Portfolios, pays a portion of its management fees to the Advisers at the following annual rates of each Portfolios' average daily net assets: .30% for Large Capitalization Value, Large Capitalization Growth and Small Capitalization; .40% for International Equity; .20% for Investment Quality Bond and Municipal Bond and .125% for U.S. Government Money Market.

     (c) The administration fee is accrued daily and payable monthly to the Administrator (exclusive of out of pocket administration fees).

     (d) The Portfolios have adopted a Plan of Distribution (the "Plan") pursuant to Rule 12b-1 under the 1940 Act with respect to the distribution of Class B and Class C shares of the Portfolios. The Plan provides that each Portfolio will pay the Distributor or other entities a fee, which is accrued daily and paid monthly, at the annual rate of 1.0% of the average net assets of Class B and Class C shares. Up to 0.25% of average daily net assets may be paid directly to the Manager for support services. A portion of the fee pursuant to the Plan, equal to 0.25% of the average daily net assets, is currently characterized as a service fee. A service fee is a payment made for personal service and/or the maintenance of shareholder accounts.

     (e) The Trust and the Manager have entered into an Excess Expense Agreement (the "Expense Agreement") effective January 1, 1999. In connection with the Expense Agreement, the Manager is currently waiving its management fees and/or assuming certain other operating expenses of certain Portfolios in order to maintain the expense ratios of each class of the Portfolios at or below predetermined levels (each an "Expense Cap"). The annual expense caps in effect August 31, 2002 for Class I were: 2.00% for Large Capitalization Value, Large Capitalization Growth and Small Capitalization; 2.30% for International Equity; 1.40% for Investment Quality Bond and Municipal Bond and 1.25% for U.S. Government Money Market. Under the terms of the Expense Agreement, expenses borne by the Manager are subject to reimbursement by the Portfolios up to five years from the date the fee or expense was incurred, but no reimbursement will be made by a Portfolio if it would result in the Portfolio exceeding its Expense Cap. The Expense Agreement can be terminated by either party, without penalty, upon 60 days prior notice. For the year ended August 31, 2002, no reimbursement payments were made by the Portfolios to the Manager under the terms of the Expense Agreement.

3. INVESTMENT TRANSACTIONS

     For the year ended August 31, 2002 purchases and sales of investment securities, other than short-term securities were as follows:

                                          Purchases        Sales
                                        ----------------------------
          Large Capitalization Value     $65,361,085    $63,674,096
          Large Capitalization Growth     19,732,088     32,856,307
          Small Capitalization             6,776,801     22,544,379
          International Equity             4,203,006      9,864,986
          Investment Quality Bond         14,280,593     21,342,590
          Municipal Bond                   3,865,126      5,912,235

Year ended August 31, 2002
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

At August 31, 2002, the composition of unrealized appreciation (depreciation) of investment securities were as follows:

                                Federal
                                Tax Cost      Appreciation   (Depreciation)        Net
                             --------------------------------------------------------------
Large Capitalization Value      $67,550,940    $2,791,854      $10,070,276    ($7,278,422)
Large Capitalization Growth      48,770,651     4,333,264        7,281,943     (2,948,679)
Small Capitalization             33,804,446     3,203,493        4,539,623     (1,336,130)
International Equity             19,798,960       497,015        6,423,679     (5,926,664)
Investment Quality Bond          30,380,853     1,622,648           39,834      1,582,814
Municipal Bond                   12,619,231       275,643              396        275,247

For U.S. federal income tax, the cost of securities owned at August 31, 2002 was substantially the same as the cost of securities for financial statement purposes.

4. AUTHORIZED SHARES OF BENEFICIAL INTEREST AND PAR VALUE PER SHARE

     Each Portfolio has unlimited Class I shares of beneficial interest authorized with $.01 par value per share. Transactions in capital stock for the I Class were as follows for the periods indicated:

                                             Year Ended           Year Ended
                                           August 31, 2002      August 31, 2001
                                           ---------------      ---------------
Large Capitalization Value
    Issued                                      3,503,395            1,263,017
    Redeemed                                   (3,470,790)          (1,492,689)
    Reinvested from Dividends                     428,651              121,163
                                           ---------------      ---------------
    Net Increase (Decrease) in Shares             461,256             (108,509)
                                           ---------------      ---------------

Large Capitalization Growth
    Issued                                      1,060,255            1,747,007
    Redeemed                                   (1,822,966)          (1,947,095)
    Reinvested from Dividends                      11,771              596,447
                                           ---------------      ---------------
    Net Increase (Decrease) in Shares            (750,940)             396,359
                                           ---------------      ---------------

Small Capitalization
    Issued                                      5,505,610              778,010
    Redeemed                                   (6,943,376)          (1,073,977)
    Reinvested from Dividends                     426,478              396,246
                                           ---------------      ---------------
    Net Increase (Decrease) in Shares          (1,011,288)             100,279
                                           ---------------      ---------------

International Equity
    Issued                                     13,712,612           22,338,847
    Redeemed                                  (14,235,838)         (22,434,886)
    Reinvested from Dividends                          --              231,597
                                           ---------------      ---------------
    Net Increase (Decrease) in Shares            (523,226)             135,558
                                           ---------------      ---------------

Investment Quality Bond
    Issued                                      1,828,421           15,495,063
    Redeemed                                   (2,964,793)         (15,138,851)
    Reinvested from Dividends                     138,043              168,186
                                           ---------------      ---------------
    Net Increase (Decrease) in Shares            (998,329)             524,398
                                           ---------------      ---------------

Municipal Bond
    Issued                                        460,120              750,741
    Redeemed                                     (693,543)            (668,975)
    Reinvested from Dividends                      28,734               40,362
                                           ---------------      ---------------
    Net Increase (Decrease) in Shares            (204,689)             122,128
                                           ---------------      ---------------

U.S. Government Money Market
    Issued                                    224,028,302          164,862,687
    Redeemed                                 (227,997,693)        (161,134,490)
    Reinvested from Dividends                     493,400            1,717,038
                                           ---------------      ---------------
    Net Increase (Decrease) in Shares          (3,475,991)           5,445,235
                                           ---------------      ---------------

Year ended August 31, 2002
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Each Portfolio has unlimited Class B and Class C shares of beneficial interest authorized with $.01 par value per share. Transactions in capital stock for the Class B and Class C shares were as follows for the period indicated:

                                                       Class B                             Class C

                                             Year Ended        Year Ended        Year Ended        Year Ended
                                           August 31, 2002   August 31, 2001   August 31, 2002   August 31, 2001
                                           ---------------------------------   ---------------------------------
Large Capitalization Value
    Issued                                         24,322            13,310           105,322            44,868
    Redeemed                                      (41,707)          (22,973)          (95,839)          (56,116)
    Reinvested from Dividends                       6,195             2,340            20,581             6,060
                                           --------------------------------    --------------------------------
    Net Increase (Decrease) in Shares             (11,190)           (7,323)           30,064            (5,188)
                                           --------------------------------    --------------------------------

Large Capitalization Growth
    Issued                                         14,698            14,143            73,362            65,700
    Redeemed                                      (42,396)          (34,815)         (125,129)          (71,589)
    Reinvested from Dividends                         181            13,244               610            31,452
                                           --------------------------------    --------------------------------
    Net Increase (Decrease) in Shares             (27,517)           (7,448)          (51,157)           25,563
                                           --------------------------------    --------------------------------

Small Capitalization
    Issued                                         14,623             4,832            59,297            19,387
    Redeemed                                      (13,953)           (7,039)          (62,788)          (55,302)
    Reinvested from Dividends                       4,795             3,833            14,755            14,384
                                           --------------------------------    --------------------------------
    Net Increase (Decrease) in Shares               5,465             1,626            11,264           (21,531)
                                           --------------------------------    --------------------------------

International Equity
    Issued                                          1,057             6,880            26,044           146,674
    Redeemed                                      (13,882)           (5,262)          (52,827)         (154,871)
    Reinvested from Dividends                          --             3,198                --            10,680
                                           --------------------------------    --------------------------------
    Net Increase (Decrease) in Shares             (12,825)            4,816           (26,783)            2,483
                                           --------------------------------    --------------------------------

Investment Quality Bond
    Issued                                         17,605            21,948           138,435            78,412
    Redeemed                                       (9,219)           (2,706)         (113,344)          (30,496)
    Reinvested from Dividends                       1,437               655             7,011             6,931
                                           --------------------------------    --------------------------------
    Net Increase (Decrease) in Shares               9,823            19,897            32,102            54,847
                                           --------------------------------    --------------------------------

Municipal Bond
    Issued                                             --             2,272            56,700           149,489
    Redeemed                                       (1,509)             (256)          (39,835)         (104,553)
    Reinvested from Dividends                          77                57               910               558
                                           --------------------------------    --------------------------------
    Net Increase (Decrease) in Shares              (1,432)            2,073            17,775            45,494
                                           --------------------------------    --------------------------------

U.S. Government Money Market
    Issued                                        151,508            96,537         1,230,033         4,972,997
    Redeemed                                     (164,005)         (106,281)       (4,061,683)       (1,660,611)
    Reinvested from Dividends                         864             3,950            12,699            46,213
                                           --------------------------------    --------------------------------
    Net Increase (Decrease) in Shares             (11,634)           (5,794)       (2,818,950)        3,358,599
                                           --------------------------------    --------------------------------

Year ended August 31, 2002
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

5. FEDERAL TAX INFORMATION

During the year ended August 31, 2002, as a result of permanent book to tax differences, the Portfolios incurred differences that affected undistributed net investment income (loss), accumulated net realized gain (loss) on investments and aggregate paid in capital by the amounts in the table that follows. Net assets were not affected by this reclassification.

                                               Increase           Increase
                                              (Decrease)         (Decrease)        Increase
                                             Undistributed       Accumulated      (Decrease)
                                            Net Investment      Net Realized       Paid in
                                                Income              Gain           Capital
                                           ----------------    --------------    ------------
Large Capitalization Value Portfolio           $ (7,397)         $ 88,903         $ (81,506)
Large Capitalization Growth Portfolio           398,343               (63)         (398,280)
Small Capitalization Portfolio                  121,756             3,409          (125,165)
International Equity Portfolio                   19,149                --           (19,149)
Investment Quality Bond Portfolio                16,742           (16,742)               --
Municipal Bond Portfolio                          4,163            (4,163)               --
U.S. Government Money Market Portfolio          108,274            (4,478)         (103,796)

The tax character of dividends and distributions paid during the year ended August 31, 2002 were as follows:

                                             Ordinary     Long-Term     Tax Exempt
                                              Income     Capital Gain     Income        Total
                                           -----------  -------------- ------------  ----------
Large Capitalization Value Portfolio        $2,717,336    $5,117,452      $     --   $7,834,788
Large Capitalization Growth Portfolio               --       194,366            --      194,366
Small Capitalization Portfolio               4,306,519       464,137            --    4,770,656
International Equity Portfolio                      --            --            --           --
Investment Quality Bond Portfolio            1,524,514        88,905            --    1,613,419
Municipal Bond Portfolio                            --        17,369       310,487      327,856
U.S. Government Money Market                   567,366            --            --      567,366
Portfolio

As of August 31, 2002, the components of Distributable Earnings/(Accumulated Losses) on a tax basis were as follows:

                                          Undistributed   Undistributed     Capital                       Post-October
                                            Ordinary        Long-term         Loss         Post-October     Currency
                                             Income        Capital Gain   Carryforwards      Losses          Losses
                                          -------------   -------------   -------------    ------------   ------------
Large Capitalization Value Portfolio         $    --      $         --    $         --    $(15,601,775)      $   --
Large Capitalization Growth Portfolio             --                --      (8,141,985)    (13,104,940)          --
Small Capitalization Portfolio                    --         2,039,788              --              --           --
International Equity Portfolio                    --                --      (2,295,338)     (2,304,077)          --
Investment Quality Bond Portfolio                 --           252,401              --              --           --
Municipal Bond Portfolio                          --             1,757              --              --           --
U.S. Government Money Market Portfolio            --                --              --              --           --

                                            Unrealized             Total
                                           Appreciation    Distributable Earnings
                                          (Depreciation)   (Accumulated Earnings)
                                          --------------   ----------------------
Large Capitalization Value Portfolio       $(7,278,422)        $(22,880,197)
Large Capitalization Growth Portfolio       (2,948,679)         (24,195,604)
Small Capitalization Portfolio              (1,336,130)             703,658
International Equity Portfolio              (5,926,664)         (10,526,079)
Investment Quality Bond Portfolio            1,582,814            1,835,215
Municipal Bond Portfolio                       275,247              277,004
U.S. Government Money Market Portfolio              --                   --

For Federal income tax purposes, capital loss carryforwards may be carried forward and applied against future capital gains. The Portfolios' capital loss carryforwards will expire between August 31, 2009 and August 31, 2010.

Post-October losses represent losses realized on investments and foreign currency transactions occurring after October 31, 2001 that, in accordance with Federal income tax regulations the Portfolios have elected to defer and treat as having arisen in the following fiscal year.

Year ended August 31, 2002
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

6. SUBSEQUENT EVENT (Unaudited)

On September 20, 2002, the Board of Trustees of the Saratoga Advantage Trust (the "Trust") voted to replace certain of the Trust's service providers with the following service providers:

Custodian (effective the close of business October 31, 2002):
Bank of New York
15 Broad Street
New York, NY 10286

Transfer Agent (effective the close of business January 31, 2003):
Orbitex Data Services, Inc.
4020 South 147th Street, Suite 2
Omaha, NE 68137

Distributor (effective the close of business November 22, 2002):
Orbitex Funds Distributor, Inc.
One Station Place, Suite 7S
Stanford, CT 06902

Administrator (effective the close of business November 22, 2002):
Orbitex Fund Services, Inc.
Hauppauge Corporate Center
150 Motor Parkway
Hauppauge, NY 11788

Fund Accounting (effective the close of business October 31, 2002):
Orbitex Fund Services, Inc.
Hauppauge Corporate Center
150 Motor Parkway
Hauppauge, NY 11788

--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS (For a share outstanding throughout each period)
--------------------------------------------------------------------------------

                                                           INCOME FROM                             DIVIDENDS AND
                                                      INVESTMENT OPERATIONS                        DISTRIBUTIONS
                                                      ---------------------                        -------------

                                                                                                          Distributions
                                                                      Net                                      To
                                                                   Realized                               Shareholders
                                                                      And                  Dividends to     from Net      Net
                                         Net Asset                Unrealized     Total     Shareholders     Realized     Asset
                                           Value,       Net       Gain(Loss)      from       from Net         Gains      Value,
                                         Beginning   Investment        on      Investment   Investment         on        End of
                                         of Period  Income(Loss)  Investments  Operations     Income      Investments    Period

Large Capitalization Value Portfolio (Class I)
Year Ended August 31, 2002                $19.27       $0.03        ($4.63)     ($4.60)      ($0.04)         ($1.61)     $13.02
Year Ended August 31, 2001                 18.51        0.06          1.27        1.33        (0.11)          (0.46)      19.27
Year Ended August 31, 2000                 20.59        0.12         (0.23)      (0.11)       (0.17)          (1.80)      18.51
Year Ended August 31, 1999                 18.15        0.13          3.40        3.53        (0.09)          (1.00)      20.59
Year Ended August 31, 1998                 18.57        0.14          0.07        0.21        (0.39)          (0.24)      18.15


                                                                      RATIOS
                                                                      ------




                                                    Net     Ratio of Net  Ratio of Net
                                                   Assets    Operating     Investment
                                                   End of     Expenses    Income(Loss)   Portfolio
                                          Total    Period    To Average    to Average     Turnover
                                         Return*   (000's)   Net Assets    Net Assets      Rate

Large Capitalization Value Portfolio (Class I)
Year Ended August 31, 2002               (26.20%) $57,694    1.42%   (1)  0.28%   (1)       84%
Year Ended August 31, 2001                 7.25%   76,543    1.24%   (1)  0.32%   (1)       86%
Year Ended August 31, 2000                (0.49%)  75,516    1.02%   (1)  0.68%   (1)       90%
Year Ended August 31, 1999                19.84%   78,484    1.10%   (1)  0.84%   (1)       67%
Year Ended August 31, 1998                 0.96%   42,641    1.30%   (1)  0.69%   (1)       54%

(1) During the fiscal year ended August 31, 2001 and August 31, 2000 Saratoga did not waive any of its management fees. During the fiscal years ended August 31, 2002, August 31, 1999, and August 31, 1998, Saratoga Capital Management waived a portion of its management fees. Additionally, for the periods presented above, the Portfolio benefited from an expense offset arrangement with its custodian bank. If such waivers, assumptions and expense offsets had not been in effect for the respective periods, the ratios of net operating expenses to average daily net assets and of net investment income (loss) to average daily net assets would have been 1.54% and 0.16% respectively, for the year ended August 31, 2002, 1.24% and 0.32% respectively, for the year ended August 31, 2001, 1.02% and 0.68% respectively, for the year ended August 31, 2000, 1.12% and 0.86% respectively, for the year ended August 31, 1999, and 1.39% and 0.60%, respectively for the year ended August 31, 1998.

Large Capitalization Growth Portfolio (Class I)
Year Ended August 31, 2002                $15.12      ($0.10)       ($3.60)     ($3.70)          --          ($0.04)     $11.38
Year Ended August 31, 2001                 33.61       (0.09)       (15.22)     (15.31)          --           (3.18)      15.12
Year Ended August 31, 2000                 26.98       (0.11)         8.40        8.29           --           (1.66)      33.61
Year Ended August 31, 1999                 17.83       (0.09)         9.65        9.56           --           (0.41)      26.98
Year Ended August 31, 1998                 17.87       (0.07)         0.81        0.74           --           (0.78)      17.83

Large Capitalization Growth Portfolio (Class I)
Year Ended August 31, 2002               (24.78%) $44,238    1.40%   (1)  (0.56%)  (1)      32%
Year Ended August 31, 2001               (48.49%)  70,129    1.24%   (1)  (0.56%)  (1)      36%
Year Ended August 31, 2000                31.45%  142,600    0.89%   (1)  (0.35%)  (1)      33%
Year Ended August 31, 1999                54.03%  115,586    1.02%   (1)  (0.36%)  (1)      39%
Year Ended August 31, 1998                 3.91%   66,537    1.18%   (1)  (0.34%)  (1)      45%

(1) During the fiscal years ended August 31, 2002, August 31, 2001, August 31, 2000, August 31, 1999, and August 31, 1998, Saratoga Capital Management waived a portion of its management fees. Additionally, for the periods presented above, the Portfolio benefited from an expense offset arrangement with its custodian bank. If such waivers, assumptions and expense offsets had not been in effect for the respective periods, the ratios of net operating expenses to average daily net assets and of net investment income (loss) to average daily net assets would have been 1.56% and (0.72%) respectively, for the year ended August 31, 2002, 1.30% and (0.56%) respectively, for the year ended August 31, 2001, 0.94% and (0.31%) respectively, for the year ended August 31, 2000, 1.02% and (0.36%) respectively, for the year ended August 31, 1999, and 1.25% and (0.41%), respectively for the year ended August 31, 1998.

--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS (For a share outstanding throughout each period)
--------------------------------------------------------------------------------

                                                           INCOME FROM                             DIVIDENDS AND
                                                      INVESTMENT OPERATIONS                        DISTRIBUTIONS
                                                      ---------------------                        -------------

                                                                                                          Distributions
                                                                      Net                                      To
                                                                   Realized                               Shareholders
                                                                      And                  Dividends to     from Net      Net
                                         Net Asset                Unrealized     Total     Shareholders     Realized     Asset
                                           Value,       Net       Gain(Loss)      from       from Net         Gains      Value,
                                         Beginning   Investment        on      Investment   Investment         on        End of
                                         of Period  Income(Loss)  Investments  Operations     Income      Investments    Period

Small Capitalization Portfolio (Class I)
Year Ended August 31, 2002                $12.04      ($0.04)       ($0.56)     ($0.60)          --          ($1.18)     $10.26
Year Ended August 31, 2001                 12.90       (0.01)(2)      0.30        0.29           --           (1.15)      12.04
Year Ended August 31, 2000                 10.10       (0.04)         2.96        2.92           --           (0.12)      12.90
Year Ended August 31, 1999                  9.82       (0.05)         3.02        2.97           --           (2.69)      10.10
Year Ended August 31, 1998                 15.05       (0.10)        (4.20)      (4.30)          --           (0.93)       9.82


                                                                      RATIOS
                                                                      ------




                                                    Net     Ratio of Net  Ratio of Net
                                                   Assets    Operating     Investment
                                                   End of     Expenses    Income(Loss)   Portfolio
                                          Total    Period    To Average    to Average     Turnover
                                         Return*   (000's)   Net Assets    Net Assets      Rate

Small Capitalization Portfolio (Class I)
Year Ended August 31, 2002                (5.43%) $29,037    1.40%   (1)  (0.24%)  (1)      17%
Year Ended August 31, 2001                 3.40%   46,249    1.30%   (1)  (0.15%)  (1)      96%
Year Ended August 31, 2000                29.41%   48,275    1.25%   (1)  (0.37%)  (1)      59%
Year Ended August 31, 1999                34.91%   38,225    1.21%   (1)  (0.60%)  (1)      32%
Year Ended August 31, 1998               (30.64%)  23,235    1.28%   (1)  (0.63%)  (1)      96%

(1) During the fiscal years ended August 31, 2002, August 31, 2001,August 31, 2000, August 31, 1999, and August 31, 1998, Saratoga Capital Management waived a portion of its management fees. Additionally, for the periods presented above, the Portfolio benefited from an expense offset arrangement with its custodian bank. If such waivers, assumptions and expense offsets had not been in effect for the respective periods, the ratios of net operating expenses to average daily net assets and of net investment income (loss) to average daily net assets would have been 1.59% and (0.43%) respectively, for the year ended August 31, 2002, 1.46% and (0.31%) respectively, for the year ended August 31, 2001, 1.26% and (0.33%) respectively, for the year ended August 31, 2000, 1.31% and (0.70%) respectively, for the year ended August 31, 1999,and 1.44% and 0.98%, respectively for the year ended August 31, 1998.

(2) Amount rounds to less than $0.01.

International Equity Portfolio (Class I)
Year Ended August 31, 2002                 $9.07      ($0.01)       ($1.98)     ($1.99)          --              --       $7.08
Year Ended August 31, 2001                 15.65       (0.04)        (5.29)      (5.33)          --           (1.25)       9.07
Year Ended August 31, 2000                 13.18       (0.01)         2.74        2.73        (0.08)          (0.18)      15.65
Year Ended August 31, 1999                 10.92        0.11          2.25        2.36        (0.10)             --       13.18
Year Ended August 31, 1998                 10.74        0.13          0.09        0.22        (0.04)             --       10.92

International Equity Portfolio (Class I)
Year Ended August 31, 2002               (22.20%) $13,489    1.60%   (1)  (0.06%)  (1)      24%
Year Ended August 31, 2001               (36.08%)  22,020    1.40%   (1)  (0.33%)  (1)      45%
Year Ended August 31, 2000                20.72%   35,887    1.28%   (1)  (0.08%)  (1)      45%
Year Ended August 31, 1999                21.70%   28,743    1.45%   (1)   1.00%   (1)      46%
Year Ended August 31, 1998                 2.08%   18,967    1.40%   (1)   1.14%   (1)      58%

(1) During the fiscal year ended August 31, 2000 Saratoga did not waive any of its management fees. During the fiscal years ended August 31, 2002, August 31, 2001, August 31, 1999,and August 31, 1998, Saratoga Capital Management waived a portion of its management fees. Additionally, for the periods presented above, the Portfolio benefited from an expense offset arrangement with its custodian bank. If such waivers, assumptions and expense offsets had not been in effect for the respective periods, the ratios of net operating expenses to average daily net assets and of net investment income (loss) to average daily net assets would have been 2.09% and (0.55%) respectively, for the year ended August 31, 2002, 1.67% and (0.60%) respectively, for the year ended August 31, 2001, 1.45% and 0.08% respectively, for the year ended August 31, 2000, 1.49% and 1.04% respectively, for the year ended August 31, 1999, and 1.96% and 0.59%, respectively for the year ended August 31, 1998.

--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS (For a share outstanding throughout each period)
--------------------------------------------------------------------------------

                                                           INCOME FROM                             DIVIDENDS AND
                                                      INVESTMENT OPERATIONS                        DISTRIBUTIONS
                                                      ---------------------                        -------------

                                                                                                          Distributions
                                                                      Net                                      To
                                                                   Realized                               Shareholders
                                                                      And                  Dividends to     from Net      Net
                                         Net Asset                Unrealized     Total     Shareholders     Realized     Asset
                                           Value,       Net       Gain(Loss)      from       from Net         Gains      Value,
                                         Beginning   Investment        on      Investment   Investment         on        End of
                                         of Period  Income(Loss)  Investments  Operations     Income      Investments    Period

Investment Quality Bond Portfolio (Class I)
Year Ended August 31, 2002                $10.43       $0.48         $0.33       $0.81       ($0.51)         ($0.02)     $10.71
Year Ended August 31, 2001                  9.90        0.51          0.53        1.04        (0.51)             --       10.43
Year Ended August 31, 2000                  9.88        0.54          0.02        0.56        (0.54)             --        9.90
Year Ended August 31, 1999                 10.29        0.49         (0.35)       0.14        (0.49)          (0.06)       9.88
Year Ended August 31, 1998                 10.09        0.50          0.21        0.71        (0.50)          (0.01)      10.29


                                                                      RATIOS
                                                                      ------




                                                    Net     Ratio of Net  Ratio of Net
                                                   Assets    Operating     Investment
                                                   End of     Expenses    Income(Loss)   Portfolio
                                          Total    Period    To Average    to Average     Turnover
                                         Return*   (000's)   Net Assets    Net Assets      Rate

Investment Quality Bond Portfolio (Class I)
Year Ended August 31, 2002                 8.07%  $30,847    1.24%   (1)  4.85%   (1)       46%
Year Ended August 31, 2001                10.70%   40,464    1.09%   (1)  4.92%   (1)       52%
Year Ended August 31, 2000                 5.83%   33,199    1.11%   (1)  5.47%   (1)       52%
Year Ended August 31, 1999                 1.33%   41,070    1.05%   (1)  4.85%   (1)       62%
Year Ended August 31, 1998                 7.21%   35,724    1.19%   (1)  4.86%   (1)       44%

(1) During the fiscal year ended August 31, 2001 and August 31, 2000 Saratoga did not waive any of its management fees. During the fiscal years ended August 31, 2002, August 31, 1999, and August 31, 1998, Saratoga Capital Management waived a portion of its management fees. Additionally, for the periods presented above, the Portfolio benefited from an expense offset arrangement with its custodian bank. If such waivers, assumptions and expense offsets had not been in effect for the respective periods, the ratios of net operating expenses to average daily net assets and of net investment income (loss) to average daily net assets would have been 1.46% and 4.63% respectively, for the year ended August 31, 2002, 1.24% and 4.92% respectively, for the year ended August 31, 2001, 1.16% and 5.51% respectively, for the year ended August 31, 2000, 1.06% and 4.86% respectively, for the year ended August 31, 1999, and 1.37% and 4.96%, respectively for the year ended August 31, 1998.

Municipal Bond Portfolio (Class I)
Year Ended August 31, 2002                $10.65       $0.39         $0.02       $0.41       ($0.41)         ($0.02)     $10.63
Year Ended August 31, 2001                 10.09        0.42          0.56        0.98        (0.42)             --       10.65
Year Ended August 31, 2000                 10.00        0.43          0.15        0.58        (0.43)          (0.06)      10.09
Year Ended August 31, 1999                 10.72        0.42         (0.68)      (0.26)       (0.42)          (0.04)      10.00
Year Ended August 31, 1998                 10.33        0.43          0.42        0.85        (0.44)          (0.02)      10.72

Municipal Bond Portfolio (Class I)
Year Ended August 31, 2002                4.01%   $9,681    1.27%   (1)  3.95%   (1)       48%
Year Ended August 31, 2001                9.96%   11,874    1.20%   (1)  4.08%   (1)       21%
Year Ended August 31, 2000                6.08%   10,021    1.20%   (1)  4.43%   (1)       12%
Year Ended August 31, 1999               (2.55%)  11,556    1.20%   (1)  3.96%   (1)       23%
Year Ended August 31, 1998                8.42%    9,794    1.20%   (1)  4.07%   (1)       18%

(1) During the fiscal years ended August 31, 2002, August 31, 2001, August 31, 2000, August 31, 1999, and August 31, 1998, Saratoga Capital Management waived a portion of its management fees. Additionally, for the periods presented above, the Portfolio benefited from an expense offset arrangement with its custodian bank. If such waivers, assumptions and expense offsets had not been in effect for the respective periods, the ratios of net operating expenses to average daily net assets and of net investment income (loss) to average daily net assets would have been 2.40% and 2.82% respectively for the year ended August 31, 2002, 1.74% and 4.08% respectively, for the year ended August 31, 2001, 1.62% and 4.01% respectively, for the year ended August 31, 2000, 1.68% and 4.54% respectively, for the year ended August 31, 1999, and 2.15% and 3.12%, respectively for the year ended August 31, 1998.

--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS (For a share outstanding throughout each period)
--------------------------------------------------------------------------------

                                                           INCOME FROM                             DIVIDENDS AND
                                                      INVESTMENT OPERATIONS                        DISTRIBUTIONS
                                                      ---------------------                        -------------

                                                                                                          Distributions
                                                                      Net                                      To
                                                                   Realized                               Shareholders
                                                                      And                  Dividends to     from Net      Net
                                         Net Asset                Unrealized     Total     Shareholders     Realized     Asset
                                           Value,       Net       Gain(Loss)      from       from Net         Gains      Value,
                                         Beginning   Investment        on      Investment   Investment         on        End of
                                         of Period  Income(Loss)  Investments  Operations     Income      Investments    Period

U.S. Government Money Market Portfolio (Class I)
Year Ended August 31, 2002                 $1.00       $0.01            --       $0.01       ($0.01)             --       $1.00
Year Ended August 31, 2001                  1.00        0.04            --        0.04        (0.04)             --        1.00
Year Ended August 31, 2000                  1.00        0.05            --        0.05        (0.05)             --        1.00
Year Ended August 31, 1999                  1.00        0.04            --        0.04        (0.04)             --        1.00
Year Ended August 31, 1998                  1.00        0.05            --        0.05        (0.05)             --        1.00


                                                                      RATIOS
                                                                      ------




                                                    Net     Ratio of Net  Ratio of Net
                                                   Assets    Operating     Investment
                                                   End of     Expenses    Income(Loss)   Portfolio
                                          Total    Period    To Average    to Average     Turnover
                                         Return*   (000's)   Net Assets    Net Assets      Rate

U.S. Government Money Market Portfolio (Class I)
Year Ended August 31, 2002                 1.61%  $37,481    1.17%   (1)  1.21%   (1)       N/A
Year Ended August 31, 2001                 4.52%   41,081    1.06%   (1)  4.40%   (1)       N/A
Year Ended August 31, 2000                 4.96%   35,605    1.04%   (1)  4.82%   (1)       N/A
Year Ended August 31, 1999                 4.11%   48,358    1.00%   (1)  4.02%   (1)       N/A
Year Ended August 31, 1998                 4.59%   38,492    1.12%   (1)  4.41%   (1)       N/A

(1) During the fiscal year ended August 31, 2000 Saratoga did not waive any of its management fees. During the fiscal years ended August 31, 2002, August 31, 2001, August 31, 1999, and August 31, 1998, Saratoga Capital Management waived a portion of its management fees. Additionally, for the periods presented above, the Portfolio benefited from an expense offset arrangement with its custodian bank. If such waivers, assumptions and expense offsets had not been in effect for the respective periods, the ratios of net operating expenses to average daily net assets and of net investment income (loss) to average daily net assets would have been 1.48% and .90% respectively, for the year ended August 31, 2002, 1.07% and 4.40% respectively, for the year ended August 31, 2001, 1.04% and 4.82% respectively, for the year ended August 31, 2000, 1.02% and 4.04% respectively, for the year ended August 31, 1999, and 1.30% and 4.24%, respectively for the year ended August 31, 1998.


--------------------------------------------------------------------------------


* Assumes reinvestment of all dividends and distributions. Aggregate (not annualized) total return is shown for any period shorter than one year. Total Return does not reflect the deduction of taxes that a shareholder would pay on Fund distributions or on the redemption of Fund shares.

                         REPORT OF INDEPENDENT AUDITORS


To the Shareholders and Board of Trustees of The Saratoga Advantage Trust:

We have audited the accompanying statements of assets and liabilities, including the schedules of investments, of The Saratoga Advantage Trust ("The Trust") (comprising, respectively, the Large Capitalization Value, Large Capitalization Growth, Small Capitalization, International Equity, Investment Quality Bond, Municipal Bond and U.S. Government Money Market Portfolios) as of August 31, 2002, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for the years indicated therein. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of August 31, 2002, by correspondence with the custodian and others. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the respective portfolios constituting The Saratoga Advantage Trust at August 31, 2002, and the results of their operations for the year then ended, and the changes in their net assets for each of the two years in the period then ended and the financial highlights for the indicated years, in conformity with accounting principles generally accepted in the United States.


                                                           ERNST & YOUNG LLP

New York, New York
October 9, 2002

--------------------------------------------------------------------------------
TAX INFORMATION (UNAUDITED)
--------------------------------------------------------------------------------


We are required by subchapter M of the Internal Revenue Code of 1986, as amended to advise you within 60 days of each portfolio's fiscal year end (August 31, 2002) as to the federal tax status of distributions received by shareholders during such fiscal year. Accordingly, we are advising you that the following distributions paid during the fiscal year by the Portfolios were derived from the following sources:





                                                                             Long-Term       Dividend*
                                                      Tax                  Capital Gains     Received
                                                     Exempt                 (20% Rate)       Deduction
                                            ---------------------------------------------------------------
Large Capitalization Value Portfolio                                         5,117,452        44.45%
Large Capitalization Growth Portfolio                                          194,366          0%
Small Capitalization Portfolio                                                 464,137        9.98%
International Equity Portfolio
Investment Quality Bond Portfolio                                               88,905
Municipal Bond Portfolio**                           310,487                    17,369
U.S. Government Money Market Portfolio




* Percentage of ordinary income dividends qualifying for the dividends received deduction available to corporate shareholders.

**       The Portfolio's net investment income is tax exempt.

Since each Portfolio's fiscal year is not the calendar year, another notification will be sent with respect to the calendar year 2002. Such notification, which will reflect the amount to be used by calendar year taxpayers on their federal income tax returns, will be made in conjunction with Form 1099 DIV and will be mailed in January 2003. Shareholders are advised to consult their own tax advisers with respect to the tax consequences of their investment in each of the Portfolios.

SARATOGA ADVANTAGE TRUST

Supplemental Information (unaudited)

Board of Trustees & Officers

The Trust is governed by a Board of Trustees which oversees the Portfolios' operations. Officers are appointed by the Trustees and serve at the pleasure of the Board. The table below shows, for each Trustee and Officer, his or her name, address, and age, the position held with the Trust, the length of time served as Trustee and Officer of the Trust, the Trustee's or Officer's principal occupations during the last five years, the number of portfolios in the Saratoga Family of Funds overseen by the Trustee or Officer, and other directorships held by the Trustee or Officer.

The Trust's Statement of Additional Information contains additional information about the Directors and Officers and is available without charge, upon request, by calling 1-800-807-FUND (3863).

Interested Trustees

------------------------------------------------------------------------------------------------------------------------------------
                        Position(s)       Term /                                        Number of
                         Held with      Length of     Principal Occupation(s)   Portfolios in Fund Complex     Other Directorships
Name, Age and Address      Trust       Time Served      During Past 5 Years        Overseen by Trustee           Held by Trustee
------------------------------------------------------------------------------------------------------------------------------------
Bruce E.               President,      Since 1994    Chairman, President and     7 Portfolios                    None
Ventimiglia, 47        CEO, and                      Chief Executive Officer
1101 Stewart Avenue,   Chairman of                   of Saratoga Capital
Suite 207              the Board of                  Management I, LLC
Garden City, NY 11530  Trustees *
------------------------------------------------------------------------------------------------------------------------------------


Independent Trustees

------------------------------------------------------------------------------------------------------------------------------------
Name, Age and Address   Position(s)       Term /                                        Number of
                         Held with      Length of     Principal Occupation(s)   Portfolios in Fund Complex     Other Directorships
                           Trust       Time Served      During Past 5 Years        Overseen by Trustee           Held by Trustee
------------------------------------------------------------------------------------------------------------------------------------
Patrick H.             Trustee         Since 1994    Partner with the law firm   7 Portfolios                    None
McCollough, 60                                       of Kelly Cawthorne
101 S. Washington
Square, 9th Floor
Lansing, MI 48933
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Udo Koopmann, 61       Trustee         Since 1997    Retired                     7 Portfolios                    None
11500 Governor's
Drive
Chapel Hill, NC 27514

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Floyd E. Seal, 53      Trustee         Since 1997    Chief Executive Officer     7 Portfolios                    None
7565 Industrial Court                                and 50% owner of
Alpharetta, GA 30004                                 TARAHILL, INC., d.b.a.
                                                     Pet Goods Manufacturing &
                                                     Imports, Alpharetta, GA;
                                                     Partner of S&W
                                                     Management, Gwinnet, GA
------------------------------------------------------------------------------------------------------------------------------------

Officers

------------------------------------------------------------------------------------------------------------------------------------
Name, Age and Address   Position(s)       Term /                                        Number of
                         Held with      Length of     Principal Occupation(s)   Portfolios in Fund Complex     Other Directorships
                           Trust       Time Served      During Past 5 Years        Overseen by Officer           Held by Officer
------------------------------------------------------------------------------------------------------------------------------------
Stephen Ventimiglia,   Vice            Since 1994    Vice Chairman and Chief     7 Portfolios                    None
46                     President And                 Investment Officer of
1101 Stewart           Secretary *                   Saratoga Capital
Avenue, Suite 207                                    Management I, LLC
Garden City, NY 11530
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
William P. Marra, 51   Treasurer and   Since 1997    Chief Financial Officer     7 Portfolios                    None
1101 Stewart Avenue,   Chief                         of Saratoga Capital
Suite 207 Garden       Financial                     Management I, LLC
City, NY 11530         Officer
------------------------------------------------------------------------------------------------------------------------------------

* Bruce E. Ventimiglia and Stephen Ventimiglia are brothers.